                     As filed with the Securities and Exchange Commission on December 23, 2003
                                                                                                     No.

========================================================================================================================
                                                     UNITED STATES
                                          SECURITIES AND EXCHANGE COMMISSION
                                                 Washington, D.C. 20549
                                                   __________________
                                                       FORM S-4
                                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                                  __________________
                                              O'SULLIVAN INDUSTRIES, INC.
                                (Exact name of registrant as specified in its charter)
                Delaware                                  2511                                 43-0923022
    (State or other jurisdiction of           (Primary Standard Industrial        (I.R.S. Employer Identification No.)
     incorporation or organization)            Classification Code Number)
                                                   1900 Gulf Street
                                                 Lamar, Missouri 64759
                                                    (417) 682-3322
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                  (additional registrants listed on succeeding pages)
                                                  __________________
                                           c/o Rowland H. Geddie, III, Esq.
                                                   1900 Gulf Street
                                                 Lamar, Missouri 64759
                                                    (417) 682-3322
         (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                                  __________________
                                                      Copies to:
                                                 Joshua N. Korff, Esq.
                                                 Kirkland & Ellis LLP
                                                   Citigroup Center
                                                 153 East 53rd Street
                                             New York, New York 10022-4675
                                                    (212) 446-4800

Approximate  date of commencement of proposed sale of the securities to the public:  The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities
Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                            CALCULATION OF REGISTRATION FEE
========================================= ======================================= ======================================
   Title of Each Class of Securities            Proposed Maximum Aggregate
            to be Registered                        Offering Price (1)                 Amount of Registration Fee
----------------------------------------- --------------------------------------- --------------------------------------
10.63% Senior Secured Notes due 2008                   $100,000,000                              $8,090
----------------------------------------- --------------------------------------- --------------------------------------
----------------------------------------- --------------------------------------- --------------------------------------
Guarantees (2)                                             N/A                                     N/A
========================================= ======================================= ======================================

(1) Estimated  solely for the purpose of calculating the  registration fee pursuant to Rule 457(o) under the Securities
Act of 1933, as amended.

(2) No separate  consideration  will be received for the guarantees,  and no separate fee is payable,  pursuant to Rule
457(n) under the Securities Act of 1933, as amended.

     The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.

========================================================================================================================

                                         O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                                (Exact name of registrant as specified in its charter)
                Delaware                                  2511                                 43-1659062
    (State or other jurisdiction of           (Primary Standard Industrial        (I.R.S. Employer Identification No.)
             incorporation                     Classification Code Number)
            or organization)
                                        O'SULLIVAN INDUSTRIES - VIRGINIA, INC.
                                (Exact name of registrant as specified in its charter)
                Virginia                                  2511                                 75-2214237
    (State or other jurisdiction of           (Primary Standard Industrial        (I.R.S. Employer Identification No.)
             incorporation                     Classification Code Number)
            or organization)
                                       O'SULLIVAN FURNITURE FACTORY OUTLET, INC.
                                (Exact name of registrant as specified in its charter)
                Missouri                                  5712                                 01-0641018
    (State or other jurisdiction of           (Primary Standard Industrial        (I.R.S. Employer Identification No.)
             incorporation                     Classification Code Number)
            or organization)

   The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  +SUBJECT TO COMPLETION DATED DECEMBER   23, 2003
                                          PROSPECTUS                    , 2003
                                                    $100,000,000
                                             O'SULLIVAN INDUSTRIES, INC.
                                                 Exchange Offer for
                                        10.63% Senior Secured Notes due 2008
                                                   ______________

Material Terms of Exchange Offer:

o........The terms of the notes to be issued in the exchange offer are substantially identical to the currently outstanding notes, or old notes, except that the transfer restrictions and registration rights relating to the old notes will not apply to the exchange notes.

o        The exchange notes are guaranteed by our parent company O'Sullivan Industries Holdings, Inc. and by our existing and future domestic restricted subsidiaries on a senior basis.

o        There is no existing public market for the old notes or the exchange notes.  However, you may trade the old notes and the exchange notes in the PORTAL market.

o        This exchange offers expires at 5:00 p.m., New York City time on             , 2004, unless we extend
     this date.

o        The exchange of the old notes for the exchange notes will not be a taxable event for United States federal income tax purposes.

o        We will not receive any proceeds from the exchange offer.

         For a discussion of certain factors that you should consider before participating in this exchange offer, see "Risk Factors" beginning on page 12 of this prospectus.
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
----------------------------------------------------------------------------------------------------------------------

                                                 TABLE OF CONTENTS

    SELECTED HISTORICAL CONSOLIDATED                          34
      FINANCIAL AND OTHER DATA..............................
    MANAGEMENT'S DISCUSSION AND                               36
      ANALYSIS  OF  FINANCIAL  CONDITION  AND  RESULTS OF
    OPERATIONS..............................................
    BUSINESS................................................  51
    MANAGEMENT..............................................  59
    SECURITY OWNERSHIP AND CERTAIN                            65
      BENEFICIAL OWNERS.....................................
                                                            Page
    CERTAIN RELATIONSHIPS AND RELATED                         66
      TRANSACTIONS..........................................
    DESCRIPTION OF SENIOR SECURED                             68
      REVOLVING CREDIT FACILITY.............................
    DESCRIPTION OF OTHER                                      70
      INDEBTEDNESS..........................................
    DESCRIPTION OF EXCHANGE NOTES...........................  71
    CERTAIN UNITED STATES FEDERAL                            131
      INCOME TAX CONSIDERATIONS.............................

                                            FORWARD-LOOKING STATEMENTS

         This prospectus includes forward-looking statements within the meaning of the Private Securities
Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. The statements contained in this prospectus that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

         We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan,"
"predict," "project," "will" and similar terms and phrases, including references to assumptions, in this prospectus to identify forward-looking statements. These forward-looking statements are made based on our management's expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

o        changes from anticipated levels of sales, whether due to future national or regional economic and competitive conditions, including new domestic or foreign entrants into the industry, customer acceptance of existing and new products, terrorist attacks or otherwise, as we are experiencing now;

o        loss of liquidity due to the arbitration panel's opinion in RadioShack Corporation v. O'Sullivan
         Industries Holdings, Inc.;

o        significant indebtedness that may limit our financial and operational flexibility;

o        raw material cost increases, particularly in particleboard and fiberboard, as occurred in 1994 and 1995 and to a lesser extent in fiscal 2000;

o        pricing pressures due to excess capacity in the ready to assemble, or RTA, furniture industry, as is occurring again now, or customer demand in excess of our ability to supply product;

o        transportation cost increases, due to higher fuel costs or otherwise;

o        loss of or reduced sales to significant customers as a result of bankruptcy, liquidation, merger, acquisition or any other reason, as occurred with the liquidation of Montgomery Ward in fiscal 2001, the liquidation of Ames in fiscal 2003 and with the reorganization of Kmart beginning in fiscal 2002;

o        actions of current or new competitors, foreign or domestic, that increase competition with our products or prices;

o        the consolidation of manufacturers in the RTA furniture industry;

o        increased advertising costs associated with promotional efforts;

o        increased interest rates;

o        pending or new litigation or governmental regulations;

o        other uncertainties which are difficult to predict or beyond our control; and

o        the risk that we incorrectly analyze these risks and forces, or that the strategies we develop to address them could be unsuccessful.

         All of our forward-looking statements should be considered in light of these factors. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events or otherwise.

                                             INDUSTRY AND MARKET DATA

         Industry and market data used throughout this prospectus were obtained through surveys and studies conducted by third parties, industry and general publications and internal company research. We have not independently verified market and industry data from third-party sources, including HomeWorld Business, the
Business and Institutional Furniture Manufacturers Association, the American Furniture Manufacturers Association,
Equifax Direct Marketing Solutions, Peachtree Consulting Group and Resource Informational Systems, Inc. While we
believe internal company estimates are reasonable and market definitions are appropriate, neither such estimates nor these definitions have been verified by any independent sources and we do not make any representations as to the accuracy of such estimates.

                                                PROSPECTUS SUMMARY

         References to the words "O'Sullivan," "we," "our," and "us" refer to O'Sullivan Industries, Inc. and its subsidiaries. References to "O'Sullivan Holdings" refer to O'Sullivan Industries Holdings, Inc., our parent holding company. References to "O'Sullivan Industries" refer to O'Sullivan Industries, Inc. References to
"O'Sullivan Industries - Virginia" refer to O'Sullivan Industries - Virginia, Inc. The following summary highlights selected information from this prospectus and does not contain all of the information that is important to you. This prospectus includes specific terms of the exchange notes we are offering as well as information regarding our business and detailed financial data. For a more complete understanding of this offering, we encourage you to read this prospectus in its entirety.

                                                    Our Company

         We are a leading designer, manufacturer and distributor of ready-to-assemble, or RTA, furniture products in the United States, with over 45 years of experience. Our products provide the consumer with high quality, value and easy-to-assemble furniture and comprise a broad range of product offerings, including desks, computer workcenters, entertainment centers, television and audio stands, bookcases, storage units and cabinets. In calendar year 2002, we were the second-largest manufacturer of RTA furniture in the United States, and our estimated share of RTA furniture sales was approximately 17%. Approximately 90% of our sales are for products offered at price points between $19 and $300, covering the majority of price points in the RTA furniture market.
For the fiscal year ended June 30, 2003, we had net sales of $289.2 million and operating income of
$26.7 million.  For the quarter ended September 30, 2003, our net sales were $71.5 million and our operating income was $4.0 million.

         We distribute our products primarily through multi-store retail chains, including office superstores, discount mass merchants, home centers and consumer electronic superstores. Our largest retail customers include
OfficeMax, Office Depot, Wal-Mart, Lowe's and Staples. We service our customers from two modern manufacturing and distribution facilities totaling approximately 1.8 million square feet, located in Lamar, Missouri and South
Boston, Virginia. Our manufacturing facilities are equipped with highly automated manufacturing processes which enhance our efficiency and flexibility. Our production capabilities enable us to optimally serve our customers and profitably pursue the most attractive categories of the RTA furniture market.

                                                 Industry Overview

         The RTA furniture industry is a segment of the broader residential wood furniture industry with retail sales of approximately $15 billion per year. In 2002, RTA furniture retail sales totaled approximately $3.3 billion. RTA furniture encompasses a broad range of furniture products including desks, computer workcenters, entertainment centers, television and audio stands, bookcases, cabinets and living room and bedroom furniture.
RTA furniture is sold through a broad array of distribution channels, including discount mass merchants, office superstores, consumer electronic superstores, home centers, and national department stores. The majority of RTA furniture sales are made through discount mass merchants such as Wal-Mart, Target and Kmart and office superstores such as Office Depot, OfficeMax and Staples. Although a large number of companies manufacture RTA furniture, the RTA furniture industry is relatively concentrated with the top five North American RTA furniture manufacturers accounting for an estimated 70% of the United States RTA furniture retail sales in 2002.

         The RTA furniture industry experienced significant growth in the mid to late 1990s. According to
HomeWorld Business, the compounded annual growth rate of RTA furniture retail sales from 1995 to 2000 was approximately 8%. Since 2000, the RTA furniture industry has declined in line with the broader furniture market, largely as a result of the closure of several significant retailers, a reduction in the demand for home office furniture due to a slowdown in demand for personal computers and increased competition from imported products. In response to these industry challenges, we have recently expanded into new furniture categories, such as home storage and organization. The home storage and organization market includes product offerings such as closet shelving systems, garage storage and workshop storage. Annual retail sales for the home storage and organization market were estimated at approximately $5 billion for calendar 2000. We have also increased our presence in the commercial office furniture industry. The commercial office furniture market includes furniture used in commercial offices such as panel and modular systems, seating, storage units, files, tables and desks in wood and other materials, such as steel and glass. The commercial office furniture market is significantly larger than the
RTA furniture market with wholesale sales estimated at approximately $9 billion in calendar 2002.

                                               Competitive Strengths

         We believe that we benefit from the following competitive strengths:

         Leader in RTA Furniture Market.  We are the second-largest RTA furniture manufacturer in the United
States, a position that we have held for the last three years. In calendar year 2002, our estimated share of the
RTA furniture market was approximately 17%. Our experience in the design and manufacturing of innovative and high quality RTA furniture helps us to maintain a leading position in the markets we serve. Additionally, our size and ability to offer our products across the country enable us to satisfy the substantial national purchasing requirements of the largest retailers in the United States.

         Superior Product Design and Innovation.  We believe that we are recognized as a leader in product design and innovation in the RTA furniture industry. Over the past five years, we have received awards of distinction from the American Society of Furniture Designers and from Design Journal magazine. We have a dedicated design group that enables us to adapt to the changing demands of our customer base and to develop over 150 new products annually. Our leading design capabilities allow us to continually offer an innovative portfolio of RTA furniture products to our customers, such as our patent pending Digital Dock(TM) computer desk design, which allows easy access to disk drives and USB ports, and our patent pending design for a plasma TV stand.

         Well-established Customer Relationships.  We have well-established relationships with many of the largest retailers in the United States. Our customer base includes leading retailers such as OfficeMax, Office
Depot, Staples, Wal-Mart and Lowe's. We believe our broad and innovative product offerings, along with our flexible manufacturing and distribution capabilities, enable us to maintain strong relationships with these leading RTA furniture retailers. The average age of our relationship with our top ten customers is approximately
14 years.

         Low Cost and Flexible Manufacturing Technology and Operations.  We believe that we are one of the lowest cost manufacturers in the RTA furniture industry in the United States. Our modern manufacturing facilities and manufacturing processes are highly automated, enabling us to operate efficiently and at high speeds. In addition, we are able to manufacture parts for different types of furniture over the same equipment which provides production scheduling flexibility and allows us to optimize the utilization of our plants. These manufacturing capabilities reduce our dependency on any single market, enabling us to pursue the most attractive markets of the
RTA furniture industry, including the home storage and organization and commercial office markets.

         Experienced Management Team with Significant Equity Ownership.  Our executive officers have an average of 17 years of experience in the RTA furniture industry. Our Chief Executive Officer, Richard Davidson, has over
30 years of experience in the consumer products industry. Members of our senior management own approximately 27%
of the outstanding common stock of O'Sullivan Holdings, aligning management's interests with our performance.

                                                 Business Strategy

         Our principal business strategies include the following:

         Continue to Solidify our Existing Relationships with Customers.  We will derive the majority of our revenue from our existing customers. We will continue to provide these customers with new, innovative products at competitive prices. We intend to continue to work with our major customers to design and manufacture products that meet their particular requirements, as well as present new concepts for their consideration. Additionally, we will proactively respond to their changing buying initiatives to maintain or increase our market share.

         Capitalize on our Expertise in Design and Production.  We will leverage our position as a leader in the
RTA furniture market and our existing skillset to capitalize on opportunities for RTA furniture manufacturers.

o        Offer New Product Categories through Existing Distribution Channels.  Retailers who have traditionally embraced RTA furniture, including discount mass merchants and home centers, have become aware of the growth in the bedroom, kitchen, bath and home organization markets. The recent focus on these growing markets creates an opportunity for new product development and innovation, which we believe can invigorate sales of existing retail space. We have directed personnel, resources and marketing to these markets and have already placed these types of products with several retailers.

o        Pursue Opportunities in Home Storage and Organization.  While we continue to support our current markets, we have also begun taking advantage of opportunities outside traditional furniture that exist in our current retail base. Home storage and organization is a larger market than our core RTA furniture business, and is growing at a much faster rate. While this market includes many opportunities such as closet storage, workshop storage and utility shelving and storage, it is the relatively untapped garage storage category that we believe presents one of the largest unmet consumer needs. We are aggressively pursuing this opportunity from both a product development and brand marketing perspective. To this end, we are currently manufacturing a new line of home storage products under the Coleman(R)brand pursuant to a license agreement.

o        Target the Small and Medium-Sized Commercial Office Market.  Increasingly, small and medium-sized businesses are joining home office consumers in choosing to purchase their office supply and furniture needs from office superstores and national discount mass merchants instead of locally-owned furniture outlets. The commercial office furniture market for the small and medium-sized business segment is at least three times the size of the home office furniture market. We currently serve all three national office superstores and are able to design, produce and install products for small and medium-sized businesses. In order to capitalize on this opportunity, we have focused our successful Intelligent
         Designs(R)brand, as well as our personnel, on providing comprehensive and affordable commercial office furniture solutions for this market.

         Continue to Focus on Low-Cost Production and Efficiency of Operations.  We continually endeavor to reduce the cost of our products without sacrificing quality. We work with our existing and new vendors to secure the most favorable pricing for our raw materials and components. For example, we have increased our sourcing of hardware from overseas in recent years. We also continually analyze our products to determine if there are changes we can make to the design, manufacture or packaging of a product to reduce its cost without compromising quality. Additionally, we also intend to further improve our manufacturing efficiency and reduce set-up times through selective equipment upgrades and through the use of internal small group improvement activities.

                                           The Refinancing Transactions

         Simultaneously with the closing of the offering of the old notes, we and our subsidiary guarantors entered into a new credit facility. We refer to the offering of the old notes, the exchange of the old notes for the new notes, and the entrance into the new credit facility, collectively, as the "refinancing." The new credit facility consists of a $40.0 million revolving credit facility for which General Electric Capital Corporation acts as agent. The amount available under the new credit facility is subject to customary conditions precedent and collateral borrowing base limitations. Our new credit facility and the related guarantees are secured by a first-priority security interest in and lien on substantially all of our and our guarantors' accounts receivable, inventory, deposit accounts, certain books and records and certain licenses, and by a second-priority security interest in and lien on substantially all of our and our guarantors' assets other than accounts receivable, inventory, capital stock of O'Sullivan Industries and the subsidiary guarantors, deposit accounts, certain books and records and certain licenses, as more fully described in "Description of Exchange Notes--Security." Our corporate structure immediately following the refinancing transactions was as follows:

                                           Purpose of the Exchange Offer

         On September 29, 2003, we sold, through a private placement exempt from the registration requirements of the Securities Act, $100,000,000 of our 10.63% Senior Secured Notes due 2008.  We refer to these notes as "old notes" in this prospectus.

         Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchaser of the old notes.  Under the registration rights agreement, we are required to use our best efforts to cause a registration statement for substantially identical notes, which will be issued in exchange for the old notes, to become effective on or within 180 days of issuance of the old notes.  We refer to the notes to be registered under this exchange offer registration statement as "exchange notes" and collectively with the old notes, we refer to them as the "notes" in this prospectus.  You may exchange your old notes for exchange notes in this exchange offer.  You should read the discussion under the headings "--Summary of the Exchange Offer," "The
Exchange Offer" and "Description of the Exchange Notes" for further information regarding the exchange notes.

         We did not register the old notes under the Securities Act or any state securities law, nor do we intend to after the exchange offer.  As a result, the old notes may only be transferred in limited circumstances under the securities laws.  If the holders of the old notes do not exchange their old notes in the exchange offer, they lose their right to have the old notes registered under the Securities Act, subject to certain limitations.
Anyone who still holds old notes after the exchange offer may be unable to resell their old notes.

         However, we believe that holders of the exchange notes may resell the exchange notes without complying with the registration and prospectus delivery provisions of the Securities Act, if they meet certain conditions.
You should read the discussion under the headings "--Summary of the Exchange Offer" and "The Exchange Offer" for
further information regarding the exchange offer and resales of the exchange notes.

                                           Summary of the Exchange Offer

The Initial Offering of Old Notes.........  We sold the old  notes on  September  29,  2003 to  Credit  Suisse  First
                                            Boston.  We refer to Credit  Suisse  First Boston in this  prospectus  as the "initial  purchaser." The initial purchaser  subsequently  resold the old notes to (1)  qualified  institutional  buyers  pursuant to Rule 144A under the  Securities Act and (2) outside the United States in accordance with Regulation S under the Securities Act.
Registration Rights Agreement.............  Simultaneously  with the initial sale of the outstanding  securities,  we entered into a registration  rights  agreement for the exchange offer. In the registration rights agreement,  we agreed, among other things, (i) to file a registration  statement with the SEC as soon as practicable  after the issuance of the old notes,  but in no event later than 90 days  after the  issuance  of the old  notes  and  (ii) to use  our  reasonable  best efforts to cause such registration  statement to be declared effective by the SEC at the  earliest  possible  time,  but in no event later than 180 days  after the  issuance  of the old  notes.  We also  agreed to use our reasonable  best efforts to cause the exchange offer to be consummated on
                                            the  earliest  practicable  day  after  the  registration   statement  is
                                            declared  effective,  but in no  event  later  than  30  days  after  the exchange  registration  statement is declared effective,  unless required by  the  Securities  Act or the  Exchange  Act.  The  exchange  offer  is intended  to  satisfy  our  obligations  under  the  registration  rights agreement.  After the exchange  offer is complete,  you will no longer be entitled to any exchange or registration  rights with respect to your old notes.
The Exchange Offer........................  We  are  offering  to  exchange  the  exchange  notes,  which  are  being
                                            registered   under  the  Securities  Act,  for  your  old  notes.  To  be exchanged,  an old note must be properly  tendered and accepted.  All old notes  that  are  validly  tendered  and not  validly  withdrawn  will be exchanged.  We will issue  exchange  notes  promptly after the expiration of the exchange offer.
Resales...................................  We believe  that the exchange  notes issued in the exchange  offer may be offered  for  resale,  resold and  otherwise  transferred  by you without compliance with the  registration and prospectus  delivery  provisions of the Securities Act provided that:

                                            o        the exchange notes are being acquired in the ordinary course of your business;

                                            o        you are not participating, do not intend to participate, and have no arrangement or understanding with any person to
                                                 participate, in the distribution of the exchange notes issued to you in the exchange offer; and

                                            o        you are not an affiliate of ours.

                                            If any of  these  conditions  are  not  satisfied  and you  transfer  any exchange notes issued to you in the exchange  offer without  delivering a prospectus  meeting the  requirements of the Securities Act or without an
                                            exemption   from   registration   of  your  exchange   notes  from  these
                                            requirements,  you may incur  liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

                                            Each  broker-dealer  that is issued  exchange notes in the exchange offer for its own account in exchange for old notes that were  acquired by that broker-dealer as a result of  market-making or other trading  activities,
                                            must  acknowledge   that  it  will  deliver  a  prospectus   meeting  the
                                            requirements  of the Securities Act in connection  with any resale of the exchange notes. A  broker-dealer  may use this prospectus for an offer to resell,  resale or other retransfer of the exchange notes issued to it in the exchange offer.  See "Plan of Distribution."

Expiration Date...........................  The  exchange  offer  will  expire at 5:00 p.m.,  New York City time,  on
                                                       , 2004, unless we decide to extend the expiration date.
Conditions to the Exchange Offer..........  The exchange offer is not subject to any  conditions  other than that the
                                            exchange   offer   not   violate   applicable   law  or  any   applicable
                                            interpretation  of the staff of the SEC,  that no  proceedings  have been instituted  or  threatened  against us which would  impair our ability to proceed with the exchange offer,  and that we have received all necessary governmental approvals to proceed with the exchange offer.

Procedures for Tendering Old Notes........  We issued  the old notes as global  securities.  When the old notes  were issued,  we deposited the global  securities  representing  the old notes with  The  Bank  of New  York,  as  custodian  for the  Depository  Trust
                                            Company, known as DTC, acting as book-entry  depositary.  The Bank of New
                                            York  issued  a  certificateless   depositary  interest  in  each  global
                                            security we deposited with it, which  together  represent a 100% interest in the old notes, to DTC.  Beneficial  interests in the old notes,  which
                                            are  held  by  direct  or  indirect   participants  in  DTC  through  the
                                            certificateless  depositary interests, are shown on records maintained in book-entry form by DTC.

                                            You may tender your old notes through  book-entry  transfer in accordance with DTC's  Automated  Tender  Offer  Program,  known as ATOP.  To tender your old notes by a means  other than  book-entry  transfer,  a letter of transmittal  must be completed and signed  according to the  instructions contained in the letter of  transmittal.  The letter of  transmittal  and any  other  documents  required  by the  letter  of  transmittal  must be delivered  to the exchange  agent by mail,  facsimile,  hand  delivery or overnight  carrier.  In  addition,  you must deliver the old notes to the exchange agent or comply with the  procedures  for  guaranteed  delivery.
                                            See "The  Exchange  Offer--Procedures  for  Tendering  Old Notes" for more information.

                                            Do not send letters of  transmittal  and  certificates  representing  old notes to us. Send these  documents only to the exchange  agent.  See "The
                                            Exchange Offer--Exchange Agent" for more information.
Special Procedures for Beneficial Owners..
                                            If you are the  beneficial  owner of  book-entry  interests and your name does not  appear on a security  position  listing of DTC as the holder of the  book-entry  interests or if you are a beneficial  owner of old notes that are  registered in the name of a broker,  dealer,  commercial  bank, trust  company or other  nominee  and you wish to tender  the  book-entry interests  or old notes in the  exchange  offer,  you should  contact the person  in  whose  name  your  book-entry  interests  or  old  notes  are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights.........................  You may  withdraw  the tender of your old notes at any time prior to 5:00
                                            p.m., New York City time on              , 2004.
Federal Income Tax Considerations.........  The exchange of old notes should not be a taxable event for United
                                            States federal income tax purposes.

Use of Proceeds...........................  We will not receive any proceeds from the issuance of the exchange  notes pursuant  to the  exchange  offer.  We  will  pay  all  of  our  expenses incident to the exchange offer.
Exchange Agent............................  The Bank of New York is serving as the exchange agent in connection  with the exchange offer.

                                                The Exchange Notes

         The form and terms of the exchange notes are the same as the form and terms of the old notes, except that the exchange notes will be registered under the Securities Act.  As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the old notes.  The exchange notes represent the same debt as the old notes.  The old notes and the exchange notes are governed by the same indenture and are together considered a "series" of securities under that indenture.  We use the term "notes" in this prospectus to refer collectively to the old notes and the exchange notes.

Issuer....................................  O'Sullivan Industries, Inc.
The Exchange Notes........................  $100,000,000 principal amount of 10.63% Senior Secured Notes due 2008.
Maturity..................................  October 1, 2008.
Interest Rate.............................  10.63% per annum.
Interest Payment Dates....................  Each January 15 and July 15, commencing January 15, 2004.
Original Issue Discount...................  Because the old notes were issued at a  substantial  discount  from their principal  amount,  the exchange  notes should be treated as being issued with  substantial  original  issue  discount  for United  States  federal income tax  purposes.  See  "Certain  United  States  Federal  Income Tax
                                            Considerations."
Guarantees................................  The notes will be jointly and  severally  guaranteed on a senior basis by our parent,  O'Sullivan  Holdings  and by all of our  existing and future domestic restricted subsidiaries.
Denominations.............................  $1,000 minimum and $1,000 integral multiples thereof.
Security..................................  The notes and the guarantees  will be secured on a  first-priority  basis by  substantially  all of our and the guarantors'  assets  (including our capital stock), other than accounts receivable,  inventory, capital stock of  the  subsidiary  guarantors,  deposit  accounts,  certain  books  and
                                            records  and  certain  licenses,   and  on  a  second-priority  basis  by
                                            substantially  all  of  our  and  the  guarantors'  accounts  receivable,
                                            inventory,   certain  books  and  records  and  certain   licenses.   See
                                            "Description of Exchange Notes--Security."
Ranking...................................  The notes and the guarantees are our and the  guarantors'  senior secured obligations  and rank senior to all of our and the  guarantors'  existing and future subordinated  indebtedness,  including our senior subordinated notes.  The notes and the guarantees  rank pari passu in right of payment
                                            with  all  of  our  and  the  guarantors'   existing  and  future  senior
                                            indebtedness, including indebtedness under our new credit facility.
Optional Redemption.......................  We may redeem  any of the notes at any time on or after  October 1, 2006, in whole or in part, in cash at the redemption  prices  described in this prospectus,  plus accrued and unpaid interest and additional interest, if any, to the date of redemption.
                                            In  addition,  before  October  1,  2006,  we may redeem up to 35% of the aggregate  principal amount at maturity of notes with the net proceeds of certain public equity offerings of O'Sullivan Holdings.  We may make that redemption only if, after the  redemption,  at least 65% of the aggregate principal  amount  of notes  remains  outstanding.  See  "Description  of
                                            Exchange Notes--Optional Redemption."
                                            In  addition,  before  October 1, 2006,  we may redeem some or all of the notes upon the  occurrence  of a change of control at a redemption  price equal  to  100% of the  principal  amount  at  maturity  thereof  plus an applicable  premium as of, and accrued and unpaid interest and additional interest, if any, to, the date of redemption.
Change of Control.........................  Upon a  change  of  control,  we will be  required  to make an  offer  to purchase  each  holder's  notes at a price equal to 101% of the principal amount  at  maturity  thereof,  plus  accrued  and  unpaid  interest  and additional  interest,  if any, to the date of purchase.  See "Description of Exchange Notes--Repurchase at the Option of Holders--Change of Control."
Asset Sales...............................  We may have to use the net cash proceeds from selling  assets to offer to purchase  your  exchange  notes at their face  amount,  plus  accrued but unpaid interest.
Covenants.................................  The indenture  governing  the exchange  notes limits what we (and most or all of our  subsidiaries)  may do. The provisions of the indenture limits our ability to:
                                                o    incur additional indebtedness;
                                                o    create certain liens;
                                                o    permit  payment  or  dividend  restrictions  on  certain  of our subsidiaries;
                                                o    pay dividends on, redeem or repurchase our capital stock;
                                                o    make investments;
                                                o    sell assets;
                                                o    engage in transactions with affiliates; and
                                                o    sell all or  substantially  all of our assets or  consolidate or merge with or into other companies.

                                            These covenants are subject to a number of important exceptions.
Risk Factors..............................  You should  carefully  consider all of the information in this prospectus and, in  particular,  you should  evaluate the specific  risk factors set forth under "Risk Factors."

         For more complete information about the notes, see the "Description of Exchange Notes" section of this prospectus.

         Our principal offices are located at 1900 Gulf Street, Lamar, Missouri, 64759.  Our telephone number is
(417) 682-3322.

                             Summary Historical and Other Consolidated Financial Data

         The summary of our historical and other consolidated financial data set forth below should be read in conjunction with our consolidated annual financial statements included elsewhere in this prospectus. The summary historical financial data as of and for the three fiscal years ended June 30, 2003 have been derived from our audited consolidated financial statements and related notes. The summary historical financial data as of and for the three month periods ended September 30, 2002 and September 30, 2003 have been derived from our unaudited interim consolidated financial statements and related notes. See "Selected Historical Consolidated Financial and
Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the
financial statements and the related notes thereto and other financial data included elsewhere in this prospectus.

                                                                                                 Three Months Ended
                                                                 Year Ended June 30,                September 30,
                                                            2001         2002        2003         2002        2003
                                                                                (in thousands)
Statement of Operations Data:
Net sales(1)                                             $  358,811   $  349,098  $  289,152   $  71,557   $  71,464
Cost of sales                                               269,720      254,662     214,977      51,584      57,156
Gross profit                                                 89,091       94,436      74,175      19,973      14,308
Selling, marketing and administrative expense                56,461       54,330      45,463      11,998      10,357
Restructuring charge(2)                                      10,506            -       2,049           -           -
Operating income                                             22,124       40,106      26,663       7,975       3,951
Interest expense, net                                        31,206       25,482      21,530       5,723       6,071
Other financing costs(3)                                        574          204         445          --       3,294
Income (loss) before income tax provision (benefit)
  and cumulative effect of accounting change             -----------
                                                             (9,656)      14,420       4,688       2,252      (5,414)
Income tax provision (benefit)(4)                            (3,380)      98,713           -           -           -
  Income (loss) before cumulative effect of
  accounting change                                          (6,276)     (84,293)      4,688       2,252      (5,414)
Cumulative effect of accounting change, net of
  income tax benefit                                            (95)           -           -           -           -
Net income (loss)                                        $   (6,371)  $  (84,293) $    4,688   $   2,252   $  (5,414)
Other Financial Data:
Cash flows provided by (used for) operating activities   $   25,016   $   25,115  $   13,749   $    (289)  $   3,848
Cash flows provided by (used for) investing
  activities                                                (16,811)      (8,644)      1,707      (1,557)       (244)
Cash flows provided by (used for) financing activities      (13,012)      (7,754)    (23,256)       (604)      2,753
Depreciation and amortization                                14,945       14,530      13,621       3,264       3,312
Capital expenditures                                         16,811        8,644       5,081       1,557         244

                                                       As of              As of
                                                   June 30, 2003    September 30, 2003
                                                             (in thousands)
Balance Sheet Data:
Cash and cash equivalents                             $ 7,977           $   14,334
Working capital                                        46,408               56,411
Total assets                                          207,144              212,409
Total senior secured debt(5)(6)                        88,266               95,000
Total debt, including current portion(7)              194,009              200,846
Stockholder's deficit                                 (93,523)             (98,612)

(1)  Net sales and selling, marketing and administrative expense for the fiscal year ended June 30, 2001 has been adjusted to reflect an accounting pronouncement which requires a classification of certain selling expenses to a reduction in sales.

(2)  In fiscal 2001, the restructuring charge related to the January 2001 closure of our Cedar City, Utah facility and a staff reduction in our Lamar, Missouri headquarters. The $10.5 million charge consisted of approximately $8.7 million of impairment charges against property and equipment, $527,000 of other facility exit costs and approximately $1.3 million in employee severance costs. In fiscal 2003, the $2.0 million restructuring charge relates to a further reduction in the carrying value of our Utah facility of $540,000 and approximately $1.5 million for severance charges related to our South Boston, Virginia facility and further staff reductions at our headquarters.

(3)  In fiscal 2001, 2002 and 2003, other financing costs are costs related to amendments to our old credit facility.  For the three months ended September 30, 2003, other financing costs represent the write-off of capitalized loan fees for the old credit facility.

(4)  Tax expense for fiscal 2002 includes a $95.5 million valuation allowance recorded in March 2002 against our net deferred tax asset following the settlement of the dispute related to the tax sharing agreement between
     O'Sullivan Holdings and RadioShack Corporation. See "Management's Discussion and Analysis of Financial
     Condition and Results of Operation--Company Overview--RadioShack Arbitration and Revised Accounting for Tax
     Sharing Agreement with RadioShack."

(5)  Total senior secured debt does not include $10.0 million of industrial revenue bonds payable by our subsidiary, O'Sullivan Industries - Virginia, Inc. The industrial revenue bonds are backed by a letter of credit issued under our old credit facility, which is secured by substantially all of our assets.

(6)  At June 30, 2003, represents borrowings outstanding under our senior credit facility.  At September 30,
     2003, represents $100.0 million principal value of the notes, net of $5.0 million unamortized original issue discount.

(7)  At September 30, 2003, total debt included $100.0 million principal value of the old notes, less $5.0 million of unamortized original issue discount, $10.0 million of industrial revenue bonds and $100.0 million principal value of our senior subordinated notes, net of approximately $2.7 million attributable to the value of the warrants issued in connection with the notes and approximately $1.5 million of unamortized original issue discount.

                                                   RISK FACTORS

         An investment in the exchange notes is subject to a number of risks. You should carefully consider the following risk factors as well as the other information and data included in this prospectus prior to making an investment in the exchange notes. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risk Factors Related to the Exchange Notes

Because there is no public market for the exchange notes, you may not be able to sell your exchange notes.

         The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

o        the liquidity of any trading market that may develop;

o        the ability of holders to sell their exchange notes; or

o        the price at which the holders would be able to sell their exchange notes.

         If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

         We understand that the initial purchaser presently intends to make a market in the exchange notes.
However, it is not obligated to do so, and any market-making activity with respect to the exchange notes may be discontinued at any time without notice.  In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement.  There can be no assurance that an active trading market will exist for the exchange notes or that any trading market that does develop will be liquid.

         In addition, any holder of old notes who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

         We will issue exchange notes pursuant to this exchange offer only after a timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents.  Therefore, if you want to tender your old notes, please allow sufficient time to ensure timely delivery.  If we do not receive your old notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your old notes for exchange.  We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.  If there are defects or irregularities with respect to your tender of old notes, we will not accept your old notes for exchange.

If you do not  exchange  your old notes,  your old notes will  continue  to be  subject  to the  existing  transfer restrictions and you may be unable to sell your old notes.

         We did not register the old notes, nor do we intend to do so following the exchange offer.  Old notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws.  If you do not exchange your old notes, you will lose your right to have your old notes registered under the federal securities laws.  As a result, if you hold old notes after the exchange offer, you may be unable to sell your old notes.

         If a large number of outstanding old notes are exchanged for exchange notes issued in the exchange offer, it may be difficult for holders of outstanding old notes that are not exchanged in the exchange offer to sell their old notes, since those old notes may not be offered or sold unless they are registered or there are exemptions from registration requirements under the Securities Act or state laws that apply to them.  In addition, if there are only a small number of old notes outstanding, there may not be a very liquid market in those old notes.  There may be few investors that will purchase unregistered securities in which there is not a liquid market.

If you  exchange  your old notes,  you may not be able to resell the  exchange  notes you  receive in the  exchange offer without registering them and delivering a prospectus.

         You may not be able to resell exchange notes you receive in the exchange offer without registering those exchange notes or delivering a prospectus.  Based on interpretations by the Commission in no-action letters, we believe, with respect to exchange notes issued in the exchange offer, that:

o        holders who are not "affiliates" of O'Sullivan Industries, Inc. within the meaning of Rule 405 of the
         Securities Act;

o        holders who acquire their exchange notes in the ordinary course of business; and

o        holders who do not engage in, intend to engage in, or have arrangements to participate in a distribution
         (within the meaning of the Securities Act) of the exchange notes;

do not have to comply with the registration and prospectus delivery requirements of the Securities Act.

         Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria.  Holders that do not meet these criteria could not rely on interpretations of the SEC in no-action letters, and would have to register the exchange notes they receive in the exchange offer and deliver a prospectus for them.  In addition, holders that are broker-dealers may be deemed "underwriters" within the meaning of the Securities Act in connection with any resale of exchange notes acquired in the exchange offer.
Holders that are broker-dealers must acknowledge that they acquired their outstanding exchange notes in market-making activities or other trading activities and must deliver a prospectus when they resell notes they acquire in the exchange offer in order not to be deemed an underwriter.

Risk Factors Related to the Notes

Our  substantial  leverage  could  make it more  difficult  to pay our  debts,  divert  our  cash on hand  for debt payments,  limit our ability to borrow  funds and  increase  our  vulnerability  to general  adverse  economic  and industry conditions.

         We have a significant amount of indebtedness. On June 30, 2003, after giving pro forma effect to the refinancing transactions, we would have had total indebtedness with a principal value of approximately $210.0 million (of which $100.0 million would have consisted of the notes and the balance would have consisted of other debt). Also after giving pro forma effect to the offering of the old notes, our ratio of earnings to fixed charges was 1.1x for the fiscal year ended June 30, 2003. Our ratio of earnings to fixed charges was 0.1x for the quarter ended September 30, 2003.

         Our substantial indebtedness could have important consequences to holders of our debt or equity. For example, it could:

o        make it more difficult for us to satisfy our obligations with respect to our debt;

o        increase our vulnerability to general adverse economic and industry conditions;

o        limit our ability to fund  future  working  capital,  capital  expenditures  and other  general  corporate requirements;

o        require a substantial portion of our cash on hand for debt payments;

o        limit our  flexibility  to plan for, or react to,  changes in our  business  and the  industry in which we operate;

o        place us at a competitive disadvantage compared to our competitors that are less leveraged;

o        limit our ability to borrow additional funds; and

o        expose us to fluctuations in interest rates because some of our debt has a variable rate of interest.

The notes will be issued at a substantial discount from principal amount and will therefore trigger certain adverse federal income tax consequences for the holders of the notes.

         Because the old notes were issued at a substantial discount from their principal amount, the exchange notes should be treated as having been issued with substantial original issue discount for United States federal income tax purposes. Consequently, you will be required to include such original issue discount in your income as it accrues for United States federal income tax purposes in advance of receipt of any payment on the exchange notes to which the income is attributable. To understand how this may affect you, you should seek advice from your own tax advisor prior to exchanging the old notes for the exchange notes. See "Certain United States Federal
Income Tax Considerations".

We may not have sufficient cash flows from operating  activities,  cash on hand and available  borrowings under our new credit facility to service our  indebtedness  and to pay O'Sullivan  Holdings  amounts it owes RadioShack under the tax sharing agreement. These obligations require a significant amount of cash.

         Our business may not generate sufficient cash flows from operating activities. Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Lower net sales will generally reduce our cash flow. O'Sullivan Holdings is obligated to make substantial payments to RadioShack under the tax sharing agreement between them. We have provided, and will continue to provide, O'Sullivan Holdings funds to make payments to RadioShack. The maximum payments to RadioShack for fiscal 2004, 2005 and 2006 are $11.6, $10.5 and $11.3 million, respectively.

         We cannot assure you that our future cash flow will be sufficient to meet our obligations and commitments. If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and to meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our indebtedness (including the notes), selling material assets or operations or seeking to raise additional debt or equity capital. We cannot assure you that any of these actions could be effected on a timely basis or on satisfactory terms or at all, or that these actions would enable us to continue to satisfy our capital requirements. In addition, our existing or future debt agreements, including the indenture, the new credit facility and O'Sullivan Holdings' obligation to RadioShack under the tax sharing agreement, may contain restrictive covenants prohibiting us from adopting any of these alternatives. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts.  See "Management's Discussion and Analysis of Financial Condition and
Results of Operations--Liquidity and Capital Resources," "Description of Senior Secured Revolving Credit
Facility," "Description of Other Indebtedness" and "Description of Exchange Notes."

There may not be sufficient  collateral to pay all or any of the notes,  especially if we incur  additional  senior secured  indebtedness as permitted under our new credit facility and the notes,  which will dilute the value of the collateral securing the notes.

         The notes are secured on a first-priority basis by substantially all of our and the guarantors' assets
(including the capital stock of O'Sullivan Industries) other than accounts receivable, inventory, capital stock of our subsidiary guarantors, deposit accounts, certain books and records and certain licenses, and on a second-priority basis by substantially all of our and the guarantors' accounts receivable, inventory, certain books and records and certain licenses.  See "Description of Exchange Notes--Security." Our obligations under the new credit facility are secured on a first-priority basis by substantially all of our and the guarantors'
accounts receivable, inventory, deposit accounts, certain books and records and certain licenses. The lenders under our new credit facility are entitled to receive proceeds from any realization of the collateral in which they have a first priority interest to repay their obligations in full before the holders of the notes will be entitled to any recovery from such collateral.

         As of September 30, 2003, we had approximately $14.0 million of letters of credit issued against our new credit agreement, notes with a principal value of $100.0 million outstanding and other debt with a principal value of approximately $110.0 million. Our September 30, 2003 cash balance was approximately $14.3 million. No appraisals of any collateral have been prepared in connection with this offering. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By their nature some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the collateral as of the date of this prospectus exceeds the principal amount of the debt secured thereby. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends.

It may be difficult to realize the value of the collateral pledged to secure the notes.

         The security interest of the trustee is subject to practical problems generally associated with the realization of security interests in collateral. For example, the trustee may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the trustee will be able to obtain any such consent. If the trustee exercises its rights to foreclose on certain assets, transferring required government approvals to, or obtaining new approvals by, a purchaser of assets may require governmental proceedings with consequent delays.

The collateral securing the notes could be impaired in the event we were to file for bankruptcy.

         Upon the occurrence of an event of default, the trustee will have certain rights to foreclose upon and sell the collateral.  See "Description of Exchange Notes--Security." This right to foreclose, however, would be subject to limitations under applicable bankruptcy law if we become subject to a bankruptcy proceeding. Under the
United States Bankruptcy Code, a secured creditor, such as the trustee, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay or repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the notes could be delayed following commencement of a bankruptcy case, whether or when the trustee would repossess or dispose of the collateral, or whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of "adequate protection." In certain circumstances, the security documents require the holders to waive this right to adequate protection. Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the notes, the holders of the notes would have "undersecured claims" as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs, and attorneys' fees for "undersecured claims" during the debtor's bankruptcy case.

Any future pledge of collateral might be avoidable by a trustee in bankruptcy.

         Any future pledge of collateral in favor of the trustee, including pursuant to security documents delivered after the date of the indenture, might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within
90 days following the pledge, or, in certain circumstances, a longer period.

Rights of holders  of notes in the  collateral  may be  adversely  affected  by the  failure  to  perfect  security interests in certain collateral.

         The security interest in the collateral securing the notes includes certain domestic assets, both tangible and intangible, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee will monitor the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after acquired collateral. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the notes against third parties.

Our new credit  facility  and the  indentures  impose  certain  restrictions.  Failure to comply  with any of these restrictions  could result in  acceleration  of our debt.  Were this to occur, we would not have sufficient cash to pay our accelerated indebtedness.

         The operating and financial restrictions and covenants in our debt agreements, including the new credit facility, the indenture governing our senior subordinated notes and the indenture governing our notes, may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. The new credit facility and the indentures restrict our ability to, among other things:

o        declare dividends or redeem or repurchase capital stock;

o        prepay, redeem or purchase other debt;

o        incur liens;

o        make loans and investments;

o        incur additional indebtedness;

o        amend or otherwise alter debt and other material agreements;

o        make capital expenditures;

o        engage in mergers, acquisitions or asset sales;

o        transact with affiliates; and

o        alter the business we conduct.

         A failure to comply with the restrictions contained in the new credit facility could lead to an event of default which could result in an acceleration of the indebtedness. Such an acceleration would constitute an event of default under the indentures. A failure to comply with the restrictions in the indentures could result in an event of default under the indentures. We cannot assure you that our future operating results will be sufficient to enable compliance with the covenants in the new credit facility, the indentures or other indebtedness or to remedy any such default. In addition, in the event of an acceleration, we may not have or be able to obtain sufficient funds to make any accelerated payments, including those under the notes.  See "Description of Senior
Secured Revolving Credit Facility," "Description of Other Indebtedness" and "Description of Exchange Notes."

Fraudulent  conveyance laws permit courts to void guarantees and liens securing  guarantees and require noteholders to return payments received from guarantors in specific circumstances.

         Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of a guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

o        received less than reasonably  equivalent value or fair  consideration for the issuance of such guarantee, and was insolvent or rendered insolvent by reason of such incurrence; or

o        was  engaged  in a  business  or  transaction  for  which the  guarantor's  remaining  assets  constituted unreasonably small capital; or

o        intended  to incur or believed  that it would  incur,  debts  beyond its ability to pay such debts as they mature.

         In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

         The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

o        the sum of its debts, including contingent  liabilities,  were greater than the fair saleable value of all of its assets; or

o        the  present  fair  saleable  value of its assets  were less than the amount that would be required to pay its probable  liability on its  existing  debts,  including  contingent  liabilities,  as they become absolute and mature; or

o        it could not pay its debts as they become due.

         On the basis of historical information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these notes and the transactions, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

We may be unable to finance a change of control offer.

         If certain change of control events occur, we will be required to make an offer for cash to purchase the notes at 101% of their principal amount at maturity, plus accrued and unpaid interest and additional interest, if any. However, we cannot assure you that we will have the financial resources necessary to repurchase the notes upon a change of control or that we will have the ability to obtain the necessary funds on satisfactory terms, if at all. A change of control would result in an event of default under our new credit facility and may result in a default under other of our indebtedness that may be incurred in the future. The new credit facility prohibits the purchase of outstanding notes prior to repayment of the borrowings under the new credit facility and any exercise by the holders of the notes of their right to require us to repurchase the notes will cause an event of default under our new credit facility. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control"
under the indenture.  See "Description of Exchange Notes--Repurchase at Option of Holders--Change of Control."

Despite our current levels of debt, we may still incur more debt and increase the risks described above.

         We may be able to incur significant additional indebtedness in the future. If we or our subsidiaries add new debt to our current debt levels, the related risks that we and they now face could intensify, making it less likely that we will be able to fulfill our obligations to holders of our senior secured notes. None of the agreements governing our indebtedness completely prohibits us or our subsidiaries from doing so. The new credit facility permits borrowings of up to $40.0 million.

If an active trading market does not develop for these notes you may not be able to resell them.

         We do not intend to apply for listing of the old notes or the exchange notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation (the "Nasdaq")
system. We expect that the exchange notes will continue to be eligible for trading in the Private Offerings,
Resales and Trading through Automated Linkages ("PORTAL") market.  The initial purchaser has informed us that it currently intends to make a market in the old notes and exchange notes. However, the initial purchaser is not obligated to do so and may discontinue any such market-making at any time without notice.

         The liquidity of any market for the notes will depend upon various factors, including:

o        the number of holders of the notes;

o        the interest of securities dealers in making a market for the notes;

o        the overall market for high yield securities;

o        our financial performance or prospects; and

o        the prospects for companies in our industry generally.

         Accordingly, we cannot assure you that a market or liquidity will develop or be maintained for the notes.

         Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market for the notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the notes.

Risk Factors Related to our Company

Continued  reductions in retail sales could reduce our sales,  especially if the reductions occur in the industries that we believe  contribute  to the growth of the RTA  furniture  industry  and could reduce our ability to pay our debts.

         Most of our sales are to major retail chains. If there is a reduction in the overall level of retail sales, our sales could also decline and our ability to pay our debts could be reduced. We believe that retail sales of RTA furniture increased from fiscal 1995 through fiscal 2000 in part because of an increase in sales of personal computers and home entertainment electronic equipment. The slowdown in growth of sales of these products have hurt our sales since fiscal 2001 and will continue to lower sales in fiscal 2004.

O'Sullivan Holdings' payments to RadioShack under the tax sharing agreement could reduce our liquidity.

         Because of the arbitration panel's ruling and the subsequent settlement agreement in the arbitration proceedings between RadioShack and O'Sullivan Holdings, payments by O'Sullivan Holdings to RadioShack under the tax sharing agreement have increased substantially. In fiscal 2002, O'Sullivan Holdings paid RadioShack $27.7 million, representing amounts due from November 1999 through June 2002. In fiscal 2003, O'Sullivan Holdings paid
RadioShack $9.3 million. As of June 30, 2003 and September 30, 2003, the maximum amount payable to RadioShack under the tax sharing agreement was approximately $72.1 million. The maximum amounts due RadioShack under the tax sharing agreement are $11.6 million, $10.5 million and $11.3 million in fiscal 2004, fiscal 2005 and fiscal 2006, respectively. The funds for those payments have come, and funds for future payments will continue to come, from
O'Sullivan Industries. We plan to fund these increased payment obligations to O'Sullivan Holdings from cash flows from operating activities, cash on hand, borrowing under the new credit facility or other sources of capital, if available.

Our operating income would be reduced if the prices our suppliers charge us for raw materials increase.

         We are dependent on outside suppliers for all of our raw material needs and are subject to changes in the prices charged by our suppliers. If these prices were to increase significantly our gross profit would be reduced and could in turn lead to our being unable to service our indebtedness.

         In the past, our profits have been reduced by increases in prices of particleboard and fiberboard.
Industry pricing for particleboard was flat to slightly lower in fiscal 2002 and the first half of fiscal 2003.
We saw small increases in particleboard pricing in the third quarter of fiscal 2003 and another increase in the first quarter of fiscal 2004. Prices for fiberboard increased in the fourth quarter of fiscal 2002, but declined slightly in fiscal 2003. If business conditions improve in fiscal 2004, or if particleboard or fiberboard manufacturers curtail supply through plant closings or otherwise, our prices for particleboard and fiberboard may increase. We will try to offset any price increases through cost savings, production efficiencies and the eventual inclusion of the higher costs in our selling prices, but these efforts may not be successful or sufficient.

Because we sell products to a small number of  customers,  our sales could be  significantly  reduced if one of our major  customers  reduced its purchases of our products or was unable to fulfill its financial  obligations  to us.
If this were to happen, our ability to pay our debts may be significantly affected.

         Our sales are concentrated among a relatively small number of customers. Any of our major customers can stop purchasing product from us or significantly reduce their purchases at any time. During fiscal year 2003, our three largest customers, OfficeMax, Office Depot and Wal-Mart accounted for approximately 44% of our gross sales.
We do not have long term contracts with any of our customers and our sales depend on our continuing ability to deliver attractive products at reasonable prices. Reduced orders from some of our largest customers significantly reduced our sales in fiscal 2002 and 2003.  We have recently been informed by Best Buy that they intend to reduce orders of particleboard based furniture.  As a result, we expect our sales to Best Buy will decline significantly.  Further, Montgomery Ward closed all of its stores in fiscal 2001, Ames closed all of its stores in 2002 and Kmart closed approximately 600 stores during its reorganization under the United States Bankruptcy
Code in 2002-2003. We cannot assure you that our other customers will not experience similar financial difficulties in the future.

         There can be no assurance that we will be able to maintain our current level of sales to these customers or that we will be able to sell our products to other customers on terms that will be favorable. The loss of, or substantial decrease in the amount of purchases by, or a write-off of any significant receivables due from, any of our major customers would have a material adverse effect on our business, results of operations, liquidity and financial condition.

         At June 30, 2003, our largest five customer accounts receivable balances comprised approximately 62% of our net trade receivables balance. The bankruptcies of Ames in August 2001 and Kmart in January 2002 caused us to increase our reserves for doubtful accounts by $1.5 million in the fourth quarter of fiscal 2001 and $700,000 in the second quarter of fiscal 2002, respectively.

We operate in a highly  competitive  market which may force us to reduce  margins,  reducing our cash flows and our ability to pay our debts.

         The industry in which we operate is highly competitive. Some of our competitors are significantly larger and have greater financial, marketing and other resources than we do. Because of lower sales of RTA furniture generally and an increase in imports, a number of manufacturers, including us, have excess capacity. The competitive nature of our industry has led and could continue to lead to smaller profit margins due to competitive pricing policies or excess capacity. If this were to occur, our cash flows and our ability to pay our debts may be reduced. This competitive pressure could be further exacerbated if additional excess manufacturing capacity develops in the RTA furniture industry due to over-expansion by manufacturers, further reduction in demand or otherwise. Foreign manufacturers entering the United States market are also increasing competition in our markets.

We are at risk that users of our  products  will sue us for product  liability.  If we were unable to  successfully defend  ourselves  against some  product  liability  lawsuits,  our success and our ability to pay our debts may be reduced.

         All of our products are designed for use by consumers. Like other manufacturers of similar products, we are subject to product liability claims and could be subject to class action litigation with respect to our products. If we were unable to successfully defend ourselves against certain product liability lawsuits, our success and ability to pay our debts may be adversely affected. We are party to various pending product liability claims and legal actions arising in the ordinary operation of our business. Our liability insurance may not be adequate for our needs, and we may not be fully insured against any particular lawsuit which may adversely affect
us.

We may be liable for penalties  under  environmental,  health and safety laws,  rules and  regulations.  This could negatively affect our success and our ability to pay our debts.

         We are subject to many federal, state and local, environmental, health and safety laws, regulations and ordinances including the requirements and standards of the United States Consumer Products Safety Commission and
the Occupational Health and Safety Act. Violations of environmental, health and safety laws are subject to civil, and in some cases criminal, sanctions. We have made and will continue to make capital and other expenditures in order to comply with these laws and regulations. However, the requirements of these laws and regulations are complex, change frequently, and could become more stringent in the future. We cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist. These costs and expenses may adversely affect our success and ability to pay our debts.

         Our manufacturing facilities ship waste products to various disposal sites. To the extent that these waste products include hazardous substances that could be discharged into the environment at these disposal sites or elsewhere, we are potentially subject to laws that provide for responses to, and liability for, releases of hazardous substances into the environment and liability for natural resource damages. One example of these laws is the federal Comprehensive Environmental Response, Compensation and Liability Act. Generally, liability under this act is joint and several and is determined without regard to fault. In addition to the Comprehensive
Environmental Response, Compensation and Liability Act, similar state or other laws and regulations may impose the same or even broader liability for releases of hazardous substances. Because these laws could subject us to liability even if we are not at fault, it is difficult for us to estimate the cost of complying with them.

The  interests  of  our  controlling  stockholders  may  be in  conflict  with  interests  of  the  holders  of our indebtedness.  This conflict could result in corporate decision making that involves  disproportionate risks to the holders  of our  indebtedness,  including  our  ability  to  service  our  debts  or pay the  principal  amount  of indebtedness when due.

         O'Sullivan Holdings owns 100% of our common stock. Bruckmann, Rosser, Sherrill & Co. II, L.P. ("BRS")
owns securities representing approximately 72.7% of the voting power of the outstanding common stock of
O'Sullivan Holdings. Pursuant to the stockholders agreement among O'Sullivan Holdings, BRS and certain other of our stockholders, BRS has the right to appoint five directors to the board of directors of O'Sullivan Holdings.
As a result, directors appointed by BRS will be in a position to control all matters affecting us. Such concentration of ownership may have the effect of preventing a change in control. As a result, BRS will continue to have the ability to elect and remove directors and determine the outcome of matters presented for approval by our stockholders. In addition, there may be circumstances where the interests of BRS could be in conflict with the interests of the holders of our indebtedness. For example, BRS may have an interest in pursuing transactions that, in their judgment, could enhance their equity investment, even though these transactions might involve risks to the holders of our indebtedness.  See "Security Ownership of Certain Beneficial Owners."

If our key personnel were to leave,  our success could be negatively  affected and our ability to service our debts could be adversely affected.

         Our continued success is dependent, to a certain extent, upon our ability to attract and retain qualified personnel in all areas of our business, including management positions and key sales positions, especially those positions servicing our major customers. Members of the O'Sullivan family in particular have been instrumental in the development of our business and the implementation of our corporate strategy. We do not have employment agreements with any of our officers or key personnel located in the United States and we do not carry key person life insurance on any of our employees. We may not be able to keep existing personnel, including
O'Sullivan family members, or be able to attract qualified new personnel. Our inability to do so could have a negative effect on us as we may be unable to efficiently and effectively run our business without these key personnel.  See "Management--Directors and Executive Officers."

We rely heavily on product innovation.

         Product life cycles can be short in the RTA furniture industry, and innovation is an important component of the competitive nature of the industry. While we emphasize new product innovation and product repositioning
(i.e., design changes or revised marketing strategies), we may be unable to continue to develop competitive products in a timely manner or to respond adequately to market trends. In addition, we may not be able to ensure that repositioned products will gain initial market acceptance, that interest in our products will be sustained, or that significant start-up costs with respect to new products will be recouped.

Our net sales are highly price sensitive, which can prevent us from passing cost increases on to our customers.

         Sales to mass retailers, which are among our primary customers, are highly price sensitive. We set many product prices on an annual basis but we typically purchase raw materials and components under purchase orders within periods of less than one year. Accordingly, we often must set prices for many products before production costs have been firmly established, before we have complete knowledge of the costs of raw materials and components and sometimes before product development is complete. After we have established prices, we generally are unable to pass cost increases along to our customers, nor can we compete as effectively if we seek to pass such costs along.

                                                  USE OF PROCEEDS

         This exchange offer is intended to satisfy our obligations under the registration rights agreement.  We will not receive any cash proceeds from the issuance of the exchange notes.  In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus.  The old notes surrendered in exchange for exchange notes will be retired and canceled.  Accordingly, no additional debt will result from the exchange.  We have agreed to bear the expense of the exchange offer.

         The gross proceeds from the sale of the old notes were approximately $95.0 million.  We used the net proceeds, together with funds from borrowings under our new credit facility, as follows

Uses:
Repay old credit facility                                             $   88.3
Transaction fees and expenses                                              5.0
Excess cash                                                                1.7
Total uses                                                            $   95.0

                                                THE EXCHANGE OFFER

Purpose of the Exchange Offer

         Simultaneously with the sale of the old notes, we entered into a registration rights agreement with
Credit Suisse First Boston.  In the registration rights agreement, we agreed, among other things, (i) to file a registration statement with the SEC as soon as practicable after the issuance of the old notes, but in no event later than 90 days after the issuance of the old notes and (ii) to use our reasonable best efforts to cause such registration statement to be declared effective by the SEC at the earliest possible time, but in no event later than 180 days after the issuance of the old notes.  We also agreed to use our best efforts to cause the exchange offer to be consummated on the earliest practicable day after the registration statement is declared effective, but in no event later than 30 days after the exchange registration statement is declared effective, unless required by the Securities Act or the Exchange Act.  A copy of the registration rights agreement has been filed as an exhibit herewith.

         We are conducting the exchange offer to satisfy our contractual obligations under the registration rights agreement.  The form and terms of the exchange notes are the same as the form and terms of the old notes, except that the exchange notes will be registered under the Securities Act, and holders of the exchange notes will not be entitled to the payment of any additional amounts pursuant to the terms of the registration rights agreement, as described below.

         The registration rights agreements provides that, promptly after the registration statement has been declared effective, we will offer to holders of the old notes the opportunity to exchange their existing notes for exchange notes having a principal amount, interest rate, maturity date and other terms substantially identical to the principal amount, interest rate, maturity date and other terms of their old notes.  We will keep the exchange offer open for at least 30 days (or longer if we are required to by applicable law) after the date notice of the exchange offer is mailed to the holders of the old notes and use our reasonable best efforts to complete the exchange offer no later than 30 days after the exchange registration statement is declared effective.  The exchange notes will be accepted for clearance through the DTC, Clearstream, Luxembourg and the
Euroclear System with a new CUSIP and ISIN number and common code.  All of the documentation prepared in connection with the exchange offer will be made available at the offices of The Bank of New York, our exchange agent.

         Based on existing interpretations of the Securities Act by the staff of the SEC, we believe that the holders of the exchange notes (other than holders who are broker-dealers) may freely offer, sell and transfer the exchange notes.  However, holders of old notes who are our affiliates, who intend to participate in the exchange offer for the purpose of distributing the exchange notes, or who are broker-dealers who purchased the old notes from us for resale, may not freely offer, sell or transfer the old notes, may not participate in the exchange offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or transfer of old notes.

         Each holder of old notes who is eligible to and wishes to participate in the exchange offer will be required to represent that it is not our affiliate, that it is not a broker-dealer tendering securities directly acquired from us for its own account and that it acquired the old notes and will acquire the exchange notes in the ordinary course of its business and that it has no arrangement with any person to participate in the distribution of the exchange notes.  In addition, any broker-dealer who acquired the old notes for its own account as a result of market-making or other trading activities must deliver a prospectus (which may be the prospectus contained in the registration statement if the broker-dealer is not reselling an unsold allotment of old notes) meeting the requirements of the Securities Act in connection with any resales of the exchange notes.
We will agree to provide sufficient copies of the latest version of such prospectus to such broker-dealers, if subject to similar prospectus delivery requirements for a period ending on the earlier of (i) 180 days from the date on which the exchange offer is consummated (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

          If,

         (i) we are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

         (ii) any Holder of Transfer Restricted Securities notifies us prior to the 20th day following consummation of the exchange offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer; (b) that it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for such resales; or
(c) that it is a broker-dealer and owns old notes acquired directly from the Issuer or an affiliate of the Issuer,

then we shall promptly deliver to the holders and the trustee written notice thereof, or give notice and shall file a shelf registration covering the resale of the affected securities within 30 days after the shelf notice is given to the holders and shall use our reasonable best efforts to cause the shelf registration to be effective under the Securities Act on or prior to the 60th day after the shelf notice is given.

         We will use our reasonable best efforts to keep effective the shelf registration statement until the earlier of (i) two years following the effective date of the initial shelf registration statement or (ii) the time when all of the securities have been sold thereunder or are no longer restricted securities.

         In the event that a shelf registration statement is filed, we will provide to each affected holder copies of the prospectus that is a part of the shelf registration statement, notify each affected holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the securities.  A holder that sells securities pursuant to the shelf registration statement will be required to be named as a selling security holder in the prospectus and to deliver a prospectus to purchasers.  A selling holder will also be subject to certain of the civil liability provisions under the
Securities Act in connection with sales and will be bound by the provisions of the registration rights agreement that are applicable to it, including certain indemnification rights and obligations.

         If we are permitted under SEC rules to conduct the exchange offer and we have not filed an exchange offer registration statement or a shelf registration statement by a specified date, if the exchange offer registration statement or the shelf registration statement is not declared effective by a specified date, or if either we have not consummated the exchange offer within a specified period of time or, if applicable, we do not keep the shelf registration statement effective from a specified period of time, then, in addition to the interest otherwise payable on the notes, the interest that is accrued and payable on the principal amount of the old notes will increase by $0.05 per week per $1,000 in principal amount of old notes.  The amount of interest shall increase by an additional $0.05 per week per $1,000 principal amount of old notes with respect to each subsequent 90-day period until the requirement is satisfied, up to a maximum amount of interest of $0.25 per week per $1,000 in principal amount of old notes.  Upon the filing of the registration statement, the effectiveness of the exchange offer registration statement, the consummation of the exchange offer or the effectiveness of the shelf registration statement, as the case may be, the additional interest will cease to accrue from the date of filing, effectiveness or consummation, as the case may be.

         If a registration statement is declared effective and we fail to keep it continuously effective or useable for resales for the period required by the registration rights agreement, then from the day that the registration statement ceases to be effective until the earlier of the date that the registration statement is again deemed effective or is useable, the date that is the second anniversary of our issuance of these securities
(or, if Rule 144(k) under the Securities Act is amended to provide a shorter restrictive period, the shorter period) or the date as of which all of the applicable securities are sold pursuant to the shelf registration statement, the interest that is accrued and payable on the principal amount of the existing notes will increase by $0.05 per week per $1,000 in principal amount of old notes.  The amount of interest shall increase by an additional $0.05 per week per $1,000 principal amount of old notes with respect to each subsequent 90-day period until the requirement is satisfied, up to a maximum amount of interest of $0.25 per week per $1,000 in principal amount of old notes.

         Any additional amounts will be payable in cash on January 15 and July 15 of each year to the holders of record on the preceding January 1 and July 1, respectively.

Terms of the Exchange Offer

         Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York
City time, on the expiration date of the exchange offer.  We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer.  Holders may tender some or all of their old notes pursuant to the exchange offer.  However, old notes may be tendered only in integral multiples of $1,000.

         The form and terms of the exchange notes are the same as the form and terms of the existing notes except that:

(i)      the exchange notes bear a series B designation and a different CUSIP number from the old notes;

(ii)     the exchange  notes have been  registered  under the  Securities  Act and will  therefore not bear legends restricting their transfer; and

(iii)    the  holders of the  exchange  notes will be deemed to have  agreed to be bound by the  provisions  of the registration rights agreement and each security will bear a legend to that effect.

The exchange notes will evidence the same debt as the outstanding securities and will be entitled to the benefits of the indenture.

         Holders of old notes do not have any appraisal or dissenters' rights under the Delaware General
Corporations Law, or the indenture in connection with the exchange offer.  We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

         We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice of our acceptance to the exchange agent.  The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

         If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted old notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date of the exchange offer.

         Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of existing notes pursuant to the exchange offer.  We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer.  See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

         The term "expiration date" will mean 5:00 p.m., New York City time, on                 , 2004, unless
we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

         To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

              (1)   notify the exchange  agent of any extension by oral notice  (promptly  confirmed in writing) or written notice, and

              (2)   mail to the registered holders an announcement of any extension.

         We reserve the right, in our sole discretion,

              (1)   if any of the conditions below under the heading "--Conditions" shall have not been satisfied,

(A)      to delay accepting any old notes,

(B)      to extend the exchange offer, or

(C)      to terminate the exchange offer, or

              (2)   to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders.  We will give oral notice (promptly confirmed in writing) or written notice of any delay, extension or termination to the exchange agent.

Interest on the Exchange Notes

         The exchange notes will bear interest from their date of issuance.  Holders of existing notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes.  Such interest will be paid with the first interest payment on the exchange notes on
January 15, 2004.  Interest on the old notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

         Interest on the exchange  notes is payable  semi-annually  on each January 15 and July 15,  commencing  on
January 15, 2004.

Procedures for Tendering Existing Notes

         Only a holder of old notes may tender old notes in the exchange offer.  To tender in the exchange offer, a holder must:

o        complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

o        have the  signatures on the letter of  transmittal  guaranteed if required by the letter of transmittal or transmit an agent's message in connection with a book-entry transfer; and

o        mail or otherwise  deliver the letter of  transmittal  or the  facsimile,  together with the old notes and any other  required  documents,  to be received by the  exchange  agent prior to 5:00 p.m.,  New York
              City time, on the expiration date.

         To tender old notes effectively, the holder must complete a letter of transmittal or an agent's message and other required documents and the exchange agent must receive all the documents prior to 5:00 p.m., New York
City time, on the expiration date.  Delivery of the old notes shall be made by book-entry transfer in accordance with the procedures described below.  Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

         The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding securities that the participant has received and agrees:

              (1)   to participate in ATOP;

              (2)   to be bound by the terms of the letter of transmittal; and

              (3)   that we may enforce the agreement against the participant.

         By executing the letter of transmittal, each holder will make to us the representations set forth above in the fifth paragraph under the heading See"--Purpose of the Exchange Offer."

         The tender by a holder and the acceptance of the tender by us will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent's message.

         The method of delivery of the existing notes and the letter of transmittal or agent's message and all other required documents to the exchange agent is that the election and sole risk of the holder.  As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service.  In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date.  No letter of transmittal or old notes should be sent to us.  Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them

         Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf.  See "Instructions to Registered
Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

         An institution that is a member firm of the Medallion system must guarantee signatures on a letter of transmittal or a notice of withdrawal unless the old notes are tendered:

              (1)   by  a  registered  holder  who  has  not  completed  the  box  entitled  "Special  Registration
         Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

              (2)   for the account of a member firm of the Medallion system.

         If the letter of transmittal is signed by a person other than the registered holder of any existing notes listed in that letter of transmittal, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the old notes.  An institution that is a member firm of the Medallion System must guarantee the signature.

         If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

         We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding securities at DTC for the purpose of facilitating the exchange offer, and subject to the establishment of this account, any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding securities by causing DTC to transfer the old notes into the exchange agent's account with respect to the old notes in accordance with DTC's procedures for the transfer.
Although delivery of the old notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an agent's message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures.  Delivery of documents to DTC does not constitute delivery to the exchange agent.

         All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes will be determined by us in our sole discretion, which determination will be final and binding.  We reserve the absolute right to reject any and all old notes not properly tendered or any existing notes our acceptance of which would, in the opinion of our counsel, be unlawful.  We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular old notes.  Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.  Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time we determine.  Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification.  Tenders of old notes will not be deemed to have been made until the defects or irregularities have been cured or waived.  Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

         Holders who wish to tender their outstanding securities and:

(1)      whose old notes are not immediately available;

(2)      who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent; or

(3)      who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

1.       they tender through an institution that is a member firm of the Medallion System;

2.       prior to the expiration  date,  the exchange  agent receives from an institution  that is a member firm of the Medallion  System a properly  completed and duly executed  notice of guaranteed  delivery by facsimile  transmission,  mail or hand delivery  setting forth the name and address of the holder,  the  certificate  number(s) of the old notes and the  principal  amount of old notes tendered,  stating  that the tender is being made and  guaranteeing  that,  within  three New
                      York Stock  Exchange  trading days after the  expiration  date,  the letter of transmittal or facsimile  thereof  together  with  the  certificate(s)  representing  the  old  notes  or  a confirmation  of book-entry  transfer of the old notes into the exchange  agent's  account at
                      DTC, and any other documents  required by the letter of transmittal  will be deposited by the member firm of the Medallion System with the exchange agent; and

3.       the exchange agent receives

(A)      such properly completed and executed letter of transmittal or facsimile of the letter of transmittal,

(B)      the  certificate(s)  representing  all tendered old notes in proper form for transfer or a confirmation of book-entry transfer of the old notes into the exchange agent's account at DTC, and

(C)      all other documents required by the letter of transmittal

         upon three New York Stock Exchange trading days after the expiration date.

         Upon request to the exchange agent, we will send a notice of guaranteed delivery to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

         Except as otherwise provided in this prospectus, holders may withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.  To withdraw a tender of old notes in the exchange offer, the exchange agent must receive a letter or facsimile transmission notice of withdrawal at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

(1)      specify the name of the person having deposited the old notes to be withdrawn;

(2)      identify the old notes to be withdrawn, including the certificate number(s) and principal amount of the old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3)      be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of the old notes into the name of the person withdrawing the tender; and

(4)      specify the name in which any old notes are to be registered, if different from that of the person depositing the old notes to be withdrawn.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices.  Our determination will be final and binding on all parties.  We will not deem old notes so withdrawn to have been validly tendered for purposes of the exchange offer.  We will not issue exchange notes for withdrawn old notes unless you validly retender the withdrawn old notes.  We will return any old notes which have been tendered but which are not accepted for exchange to the holder of the old notes at our cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.  You may retender properly withdrawn old notes by following one of the procedures described above under "--Procedures for Tendering
Existing Notes" at any time prior to the expiration date.

Conditions

         Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue exchange notes for, any old notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

(1)      any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any development has occurred in any existing action or proceeding which may be harmful to us or any of our subsidiaries; or

(2)      the exchange offer violates any applicable law or any applicable interpretation by the staff of the SEC;
                  or

(3)      any governmental approval has not been obtained, which we believe, in our sole discretion, is necessary for the consummation of the exchange offer as outlined in this prospectus.

         If we determine in our sole discretion that any of the conditions are not satisfied, we may

(1)      refuse to accept any old notes and return all tendered old notes to the tendering holders;

(2)      extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw their old notes (see "--Withdrawal of Tenders"; or

(3)      waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn.

Exchange Agent

         The Bank of New York has been appointed as the exchange agent for the exchange offer.  You should direct all

o        executed letters of transmittal,

o        questions,

o        requests for assistance,

o        requests for additional copies of this prospectus or of the letter of transmittal, and

o        requests for Notices of Guaranteed Delivery,

to the exchange agent at the following address:

                                                THE BANK OF NEW YORK
                                                                                      By Overnight Courier or
           By Facsimile:                             By Hand:                        Registered/Certified Mail:
           (212) 298-1915                   101 Barclay Street, 7 East               101 Barclay Street, 7 East
    Attention: Customer Service              New York, New York 10286                 New York, New York 10286
                                       Attention: Corporate Trust Operations   Attention: Corporate Trust Operations
                                                Reorganization Unit                     Reorganization Unit

Delivery to an address other than set forth above will not constitute a valid delivery.
-------------------------------------------------------------------------------------------------------------------

Fees and Expenses

         We will bear the expenses of soliciting tenders.  The principal solicitation is being made by mail;
however, additional solicitation may be made by telephone or in person by our and our affiliates' officers and regular employees.

         We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer.  We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

         We will pay the cash expenses to be incurred in connection with the exchange offer.  Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

         The exchange notes will be recorded at the same carrying value as the old notes, which is the accreted value, as reflected in our accounting records on the date of exchange.  Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer.  The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

Transfer Taxes

         Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange.  However, holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than a registered tendering holder will be responsible for the payment of any applicable transfer tax on that transfer.

Consequences of Failure to Exchange

         The old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities.  Accordingly, the old notes may be resold only:

(1)      to us upon redemption thereof or otherwise;

(2)      so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with
                  Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3)      outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4)      pursuant to an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

         With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder (other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act) in exchange for old notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act.  However, if any
holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.  Further, each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

                                                  CAPITALIZATION

         The following table sets forth as of September 30, 2003 our capitalization. This table should be read in conjunction with "Summary Historical and Other Consolidated Financial Data," "Selected Consolidated Financial and
Other Data" and the historical financial statements and related notes thereto included elsewhere in this prospectus. See also "Management's Discussion and Analysis of Financial Condition and Results of
Operations--Liquidity and Capital Resources."

                                           (in
                                           millions)
Cash and cash equivalents                  $    14.3
Debt (including current installments):
  New credit facility(1)                   $       -
  Old credit facility                              -
  Industrial revenue bonds                      10.0
  Senior secured notes(2)                       95.0
  Existing senior subordinated notes(3)         95.8
  Total debt                               $   200.8
Stockholder's deficit                          (98.6)
  Total capitalization                     $   102.2

(1)  Our new credit facility consists of a five-year senior secured revolving credit facility in an aggregate principal amount not to exceed $40.0 million. Upon the consummation of the offering of the old notes, the new credit facility was undrawn; however, there was approximately $14.0 million of letters of credit issued against the new credit facility as of September 30, 2003.

(2)  Represents $100.0 million principal value of the notes, net of $5.0 million unamortized original issue discount.

(3)  Represents $100.0 million principal value of our senior subordinated notes, net of approximately $2.7 million attributable to the value of the warrants issued in connection with the notes and approximately $1.5 million of unamortized original issue discount.

                             SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

         The following table sets forth our selected historical consolidated financial and other data as of the dates and for the periods indicated. The selected statement of operations and balance sheet data for the four fiscal years ended June 30, 2003 and as of June 30, 2003, 2002 and 2001 were derived from our audited consolidated financial statements. The selected statement of operations and balance sheet data for the fiscal year ended June 30, 1999 and as of June 30, 2000 and 1999 were derived from our accounting records. The selected unaudited statement of operations and balance sheet data for the three month periods ended September 30, 2003 and
September 30, 2002 were derived from our unaudited consolidated financial statements. You should read the data presented below together with, and qualified by reference to, our consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations," each of which is included herein.

                                                                                                 Three Months Ended
                                                        Year Ended June 30,                         September 30,
                                        1999        2000        2001       2002        2003       2002        2003
                                                       (dollars in thousands)
Statement of Operations Data:
Net sales(1)                          $ 363,678  $  405,234  $  358,811  $ 349,098  $  289,152  $  71,557  $   71,464
Cost of sales                           267,630     298,387     269,720    254,662     214,977     51,584      57,156
Gross profit                             96,048     106,847      89,091     94,436      74,175     19,973      14,308
Operating expenses:
  Selling, marketing and
------------------------------------
     administrative                      59,008      64,053      56,461     54,330      45,463     11,998      10,357
  Restructuring charge(2)                     -           -      10,506          -       2,049          -           -
  Compensation   expense  associated
with
     stock options(3)                         -      10,627           -          -           -          -           -
  Loss on  settlement  of  interests
rate
     swap                                     -         408           -          -           -          -           -
Total operating expenses                 59,008      75,088      66,967     54,330      47,512     11,998      10,357
Operating income                         37,040      31,759      22,124     40,106      26,663      7,975       3,951
  Interest expense, net(4)                2,844      17,445      31,206     25,482      21,530      5,723       6,071
  Other financing costs(4)                    -         476         574        204         445          -       3,294
Income (loss) before income tax
  provision (benefit) and cumulative
  effect of accounting change            34,196      13,838      (9,656)    14,420       4,688      2,252      (5,414)
Income tax provision (benefit)(5)        12,311       4,982      (3,380)    98,713           -          -           -
Income  (loss)   before   cumulative
effect
  of accounting change                   21,885       8,856      (6,276)   (84,293)      4,688      2,252      (5,414)
Cumulative   effect  of   accounting
change,
  net of income tax benefit                   -           -         (95)         -           -          -           -
Net income (loss)                     $  21,885  $    8,856  $   (6,371) $ (84,293) $    4,688  $   2,252  $   (5,414)
Other Financial Data:
Cash flows provided by (used for)
   operating activities                  25,072      40,731      25,016     25,115      13,749  $    (289) $    3,848
Cash flows provided by (used for)
  investing activities                  (15,554)    (17,129)    (16,811)    (8,644)      1,707     (1,557)       (244)
Cash flows provided by (used for)
  financing activities                   (7,588)    (15,475)    (13,012)    (7,754)    (23,256)      (604)      2,753
Depreciation and amortization            13,962      15,416      14,945     14,530      13,621      3,264       3,312
Capital expenditures                     15,554      17,129      16,811      8,644       5,081      1,557         244
Ratio   of    earnings    to   fixed
charges(6)                                11.2x       1.8x        0.7x        1.6x       1.2x        1.4x       0.1x

                                                                                                            As of
                                                                As of June 30,                          September 30,
                                           1999         2000        2001         2002         2003          2003
                                                                       (in thousands)
Balance Sheet Data:
Cash and cash equivalents               $    3,740   $   11,867  $    7,060   $   15,777   $    7,977     $  14,334
Total assets                               364,029      387,730     356,912      244,150      207,144       212,409
Total debt, less current portion(7)         22,000      235,708     222,386      213,452      189,970       200,846
Total stockholder's equity (deficit)       157,103       (7,857)    (14,550)     (98,812)     (93,523)      (98,612)

(1)  Net sales and selling, marketing and administrative expense for the fiscal years ended June 30, 1999 through
     June 30, 2001 have been adjusted to reflect an accounting pronouncement which requires a classification of certain selling expenses to a reduction in sales.

(2)  In fiscal 2001, the restructuring charge related to the January 2001 closure of our Cedar City, Utah facility and a staff reduction in our Lamar, Missouri headquarters. The $10.5 million charge consisted of approximately $8.7 million of impairment charges against property and equipment, $527,000 of other facility exit costs and approximately $1.3 million in employee severance costs. In fiscal 2003, the $2.0 million restructuring charge relates to a further reduction in the carrying value of our Utah facility of $540,000 and approximately $1.5 million for severance charges related to our South Boston, Virginia facility and further staff reductions at our headquarters.

(3)  Represents amounts expensed in connection with the termination of outstanding stock options upon the closing of the 1999 recapitalization and merger.

(4)  We adopted Statement of Financial Accounting Standards ("SFAS") No. 145, Rescission of FASB Statements No.
     4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections effective July 1, 2002. The pronouncement addresses, in part, the presentation of gains and losses from the extinguishment of debt. We currently present such items as other financing costs on a pre-tax basis as opposed to an extraordinary item, net of tax.  We reclassified $476,000 of expense incurred in fiscal 2000 in connection with the extinguishment of debt from an extraordinary item to other financing costs. From 2001 to 2003, we also elected to present certain other financing costs previously recorded in interest expense as other financing costs and have reclassified prior periods accordingly.  In fiscal 2001, 2002 and 2003, other financing costs are related to amendments to our old senior credit facility.  For the three months ended September 30, 2003, other financing costs represent the expensing of capitalized loan fees for the old credit facility.

(5)  Tax expense for fiscal 2002 includes a $95.5 million valuation allowance recorded in March 2002 against our net deferred tax asset following the settlement of the dispute related to the tax sharing agreement between
     O'Sullivan Holdings and RadioShack Corporation. See "Management's Discussion and Analysis of Financial
     Condition and Results of Operation--Company Overview--RadioShack Arbitration and Revised Accounting for Tax
     Sharing Agreement with RadioShack."

(6)  Earnings used in computing the ratio of earnings to fixed charges consist of pre-tax earnings and fixed charges. Fixed charges are defined as interest expense related to debt, amortization expense related to deferred financing costs and a portion of rental charges. Earnings were insufficient to cover fixed charges by $9.7 million and $5.4 million for the fiscal year ended June 30, 2001 and the three months ended
     September 30, 2003. respectively.

(7)  At September 30, 2003, total debt included $100.0 million principal value of the old notes, less $5.0 million of unamortized original issue discount, $10.0 million of industrial revenue bonds and $100.0 million principal value of our senior subordinated notes, net of approximately $2.7 million attributable to the value of the warrants issued in connection with the notes and approximately $1.5 million of unamortized original issue discount.

                                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

                                        CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with "Selected Consolidated Financial and Other
Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This prospectus contains, in addition to historical information, forward-looking statements that include risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements.

Company Overview

         We are a leading designer, manufacturer and distributor of RTA furniture products in the United States, with over 45 years of experience. Our products provide the consumer with high quality, value and easy-to-assemble furniture and comprise a broad range of product offerings, including desks, computer workcenters, entertainment centers, television and audio stands, bookcases, storage units and cabinets. In calendar year 2002, we were the second-largest manufacturer of RTA furniture in the United States, and our estimated share of RTA furniture sales was approximately 17%.

         O'Sullivan Industries, Inc. was founded in 1954 by Thomas M. O'Sullivan, Sr. and was acquired by Tandy
Corporation in 1983.  In 1993, Tandy transferred O'Sullivan Industries to its subsidiary TE Electronics Inc.  In
February 1994, TE Electronics Inc. transferred O'Sullivan to O'Sullivan Industries Holdings, Inc. in exchange for
O'Sullivan Holdings common stock and O'Sullivan Holdings' obligations under the tax sharing agreement. TE
Electronics Inc. then sold its shares of O'Sullivan Holdings stock in a public offering. On November 30, 1999,
O'Sullivan Holdings completed a recapitalization and merger through which the outstanding stock of O'Sullivan
Holdings was purchased by BRS, 34 members of our management and an affiliate of a former director.

     Recent Trends

         Our net sales declined 17.2% in fiscal year 2003. This decline continued the net sales decreases experienced by us in fiscal 2001 and 2002. Our net sales declined for several reasons:

o        the lack of  growth  in sales of  personal  computers,  which  reduced  the need for  computer  desks  and workcenters;

o        increasing competition from imported furniture, particularly from China;

o        the slowdown of economic growth and consumer spending in the United States;

o        liquidations and bankruptcies by a number of customers, including Montgomery Ward, Ames and Kmart;

o        increased competition from domestic competition due to excess capacity in the RTA furniture industry;

o        inventory reductions by our customers; and

o        the decline in price of the average  unit sold,  reflecting a trend  toward more  promotional  merchandise and increased competition.

         In addition to reducing net sales, the market conditions described above also reduced our margins and results of operations in fiscal 2002 and fiscal 2003. Operating income declined to $26.7 million in fiscal 2003 from $40.1 million in fiscal 2002.  Our operating income for the first quarter of fiscal 2004 fell to $4.0 million from $8.0 million in the first quarter of fiscal 2003.  In response to the recent industry trends, we have taken steps to reduce costs and mitigate the impact of the current market challenges. We may take similar actions in the future which may result in asset write-downs or impairments or other charges.

         We have recently been informed by Best Buy that they intend to reduce orders of particleboard furniture.
As a result, we expect our sales to Best Buy to decline significantly.  We hope to partially offset this loss by increasing sales to other customers.

     Customer Bankruptcy

         In January 2002, Kmart Corporation, which accounted for around 9% of our gross sales in fiscal 2002, filed for Chapter 11 bankruptcy court protection. As part of its reorganization, Kmart closed approximately 600 stores. The bankruptcy court has approved Kmart's plan of reorganization, and Kmart emerged from Chapter 11 in
May 2003. We resumed shipments to Kmart on a post-petition basis after the filing and anticipate significant net sales to Kmart in the future. However, there can be no assurance that we will ship as much to Kmart as we did in prior periods or that Kmart will be successful in its restructuring efforts.

         On September 24, 2002, Montgomery Ward, LLC filed suit against O'Sullivan Industries in the United
States Bankruptcy Court, District of Delaware, alleging that payments made by Montgomery Ward within 90 days prior to its bankruptcy constituted preferential transfers under the Bankruptcy Code that should be recovered from O'Sullivan Industries by Montgomery Ward, together with interest. The alleged payments aggregate $3.7 million. We received the summons in this action on October 29, 2002. We responded to the suit denying we received any preferential payments. We intend to contest this lawsuit vigorously.

         In August 2002, Ames decided to close all of its stores and liquidate. Actual net sales to Ames in fiscal 2003 were minimal. In August 2003, Ames Department Stores, Inc. filed suit against O'Sullivan Industries in the United States Bankruptcy Court, Southern District of New York alleging that payments made by Ames within
90 days prior to its bankruptcy constituted preferential transfers under the Bankruptcy Code that should be recovered from O'Sullivan Industries by Ames, together with interest. The alleged payments aggregate $2.1 million. We received the summons in this action on September 22, 2003. We intend to respond to the suit denying we received any preferential payments. We intend to contest this lawsuit vigorously.

     RadioShack Arbitration and Revised Accounting for Tax Sharing Agreement with RadioShack

         In 1994, RadioShack, then Tandy Corporation, completed an initial public offering of O'Sullivan
Holdings. In connection with the offering, O'Sullivan Holdings entered into a tax sharing and tax benefit reimbursement agreement with RadioShack. RadioShack and O'Sullivan Holdings made elections under Sections 338(g)
and 338(h)(10) of the Internal Revenue Code with the effect that the tax basis of our assets was increased to the deemed purchase price of the assets, and an equal amount of such increase was included as taxable income in the consolidated federal tax return of RadioShack. The result was that the tax basis of our assets exceeded the historical book basis we used for financial reporting purposes.

         The increased tax basis of our assets results in increased tax deductions and, accordingly, reduced our taxable income or increased our net operating loss. Under the tax sharing agreement, O'Sullivan Holdings is contractually obligated to pay RadioShack nearly all of the federal tax benefit expected to be realized with respect to such additional basis. The payments under the agreement represent additional consideration for the stock of O'Sullivan Industries, Inc. and further increase the tax basis of our assets from the 1994 initial public offering when payments are made to RadioShack.

         To the extent the benefit of these basis step-up deductions caused us to have a federal taxable loss,
O'Sullivan Holdings was only obligated to pay RadioShack to the extent that the benefits were used to reduce taxable income to zero. Any additional tax deductions resulting from the step-up create a net operating loss
("NOL") carryforward on our federal income tax return. Under the terms of the tax sharing agreement, if we utilized this NOL carryforward to generate future tax savings, O'Sullivan Holdings was also obligated to remit that benefit received to RadioShack.

         Since 1994, we have treated the amount due to RadioShack by O'Sullivan Holdings as income tax expense when such amounts become payable and to the extent that O'Sullivan Holdings had sufficient consolidated taxable income. Thus, our tax expense approximated what it would have been in the absence of the Section 338(h)(10)
step-up in basis and the tax sharing agreement.

         Under this accounting method, the deferred tax asset from both the step-up in basis and the future liability of O'Sullivan Holdings to RadioShack were not recorded on our consolidated balance sheets because we deemed the benefits to be an asset of RadioShack. When the tax benefits were received and paid by O'Sullivan
Holdings to RadioShack, we funded the payment and recorded it as tax expense since this amount would have been paid as federal income taxes in the absence of the step-up in basis and the tax sharing agreement.

         In November 1999, O'Sullivan Holdings completed a leveraged recapitalization and merger transaction which significantly increased our debt. As a result of the higher debt levels, we also experienced increased interest expense, which reduced our taxable income and also reduced the tax benefits used from the deductions arising from the step-up in basis. O'Sullivan Holdings reduced its payments to RadioShack accordingly. RadioShack claimed that the deductions arising from the increased interest payments should not impact tax benefit payments due RadioShack under the tax agreement. RadioShack pursued this matter and prevailed in an arbitration ruling in
March 2002. O'Sullivan Holdings reached a settlement agreement with RadioShack in May 2002. Pursuant to the settlement agreement, O'Sullivan Holdings paid RadioShack $24.6 million in May 2002 and an additional $3.1 million in June 2002. The sum of these two payments ($27.7 million) represented the amount due RadioShack under the settlement agreement through June 30, 2002. These amounts represent the calculation of what benefits we would have realized had we not had the additional interest expense from the 1999 recapitalization and merger. The settlement agreement requires calculations into the future and quarterly payments to RadioShack if our taxable income adjusted for the additional interest expense shows that we would have realized the benefits had we not incurred the additional interest expense. If on this basis, we could have used the deductions from the step-up in basis, O'Sullivan Holdings is required to make a payment to RadioShack even though we may not be receiving any current tax benefit from these deductions on our federal income tax return.

         Following the decision in the arbitration and the settlement agreement with RadioShack, we recorded the
$24.6 million paid by O'Sullivan Holdings to RadioShack as a deferred tax asset at March 31, 2002. We believed this was appropriate as the payment by O'Sullivan Holdings represented the tax benefit we could realize from future use of net operating losses on our federal income tax return if we had sufficient taxable income in the future. After recording a tax provision of $3.4 million for the quarter ended March 31, 2002 and offsetting our deferred tax liabilities of $10.2 million, we had a net deferred tax asset of $11.0 million.

         Under Statement of Financial Accounting Standards ("SFAS") 109, we must determine if it is more likely than not that we will realize the net deferred tax asset as a reduction in our tax liabilities in the future.
SFAS 109 requires objective evidence to support the more likely than not conclusion. The arbitration decision dramatically affected our liquidity, which reduced the amounts we could invest in sales efforts or cost improvements, as most free cash flow would now be used for O'Sullivan Holdings' payments to RadioShack or repay our indebtedness. In addition, it became evident to us by March 2002 that the prolonged economic slowdown that started prior to September 11, 2001 was continuing. This, coupled with the adverse effect on our liquidity of the settlement, caused us to lower our projections of future taxable income. Accordingly, we projected our expected future taxable income utilizing operating performance we achieved in fiscal 2002 assuming our performance would be no better or worse over an extended period of time. Such projections indicate that we would not have taxable income until 2009 when substantially all the tax benefit deductions had been taken. At that point, the projections indicated that our net operating losses existing at that time would be utilized before they expire.
However, we currently have and expect to have taxable losses for a number of years in the future. Projections over a long time are inherently uncertain, and we cannot provide objective evidence that our operations in 2009 and beyond will produce sufficient taxable income. As a result, we provided a valuation allowance in our March
2002 quarter of $11.0 million against all of our net deferred tax assets with a corresponding charge to income tax expense. Consistent with our prior accounting, both before and after the 1999 recapitalization and merger, we did not record any deferred tax assets related to future deductions from the step-up in basis or any future obligations to O'Sullivan Holdings related to the tax sharing agreement as they were still contingent upon our taxable income in the future.

         Similarly, in our June, September and December 2002 financial statements, we accounted for each of
O'Sullivan Holdings' payments to RadioShack in the same manner as the initial $24.6 million payment under the settlement agreement by recording a deferred tax asset to the extent that we could not benefit currently from the increased deductions. We then provided a valuation allowance against the additional deferred tax asset with a corresponding charge to income tax expense on a quarter by quarter basis. We believed this method was in conformity with accounting principles generally accepted in the United States and consistent with our accounting for the tax sharing agreement since 1994.

         In the third quarter of fiscal 2003, O'Sullivan received a comment letter from the staff of the SEC on the accounting for the tax sharing agreement. In the course of preparing our response to the SEC staff's comment letter, we reassessed our accounting for the tax sharing agreement in light of the arbitration settlement between
O'Sullivan Holdings and RadioShack, concluded that our method of accounting for the tax sharing agreement should be changed, and O'Sullivan restated its consolidated financial statements included in its Form 10-K for the fiscal year ended June 30, 2002. O'Sullivan determined that the deferred tax asset created by the step-up in basis and the additional basis from the probable future payments should be recorded as of February 1994. At the same time, we recorded a payable to parent equal to O'Sullivan Holdings' obligation to RadioShack. The amounts of the deferred tax asset and obligation to O'Sullivan Holdings were each $147.9 million at February 1994. From 1994 through 2001, we reduced the amount of the deferred tax asset and our payable to O'Sullivan Holdings as we realized the benefits of the deferred tax asset and O'Sullivan Holdings paid RadioShack amounts due under the tax sharing agreement.

         At March 31, 2002, a full valuation allowance was provided against the $95.5 million net deferred tax asset, which consists of the $11.0 million valuation allowance originally recorded in the March 2002 quarter plus an additional $84.5 million representing the balance of the deferred tax asset at that time. The valuation allowance at June 30, 2002 of $94.3 million together with the $4.4 million tax provision for the fiscal year represent the $98.7 million recorded as tax expense for the year ended June 30, 2002. We recorded the valuation allowance because we were unable to determine, based on objective evidence, that it was more likely than not we would be able to utilize our net operating losses prior to their expiration. If at a future date we determine that some or all of the deferred tax asset will more likely than not be realized, we will reverse the appropriate portion of the valuation allowance and credit income tax expense.

         O'Sullivan Holdings' remaining maximum obligation to RadioShack was $109.1 million at March 31, 2002.
O'Sullivan Holdings reduced the obligation by subsequent payments; the balance was $81.4 million at June 30, 2002 and $72.1 million at June 30, 2003. O'Sullivan Holdings currently believes that it is probable that future payments to RadioShack will be made.

         In summary, instead of accounting for our deferred tax asset resulting from the step-up in basis as tax expense through a valuation allowance on a quarter by quarter basis as O'Sullivan Holdings makes payments to
RadioShack under the tax sharing agreement, we revised our accounting to record the aggregate deferred tax asset and the obligation to O'Sullivan Holdings in February 1994. Our deferred tax asset has been reduced as we realized the benefits from 1994 to March 2002 and was fully offset by the March 2002 valuation allowance.
Therefore, this revised method of accounting will increase our net income (or reduce our net loss) by the amount
O'Sullivan Holdings pays RadioShack for each quarterly period after March 31, 2002 through the quarter ending
March 31, 2009 or until we can determine, based on objective evidence, that it is more likely than not that we will be able to utilize our net operating losses prior to their expiration and reverse all or a portion of the valuation allowance on our deferred tax assets.

         The expected timing or amounts of O'Sullivan Holdings' payments to RadioShack will not be affected by the revised method of accounting, although the future payments to RadioShack are contingent upon O'Sullivan
Holdings achieving consolidated taxable income calculated on the basis stipulated in the settlement agreement.

         We funded the back payment to O'Sullivan Holdings and subsequent payments from cash on hand. We expect to fund future payments from cash flows from operating activities, cash on hand or borrowings under our new credit agreement. Payments under the tax sharing agreement for fiscal 2004 are expected to be about $6.8 million.

         We amended our old senior credit facility as a result of the arbitration settlement. The amendment excludes from the definition of consolidated fixed charges $27.0 million of the total paid by us pursuant to the tax sharing agreement through the period ended June 30, 2002.

         As a result of the comment letter from the SEC staff, there was a delay in the filing of our quarterly report on Form 10-Q for the quarter ended March 31, 2003. At any time during the period of this delay, the trustee under our senior subordinated note indenture could have given us notice of a default, which could have become an event of default had we not remedied the situation within 60 days. However, we did not receive any such notice from the trustee, and any potential default has been cured by the filing of the quarterly report.

Results of Operations

         The following table sets forth the approximate percentage of items included in the Consolidated
Statement of Operations relative to net sales for the periods indicated:

                                                                                                      Three Months
                                                                                                         Ended
                                                                        Year Ended June 30,          September 30,
                                                                    2001       2002       2003       2002      2003
Net sales                                                          100.0%     100.0%     100.0%     100.0%    100.0%
Cost of sales                                                       75.2%      72.9%      74.3%      72.1%     80.0%
Gross profit                                                        24.8%      27.1%      25.7%      27.9%     20.0%
Selling, marketing and administrative expenses                      15.7%      15.6%      15.7%      16.8%     14.5%
Restructuring charge                                                 2.9%         -        0.7%         -         -
Operating income                                                     6.2%      11.5%       9.2%      11.1%      5.5%
Interest expense, net                                                8.7%       7.3%       7.4%       8.0%      8.5%
Other financing costs                                                0.2%       0.1%       0.2%         -       4.6%
Income (loss) before income tax provision (benefit)
  andcumulative effect of accounting change                       ---------
                                                                    (2.7)%      4.1%       1.6%       3.1%     (7.6)%
Income tax provision (benefit)                                      (0.9)%     28.3%         -          -         -
Income (loss) before cumulative effect of accounting change
                                                                    (1.8)%    (24.2)%      1.6%       3.1%     (7.6)%
Cumulative effect of accounting change, net of income tax
  benefit                                                           (0.0)%        -          -          -         -

Net income (loss)                                                   (1.8)%    (24.2)%      1.6%       3.1%     (7.6)%
Depreciation and amortization                                        4.2%       4.2%       4.7%       4.6%      4.6%

Three Months Ended September 30, 2003 Compared to Three Months Ended September 30, 2002

         Net Sales.  Net sales consists of our gross sales less returns, allowances, rebates and certain advertising allowances given to customers.  Net sales for the quarter ended September 30, 2003 decreased by
$93,000, or 0.1%, to $71.5 million from $71.6 million for the quarter ended September 30, 2002.  During the quarter, sales declined in the office superstore, mass merchant and electronic superstore channels while sales to home centers rose.  Our average price per unit increased slightly, while the number of units sold declined.

         Gross Profit.  Gross profit is equal to net sales less cost of goods sold.  Gross profit decreased to
$14.3 million, or 20.0% of sales, for the three month period ended September 30, 2003, from $20.0 million, or
27.9% of sales, for the comparable prior year quarter.  Fiscal 2004 first quarter gross profit dollars and margin declined because lower production levels adversely affected our fixed cost absorption as well as increased promotional activity with several of our major retail partners.

         Selling, Marketing and Administrative Expenses.  Selling costs include the salaries and expenses of our inside sales force, commissions to outside sales representatives, customer service expenses, freight out expense, bad debt expense and rent expense for showrooms. Marketing costs include costs of product research and development, catalogs, trade show costs and store display costs. Administrative costs include salaries for our corporate staff, incentive compensation, benefits and professional fees.  Selling, marketing and administrative expenses decreased to $10.4 million, or 14.5% of sales, for the three month period ended September 30, 2003, from
$12.0 million, or 16.8% of sales, for the quarter ended September 30, 2002.  In fiscal 2004, incentive compensation and profit sharing expenses decreased because of our lower sales and financial performance.  Freight out expense, advertising allowances and store display expense were also lower in fiscal 2004 compared to the prior year.

         Depreciation and Amortization.  Depreciation and amortization represents the allocation of costs of long-lived assets such as buildings and equipment and debt issuance expenses.  Depreciation is included in cost of goods sold and selling, marketing and administrative expenses in our statements of operations.  Depreciation and amortization expenses increased slightly to $3.3 million for the first quarter of fiscal 2004 compared to the first quarter of fiscal 2003.

         Operating Income.  Operating income decreased $4.0 million to $4.0 million for the quarter ended
September 30, 2003 from $8.0 million in the quarter ended September 30, 2002.  Our operating income declined in fiscal 2004 because our gross profit was lower in fiscal 2004 as described above.

         Net Interest Expense.  Net interest expense is the cost for borrowed money. It represents interest paid to, or accrued for future payment to, lenders and the amortization of debt issuance costs, debt discount and loan fees. Changes in the value of our interest rate collar which expired in March 2003 were also reflected in interest expense. Net interest expense increased from $5.7 million in the first quarter of fiscal 2003 to
$6.1 million in the first quarter of fiscal 2004.  Interest expense increased due to the credit to interest expense of $584,000 in the first quarter of fiscal 2003 resulting from the change in fair value of our interest rate collar that expired in March 2003.  The following table describes the components of net interest expense.

                                                         Three months ended
                                                           September 30,
                                                        2003           2002
                                                           (in thousands)
Interest expense on senior credit facility,
     industrial revenue bonds and senior
     subordinated notes                               $  5,560       $ 5,876
Interest income                                            (23)          (52)
         Non-cash items:
Interest rate collar                                         -          (584)
Amortization of debt discount                              103            90
Amortization of loan fees                                  431           393
Net interest expense                                  $  6,071       $ 5,723

         Net Loss.  Net loss increased $7.7 million from net income of $2.3  million in the first quarter of fiscal 2003 to a loss of $5.4 million in the first quarter of fiscal 2004 due to lower production levels, promotional activities with our retail partners and increased interest expense and other financing costs.

Year Ended June 30, 2003 Compared to Year Ended June 30, 2002

         Net Sales. Net sales for the fiscal year ended June 30, 2003 decreased by $59.9 million, or 17.2%, to
$289.2 million from $349.1 million for the fiscal year ended June 30, 2002.  Net sales were down in every major channel with substantially all of the decline due to lower unit sales.  Net sales declined principally because of
United States economic conditions, increased competition from North American manufacturers and increased competition from Asian and South American manufacturers with substantially lower labor costs.

         Gross Profit. Our cost of goods sold includes the manufacturing costs of our products, including costs of raw materials, direct and indirect labor costs and manufacturing overhead.  Gross profit decreased to $74.2 million, or 25.7% of net sales, for fiscal 2003, from $94.4 million, or 27.1% of net sales, for fiscal 2002.
Fiscal 2003 gross profit dollars decreased primarily because of lower sales and operating levels, partially offset by lower material costs, primarily for particleboard.  Lower operating levels hurt our gross profit and our gross profit as a percentage of net sales because our fixed manufacturing overhead was allocated over a smaller number of units produced.

         Selling, Marketing and Administrative Expenses.  Selling, marketing and administrative expenses decreased to $45.5 million, or 15.7% of net sales, for fiscal 2003 from $54.3 million, or 15.6% of net sales, for fiscal 2002 due to lower freight out expense, incentive compensation, professional fees and bad debt expense, partially offset by increased marketing expenses.  Profit sharing and incentive compensation declined because of lower net sales and operating income compared to fiscal 2002.  Freight out expense declined because of lower net sales and a change in the selling terms with a major customer.  Commission expenses declined because of lower net sales levels.  Legal fees and bad debt expense were higher in fiscal 2002 because of the RadioShack arbitration and Kmart bankruptcy, respectively.  Marketing costs increased slightly due to store display costs and other promotional costs.

         Restructuring Charges.  In the fourth quarter of fiscal 2003, we determined to reduce our operations at our South Boston, Virginia facility to one shift.  As a result, we reduced our workforce by about 200 people in
Virginia. We also reduced our corporate staff in Lamar, Missouri by about 50 people, or about 15%.  In connection with these reductions, we incurred severance costs of approximately $1.5 million, which we have recorded as a restructuring charge in the fourth quarter of fiscal 2003.  Substantially all the severance will be paid within one year.

         In January 2001, we closed our Cedar City, Utah production facility.  Fixed assets with a net book value of $20.3 million were written down to estimated fair value, less cost to sell, resulting in an impairment charge of approximately $8.7 million.  An additional impairment charge of $540,000 was recognized in the quarter ended
March 31, 2003.  The additional charge resulted from subsequent changes in the carrying amount of the assets held for sale due to unfavorable market conditions.

         In June 2003, we sold the land and building we owned in Cedar City, Utah.  We used the net proceeds of
$6.8 million from the sale to reduce indebtedness under our senior credit facility.  The sale did not require a further significant adjustment to the carrying value of the land and building.  No significant assets remain from the closing of the facility.

         Depreciation and Amortization.  Amortization of debt issuance costs is included in interest expense.
Depreciation and amortization expenses decreased to $13.6 million for fiscal 2003 compared to $14.5 million for fiscal 2002.  Capital additions in fiscal 2003 and 2002 were $5.1 million and $8.6 million, respectively.  Fiscal
2003 capital expenditures were primarily for normal replacements of equipment.

         Operating Income.  Operating income decreased $13.4 million to $26.7 million for fiscal 2003 from $40.1 million in fiscal 2002. Lower net sales and operating levels, as well as the restructuring charges, were partially offset by lower material costs and lower selling, marketing and administrative expenses in fiscal 2003.

         Net Interest Expense.  Net interest expense decreased to $21.5 million in fiscal 2003 from $25.5 million in fiscal 2002.  Interest expense decreased due to the change in fair value of our interest rate collar, prior to its expiration on March 31, 2003, as well as our repayment of debt and lower variable interest rates on a portion of our debt. The following table describes the components of net interest expense.

                                                             Year ended June 30,
                                                              2003         2002
                                                                (in thousands)
Interest expense on senior credit facility, industrial
---------------------------------------------------------  $   21,899   $   23,942
  revenue bonds and senior subordinated notes
Interest income                                                  (243)        (370)
Non-cash items:
  Interest rate collar                                         (2,091)          (5)
  Amortization of debt discount                                   393          343
  Amortization of loan fees                                     1,572        1,572
  Net interest expense                                     $   21,530   $   25,482

         Pre-Tax Income.  Pre-tax income declined $9.7 million from $14.4 million in fiscal 2002 to $4.7 million in fiscal 2003. The decline was due principally to our lower net sales and operating levels, partially offset by lower raw material costs, lower selling, marketing and administrative expenses and a decrease in interest expense.

         Income Tax Provision.  As described above, we recorded no tax expense in fiscal 2003 because of the valuation allowance taken in March 2002 against our net deferred tax assets.  Primarily as a result of the valuation allowance, our tax expense was $98.7 million in fiscal 2002.

         Net Income (Loss).  Our net income was $4.7 million in fiscal 2003, compared to a net loss of $84.3 million in fiscal 2002 due to the fiscal 2002 valuation allowance, partially offset by our lower net sales and operating levels.

Year Ended June 30, 2002 Compared to the Year Ended June 30, 2001

         Net Sales.  Net sales for the fiscal year ended June 30, 2002 decreased by $9.7 million, or 2.7%, to
$349.1 million from $358.8 million for the fiscal year ended June 30, 2001.  Net sales decreases in the office superstore, consumer electronics and regional mass merchant channels were partially offset by increases in the mass merchant and home center channels.

         Gross Profit.  Gross profit increased to $94.4 million, or 27.1% of net sales, for fiscal 2002, from
$89.1 million, or 24.8% of net sales, for fiscal 2001.  Fiscal 2002 gross profit dollars increased primarily because of lower material costs, primarily for particleboard, and enhanced operating efficiency, particularly from the January 2001 closure of our less efficient Cedar City, Utah manufacturing plant.

         Selling, Marketing and Administrative Expenses.  Selling, marketing and administrative expenses decreased to $54.3 million, or 15.6% of net sales, for fiscal 2002 from $56.5 million, or 15.7% of net sales, for fiscal 2001.  In fiscal 2002, costs for incentive and profit sharing programs increased with our improved financial results, and legal fees increased due to the RadioShack arbitration.  Offsetting these increases were lower freight costs due to decreased net sales to retailers with prepaid shipping programs, lower store display expenses, less commission expense and the discontinuation of goodwill amortization on July 1, 2001.

         Restructuring Charge.  In November 2000, we announced a strategic restructuring plan.  The slowdown in net sales during the first half of fiscal 2001 caused us to reassess our business plan, specifically expenses and available production capacity.  The net sales downturn, combined with improvements in production efficiencies and expansions at the Missouri and Virginia plants during the past few years, provided production capacity that exceeded our near term sales requirements.  Based on forecasted sales, the Missouri and Virginia plants would provide sufficient production for the next two and possibly three fiscal years with minimal capital expenditures for increased capacity after ongoing projects were completed.  Accordingly, we closed our Utah facility on
January 19, 2001.

         Fixed assets with a net book value of $20.3 million were written down to estimated fair value, less cost to sell, resulting in an impairment charge of approximately $8.7 million.  We also recognized a $495,000 cash expense for the involuntary termination of 325 management and non-management employees at the Utah facility as well as exit costs of approximately $527,000 for increased workers' compensation claims, real and personal property taxes and security expenses applicable to the Utah facility closure.

         We reduced the administrative and support staff in the Lamar, Missouri headquarters through voluntary and involuntary terminations.  About 40 employees received termination packages totaling approximately $807,000.
The total restructuring charge of $10.5 million is included as a separate line item on the consolidated statement of operations.

         The following summarizes the restructuring charge:

                                                             Charges                   Charges
                                                             through      Balance      through      Balance
                                               Original     June 30,     June 30,     June 30,     June 30,
Restructuring Charges                          accrual        2001         2001         2002         2002
                                                                      (in thousands)
Employee termination benefits(1)               $  1,302      $    915      $   387      $   387      $     -
Other Utah facility exit costs(1)                   527           282          245          245            -
Total                                          $  1,829      $  1,197      $   632      $   632      $     -

(1)  Included in accrued liabilities in the consolidated balance sheets.

         Depreciation and Amortization.  Depreciation and amortization expenses decreased to $14.5 million for fiscal 2002 compared to $14.9 million for fiscal 2001.  The decline was due to the discontinuance of goodwill amortization upon the adoption of SFAS 142, Goodwill and Other Intangible Assets, partially offset by the impact of capital additions in recent years.  Cash capital additions in fiscal 2002 and 2001 were $8.6 million and $16.8 million, respectively. Fiscal 2002 capital expenditures were primarily for normal replacement of equipment and efficiency improvements.

         Operating Income.  Operating income increased $18.0 million to $40.1 million for fiscal 2002 from $22.1 million in fiscal 2001.  The restructuring charge in fiscal 2001 reduced operating income by $10.5 million.
Lower material prices, lower selling costs and increased operating efficiency contributed to the increase in fiscal 2002.

         Net Interest Expense.  Net interest expense decreased from $31.2 million in fiscal 2001 to $25.5 million in fiscal 2002.  Interest expense decreased due to the change in fair value of our interest rate collar as well as our repayment of debt and lower variable interest rates on a portion of our debt.  The following table describes the components of net interest expense for the periods indicated.

                                                             Year ended June 30,
                                                              2002         2001
                                                                (in thousands)
Interest expense on senior credit facility, industrial
---------------------------------------------------------  $   23,942   $   27,860
  revenue bonds and senior subordinated notes
Interest income                                                  (370)        (474)
  Non-cash items:
Interest rate collar                                               (5)       1,948
Amortization of debt discount                                     343          300
Amortization of loan fees                                       1,572        1,572
Net interest expense                                       $   25,482   $   31,206

         Pre-Tax Income (Loss).  Pre-tax income increased $24.1 million from a loss of $9.7 million in fiscal
2001 to income of $14.4 million in fiscal 2002.  The increase was due principally to the $10.5 million restructuring charge taken in fiscal 2001, lower raw material costs improved operating efficiency, particularly from the January 2001 closure of our less efficient Cedar City, Utah manufacturing plant and a decrease in interest expense.

         Income Tax Provision (Benefit).  As described above, we recorded tax expense of $98.7 million in fiscal
2002 compared to a tax benefit of $3.4 million in fiscal 2001.

         Cumulative Effect of Accounting Change.  Upon the adoption of SFAS 133, Accounting for Derivative
Instruments and Hedging Activities, in July 2000, we recognized a liability of $386,000 based upon the fair value of a costless interest rate collar initiated on February 28, 2000.  That portion of the liability incurred prior to fiscal 2001, $148,000, is included, net of income tax benefit of $53,000, as cumulative effect of accounting change on the consolidated statement of operations.

         Net Loss.  Net loss increased substantially to $84.3 million in fiscal 2002 from a loss of $6.4 million in fiscal 2001 primarily due to the increased tax expense in fiscal 2002.  This was partially offset by the restructuring charge in fiscal 2001 and lower material costs, improved operating efficiency and lower interest expense in fiscal 2002.

Liquidity and Capital Resources

         We are highly leveraged and have a stockholder's deficit of approximately $98.6 million at September 30,
2003.  Our liquidity requirements will be to pay our debt, including interest expense under our credit agreement and notes, to pay RadioShack amounts due under the tax sharing agreement and to provide for working capital and capital expenditures.  Our primary sources of liquidity are cash flows from operating activities and borrowings under our credit agreement, which is discussed below.  Decreased demand for our products could decrease our cash flows from operating activities, our inventory and accounts receivable balances and the availability of borrowings under our credit agreement.

         Working Capital.  As of September 30, 2003, cash and cash equivalents totaled $14.3 million.  Net working capital was $56.4 million at September 30, 2003 compared to $46.4 million at June 30, 2003.

         Operating Activities.  Net cash provided by operating activities for the three months ended September
30, 2003 was $3.8 million compared to net cash used of $289,000 for the three months ended September 30, 2002.
Cash flow from operations increased year-over-year for the following reasons.

o        Reduced operating profits reduced cash provided by operating activities in fiscal 2004 by about
         $7.7 million.

o        Accounts receivable increased $8.9 million in the first quarter of fiscal 2004 compared with a decrease of $2.6 million in the first quarter of fiscal 2003.  In fiscal 2004, the increase was due to low sales in the fourth quarter of fiscal 2003 which resulted in a low receivables balance at June 30, 2003.  In fiscal 2003, trade receivables declined because of lower sales levels.

o        Inventories declined $7.1 million in the quarter ended September 30, 2003 compared with an increase in the quarter ended September 30, 2002 of $4.6 million.

o        In the fiscal 2003 first quarter, we paid RadioShack $3.1 million under the tax sharing agreement; we made no payment in the fiscal 2004 first quarter.

o        Accounts payable, accrued advertising and accrued liabilities increased $3.3 million during the first quarter of fiscal 2004 compared to a  decrease of $624,000 during the first quarter of fiscal 2003.  The change in payables was due to higher production levels during the first quarter of fiscal 2004 compared to the last quarter of fiscal 2003 and the timing of the shutdown of our manufacturing facilities between fiscal 2004 and 2003.

o        We expensed $3.1 million of unamortized debt issuance costs in fiscal 2004 in connection with the refinancing of our previous senior credit facility.

         Investing Activities.  We invested $244,000 for capital expenditures for the three months ended
September 30, 2003 compared to $1.6 million for the prior year three month period.  We currently estimate that the total capital expenditure requirements for the remainder of the fiscal year will be approximately $4 million, which we expect to fund from cash flow from operations or cash on hand.  Our ability to make future capital expenditures is subject to certain restrictions under the indenture governing our senior secured notes.

         Financing Activities.  On September 29, 2003 we refinanced our old senior credit facility with $100.0 million of new privately placed senior secured notes and an asset-based credit agreement.

         The $100.0 million senior secured notes mature on October 1, 2008 and bear interest at 10.63%.  We issued the notes at a price of 95%, providing $95.0 million in cash proceeds before expenses related to the issuance of about $5 million.  The notes are secured by a first-priority security interest in and lien on substantially all of our assets (and on our capital stock) other than accounts receivable, inventory, capital stock of our subsidiaries, deposit accounts, certain books and records and certain licenses, and by a second-priority security interest in and lien on substantially all of our accounts receivable, inventory, deposit accounts, certain books and records and certain licenses.  The notes are guaranteed by O'Sullivan Holdings,
O'Sullivan Industries - Virginia and O'Sullivan Furniture Factory Outlet, Inc.  We also entered into a registration rights agreement pursuant to which we are obligated to file a registration statement with respect to an offer to exchange the notes for a new issue of identical notes registered under the Securities Act of 1933, as amended, within 90 days after this offering closes, and to use all commercially reasonable efforts to cause the registration statement to declared effective on or prior to 180 days after the notes were issued.  We may also be required under certain circumstances to provide a shelf registration statement to cover resales of the notes.

         The asset-based credit agreement permits revolving borrowings of up to $40.0 million to the extent of availability under a collateral borrowing base.  The credit agreement has a $25.0 million sub-limit for letters of credit, of which we are currently utilizing approximately $14.0 million.  The credit agreement is secured by a first-priority security interest in and lien on substantially all of our accounts receivable, inventory, deposit accounts, certain books and records and certain licenses, and a second-priority security interest in and lien on substantially all of our assets other than accounts receivable, inventory, capital stock of our subsidiaries, deposit accounts, certain books and records and certain licenses. The interest rate on loans under the credit agreement is a  LIBOR rate plus 2.5% or an index rate plus 1.0%.  We also pay a quarterly fee equal to 0.5% per annum of the unused commitment under the credit agreement.  O'Sullivan Industries - Virginia and O'Sullivan
Furniture Factory Outlet, Inc. are also parties to the credit agreement.  No loans were outstanding under the credit agreement as of September 30, 2003.

         In connection with the repayment of the term loans and the termination of the revolving credit facility under the senior credit facility, we expensed approximately $3.1 million of unamortized issuance costs related to the facility in the first quarter of fiscal 2004.

         Our consolidated indebtedness at September 30, 2003 was $200.8 million consisting of:

o        a senior credit agreement providing for asset-based revolving credit of up $40.0 million.  At
              September 30, 2003, no borrowings were outstanding under the credit agreement, although letters of credit aggregating approximately $14.0 million were outstanding under the credit agreement.

o        $100.0 million in 10.63% senior secured notes due October 1, 2008.  These notes were issued at a price of 95% providing $95.0 million in cash proceeds before expenses related to the issuance.

o        $100.0 million in 13-?% senior subordinated notes due 2009 issued with warrants to purchase 6.0% of our common and Series B junior preferred stock on a fully diluted basis.  These warrants were assigned a value of $3.5 million.  These notes were issued at a price of 98.046% providing $98.0 million in cash proceeds before expenses related to the issuance.

o        $10.0 million in variable rate industrial revenue bonds.

         The reconciliation of consolidated indebtedness to recorded book value at September 30, 2003 is as follows:

                                            Original
                                              Issue
                           Consolidated   Discount Net   Warrants Net      Recorded
                           Indebtedness   of Accretion   of Accretion     Book Value
                                                 (in thousands)
Senior secured notes       $   100,000       $  (5,000)     $       -     $ 95,000
Senior subordinated notes      100,000          (1,488)        (2,666)      95,846
Industrial revenue bonds        10,000               -              -       10,000
Total                      $   210,000       $  (6,488)     $  (2,666)    $200,846

         With the refinancing of our old senior credit facility, we have no principal payments due on our debt until 2008.  We expect to fund interest payments on our debt from cash flow from operations, cash on hand or borrowings under our credit agreement.  We expect our borrowing availability under our credit agreement will approximate $40.0 million.  Decreased demand for our products could decrease our inventory and accounts receivable levels and the availability of borrowings under our credit facility.

         As required under our old senior credit facility, we hedged one-half of our term loans with an initial notional amount of $67.5 million with a costless interest rate collar.  The collar, which expired on March 31,
2003, was based on three-month LIBOR with a floor of 6.43% and a ceiling of 8.75%.  The counter-party to our interest rate collar provided us with the payment amount that would have been required to terminate the collar as of the end of each quarter.  We recorded the change in fair value of the collar as increased or decreased interest expense in the consolidated statements of operations and included the resulting liability in accrued liabilities on the consolidated balance sheets.

         See the overview section of this Management's Discussion and Analysis of Financial Condition and Results
of Operations for a discussion of the impact of the Settlement Agreement with RadioShack on our liquidity and financial condition.

Off-balance Sheet Arrangements

         At September 30, 2003, we had no off-balance sheet arrangements that have or are likely to have a material current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations

         The following table illustrates our contractual obligations as of September 30, 2003 due in the future:

                                                       Payments Due by Period
                                                  Less than   12-36         36-60     After 60
      Contractual Obligations           Total     12 months    months      months      months
                                                           (in thousands)

Long-term debt                        $  210,000  $       -   $       -  $       -    $ 210,000
Payable to parent-tax sharing
  agreement to RadioShack(1)              72,067     11,644      21,820     26,770        11,833
Capital lease obligations                      -          -           -          -             -
Operating leases--unconditional             4,386      1,657       2,176        553             -
Other long-term obligations(2)               378         93         285          -             -
Total contractual cash obligations    $  286,831  $  13,394   $  24,281  $  27,323    $ 221,833

(1)  Timing and amounts of payments to RadioShack are contingent on actual taxable income adjusted to exclude the increased interest expense arising from the 1999 recapitalization and merger.  The amounts in the table above represent the maximum amounts payable by O'Sullivan Holdings to  RadioShack.

(2)  Represents payments due under a retirement agreement.

Effect of Recent Changes in Accounting Standards

         In April 2001, the Emerging Issues Task Force, or EITF, reached a consensus on EITF 00-25. This issue addresses the income statement classification of slotting fees, cooperative advertising arrangements and buydowns.

         The consensus requires that certain customer promotional payments that were classified as selling expenses be classified as a reduction of revenue.  We adopted EITF 00-25 effective January 1, 2002 and reclassified certain selling, marketing and administrative expenses as a reduction of net sales.  Our adoption of
EITF 00-25 had no impact on our operating income or net income (loss).  As a result of the adoption of EITF
00-25, for the six months ended December 31, 2001, we reclassified $7.7 million as a reduction in revenue rather than as selling, marketing and administrative expense.  Reclassification for fiscal year 2001 was $16.9 million.

         The FASB issued SFAS 142, Goodwill and Other Intangible Assets, on June 30, 2001.  We adopted SFAS 142 on July 1, 2001, the beginning of our 2002 fiscal year. With the adoption of SFAS 142, goodwill of approximately
$38.1 million is no longer subject to amortization over its estimated useful life.  Rather, goodwill will be assessed regularly for impairment by applying a fair-value-based test.  We have completed the valuation of the reporting unit, using the enterprise as the reporting unit.  Because the book value of the reporting unit is below the fair value of the reporting unit, there is no impairment loss.  We discontinued amortizing approximately $1.7 million of goodwill per year upon adoption of SFAS 142 on July 1, 2002.  Adjusted net loss for the fiscal year ended June 30, 2001 had such amortization not been recorded would have been $5.0 million.

         In June 2001, the FASB issued SFAS 143, Accounting for Asset Retirement Obligations.  This
pronouncement, which is effective for fiscal years beginning after June 15, 2002, addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.  We adopted this pronouncement effective July 1, 2002.  The pronouncement had no material impact on our financial position or results of operations.

         In August 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived
Assets.  This pronouncement, which is effective for fiscal years beginning after December 15, 2001, addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of.  This pronouncement had no adverse current impact on our financial position or results of operations.  We adopted this pronouncement effective July 1, 2002.

         In April 2002, the FASB issued SFAS 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of
FASB Statement No. 13 and Technical Corrections. The pronouncement, in part, addresses the accounting for gains and losses from the extinguishment of debt.  We adopted SFAS 145 effective July 1, 2002 and currently present such items as other financing costs on a pre-tax basis as opposed to an extraordinary item, net of tax.  We also elected to present certain other financing costs previously recorded in interest expense as other financing costs and have reclassified prior periods for comparability.

         In June 2002, the FASB issued SFAS 146, Accounting for Costs Associated with Exit or Disposal
Activities.  This pronouncement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF 94-3, Liability Recognition for Certain Employee Termination Benefits and
Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).  SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred rather than the date of an entity's commitment to an exit plan and establishes that fair value is the objective for initial measurement of the liability.  The provisions of this pronouncement are effective for exit or disposal activities that are initiated after December 31, 2002. SFAS 146 has had no effect on our financial position or results of operations.

         In December 2002, the FASB issued SFAS 148, Accounting for Stock-Based Compensation--Transition and
Disclosure.  This pronouncement amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.  The additional disclosure requirements of SFAS 148 are effective for fiscal years ending after December 15, 2002.

         We account for stock-based compensation for employees under Accounting Principles Board ("APB") Opinion
No. 25, Accounting for Stock Issued to Employees, and elected the disclosure-only alternative under SFAS 123.  No stock-based compensation cost is recorded, as all options granted have an exercise price equal to the market value of the stock on the date of the grant. In accordance with SFAS 148, the following tables presents the effect on net income (loss) had compensation cost for the company's stock plans been determined consistent with
SFAS 123:

                                                                                             Three months ended
                                                              Year Ended June 30,               September 30,
                                                         2003         2002        2001         2003        2002
                                                                             (in thousands)
Net income (loss) as reported                         $   4,688   $   (84,293) $   (6,371)  $   (5,414) $    2,252
Less:   total   stock-based   compensation   expense
   determined  under fair value method for all stock
   options, net of related income tax                        (7)           (5)         (4)          (2)         (2)
Pro forma net income (loss)                           $   4,681   $   (84,298) $   (6,375)  $   (5,416) $   (2,250)

         The fair value of each option on the date of the grant is estimated using the Black-Scholes option-pricing model based upon the following weighted average assumptions:

                                                    2003         2002       2001
Risk-free interest rate                        None granted      4.35%      5.09%
Dividend yield                                                   None       None
Volatility factor                                                 0.1%       0.1%
Weighted average expected life (years)                            5.0        5.0

         In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an
Interpretation of Accounting Research Bulletin No. 51 ("FIN 46"). FIN 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary.
The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January
31, 2003. Disclosure requirements apply to any financial statements issued after January 31, 2003. As amended by
FASB Staff Position No. FIN 46-6, FIN 46 is effective for variable interests in a variable interest entity created before February 1, 2003 at the end of the first interim or annual period ending after December 15, 2003.
FIN 46 applies to any business enterprise, public or private, that has a controlling interest, contractual relationship or other business relationship with a variable interest entity. The Company is in the process of reviewing FIN 46, but does not expect the adoption to have a material effect on its consolidated financial position or results of operations.

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period.  No options were granted during the three month periods ended September 30, 2003 and
2002.

Critical Accounting Policies and Estimates

         Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

         On an on-going basis, we evaluate our estimates, including those related to customer programs and incentives, bad debts, inventories, intangible assets, income taxes, restructuring, asset impairments, contingencies and litigation.  We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances.  The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.
Actual results may differ from these estimates under different assumptions or conditions.

         We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

o        We  derive  our  revenue  from  product  sales.  We  recognize  revenue  from  the sale of  products  when persuasive evidence of an arrangement  exists, the product has been delivered,  the price is fixed or determinable  and collection of the resulting  receivable is reasonably  assured.  For all sales,  we use purchase  orders from the  customer,  whether oral,  written or  electronically  transmitted,  as evidence that a sales  arrangement  exists.  Generally,  delivery occurs when product is delivered to a common  carrier or private  carrier,  with  standard  terms  being FOB  shipping  point.  We assess whether  the  price  is fixed or  determinable  based  upon the  payment  terms  associated  with the transaction.  We assess collection based on a number of factors,  including past transaction  history with the customer and the  creditworthiness  of the customer.  Collateral  generally is not requested from customers.

o        We record  estimated  reductions  to revenue for  customer  programs  and  incentive  offerings  including special pricing agreements,  price protection,  promotions and other volume-based incentives.  Market conditions  could  require  us to take  actions  to  increase  customer  incentive  offerings.  These offerings  could result in our  estimates  being too small and reduce our revenues when the incentive is offered.

o        We maintain  allowances  for doubtful  accounts for estimated  losses  resulting from the inability of our customers  to  make  required  payments.  If  the  financial  condition  of  our  customers  were  to deteriorate,  resulting in an  impairment of their ability to make  payments,  additional  allowances may be required.

o        We write down our inventory for estimated  obsolescence or unmarketable  inventory equal to the difference between the cost of inventory  and its  estimated  market value based upon  assumptions  about future demand and market  conditions.  If actual market  conditions are less favorable than those  projected by us,  additional  inventory  write-downs  may  be  required.  Obsolete  and  slow-moving  inventory reserves were approximately $4.3 million and $4.9 million at June 30, 2003 and 2002, respectively.

o        We record our  deferred  tax assets at the amount that the asset is more  likely than not to be  realized.
              As of June 30, 2003 and  September  30,  2003,  we have  provided a valuation  allowance  against our total net deferred tax asset.  While we have  considered  future taxable  income and ongoing  prudent and  feasible  tax  planning  strategies  in  assessing  the  need  for a  valuation  allowance,  our determinations  can  change.  If we  objectively  determine  it was more  likely than not we would be able to realize our  deferred  tax assets in the future in excess of our  recorded  amount,  we would reduce our valuation allowance, increasing income in the period such determination was made.

o        We  periodically  review our  long-lived  assets,  including  property and  equipment,  for impairment and determine whether an event or change in facts and  circumstances  indicates their carrying amount may not be  recoverable.  We determine  recoverability  of the assets by comparing the carrying amount of the assets to the net future  undiscounted  cash flows  expected to be generated by those assets.  If the sum of the undiscounted  cash flows is less than the carrying value of the assets,  an impairment charge is recognized.  Adverse  economic  conditions could cause us to record  impairment  charges in the future.

o        We assess goodwill regularly for impairment by applying a  fair-value-based  test, using the enterprise as the  reporting  unit.  If the  book  value of the  reporting  unit is  below  the  fair  value of the reporting unit,  there is no impairment loss.  Adverse  economic  conditions could cause us to record impairment charges in the future.

Market Risk and Inflation

         Our market risk is affected by changes in interest rates, foreign currency exchange rates and certain commodity prices.  Under our policies, we may use natural hedging techniques and derivative financial instruments to reduce the impact of adverse changes in market prices.  We do not hold or issue derivative instruments for trading purposes.  We believe that our foreign exchange risk is not material.

         We have market risk in interest rate exposure, primarily in the United States.  We manage interest rate exposure through our mix of fixed and floating rate debt.  Interest rate instruments may be used to adjust interest rate exposures when appropriate based on market conditions.  Our interest rate collar expired on March
31, 2003.  Only $10.0 million of our debt at September 30, 2003 is subject to variable interest rates.  A change in interest rates of one percentage point would change our cash interest by about $100,000 annually.

         Due to the nature of our product lines, we have material sensitivity to some commodities, including particleboard, fiberboard, corrugated cardboard and hardware.  We manage commodity price exposures primarily through the duration and terms of our vendor agreements.  A 1.0% change in our raw material prices would affect our cost of sales by approximately $1.4 million annually.

         In fiscal 2000, certain particleboard and fiberboard suppliers imposed price increases, which increased our cost of sales in fiscal 2000 and the first half of fiscal 2001.  We were able to reduce the effect of the increases somewhat through our value analysis program and productivity gains in manufacturing.  In fiscal 2001, particleboard and fiberboard prices declined, increasing our operating income in the latter portion of the year.
Industry pricing for particleboard was flat to slightly lower in fiscal 2002 and the first half of fiscal 2003.
We saw small increases in particleboard pricing in the third quarter of fiscal 2003 and another increase in the first quarter of fiscal 2004.  Prices for fiberboard increased in the fourth quarter of fiscal 2002, but declined slightly during fiscal 2003.  We anticipate further raw material price increases in the future.

         If the demand for particleboard increases or the supply decreases, prices may also increase.  We believe we can continue to partially offset the effect of such increases through the programs mentioned above and through eventual inclusion of the higher costs in the selling prices of our products.  However, there can be no assurance that we will be successful in offsetting these or future potential price increases.

                                                     BUSINESS

The Company

         We are a leading designer, manufacturer and distributor of ready-to-assemble, or RTA, furniture products in the United States, with over 45 years of experience.  Our products provide the consumer with high quality, value and easy-to-assemble furniture and comprise a broad range of product offerings, including desks, computer workcenters, entertainment centers, television and audio stands, bookcases, storage units and cabinets.  In calendar year 2002, we were the second-largest manufacturer of RTA furniture in the United States, and our estimated share of RTA furniture sales was approximately 17%.  Approximately 90% of our sales are for products offered at price points between $19 and $300, covering the majority of price points in the RTA furniture market.
For the fiscal year ended June 30, 2003, we had net sales of $289.2 million and operating income of
$26.7 million.  For the quarter ended September 30, 2003, our net sales were $71.5 million and our operating income was $4.0 million, compared to net sales of $71.6 million and operating income of $8.0 million in the first quarter of fiscal 2003.

         We distribute our products primarily through multi-store retail chains, including office superstores, discount mass merchants, home centers and consumer electronic superstores.  Our largest retail customers include
OfficeMax, Office Depot, Wal-Mart, Lowe's and Staples.  We service our customers from two modern manufacturing and distribution facilities totaling approximately 1.8 million square feet, located in Lamar, Missouri and South
Boston, Virginia.  Our manufacturing facilities are equipped with highly automated manufacturing processes which enhance our efficiency and flexibility.  Our production capabilities enable us to optimally serve our customers and profitably pursue the most attractive categories of the RTA furniture market.

Industry Overview

         The RTA furniture industry is a segment of the broader residential wood furniture industry with retail sales of approximately $15 billion per year.  In 2002, RTA furniture retail sales totaled approximately $3.3 billion. RTA furniture encompasses a broad range of furniture products including desks, computer workcenters, entertainment centers, television and audio stands, bookcases, cabinets and living room and bedroom furniture.
RTA furniture is sold through a broad array of distribution channels, including discount mass merchants, office superstores, consumer electronic superstores, home centers, and national department stores.  The majority of RTA furniture sales are made through discount mass merchants such as Wal-Mart, Target and Kmart and office superstores such as Office Depot, OfficeMax and Staples.  Although a large number of companies manufacture RTA furniture, the RTA furniture industry is relatively concentrated with the top five North American RTA furniture manufacturers accounting for an estimated 70% of the United States.  RTA furniture retail sales in 2002.

         The RTA furniture industry experienced significant growth in the mid to late 1990s.  According to
HomeWorld Business, the compounded annual growth rate of RTA furniture retail sales from 1995 to 2000 was approximately 8%.  Since 2000, the RTA furniture industry has declined in line with the broader furniture market, largely as a result of the closure of several significant retailers, a reduction in the demand for home office furniture due to a slowdown in demand for personal computers and increased competition from imported products.
In response to these industry challenges, we have recently expanded into new furniture categories, such as home storage and organization.  The home storage and organization market includes product offerings such as closet shelving systems, garage storage and workshop storage.  Annual retail sales for the home storage and organization market were estimated at approximately $5 billion for calendar 2000.  We have also increased our presence in the commercial office furniture industry.  The commercial office furniture market includes furniture used in commercial offices such as panel and modular systems, seating, storage units, files, tables and desks in wood and other materials, such as steel and glass.  The commercial office furniture market is significantly larger than the RTA furniture market with wholesale sales estimated at approximately $9 billion in calendar 2002.

Competitive Strengths

         We believe that we benefit from the following competitive strengths:

         Leader in RTA Furniture Market.  We are the second-largest RTA furniture manufacturer in the United
States, a position that we have held for the last three years. In calendar year 2002, our estimated share of the
RTA furniture market was approximately 17%. Our experience in the design and manufacturing of innovative and high quality RTA furniture helps us to maintain a leading position in the markets we serve. Additionally, our size and ability to offer our products across the country enable us to satisfy the substantial national purchasing requirements of the largest retailers in the United States.

         Superior Product Design and Innovation.  We believe that we are recognized as a leader in product design and innovation in the RTA furniture industry. Over the past five years, we have received awards of distinction from the American Society of Furniture Designers and from Design Journal magazine. We have a dedicated design group that enables us to adapt to the changing demands of our customer base and to develop over 150 new products annually. Our leading design capabilities allow us to continually offer an innovative portfolio of RTA furniture products to our customers, such as our patent pending Digital Dock(TM) computer desk design, which allows easy access to disk drives and USB ports, and our patent pending design for a plasma TV stand.

         Well-established Customer Relationships.  We have well-established relationships with many of the largest retailers in the United States. Our customer base includes leading retailers such as OfficeMax, Office
Depot, Staples, Wal-Mart and Lowe's. We believe our broad and innovative product offerings, along with our flexible manufacturing and distribution capabilities, enable us to maintain strong relationships with these leading RTA furniture retailers. The average age of our relationship with our top ten customers is approximately
14 years.

         Low Cost and Flexible Manufacturing Technology and Operations.  We believe that we are one of the lowest cost manufacturers in the RTA furniture industry in the United States. Our modern manufacturing facilities and manufacturing processes are highly automated, enabling us to operate efficiently and at high speeds. In addition, we are able to manufacture parts for different types of furniture over the same equipment which provides production scheduling flexibility and allows us to optimize the utilization of our plants. These manufacturing capabilities reduce our dependency on any single market, enabling us to pursue the most attractive markets of the
RTA furniture industry, including the home storage and organization and commercial office markets.

         Experienced Management Team with Significant Equity Ownership.  Our executive officers have an average of 17 years of experience in the RTA furniture industry. Our Chief Executive Officer, Richard Davidson, has over
30 years of experience in the consumer products industry. Members of our senior management own approximately 27%
of the outstanding common stock of O'Sullivan Holdings, aligning management's interests with our performance.

Business Strategy

         Our principal business strategies include the following:

         Continue to Solidify our Existing Relationships with Customers.  We will derive the majority of our revenue from our existing customers. We will continue to provide these customers with new, innovative products at competitive prices. We intend to continue to work with our major customers to design and manufacture products that meet their particular requirements, as well as present new concepts for their consideration. Additionally, we will proactively respond to their changing buying initiatives to maintain or increase our market share.

         Capitalize on our Expertise in Design and Production.  We will leverage our position as a leader in the
RTA furniture market and our existing skillset to capitalize on opportunities for RTA furniture manufacturers.

o        Offer New Product  Categories  through Existing  Distribution  Channels.  Retailers who have traditionally embraced RTA  furniture,  including  discount mass  merchants and home centers,  have become aware of the growth in the bedroom,  kitchen,  bath and home organization  markets.  The recent focus on these growing markets creates an opportunity for new product  development and innovation,  which we believe can invigorate  sales of existing retail space. We have directed  personnel,  resources and marketing to these markets and have already placed these types of products with several retailers.

o        Pursue  Opportunities  in Home  Storage  and  Organization.  While we  continue  to  support  our  current markets,  we have also begun taking advantage of  opportunities  outside  traditional  furniture that exist in our current  retail base.  Home storage and  organization  is a larger  market than our core
              RTA  furniture  business,  and is growing at a much  faster  rate.  While this market  includes  many opportunities  such as closet storage,  workshop storage and utility shelving and storage,  it is the relatively  untapped  garage  storage  category  that we believe  presents  one of the largest  unmet consumer needs. We are aggressively  pursuing this  opportunity  from both a product  development and brand marketing perspective.  To this end, we are currently  manufacturing a new line of home storage products under the Coleman(R)brand pursuant to a license agreement.

o        Target  the Small  and  Medium-Sized  Commercial  Office  Market.  Increasingly,  small  and  medium-sized businesses  are joining  home office  consumers  in choosing  to  purchase  their  office  supply and
              furniture  needs  from  office   superstores  and  national   discount  mass  merchants   instead  of
              locally-owned   furniture  outlets.  The  commercial  office  furniture  market  for  the  small  and medium-sized  business segment is at least three times the size of the home office furniture  market.
              We  currently  serve all three  national  office  superstores  and are able to  design,  produce  and install products for small and medium-sized  businesses.  In order to capitalize on this opportunity, we have focused our successful Intelligent  Designs(R) brand, as well as our personnel,  on providing comprehensive and affordable commercial office furniture solutions for this market.

         Continue to Focus on Low-Cost Production and Efficiency of Operations.  We continually endeavor to reduce the cost of our products without sacrificing quality. We work with our existing and new vendors to secure the most favorable pricing for our raw materials and components. For example, we have increased our sourcing of hardware from overseas in recent years. We also continually analyze our products to determine if there are changes we can make to the design, manufacture or packaging of a product to reduce its cost without compromising quality. Additionally we intend to further improve our manufacturing efficiency and reduce set-up times through selective equipment upgrades and through the use of internal small group improvement activities.

Product Overview

         We group our product offerings into five distinct categories:

o        Home office and small office  furniture,  including  desks,  computer work  centers,  bookcases and filing cabinets;

o        Entertainment  furniture,  including home  entertainment  centers,  home theater  systems,  television and audio stands and audio and video storage units;

o        Home  decor  furniture,  including  microwave  oven  carts,  pantries,  living  room and  recreation  room furniture and bedroom pieces, including dressers, night stands and wardrobes;

o        Light  commercial  office  furniture,  including  desks,  computer  work  centers,  bookcases  and  filing cabinets; and

o        Storage furniture, including storage cabinets and workbenches.

Customers

         RTA furniture is sold through a broad array of distribution channels, including discount mass merchants, office superstores, consumer electronic superstores, home centers and national department stores. The majority of
RTA furniture sales are made through discount mass merchants such as Wal-Mart, Target and Kmart and office superstores such as Office Depot, OfficeMax and Staples.

         We have longstanding relationships with key customers in both of these two major distribution channels.
In fiscal 2003, sales to OfficeMax accounted for about 19% of our gross sales, Office Depot accounted for about
13% of our gross sales and Wal-Mart accounted for about 12% of our gross sales. Similar to other large RTA furniture manufacturers, our sales are fairly concentrated.

Sales and Marketing

         We manage our customer relationships both through our in-house sales force and a network of independent sales representatives. In general, key accounts such as OfficeMax, Office Depot and Wal-Mart are called on by our sales force. Smaller customers are serviced mainly by independent sales representatives, whose activities are reviewed by our in-house sales force.

         We work extensively with our customers to meet their specific merchandising needs. Through customer presentations and other direct feedback from the customer and consumers, we identify the consumer tastes and profiles of a particular retailer. With this information, we make product recommendations to our customers. We maintain a close dialogue with customers to ensure that the design and functional requirements of our products are fulfilled.

         Our products are promoted by our customers to the public under cooperative and other advertising agreements. Under these agreements, our products are advertised in newspaper inserts and catalogs, among other publications. We generally cover a portion of the customer's advertising expenses if the customer places approved advertisements mentioning us and our products by name. We may also provide support to some customers' advertising programs. We generally do not advertise directly to consumers. We do, however, advertise in trade publications to promote O'Sullivan as a producer of high quality RTA furniture.

         We provide extensive service support to our customers. This support includes designing and installing in-store displays, educating retailers' sales forces and maintaining floor displays. We have been recognized for our commitment to our retail partners and have earned several awards in recent years.

         We participate in the furniture trade shows held in High Point, North Carolina in April and October of each year. High Point is a major international trade show in the furniture industry. It attracts buyers from the
United States and abroad. We also maintain other showrooms to market our product lines.

         We sell our products throughout the United States and in Canada, Mexico, the United Kingdom, Australia
and other countries. Export sales were $19.8 million, $19.1 million and $23.9 million in fiscal 2003, 2002 and
2001, respectively. In fiscal 2003, sales increased, primarily due to increased sales in Australia. In fiscal
2002, sales decreases in Central and South America, the Middle East and the United Kingdom were partially offset by sales increases in the Canadian market. In fiscal 2001, sales increases in the United Kingdom and Canada due to marketing successes were more than offset by sales decreases in the Middle East.

Manufacturing

         Producing RTA furniture begins with laminating paper or polypropylene to particleboard and fiberboard.
Only after laminating the board do we cut the board into parts. Each part for a unit is processed over the machines necessary to provide the desired size and shape, edge treatment, holes for assembly, decorative embossing and other features. Each part is processed only over the machines needed for its completion; therefore, we do not process all parts for a particular product on a single production line. We then assemble outsourced items such as screws, dowels, glass and other pieces as necessary. Finally, all of the parts and outsourced items needed for a unit are placed in a carton with assembly instructions and sealed.

         We operate two modern manufacturing facilities, in Lamar, Missouri and South Boston, Virginia. In total, these facilities have approximately 1.8 million square feet of space.

o        Lamar,  Missouri:  Opened in 1965, this facility has approximately 1.1 million square feet of space. It is our larger  facility and has the  capability to produce our entire  product  offering.  This facility also serves as our corporate headquarters.

o        South Boston,  Virginia:  Opened in 1989,  our South Boston  facility has been  expanded to  approximately
              675,000 square feet,  including an expansion of approximately  200,000 square feet completed in 2001.
              The South Boston facility has the capability to manufacture most of our products.

Product Design and Development

         We believe we are an industry leader in product quality and innovation. We are committed to the continuing development of unique furniture that meets consumer needs. With over 50% of our sales to the home office and small office market, we believe we are recognized as one of the industry's premier producers of contemporary home office and small office RTA furniture. In the past three years, we introduced an average of over 150 products per year. In the RTA furniture industry, a new product can be a variation in color or styling of an existing product. By providing a continuous supply of new product introductions, we endeavor to drive demand for our products, which we believe will help us to maintain our profit margins.

         We maintain an in-house product design staff that collaborates with our marketing personnel and customers to develop new products based on demographic and consumer information. We also work with outside designers. The product design professionals work with our engineering division to produce full-scale prototypes.
The engineering staff uses computer-aided design software, which provides three-dimensional graphics capabilities. The software allows a design engineer to accelerate the time-to-completion for a new product design. This allows us to reduce the time for newly conceived products to reach the market. We then show our prototypes to our customers to gauge interest. We also respond to suggestions from our retail customers regarding potential new products. If initial indications of product appeal are favorable, we usually can commence production within twelve weeks. We spent approximately $1.3 million, $1.1 million and $1.0 million on product design and development in fiscal years 2003, 2002 and 2001, respectively.

Raw Materials

         The materials used in our manufacturing operations include particleboard, fiberboard, coated paper or polypropylene laminates, glass, furniture hardware and packaging materials. Our largest raw material cost is particleboard. We purchase all of our raw material needs from outside suppliers. We buy our particleboard and fiberboard at market-based prices from several independent wood product suppliers. We purchase other raw materials from a limited number of vendors. These raw materials are generally available from other suppliers, although the cost from alternate suppliers might be higher.

         As is customary in the RTA furniture industry, we do not maintain long-term supply contracts with our suppliers. We do, however, have long standing relationships with all of our key suppliers and encourage supplier partnerships. Our supplier base is sufficiently diversified so that the loss of any one supplier in any given commodity should not have a material adverse effect on our operations. We have never been unable to secure needed raw materials. However, there could be adverse effects on our operations and financial condition if we are unable to secure necessary raw materials like particleboard and fiberboard.

         Because we purchase all of our raw materials from outside suppliers, we are subject to changes in the prices charged by our suppliers. Our two largest raw material costs are particleboard and fiberboard. In fiscal
2003, prices for fiberboard declined slightly. Particleboard prices fluctuated slightly in fiscal 2003. We generally cannot increase the prices at which we sell our products to our customers. However, as we introduce new models, our pricing for the model reflects our current costs. We cannot assure you that raw material prices will not increase in the future. If the demand for particleboard increases, prices may rise in 2004 or even earlier.
See "Risk Factors--Our operating income would be reduced if the prices our suppliers charge us for raw materials increase."

Competition

         The residential furniture market is highly competitive and includes a large number of both domestic and foreign manufacturers. Our competitors include manufacturers of both RTA and assembled furniture. Although a large number of companies manufacture RTA furniture, the top five North American RTA furniture manufacturers accounted for an estimated 70% of United States. RTA furniture retail sales in 2002. Our top four competitors are
Sauder Woodworking, Inc., Bush Industries, Inc., Dorel Industries, Inc. and Creative Interiors. Some of our
competitors have greater sales volume and financial resources than we do. RTA furniture manufacturers compete on the basis of price, style, functionality, quality and customer support.

         In recent years, sales of imported RTA furniture have been increasing in the United States. We anticipate that we will continue to compete with imports in the United States. We are reacting to this new competition by emphasizing our design capabilities, our quality and our ability to deliver products from the factory more quickly and at competitive prices. We have also begun to source the manufacture of certain products from other countries.

         Several manufacturers, including O'Sullivan, have excess manufacturing capacity due to the current decline in sales in the RTA furniture market and increasing imports. This excess capacity is causing increased competition.

Patents and Trademarks

         We have a United States trademark registration and international trademark registrations or applications for the use of the O'Sullivan(R)name on furniture. We believe that the O'Sullivan name and trademark are well-recognized and associated with high quality by both our customers and consumers and are important to the success of our business. Our products are sold under a variety of trademarks in addition to O'Sullivan. Some of these names are registered trademarks. We do not believe that the other trademarks we own enjoy the same level of recognition as the O'Sullivan trademark. We also do not believe that the loss of the right to use any one of these other trademarks would be material to our business.

         We hold a number of patents and licenses. We do not consider any one of these patents and licenses to be material to our business.

Shipping

         We offer customers the choice of paying their own freight costs or having us absorb freight costs. If we absorb the freight costs, our product prices are adjusted accordingly. When we pay freight costs, we use independent trucking companies with whom we have negotiated competitive transportation rates.

Backlog

         Our business is characterized by short-term order and shipment schedules of generally less than two weeks. Accordingly, we do not consider backlog at any given date to be indicative of future sales.

Seasonality

         We generally experience a somewhat higher level of sales in the second and third quarters of our fiscal year in anticipation of and following the holiday selling seasons.

Insurance

         We maintain liability insurance at levels that we believe are adequate for our needs. We believe these levels are comparable to the level of insurance maintained by other companies in the furniture manufacturing business.

Employees

         As of June 30, 2003, we had approximately 1,750 employees. About 76% percent of these employees are located in Lamar, Missouri. None of our employees are represented by a labor union. We believe that we have good relations with our employees. We decided to decrease our level of operations at our South Boston, Virginia facility in the fourth quarter of fiscal 2003. As a result, we had approximately 1,525 employees as of August 31,
2003.

Environmental and Safety Regulations

         Our operations and current and/or former facilities are subject to extensive federal, state and local environmental, health and safety laws, regulations and ordinances. Some of our operations require permits. These permits are subject to revocation, modification and renewal by governmental authorities.

         Governmental authorities have the power to enforce compliance with their regulations. Violators are subject to civil, and in some cases criminal, sanctions. Although compliance with these regulations imposes burdens and risks on us, in the past, they have not had a significant effect on our results of operations, capital expenditures or competitive position. In fiscal 2001, we received a Title V operating permit for our facility in Lamar, Missouri. The permit imposes additional monitoring restrictions on our operations, but has not required us to modify our operations. We have addressed certain issues with the Missouri Department of Natural
Resources regarding the effectiveness of the monitoring requirements. There can be no assurance that future changes in laws and or regulations will not require us to make significant additional expenditures to ensure compliance in the future.

         Our manufacturing process creates by-products, including sawdust and particleboard flats. At the South
Boston facility, this material is given to a recycler or disposed of in landfills. At the Lamar facility, the material has been sent to recyclers and off-site disposal sites. In fiscal 2003, the percentage of material delivered to recyclers at a reduced cost declined; and our disposal costs increased 8%. Our by-product disposal costs were approximately $650,000 for fiscal 2003, $600,000 for fiscal 2002 and $1.1 million for fiscal 2001.

         Our manufacturing facilities ship waste products to various disposal sites. If our waste products include hazardous substances and are discharged into the environment, we are potentially liable under various laws. These laws may impose liability for releases of hazardous substances into the environment. These laws may also provide for liability for damage to natural resources. One example of these laws is the federal
Comprehensive Environmental Response, Compensation and Liability Act. Generally, liability under this act is joint and several and is determined without regard to fault. In addition to the Comprehensive Environmental
Response, Compensation and Liability Act, similar state or other laws and regulations may impose the same or even broader liability for releases of hazardous substances.

         We have been designated as a potentially responsible party under the Arkansas Remedial Action Trust Fund
Act for the cost of cleaning up a disposal site in Diaz, Arkansas. We entered into a de minimis buyout agreement with some of the other potentially responsible parties. We have contributed $2,000 to date toward cleanup costs under this agreement. The agreement subjects potentially responsible parties to an equitable share of any additional contributions if cleanup costs exceed $9 million. In this event, we would be liable for our share of the excess. Cleanup expenses have approached $9 million. The state has approved a plan providing that groundwater at the site be monitored. No further remediation activity is necessary unless further problems are discovered.
The monitoring activities, which are underway, should not require the potentially responsible parties to make additional payments. Assuming no further problems are discovered, we believe that the amounts we may be required to pay in the future, if any, relating to this site will be immaterial.

         Our operations also are governed by laws and regulations relating to workplace safety and worker health, principally the Occupational Safety and Health Act and related regulations. Additionally, some of our products must comply with the requirements and standards of the United States Consumer Products Safety Commission. We
believe that we are in substantial compliance with all of these laws and regulations.

Properties

         O'Sullivan owns two manufacturing, warehouse and distribution facilities. The Lamar, Missouri facility, which also serves as O'Sullivan's headquarters, consists of approximately 1.1 million square feet of space. The
South Boston, Virginia facility has approximately 675,000 square feet of space.

         We purchased additional land adjacent to our Lamar facility in July 2002. We have some excess land at
South Boston which may be used for expansion.

         We lease space for showrooms in High Point, North Carolina and in other locations in the United States.
We also lease warehouse space in Lamar and Neosho, Missouri. We lease space for factory outlet stores in
Springfield and Joplin, Missouri to sell close-out and excess inventory.

         Our Canadian operations are in a leased facility in Markham, Ontario. O'Sullivan's United Kingdom operations are in a leased facility in Oxfordshire.

         The Cedar City, Utah manufacturing plant that we closed in January 2001 was sold in June 2003.

         We consider our owned and leased facilities to be adequate for the needs of O'Sullivan and believe that all of our owned and leased properties are well maintained and in good condition.

Legal Proceedings

         On September 24, 2002, Montgomery Ward, LLC filed suit against O'Sullivan Industries in the United
States Bankruptcy Court, District of Delaware, alleging that payments made by Montgomery Ward within 90 days prior to its bankruptcy constituted preferential transfers under the Bankruptcy Code that should be recovered from O'Sullivan Industries by Montgomery Ward, together with interest. The alleged payments aggregate $3.7 million. We received the summons in this action on October 29, 2002. We responded to the suit denying we received any preferential payments. We intend to contest this lawsuit vigorously.

         In August 2003, Ames Department Stores, Inc. filed suit against O'Sullivan Industries in the United
States Bankruptcy Court, Southern District of New York alleging that payments made by Ames within 90 days prior to its bankruptcy constituted preferential transfers under the Bankruptcy Code that should be recovered from
O'Sullivan Industries by Ames, together with interest. The alleged payments aggregate $2.1 million. We received the summons in this action on September 22, 2003. We intend to respond to the suit denying we received any preferential payments. We intend to contest this lawsuit vigorously.

         In addition, we are a party to various pending legal actions arising in the ordinary operation of our business. These include product liability claims, employment disputes and general business disputes. We believe that these actions will not have a significant material adverse effect on our consolidated operating results, liquidity and financial condition.

                                                    MANAGEMENT

Directors and Executive Officers

         The following table sets forth the names, ages as of September 1, 2003, and a brief account of the business experience each of our directors and executive officers.

            Name                  Age                           Title
Daniel F. O'Sullivan.........     62   Chairman and Director
Richard D. Davidson..........     55   President and Chief Executive Officer and Director
Michael P. O'Sullivan........     43   Senior Vice President-Marketing
Thomas M. O'Sullivan, Jr.....     48   Senior Vice President-Sales
Phillip J. Pacey.............     38   Senior Vice President and Chief Financial Officer
Rowland H. Geddie, III.......     49   Vice President, General Counsel and Secretary
James C. Hillman.............     58   Vice President-Human Resources
E. Thomas Riegel.............     59   Vice President-Strategic Operations
Neal C. Ruggeberg............     46   Vice President and Chief Information Officer
Stuart D. Schotte............     41   Vice President-Supply Chain Management
Tommy W. Thieman.............     52   Vice President-Manufacturing-Lamar
Charles A. Carroll...........     53   Director
Harold O. Rosser.............     54   Director

         Daniel F. O'Sullivan was named President, Chief Executive Officer and a Director of O'Sullivan Holdings
in November 1993 and became Chairman of the Board in December 1993. He relinquished the position of President of
O'Sullivan Holdings in July 1996 and resigned as Chief Executive Officer in October 1998. He served as President of O'Sullivan Industries from 1986 until July 1996, and was appointed Chairman of the Board and Chief Executive
Officer in 1994. He also served as Chairman of the Board and Chief Executive Officer of O'Sullivan Industries -
Virginia. Mr. O'Sullivan was employed by O'Sullivan from 1962 until his retirement. Under the terms of his retirement and consulting agreement with O'Sullivan Holdings, Mr. O'Sullivan retired as an executive of
O'Sullivan Holdings, O'Sullivan Industries and O'Sullivan Industries - Virginia effective March 31, 2000. He remains as non-executive Chairman of the Board for each company.

         Richard D. Davidson was promoted to President and Chief Executive Officer of O'Sullivan Holdings,
O'Sullivan Industries and O'Sullivan Industries - Virginia in January 2000. He was named President and Chief
Operating Officer and Director of O'Sullivan Holdings, O'Sullivan Industries and O'Sullivan Industries -Virginia
in 1996. He has also served as President and Chief Executive Officer and a director of O'Sullivan Furniture
Factory Outlet, Inc., a subsidiary of O'Sullivan Industries, since March 2002.

         Michael P. O'Sullivan was named Senior Vice President-Marketing of O'Sullivan Holdings, O'Sullivan
Industries and O'Sullivan Industries - Virginia in January 2000. He had been Vice President- Marketing of
O'Sullivan Holdings, O'Sullivan Industries and O'Sullivan Industries - Virginia since November 1995. He is also
Senior Vice President-Marketing of O'Sullivan Furniture Factory Outlet, Inc. Mr. O'Sullivan has been employed by
O'Sullivan since 1984.

         Thomas M. O'Sullivan, Jr. was promoted to Senior Vice President-Sales of O'Sullivan Holdings, O'Sullivan
Industries and O'Sullivan Industries - Virginia in January 2000. He had been Vice President-Sales of O'Sullivan
Holdings, O'Sullivan Industries and O'Sullivan Industries - Virginia since 1993. Since March 2002, he has served as Senior Vice President-Sales and a Director of O'Sullivan Furniture Factory Outlet, Inc. Mr. O'Sullivan has
been employed by O'Sullivan since June 1979.

         Phillip J. Pacey was promoted to Senior Vice President and Chief Financial Officer of O'Sullivan
Holdings, O'Sullivan Industries and O'Sullivan Industries - Virginia in January 2000. He was appointed Vice
President-Finance and Treasurer of O'Sullivan Holdings, O'Sullivan Industries and O'Sullivan Industries -
Virginia in July 1999. From November 1995 until July 1999, he served as Treasurer of O'Sullivan Holdings,
O'Sullivan Industries and O'Sullivan Industries - Virginia. Since March 2002, he has served as Senior Vice
President and Chief Financial Officer and a Director of O'Sullivan Furniture Factory Outlet, Inc.

         Rowland H. Geddie, III has been Vice President, General Counsel and Secretary of O'Sullivan Holdings,
O'Sullivan Industries and O'Sullivan Industries - Virginia since December 1993. He served as a Director of
O'Sullivan Industries and O'Sullivan Industries - Virginia from March 1994 through November 1999. Since March
2002, he has served as Vice President, General Counsel and Secretary and a Director of O'Sullivan Furniture
Factory Outlet, Inc.

         James C. Hillman has been Vice President-Human Resources of O'Sullivan Holdings since November 1993 and of O'Sullivan Industries since 1980. He also serves as Vice President-Human Resources of O'Sullivan Industries -
Virginia and O'Sullivan Furniture Factory Outlet, Inc. Mr. Hillman has been employed by O'Sullivan since May 1971.

         E. Thomas Riegel has been Vice President-Strategic Operations of O'Sullivan Holdings, O'Sullivan
Industries and O'Sullivan Industries - Virginia since November 1995. From June 1993 until November 1995, he was
Vice President-Marketing of O'Sullivan Holdings, O'Sullivan Industries and O'Sullivan Industries - Virginia. He
is also Vice President-Strategic Operations of O'Sullivan Furniture Factory Outlet, Inc. Mr. Riegel has been employed by O'Sullivan since May 1971.

         Neal C. Ruggeberg was promoted to Vice President and Chief Information Officer of O'Sullivan Holdings,
O'Sullivan Industries and O'Sullivan Industries  Virginia in July 2002. From 1996 to July 2002, Mr. Ruggeberg
served as Director of Information Services for O'Sullivan Industries and O'Sullivan Industries - Virginia.

         Stuart D. Schotte was appointed Vice President-Supply Chain Management in July 1999 for O'Sullivan
Holdings, O'Sullivan Industries and O'Sullivan Industries - Virginia. From February 1998 to July 1999, Mr.
Schotte served as Controller for O'Sullivan Holdings, O'Sullivan Industries and O'Sullivan Industries - Virginia.
From July 1996 until February 1998, Mr. Schotte served as Director of Financial Analysis and Planning for Fast
Food Merchandisers, Inc. Since March 2002, he has also served as Vice President-Supply Chain Management for
O'Sullivan Furniture Factory Outlet, Inc.

         Tommy W. Thieman was appointed Vice President-Manufacturing-Lamar in July 1999 for O'Sullivan Holdings
and O'Sullivan Industries. Since 1987, he has served as the Plant Manager in Lamar for O'Sullivan Industries.
Mr. Thieman has been employed by O'Sullivan since 1972.

         Charles A. Carroll became President and Chief Executive Officer of Goodman Global Holdings, Inc., a
manufacturer of air conditioning and heating equipment, in September 2001. Prior to that, he served for two years as President and Chief Executive Officer of Goodman Global's Amana Appliances Division until its sale by Goodman
Global to Maytag. From 1993 to 1999, Mr. Carroll was President and Chief Operating Officer and a director of
Rubbermaid, Inc. Mr. Carroll was appointed a Director of O'Sullivan Industries, O'Sullivan Holdings and
O'Sullivan - Virginia in July 2001.

         Harold O. Rosser was appointed a director of O'Sullivan Holdings, O'Sullivan Industries and O'Sullivan
Industries - Virginia in connection with the merger and recapitalization in November 1999. Mr. Rosser has been a principal of BRS since August 1995. Mr. Rosser was an officer of Citicorp Venture Capital from 1987 through July
1995. He is a director of Acapulco Restaurants, Inc., H&E Equipment Services, LLC, Il Fornaio (America)
Corporation, McCormick and Schmick Restaurant Corp., Penhall International and RACI Holdings Inc./Remington Arms
Co., Inc.

Certain Relationships

         Daniel F. O'Sullivan, Thomas M. O'Sullivan, Jr. and Michael P. O'Sullivan are brothers. Tommy W. Thieman is the brother-in-law of Daniel F. O'Sullivan, Thomas M. O'Sullivan, Jr. and Michael P. O'Sullivan. Tyrone E.
Riegel and James C. Hillman were, prior to the deaths of their respective spouses, brothers-in-law of Daniel F.
O'Sullivan, Thomas M. O'Sullivan, Jr. and Michael P. O'Sullivan. Tyrone E. Riegel and E. Thomas Riegel are
brothers.

Executive Compensation

         The following table reflects the cash and non-cash compensation for the chief executive officer of
O'Sullivan and the six next most highly compensated executive officers (the "named officers") at June 30, 2002.

                                            Summary Compensation Table

                                                                             Annual
                                                                         Compensation(1)
                                                                                                    All Other
            Name and Principal Position                               Salary($)     Bonus($)   Compensation($)(2)
Richard D. Davidson...............................           2003      372,415             -          55,980
  President and Chief Executive Officer                      2002      300,000       199,800          31,281
                                                             2001      297,885       105,000          49,896
Tyrone E. Riegel(3)...............................           2003      224,846             -          40,122
  Executive Vice President                                   2002      213,200       101,570          25,872
                                                             2001      212,885        53,300          39,603
Thomas M. O'Sullivan, Jr..........................           2003      179,531             -          30,133
  Senior Vice President-Sales                                2002      160,000        76,300          19,351
                                                             2001      159,423        40,000          28,067
Phillip J. Pacey..................................           2003      174,338             -          28,986
  Senior Vice President and Chief Financial Officer          2002      150,000        81,550          18,220
                                                             2001      149,615        37,500          24,970
Michael P. O'Sullivan.............................           2003      151,277             -          26,752
  Senior Vice President-Marketing                            2002      140,400        66,990          17,653
                                                             2001      140,192        35,100          25,876
E. Thomas Riegel..................................           2003      151,277             -          27,477
  Vice President-Strategic Operations                        2002      140,400        53,352          18,464
                                                             2001      140,192        28,380          26,953
Rowland H. Geddie, III............................           2003      151,277             -          26,179
  Vice President, General Counsel & Secretary            2002      140,400        63,352          17,428
                                                             2001      140,192        28,380          25,401

___________

(1)  For the years shown, the named officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits. The amounts for perquisites and other personal benefits for the named officers are not shown because the aggregate amount of such compensation, if any, for each of the named officers during the fiscal year shown does not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such officer.

(2)  In fiscal 2003, other compensation for the named officers consisted of the following:
                                                                                     Matching and
                                                                                    Profit Sharing
                                                                   Stock Purchase    Contributions
                                                                   Program ("SPP")  under Deferred
                                                                      Matching       Compensation

Richard D. Davidson....      $ 2,583      $ 9,000     $ 16,837         $ 9,971         $ 17,589
Tyrone E. Riegel.......      $ 4,914      $ 8,500     $ 12,986         $ 5,557         $  8,165
Thomas M. O'Sullivan, Jr     $ 1,047      $ 8,500     $ 11,977         $ 4,311         $  4,297
Phillip J. Pacey.......      $   385      $ 8,500     $ 11,419         $ 4,370         $  4,312
Michael P. O'Sullivan..      $   500      $ 8,500     $  9,626         $ 3,702         $  4,423
E. Thomas Riegel.......      $ 2,888      $ 8,000     $  9,799         $ 3,369         $  3,421
Rowland H. Geddie, III.      $   867      $ 8,000     $ 10,034         $ 3,619         $  3,659

         The table does not include amounts payable in the event of a change in control. See "Change in Control
Protections."

(3)  Mr. Riegel retired on November 15, 2003.

Option Grants in the Last Year

         During the fiscal year ended June 30, 2003, no options were granted to the named officers.

Option Exercises in the Last Year and Year-End Option Values

         No options were exercised by the named officers in fiscal 2003.  The following table summarizes information regarding outstanding options to purchase stock held by the named officers as of June 30, 2003. All options to purchase Series A junior preferred stock are vested and exercisable.

                                                                                      Series A Junior
                                               Common Stock                           Preferred Stock
                              Option        Option      Value of      Value of      Option     Value of
                              Shares        Shares     Exercisable  Unexercisable   Shares    Exercisable
                            Exercisable  Unexercisable   Options       Options    Exercisable   Options
          Name              at 6/30/03    at 6/30/03   at 6/30/03    at 6/30/03   at 6/30/03  at 6/30/03
Richard D. Davidson....       1,700         6,800        $   -         $   -       10,929    $ 1,775,479
Tyrone E. Riegel.......         800         3,200        $   -         $   -        3,378    $   548,706
Thomas M. O'Sullivan, Jr        800         3,200        $   -         $   -        5,996    $   974,112
Phillip J. Pacey.......         800         3,200        $   -         $   -        1,411    $   229,287
Michael P. O'Sullivan..         800         3,200        $   -         $   -        6,176    $ 1,003,291
E. Thomas Riegel.......         600         2,400        $   -         $   -        4,390    $   713,123
Rowland H. Geddie, III.         600         2,400        $   -         $   -        6,375    $ 1,035,629

Change in Control Protections

         O'Sullivan Holdings has termination protection agreements with its executive officers. If the employment of a protected employee is terminated by us within a period of up to 24 months after a change in control, the employee will be entitled to receive various benefits. These benefits include:

o        a cash payment equal to the current base salary and highest bonus received in the previous three years;

o        a cash payment equal to the bonus earned by the employee in the year of  termination,  calculated on a pro rated basis on the date of termination;

o        a cash payment equal to accrued and unpaid vacation pay;

o        a cash payment for an automobile allowance of 12 months;

o        continued life and health insurance coverage for up to 12 months;

o        a lump sum payment,  adjusted for taxes,  to the employee in an amount equal to the  protected  employee's unvested profit sharing account in the Savings and Profit Sharing Plan;

o        a cash payment based on the amount that the  protected  employee  would have  received  under our Deferred
              Compensation Plan had he continued to work for O'Sullivan until he attained the age of 65;

o        all outstanding stock options vest and become immediately exercisable;

o        O'Sullivan will be required to purchase for cash any shares of  unrestricted  common stock and options for shares at the fair market value;

o        one year of outplacement services;

o        for  certain  executive  officers,  if the  protected  employee  moves more than 20 miles from his primary residence in order to accept  permanent  employment  within 36 months after  leaving  O'Sullivan,  we will repurchase the employee's primary residence; and

o        if the  executive  officer is required to pay an excise tax under  Section  4999 of the  Internal  Revenue code of 1986, we will pay the employee an additional amount to offset the effect of the tax.

         The agreements for certain executive officers also provide for cash payments in lieu of matching payments under the Stock Purchase Program and the Savings and Profit Sharing Plan. The agreements for certain executive officers also provide that, in some circumstances, they may voluntarily leave our employment after a change in control and receive the benefits under the protection agreements. These circumstances include:

o        an adverse change in the executive's status, title or duties;

o        a reduction in the executive's salary or bonus;

o        relocation of the executive's office to a site which is more than 20 miles from its present location;

o        a reduction in the executive's benefit levels;

o        the insolvency or bankruptcy of O'Sullivan; or

o        the executive  leaves the  employment of O'Sullivan  for any reason during the 60-day period  beginning on the first anniversary of the change in control.

         The table below sets forth the total payments that may be received by each of the named officers if these persons are terminated during fiscal 2004, assuming the provisions of his Termination Protection Agreement were applicable. The values of non-cash benefits have been included on the basis of their estimated fair value.
These amounts do not include any payments to be received for shares of O'Sullivan Holdings stock or options to acquire O'Sullivan Holdings stock. These amounts also do not include payments which we would make to offset the effect of excise taxes or to purchase any officer's home. We have assumed for this purpose that the named officers are terminated on September 30, 2003.

                         Officer                               Amount
Richard D. Davidson.....................................    $   799,762
  President and Chief Executive Officer
Tyrone E. Riegel........................................    $   476,590
  Executive Vice President
Thomas M. O'Sullivan, Jr................................    $   379,515
  Senior Vice President-Sales
Phillip J. Pacey........................................    $   362,253
  Senior Vice President and Chief Financial Officer
Michael P. O'Sullivan...................................    $   330,478
  Senior Vice President-Marketing
E. Thomas Riegel........................................    $   315,298
  Vice President-Strategic Operations
Rowland H. Geddie, III..................................    $   323,007
  Vice President, General Counsel & Secretary

Compensation Committee Interlocks and Insider Participation

         The members of O'Sullivan Holdings Compensation Committee are Harold O. Rosser and Charles A. Carroll.
Neither member of the Compensation Committee was an officer or employee of O'Sullivan or its subsidiaries during the fiscal year ended June 30, 2003. Neither was formerly an officer of O'Sullivan or any of its subsidiaries. In addition, no executive officer of O'Sullivan serves on the board of directors or the compensation committee of another entity where a committee member is employed. Mr. Rosser is a managing director of BRS which owns approximately 73% of our common stock. Bruckmann, Rosser, Sherrill & Co., LLC ("BRS, LLC"), an affiliate of BRS and O'Sullivan Industries have entered into a Management Services Agreement. See "Certain Relationships and
Related Transactions--BRS, LLC Management Services Agreement."

Compensation of Directors

         Directors of O'Sullivan who are not employees or consultants of O'Sullivan, BRS or affiliates of either of them are paid $7,500 per meeting attended in person and $2,500 per meeting attended by telephone (with all meetings that occur on the same day being considered as one meeting). The chairmen of the compensation committee and the audit committee each receive an additional $1,000 per year if not employed by BRS or its affiliates.
O'Sullivan pays the expenses of directors to attend meetings. Directors who are not employees or consultants of
O'Sullivan, BRS or affiliates of either of them will also receive a one-time option to purchase shares of common stock of O'Sullivan Holdings. Employees of O'Sullivan do not receive additional compensation for their service as a director other than payment of expenses, if any, to attend a meeting.

                                 SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of December 15, 2003, certain information with respect to the beneficial ownership of the securities of O'Sullivan Holdings by (i) each of our directors, (ii) each of the named executive, (iii) our executives and directors as a group and (iv) the only other owner of five percent of any class of O'Sullivan Holdings' equity securities known to us.

                                                                     Options to Purchase
                                                  Senior Preferred     Series A Junior     Series B Junior
                              Common Stock              Stock          Preferred Stock     Preferred Stock
Name of Beneficial Owner     Shares        %      Shares       %      Options      %      Shares        %
BRS(1)................       994,998(2) 72.73%        -         -          -        -    442,223(2)  83.59%
Harold O. Rosser......       994,998(2) 72.73%        -         -          -        -    442,223(2)  83.59%
Charles A. Carroll....         4,000(3) 0.29%         -         -          -        -         -          -
Daniel F. O'Sullivan..         9,972    0.73%    197,681     1.20%     4,432     7.35%        -          -
Richard D. Davidson...        83,249(4) 6.08%    14,707(4)     (5)    10,929    18.12%   20,839(4)    3.94%
Tyrone E. Riegel......        22,065(6) 1.61%    101,806       (5)     3,378     5.60%    3,644         (5)
Thomas M. O'Sullivan,  Jr     34,951(7) 2.55%    23,963        (5)     5,996     9.94%    6,561(6)    1.24%
Phillip J. Pacey......        12,549(7) 0.92%    29,590        (5)     1,411     2.34%    1,722         (5)
Michael P. O'Sullivan.        32,105(7) 2.35%    32,303        (5)     6,176    10.24%    5,117         (5)
E. Thomas Riegel......        20,416(8) 1.49%    30,630        (5)     4,390     7.28%    2,425         (5)
Rowland H. Geddie, III        25,359(7) 1.85%     5,340        (5)     6,375    10.57%    2,636         (5)
Directors and executive
officers as a group
(14  persons).........     1,300,149(8) 94.20%   464,046     2.82%    52,839    87.10%   495,295(8)  93.63%
BancBoston Investments,
Inc...................        93,273(9) 6.38%         -         -          -        -    39,273(9)    6.91%

         Each management participant has a business address at 1900 Gulf Street, Lamar, Missouri 64759-1899. BRS'
address is 126 East 56th Street, 29th Floor, New York, New York 10022. Mr. Carroll's address is 2550 North Loop
West, Suite 400, Houston, Texas 77092. BancBoston Investments, Inc.'s address is 175 Federal Street, 10th Floor,
Boston, Massachusetts 02110. BancBoston Investments, Inc. is a subsidiary of Fleet Boston Financial Corporation, a publicly held corporation.
____________

(1)  The principals of BRS' general partner are Bruce C. Bruckmann, Harold O. Rosser, Stephen C. Sherrill, Thomas
     J. Baldwin and Paul D. Kaminski, each of whom could be deemed to beneficially own the shares of O'Sullivan
     Holdings held by BRS.

(2)  BRS holds 989,617 shares of common stock and 439,831 shares of Series B junior preferred stock. BRS' general partner holds 5,381 shares of common stock and 2,392 shares of Series B junior preferred stock. All of these shares of common and Series B junior preferred stock may be deemed to be beneficially owned by Harold O.
     Rosser, a Director of O'Sullivan.

(3)  These shares are issuable upon the exercise of options.

(4)  Includes 77,553 shares of common stock, 19,054 shares of Series B junior preferred stock and 13,874 shares of senior preferred stock held in a limited partnership of which Mr. Davidson and his wife are the general partners. Also includes 1,700 shares of common stock issuable upon the exercise of options.

(5)  Less than one percent.

(6)  Includes 16,423 shares of common stock and 1,503 shares of Series B junior preferred stock held in a trust of which Mr. Riegel is the trustee. Also includes 800 shares of common stock issuable upon the exercise of options.

(7)  Includes 800 shares of common stock issuable upon the exercise of options.

(8)  Includes 600 shares of common stock issuable upon the exercise of options.

(9)  Includes the shares held by BRS and its general partner described in note 2. Also includes 7,900 shares of common stock issuable upon the exercise of options. In addition, includes the partnership and trust shares described in notes 4 and 6, respectively.

(10) BancBoston Investments, Inc. holds warrants to purchase these shares.

                                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Casey O'Sullivan, a son of Daniel F. O'Sullivan, works at Sun Container, a supplier of corrugated boxes to O'Sullivan. Ryan Fullerton, a son-in-law of Tom Riegel, also works for Sun Container, although he does not call on O'Sullivan. In fiscal 2003, O'Sullivan paid Sun $3.9 million for corrugated boxes. We have followed the practice of awarding purchase orders for cartons for a model to the lowest bidder for the carton. These relationships have been approved pursuant to O'Sullivan's conflict of interest policy.

         World Charter Trading, Inc. ("WCT") is a corporation owned by the son of Richard D. Davidson. WCT sources furniture and other products from the Asia. During fiscal 2003, we paid WCT approximately $537,000 for furniture it sourced for us. We source furniture products from Asia from different sources; we select the best vendor for a product based on price, quality, and ability to make timely deliveries. Mr. Davidson is not involved in the sourcing of furniture through WCT. This relationship has been approved pursuant to O'Sullivan's conflict of interest policy. It is also monitored by O'Sullivan Holdings' Audit Committee.

         In connection with the November 1999 recapitalization and merger, O'Sullivan Holdings loaned Stuart D.
Schotte, Vice President-Supply Chain Management, $256,831 to purchase O'Sullivan Holdings' common stock and
Series B junior preferred stock. The loan bears interest at 9% per annum simple interest and is payable on
November 30, 2009 or earlier if there is a change in control of O'Sullivan Holdings. The note is with full recourse to Mr. Schotte. During the fiscal year ended June 30, 2003, the largest amount outstanding under the note, including principal and interest, was $313,395, which was the amount outstanding at June 30, 2003.

BRS, LLC Transaction Fees

         BRS, LLC provided various advisory services to us related to the recapitalization and merger. These services included arranging and negotiating the financing of the recapitalization and merger, arranging and structuring the transaction, including forming O'Sullivan Industries, planning its capital structure, planning
O'Sullivan Holdings' capital structure and related services. For these services, BRS, LLC received a transaction fee of $4.0 million plus $62,000 in expenses upon completion of the recapitalization and merger.

         BRS also provided $15.0 million of financing pursuant to a securities purchase agreement with O'Sullivan
Holdings. BRS received a transaction fee of $300,000 in connection with its provision of this financing. BRS subsequently sold the securities it acquired under this agreement to BancBoston Investments, Inc.

BRS, LLC Management Services Agreement

         In connection with the merger, we entered into a management services agreement with BRS, LLC. Under the terms of this agreement, BRS, LLC provides:

o        general management services;

o        assistance with the negotiation and analysis of financial alternatives; and

o        other services agreed upon by BRS, LLC.

         In exchange for these services, BRS, LLC will earn an annual fee equal to the greater of:

o        1.0%  of  our  annual  consolidated  cash  flow  (as  defined  in the  indenture  related  to  our  senior subordinated notes); or

o        $300,000.

         The credit agreement, the indenture for the senior secured notes and the management services agreement all contain certain restrictions on the payment of the management fee.  The management services agreement provides that no cash payment for the management fee can be made unless the fixed charge coverage ratio (as defined in the indenture for the senior subordinated notes) for our most recently ended four full fiscal quarters was  greater than 2.0 to 1.0.  Similarly, the indenture for the senior secured notes provides that payments under the management services agreement are conditional and contingent upon the fixed charge coverage ratio (as defined in the indenture for the senior secured notes) for the four most recently ended full fiscal quarters immediately preceding any payment date being at least 2.0 to 1.  The credit agreement prevents us from paying fees and expenses under the management services agreement if a default or event of default exists or if one would occur as a result of the payment.  All fees and expenses under the management services agreement are subordinated to the senior subordinated notes.

         Pursuant to the management services agreement, we paid BRS, LLC $1.0 million in fiscal 2003, representing amounts due for a portion of fiscal 2001 and for fiscal 2002 and 2003.  The management fees and reimbursable expenses of $75,000 and $110,000 recognized in the first quarter of fiscal years 2004 and 2003, respectively, are included in selling, marketing and administrative expense in the accompanying consolidated statements of operations.  The prepaid balance at September 30, 2003 and June 30, 2003 was $72,000 and $147,000,
respectively, and is included in prepaid expenses and other current assets on the consolidated balance sheet.

Registration Rights Agreement

         In connection with our recapitalization and merger, we entered into a registration rights agreement with
BRS and certain other equity holders of O'Sullivan Holdings. Under the registration rights agreement, BRS and such other equity holders have the ability to cause O'Sullivan Holdings to register securities of O'Sullivan
Holdings held by the parties to the registration rights agreement and to participate in registrations by
O'Sullivan Holdings of its equity securities.

Severance Agreement

         In October 1998, O'Sullivan Holdings entered into a Retirement and Consulting Agreement, Release and
Waiver of Claims with Daniel F. O'Sullivan. Under the retirement agreement, as amended in May 1999, Mr.
O'Sullivan resigned as Chief Executive Officer in October 1998 and retired as an executive on March 31, 2000.
O'Sullivan Holdings agreed to pay Mr. O'Sullivan $42,160 per month for 36 months after his retirement and then to pay him $11,458 per month until he reaches age 65. Payments under Mr. O'Sullivan's retirement and consulting agreement amount to an aggregate of $2.2 million and a present value of approximately $1.9 million. During this period, Mr. O'Sullivan is required to provide consulting, marketing and promotional services with respect to our manufacturing activities and relations with major customers, if requested by us, from time to time. Mr.
O'Sullivan has agreed not to compete with us during the period he is a consultant. O'Sullivan Holdings will also provide Mr. O'Sullivan with health insurance during the term of the agreement and thereafter until he becomes eligible for Medicare and life insurance during the term of the agreement.

Early Retirement Agreement

         Tyrone E. Riegel, our Executive Vice President, has entered into an early retirement agreement with us.
Pursuant to the agreement, he retired on November 15, 2003. We will pay him $335,336.54 in a lump sum on January
2, 2004, and we will pay him $5,000 per month for thirty months, beginning May 15, 2005. In addition, we will pay health insurance for Mr. Riegel and his family through November 15, 2007. Mr. Riegel has agreed to act as our consultant through November 15, 2007 and has agreed not to compete with us during that period. In addition, the
Compensation Committee has approved an amendment to Mr. Riegel's common stock option agreement that permits him to retain his options after he is no longer an O'Sullivan employee. His options will continue to vest as though he were still an O'Sullivan employee.

                              DESCRIPTION OF SENIOR SECURED REVOLVING CREDIT FACILITY

         The following description does not purport to be complete and is qualified in its entirety by reference to the credit agreement, which is available upon request from us.

         Our new credit facility, with General Electric Capital Corporation ("GECC"), as agent, is a five-year facility, and provides for borrowings of up to $40.0 million (containing a sublimit of $25.0 million available for the issuance of letters of credit).

         Subject to compliance with customary conditions precedent and to the extent of availability under a collateral borrowing base, revolving loans will be available at any time prior to the final maturity of the new credit facility. Unless we otherwise elect, amounts repaid under the new credit facility may be reborrowed prior to the final maturity of the new credit facility, provided that availability requirements are met and subject to compliance with customary conditions precedent. Letters of credit will be available at any time on or after the closing date of the new credit facility and will have an expiry date occurring no later than the earlier of: (i)
one year from the date of issuance of the letter of credit, or (ii) 30 days prior to the final maturity of the senior credit facility.

         All of our obligations under the new credit facility are unconditionally guaranteed by O'Sullivan
Holdings and each of our existing subsidiaries and each subsequently acquired or organized domestic subsidiary.
The new credit facility and the related guarantees are secured by (i) a first-priority security interest in and lien on substantially all of our and our guarantors' accounts receivable, inventory, deposit accounts, certain books and records and certain licenses, whether now owned or hereafter acquired, and (ii) a second-priority security interest, subordinate to the liens securing the notes pursuant to intercreditor arrangements, in and lien on substantially all of our and our guarantors' assets other than accounts receivable, inventory, capital stock of O'Sullivan Industries and the subsidiary guarantors, deposit accounts, certain books and records and certain licenses. With respect to accounts receivable, inventory, and the other property securing our obligations on a first-priority basis under our new credit facility, other than deposit accounts, the holders of the notes have a second-priority security interest behind the new credit facility.

         Loans under the new credit facility bear interest, at our option, at either a (i) floating rate per annum (the "Index Rate") equal to the higher of the rate publicly quoted from time to time by The Wall Street
Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" or the
Federal Funds Rate plus 50 basis points or (ii) the London inter-bank offered rate ("LIBOR Rate"), in each case plus a margin. Overdue principal and, to the extent permitted by law, overdue interest will, in each case bear interest at 2.00% in excess of the rate then applicable to such loans. Interest on all loans under the new credit facility will be payable (x) in the case of Index Rate loans, monthly, and (y) in the case of LIBOR Rate loans, on the last day of the interest period applicable thereto or every three months in the case of interest periods in excess of three months and, in each case, at the time of repayment of any such loans and at maturity. In addition to paying interest on any outstanding principal amount under the new credit facility, we are required to pay a fee on the unused portion of the new credit facility equal to 0.50% per annum of the unused daily balance of the revolving credit commitment (treating the maximum amount available to be drawn under all outstanding letters of credit as an outstanding loan under the facility), commencing on the date on which we enter into the new credit facility and payable monthly in arrears, based upon the actual number of days elapsed in a 360 day year. For each letter of credit we issue, we will be required to pay a fee equal to the product of the maximum amount available to be drawn under such letter of credit multiplied by a per annum rate of 2.50% payable monthly in arrears, together with any bank fees and charges incurred by the GECC in connection with the issuance of such letter of credit.

         The credit agreement documentation contains certain customary representations and warranties and contains customary covenants restricting our ability and our subsidiaries' ability to, among others things, (i)
declare dividends or redeem or repurchase capital stock, (ii) voluntarily prepay, redeem or purchase other debt,
(iii) incur liens, (iv) make loans and investments, (v) incur additional indebtedness, (vi) amend or otherwise alter the terms of certain indebtedness and certain other material agreements (vii) engage in mergers, acquisitions or asset sales, (viii) engage in transactions with affiliates, and (ix) engage in any business other than the type specified in the credit agreement. We are also required to comply with specified covenants.

         Events of default under the credit agreement include, but are not limited to, (i) our failure to pay principal or interest when due, (ii) covenant defaults, (iii) events of bankruptcy, (iv) cross default to certain other debt, (v) certain unsatisfied final judgments, and (vi) a change of control. We will pay the senior lenders certain syndication and administration fees, reimburse certain expenses and provide certain indemnities to the senior lenders and the agent, in each case which are customary for credit facilities of this type.

                                         DESCRIPTION OF OTHER INDEBTEDNESS

Industrial Revenue Bonds

         O'Sullivan Industries - Virginia is obligor on $10.0 million of variable rate industrial revenue bonds
("IRB's") that mature on October 1, 2008. Interest on the IRB's is paid monthly. The loan is backed by a $10.1 million letter of credit under the existing senior credit facility. At June 30, 2003 the interest rate on these bonds was approximately 1.2%. A letter of credit provides liquidity and credit support for the IRBs; the cost of the letter of credit was an additional 3.25% for fiscal 2003 and will be 4.75% for fiscal 2004, plus a fronting fee of .25%.

Senior Subordinated Notes

         The senior subordinated notes issued by O'Sullivan in an aggregate principal amount of $100 million bear interest at a rate of 13.375% per annum and are due in 2009. The notes were sold at 98.046% of their face value.
Interest is payable semiannually on April 15 and October 15. The senior subordinated notes contain various covenants including restrictions on additional indebtedness based on EBITDA coverage. In connection with these notes, O'Sullivan Holdings issued warrants to purchase 93,273 shares of O'Sullivan Holdings common stock at an exercise price of $0.01 per share and 39,273 shares of O'Sullivan Holdings Series B junior preferred stock at an exercise price of $0.01 per share. The warrants were immediately exercisable.

                                           DESCRIPTION OF EXCHANGE NOTES

         You can find the definitions of certain terms used in this description under the subheading "Certain
Definitions." In this description, the word "O'Sullivan" refers only to O'Sullivan Industries, Inc. and not to any of its subsidiaries.

         O'Sullivan issued the old notes and will issue the exchange notes under an indenture dated September 29,
2003 among itself, the Guarantors and The Bank of New York, as trustee.  The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of
1939, as amended.  The Security Documents referred to below under the subheading "Security" by and among
O'Sullivan, the Guarantors, the Credit Agreement Agent and the trustee contain the terms of the security arrangements that will secure the exchange notes.

         The following description is a summary of the material provisions of the indenture, the registration rights agreement and the Security Documents. It does not restate those agreements in their entirety. We urge you to read the indenture, the registration rights agreement and the Security Documents because they, and not this description, define your rights as holders of the exchange notes. Copies of the proposed form of indenture and
Security Documents are available as set forth below under the subheading "Additional Information."

Brief Description of the Exchange Notes and the Guarantees

     The Exchange Notes

         The exchange notes:

o        will be general obligations of O'Sullivan;

o        will be  secured  on a  first-priority  basis  by a Lien on the Note  Priority  Lien  Collateral  and on a
              second-priority  basis by a Lien on the  Credit  Agreement  Priority  Lien  Collateral,  in each case subject to Permitted Prior Liens and excluded assets;

o        will be pari passu in right of payment with all existing and future  senior  Indebtedness  of  O'Sullivan, including Indebtedness outstanding under the Credit Agreement;

o        will be senior in right of payment to any subordinated  Indebtedness of O'Sullivan,  including its 13 3/8%
              senior subordinated notes due 2009; and

o        will be unconditionally guaranteed by the Guarantors.

     The Guarantees

         The exchange notes will be guaranteed by O'Sullivan Industries Holdings, Inc. ("O'Sullivan Holdings")
and each Domestic Restricted Subsidiary of O'Sullivan.

         The Guarantees of the exchange notes:

o        will be general obligations of each Guarantor;

o        will be  secured  on a  first-priority  basis  by a Lien on the Note  Priority  Lien  Collateral  and on a
              second-priority  basis by a Lien on the  Credit  Agreement  Priority  Lien  Collateral,  in each case subject to Permitted Prior Liens;

o        will be pari  passu in  right of  payment  with  all  existing  and  future  senior  Indebtedness  of each
              Guarantor, including Indebtedness outstanding under the Credit Agreement; and

o        will be senior in right of payment to any  subordinated  Indebtedness  of each  Guarantor,  including  its guarantee of O'Sullivan's 13 3/8% senior subordinated notes due 2009.

         As of the date of this prospectus, all of our subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and
Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted
Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

         O'Sullivan issued $100.0 million in aggregate principal amount of old notes in the offering for the old notes. No additional notes may be issued under the indenture. O'Sullivan will issue exchange notes in denominations of $1,000 and integral multiples of $1,000. The exchange notes will mature on October 1, 2008.

         Interest on the exchange notes will accrue at the rate of 10.63% per annum and will be payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 2004. Interest on overdue principal and interest and Additional Interest, if any, will accrue at a rate that is 1% higher than the then applicable interest rate on the notes. O'Sullivan will make each interest payment to the holders of record on the immediately preceding January 1 and July 1.

         Interest on the exchange notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

         If a holder of exchange notes has given wire transfer instructions to O'Sullivan, O'Sullivan will make all principal, premium and interest payments including Additional Interest, if any, on those exchange notes in accordance with those instructions. All other payments on the exchange notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless O'Sullivan elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agents and Registrar for the Notes

         The trustee will initially act as paying agent and registrar. O'Sullivan may change the paying agent or registrar without prior notice to the holders of the exchange notes, and O'Sullivan or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

         A holder may transfer or exchange notes in accordance with the provisions of the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of exchange notes. Holders will be required to pay all taxes due on transfer. O'Sullivan is not required to transfer or exchange any exchange note selected for redemption. Also,
O'Sullivan is not required to transfer or exchange any exchange note for a period of 15 days before a selection of exchange notes to be redeemed.

         The registered holder of an exchange note will be treated as the owner of it for all purposes.

Guarantees

         The exchange notes will be guaranteed by O'Sullivan Holdings and each of O'Sullivan's current and future
Domestic Restricted Subsidiaries. These Guarantees will be joint and several obligations of the Guarantors. Each
Guarantee will be secured by the portion of the Collateral (if any) owned by such Guarantor. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Fraudulent conveyance laws permit courts to void guarantees and liens securing guarantees and require noteholders to return payments received from guarantors in specific circumstances."

         A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than
O'Sullivan or another Guarantor, unless:

              (1)   immediately  after giving effect to that  transaction,  no Default or Event of Default  exists;
         and

              (2)   either:

(a)      the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor pursuant to a supplemental indenture satisfactory to the trustee; or

(b)      the Net Proceeds of such sale or other disposition are applied in accordance with the "Asset Sale"
              provisions of the indenture.

         The Guarantee of a Guarantor will be released:

              (1)   upon the  consummation of any transaction  after which such Guarantor is no longer a Restricted
         Subsidiary  of  O'Sullivan;  provided  that in the case of a sale or other  disposition  of any  assets or property  of  such  Guarantor  or a sale  of the  Capital  Stock  of such  Guarantor,  O'Sullivan  or such
         Guarantor  applies  the Net  Proceeds of that sale or other  disposition,  in  accordance  with the "Asset
         Sale" provisions of the indenture; or

              (2)   upon legal  defeasance or  satisfaction  and discharge of the notes as provided below under the captions "--Legal Defeasance and Covenant Defeasance."

         The trustee shall be entitled to demand that O'Sullivan or any Guarantor deposit any Net Proceeds from the sale or other disposition of any Note Priority Lien Collateral into the Asset Sale Proceeds Account maintained by the trustee.

         See "--Repurchase at Option of Holders--Asset Sales."

Security

     Security Documents

         The payment of the principal of and interest and premium and Additional Interest, if any, on the exchange notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by O'Sullivan pursuant to the exchange notes or by any Guarantor pursuant to the Guarantees, the payment of all other Note Obligations and the performance of all other Obligations of
O'Sullivan and its Subsidiaries under the Note Documents will be secured by all Note Security Documents delivered as required or permitted by the indenture.

         O'Sullivan, the Guarantors and the trustee will enter into Note Security Documents creating and establishing the terms of the security interests that secure the notes and the Guarantees. The trustee will hold
(directly or through co-trustees, agents or sub-agents), and will be entitled to enforce, all Liens on the
Collateral securing Note Obligations.

         O'Sullivan, the Guarantors and the Credit Agreement Agent will enter into Credit Agreement Security
Documents creating and establishing the terms of the security interests that secure Credit Agreement Obligations.
The Credit Agreement Agent will hold (directly or through agents or sub-agents), and will be entitled to enforce, all Liens on the Collateral securing Credit Agreement Obligations.

     Note Collateral and Credit Agreement Collateral; Priority Liens and Subordinate Liens

         The exchange notes, the Guarantees and the other Note Obligations will be secured by:

              (1)   first-priority  security interests in the Note Priority Lien Collateral,  which consists of (a)
         all property and assets,  whether real,  personal or mixed,  whether tangible or intangible,  and wherever located,  now owned or at any time  hereafter  acquired by  O'Sullivan  or any of its Domestic  Restricted
         Subsidiaries,  other than Credit  Agreement  Priority  Lien  Collateral  and Excluded  Assets,  subject to
         Permitted Prior Liens, and (b) all of the outstanding common stock of O'Sullivan, and

              (2)   second-priority  security  interests in the Credit Agreement  Priority Lien  Collateral,  which consists  of all  Accounts  (and all  instruments,  chattel  paper  and  other  documents  evidencing  the obligation  of any  account  debtor  to pay any  obligation  that at any  time  constituted  an  Account),
         Inventory,  supporting  obligations (as defined in the NYUCC) that support Accounts,  deposit accounts (as defined in the NYUCC),  intellectual  property  rights  licensed to  O'Sullivan  by third  parties for the manufacturing  of items from  Inventory  where such license  cannot be  sublicensed  by  O'Sullivan,  Cash
         Equivalents  (including Cash Equivalents in securities  accounts (as defined in the NYUCC)) other than any deposit  account or Cash Equivalent that  constitutes or is held in an Asset Sales Proceeds  Account,  all books and records,  including computer records and software,  evidencing or directly relating to Accounts,
         Inventory and other property  described as Credit  Agreement  Priority Lien Collateral and Proceeds of all
         of the foregoing at any time owned or acquired by O'Sullivan  or any other  Obligor,  subject to Permitted
         Prior Liens, other than deposit accounts.

The second-priority security interests in the Credit Agreement Priority Lien Collateral will be expressly subordinated to Liens on the Credit Agreement Priority Lien Collateral securing Credit Agreement Obligations.

         The Credit Agreement Obligations will be secured by first-priority security interests in the Credit
Agreement Priority Lien Collateral and second-priority security interests in the Note Priority Lien Collateral other than the outstanding common stock of O'Sullivan. The second-priority security interests in the Note
Priority Lien Collateral will be expressly subordinated to Liens on the Note Priority Lien Collateral securing
Note Obligations.

         Under the indenture, if O'Sullivan or any of its Domestic Restricted Subsidiaries at any time owns or acquires any property, other than Excluded Assets, that is not subject to a valid, enforceable perfected Lien
(subject to Permitted Prior Liens) in favor of the trustee (or its co-trustee, agent or sub-agent) as security for the Note Obligations, then O'Sullivan will, or will cause such Restricted Subsidiary to, execute and deliver to the trustee a Note Security Document upon substantially the same terms as the Note Security Documents delivered in connection with the issuance of the Notes, granting a Lien upon such property in favor of the trustee as security for the Note Obligations, cause such Lien to be duly perfected in any manner permitted by law and cause each other Lien upon such property to be released, unless it is a Permitted Lien, or subordinated to the Liens securing Note Obligations if it is a Permitted Lien but not a Permitted Prior Lien. However, the Note
Obligations will be secured by a second-priority Lien, expressly subordinated to all Liens securing Credit
Agreement Obligations, if such property is Credit Agreement Priority Lien Collateral.

         Only the notes and other Note Obligations will have the benefit of the first-priority security interests in the Note Priority Lien Collateral and the second-priority security interests in the Credit Agreement Priority
Lien Collateral. The indenture will not permit any other Indebtedness to be secured equally and ratably with the notes and other Note Obligations. The indenture will permit Liens on the Collateral securing Credit Agreement
Obligations, so long as (except as otherwise provided herein as to Proceeds and payments under "--Intercreditor
Provisions Relating to Credit Agreement--Payments from Proceeds of Collateral") such Liens are contractually subordinated insofar as they attach to property constituting Note Priority Lien Collateral. The security interests securing the notes and other Note Obligations will be subject to existing Liens, purchase money security interests and other Liens entitled to priority by law and will be contractually subordinated only insofar as they attach to property constituting Credit Agreement Priority Lien Collateral, and as to such property will be subordinate only to security interests in such property held by the Credit Agreement Agent securing the principal amount of Indebtedness up to the Maximum Credit Agreement Indebtedness Amount outstanding under the Credit Agreement and other Obligations outstanding under the Credit Agreement, including interest and fees.

         In the event that O'Sullivan or any other Obligor sells any Note Priority Lien Collateral, the indenture will require it to use the Net Proceeds to either purchase additional assets that will constitute Note Priority
Lien Collateral or make an offer for the purchase of the notes. A sale of capital stock of a Restricted
Subsidiary that owns assets constituting Note Priority Lien Collateral will be treated as a sale of those assets.
If and whenever O'Sullivan or any other Obligor receives any cash proceeds from any sale or other disposition of
Note Priority Lien Collateral, O'Sullivan will, or will cause such Obligor to, immediately deposit the Net
Proceeds from such sale in an Asset Sales Proceeds Account controlled by the trustee and held by it as additional
Note Priority Lien Collateral.

     Authorization of Actions to Be Taken

         Each holder of exchange notes, by its acceptance of an exchange note, consents and agrees to the terms of each Note Security Document and Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of the indenture, authorizes and directs the trustee to enter into the Note Security Documents, authorizes and empowers the trustee to enter into, and to execute and deliver, each Intercreditor Agreement, and authorizes and empowers the trustee to bind the holders of notes and other holders of Note Obligations as set forth in the Note Security Documents and each Intercreditor
Agreement and to perform its obligations and exercise its rights and powers thereunder.

         The trustee is authorized and empowered to receive for the benefit of the holders of notes any funds collected or distributed under the Note Security Documents and to make further distributions of such funds to the holders of notes according to the provisions of the indenture.

         Subject to the provisions of the indenture entitled "Duties of Trustee" and "Rights of Trustee" and subject to the provisions of the indenture described below in "--Ranking of Liens," the trustee may, in its sole discretion and without the consent of the holders of exchange notes, take all actions it deems necessary or appropriate in order to:

              (1)   foreclose upon or otherwise enforce any or all of the Liens securing Note Obligations;

              (2)   enforce any of the terms of the Note Security Documents; or

              (3)   collect and receive payment of any and all Note Obligations.

         The trustee is authorized and empowered to institute and maintain such suits and proceedings as it may deem expedient to protect or enforce the Liens securing Note Obligations or the Note Security Documents or to
prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Note Security
Documents or the indenture, and such suits and proceedings as the trustee may deem expedient to preserve or protect its interests and the interests of the holders of exchange notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of holders of notes or the trustee.

     Release of Liens Securing Note Obligations

         The Liens securing Note Obligations will be released:

              (1)   in whole, as to all property  subject to such Liens,  upon payment in full of the principal of, accrued  and unpaid  interest  and premium and  Additional  Interest,  if any, on the notes and payment in full of all other  Note  Obligations  that are due and  payable  at or prior to the time  such  principal, accrued and unpaid interest and premium and Additional Interest, if any, are paid;

              (2)    in whole, as to all property  subject to such Liens,  upon  satisfaction  and discharge of the indenture;

              (3)    in whole,  as to all  property  subject to such  Liens,  upon a legal  defeasance  or covenant defeasance as set forth under the caption "--Legal Defeasance and Covenant Defeasance;"

              (4)   in part, as to any property  that (a) is sold or otherwise  disposed of by O'Sullivan or one of its  Subsidiaries  in a transaction  permitted by the indenture,  at the time of such sale or disposition, to the extent of the  interest  sold or disposed  of, (b) is owned or at any time  acquired by a Guarantor that has been  released  from its  Guarantee,  concurrently  with the  release  of such  Guarantee  or (c)
         constitutes  Exceed  Proceeds from the sale of Note Priority Lien  Collateral  which have been offered to, but not accepted by, the holders of notes and are released as set forth in the indenture;

              (5)   as to property that  constitutes all or substantially  all of the Collateral,  with the consent of at least 80% in principal amount of the then outstanding  notes as a single class  (including,  without limitation,  consents  obtained in connection  with a tender offer or exchange  offer for, or purchase of, notes); or

              (6)   as to property that  constitutes  less than all or  substantially  all of the Collateral,  with the consent of at least a majority in principal  amount of the notes then  outstanding  voting as a single class  (including,  without  limitation,  consents  obtained in connection with a tender offer or exchange offer for, or purchase of, the notes).

     Further Assurances; Inspection; Expense Reimbursement; Indemnity

         O'Sullivan will, and will cause each of its Subsidiaries to, do or cause to be done all acts and things which may be required, or which the trustee from time to time may reasonably request, to assure and confirm that the trustee holds, for the benefit of the holders of Note Obligations, duly created, enforceable and perfected
Liens upon the Collateral as contemplated by the indenture and the Note Security Documents, so as to render the same available for the security and benefit of the indenture and of the notes, Guarantees and all other Note
Obligations, according to the intent and purposes herein expressed.

         Upon request of the trustee at any time and from time to time, O'Sullivan will, and will cause each of its Subsidiaries to, promptly execute, acknowledge and deliver such Note Security Documents, instruments, certificates, notices and other documents and take such other actions as the trustee may reasonably request to create, perfect, protect, assure or enforce the Liens securing Note Obligations and benefits intended to be conferred as contemplated by the indenture for the benefit of the holders of Note Obligations. If O'Sullivan or such Subsidiary fails to do so, the trustee is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such Note Security Documents, instruments, certificates, notices and other documents and, subject to the indenture, take such other actions in the name, place and stead of O'Sullivan or such Subsidiary, but the trustee will have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

         Upon request of the trustee at any time and from time to time, O'Sullivan will, and will cause its
Restricted Subsidiaries to, (i) permit the trustee or any advisor, auditor, consultant, attorney or representative acting for the trustee or the holders of at least 25% in outstanding principal amount of notes, upon reasonable notice to O'Sullivan and during normal business hours unless an Event of Default is continuing, to visit and inspect any of the property of O'Sullivan and its Subsidiaries, to review, make extracts from and copy the books and records of O'Sullivan and its Subsidiaries relating to any such property, and to discuss any matter pertaining to any such property with the officers and employees of O'Sullivan and its Subsidiaries, and
(ii) deliver to the trustee such reports, including valuations, relating to any such property or any Lien thereon as the trustee or such holders may request.

         O'Sullivan will bear and pay all legal expenses, collateral audit and valuation costs, filing fees, insurance premiums and other costs associated with the performance of the obligations of O'Sullivan and its
Subsidiaries set forth in this section and also will pay, or promptly reimburse the trustee for, all costs and expenses incurred by the trustee or holders of notes in connection therewith, including all reasonable fees and charges of any advisors, auditors, consultants, attorneys or representatives acting for the trustee or the holders of at least 25% in outstanding principal amount of notes.

         O'Sullivan will pay, reimburse the trustee and the holders of exchange notes for, and, to the fullest extent lawful, defend and indemnify each of them against, all claims, liabilities, taxes, costs and expenses of every type and nature (including, without limitation, the reasonable fees and charges of attorneys, advisors, auditors and consultants acting for any of them) incurred by any of them as a result of or in connection with the creation, perfection, protection or enforcement of the Liens securing Note Obligations or the exercise or enforcement of any right or remedy under the Security Documents or to prove, preserve, protect or enforce any
Lien securing Note Obligations or any claim based upon any Lien securing Note Obligations in any legal proceeding, including any Insolvency or Liquidation Proceeding, except that the trustee or a holder of notes will not be entitled to indemnity in respect of any claim, liability or loss that resulted directly and primarily from its own gross negligence or willful misconduct.

         O'Sullivan will pay, reimburse the trustee and the holders of exchange notes for, and, to the fullest extent lawful, defend and indemnify each of them against, all claims, liabilities, taxes, costs and expenses of every type and nature (including, without limitation, the reasonable fees and charges of attorneys, advisors, auditors and consultants acting for any of them) incurred by any of them as a result of or in connection with:
(A) the presence, release, or threatened release of or exposure to any hazardous material at, from, in, to, on, or under any property currently or formerly owned, leased or otherwise used or occupied by O'Sullivan or any of its Subsidiaries; (B) the transportation, treatment, storage, handling, recycling or disposal or arrangement for transportation, treatment, storage, handling, recycling or disposal of any hazardous material at or to any location by or on behalf of O'Sullivan or any of its Subsidiaries; or (C) any violation of environmental law by
O'Sullivan or any of its Subsidiaries, except that the trustee or holder of notes will not be entitled to indemnity in respect of any claim, liability or loss that resulted directly and primarily from its own gross negligence or willful misconduct.

         O'Sullivan will comply with the provisions of TIAss.314(b).

         To the extent applicable, O'Sullivan will cause TIAss.313(b), relating to reports, and TIAss.314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Note Lien of the Note Security Documents, to be complied with. Any certificate or opinion required by TIAss.314(d) may be made by an officer of O'Sullivan except in cases where TIAss.314(d)
requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the trustee.

         To the extent applicable, O'Sullivan will furnish to the trustee, prior to each proposed release of
Collateral pursuant to the Note Security Documents:

              (1)   all documents required by TIAss.314(d); and

              (2)   an opinion of counsel to the effect that such accompanying  documents  constitute all documents required by TIAss.314(d).

     Amendment of Note Security Documents

         No amendment or supplement to the provisions of the Note Security Documents will be effective without the consent of at least a majority in aggregate principal amount of the notes outstanding, except that:

              (1)   no amendment or supplement to the  provisions of the Note  Security  Documents  that  adversely affects the right of any holder of notes to share  equally and ratably  with the holders of other notes in the benefits of any Lien securing Note  Obligations  will be effective  without the consent of such holder
         and

              (2)   any  amendment or supplement to the  provisions  of the Note Security  Documents  that releases all or  substantially  all of the Collateral will be governed by the provisions  described under "--Release of Liens Securing Note Obligations."

Intercreditor Provisions Relating to Credit Agreement

     Intercreditor Agreement
         The indenture includes the provisions described below, which will be intended for the benefit of, and will be enforceable as a third party beneficiary by, the Credit Agreement Agent as holder of Liens securing
Credit Agreement Obligations for the benefit of each present and future holder of Credit Agreement Obligations, but only if (a) the Credit Agreement provides, in an undertaking intended for the benefit of, and enforceable as a third party beneficiary by, the trustee as holder of Liens securing Note Obligations for the benefit of each present and future holder of Note Obligations, that the holders of Credit Agreement Obligations and the Credit
Agreement Agent are bound by such provisions and (b) the Credit Agreement Agent delivers to the trustee its written confirmation thereof and its written agreement to observe and perform each and all of the obligations of the Credit Agreement Agent under these provisions. No other person will be entitled to rely on, have the benefit of or enforce these provisions.

     Ranking of Liens

         Notwithstanding anything to the contrary contained in the Security Documents, the time of incurrence of any Secured Obligation, the order or method of attachment or perfection of any Lien securing any Secured
Obligation, the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien securing any Secured Obligations, the time of taking possession or control over any Collateral or the rules for determining priority under any law governing relative priorities of Liens:

              (1)   all Liens at any time granted as security  for any Credit  Agreement  Obligations  attaching to any property  constituting  Note Priority Lien Collateral will be in all respects  subject and subordinate to all Liens at any time granted attaching to such property as security for Note Obligations, and

              (2)   all Liens at any time  granted as security for any Note  Obligations  attaching to any property constituting  Credit  Agreement  Priority Lien Collateral will be in all respects  subject and subordinate to all  Liens at any time  granted  attaching  to such  property  as  security  for any  Credit  Agreement
         Obligations.

         If any cash or Cash Equivalents constituting Credit Agreement Priority Lien Collateral are converted into, or invested in, property constituting Note Priority Lien Collateral at any time when the trustee has not received written notice from the Credit Agreement Agent or any holder of Credit Agreement Obligations stating that the Indebtedness outstanding under the Credit Agreement has become due and payable in full (whether at maturity, upon acceleration or otherwise) or that such conversion or investment violates the provisions of the
Credit Agreement, then concurrently with such conversion or investment all Liens upon such cash or Cash
Equivalents or such property securing Credit Agreement Obligations shall lose their priority over, and shall become subject and subordinate to, all Liens securing Note Obligations. If any cash or Cash Equivalents constituting Credit Agreement Priority Lien Collateral are converted into, or invested in, property constituting
Note Priority Lien Collateral at any time when the trustee has received the written notice set forth above, then all Liens upon such cash or Cash Equivalents or such property securing Note Obligations shall remain subject and subordinate to all Liens thereon securing Credit Agreement Obligations.

         If any cash or Cash Equivalents constituting Note Priority Lien Collateral are converted into, or invested in, property constituting Credit Agreement Priority Lien Collateral at any time when the Credit
Agreement Agent has not received written notice from the trustee or any holder of notes stating that the notes have become due and payable in full (whether at maturity, upon acceleration or otherwise) or that such cash or
Cash Equivalents are required by the indenture to be deposited in an Asset Sale Proceeds Account or that such conversion or investment violates the provisions of the indenture, then concurrently with such conversion or investment all Liens upon such cash or Cash Equivalents or such property securing Note Obligations shall lose their priority over, and shall become subject and subordinate to, all Liens securing Credit Agreement
Obligations. If any cash or Cash Equivalents constituting Note Priority Lien Collateral are converted into, or invested in, property constituting Credit Agreement Priority Lien Collateral at any time when the Credit
Agreement Agent has received the written notice set forth above, then all Liens upon such cash or Cash
Equivalents or such property securing Credit Agreement Obligations shall remain subject and subordinate to all
Liens thereon securing Note Obligations.

     Payments from Proceeds of Collateral

         The holders of Note Obligations shall be entitled to receive and retain, free from all Liens thereon securing Credit Agreement Obligations, all payments made in cash by O'Sullivan or any other Obligor and all amounts received with respect to Note Obligations through the exercise of a set-off or other similar right, even if such cash constitutes property or proceeds of property subject to a Lien securing Credit Agreement
Obligations, if such payment is made at any time when the trustee has not received written notice from the Credit
Agreement Agent or any holder of Credit Agreement Obligations stating that the Indebtedness outstanding under the
Credit Agreement has become due and payable in full (whether at maturity, upon acceleration or otherwise) or that such payment or the application of such amount violates or would violate the provisions of the Credit Agreement.

         The holders of Credit Agreement Obligations shall be entitled to receive and retain, free from all Liens thereon securing Note Obligations, all payments made in cash by O'Sullivan or any other Obligor and all amounts received with respect to Credit Agreement Obligations through the exercise of a set-off or other similar right, even if such cash constitutes property or proceeds of property subject to a Lien securing Note Obligations, if such payment is made at any time when the Credit Agreement Agent has not received written notice from the trustee or any holder of notes stating that the notes have become due and payable in full (whether at maturity, upon acceleration or otherwise) or that such payment or the application of such amount violates or would violate the provisions of the indenture.

     Foreclosure on O'Sullivan Common Stock

         The trustee has agreed to not foreclose or exercise voting rights upon the outstanding O'Sullivan common stock that comprises the Note Priority Lien Collateral until the date which is at least 60 days following the date on which all of the notes have been declared to be due and payable immediately by the trustee or holders of at least 25% in principal amount of the then outstanding notes or immediately prior to the filing of an
Insolvency or Liquidation Proceeding.

     Consent to License to Use Intellectual Property; Access to Information; Access to Real Property to Process
     and Sell Inventory

         The indenture provides that the trustee consents (without making any representation or warranty or undertaking any obligation whatsoever) to any grant by any Obligor to the Credit Agreement Agent of a non-exclusive royalty-free license to use any patent, trademark, other general intangible or proprietary information of such Obligor that is subject to a consensual Lien held by the trustee, in connection with the enforcement of any consensual Lien held by the Credit Agreement Agent upon any Inventory of O'Sullivan or any
Obligor or to manufacture, produce, complete, remove or sell any such Inventory in any lawful manner. The consent shall be binding on the successors and assigns of the trustee, including a purchaser of the patent, trademark, other general intangible or proprietary information subject to such license at a foreclosure sale conducted in foreclosure of any Lien thereon securing Note Obligations. The indenture will also provide that the Liens of the
Note Security Documents are subordinate to any such license.

         If the trustee or a purchaser at a foreclosure sale conducted in foreclosure of any Lien securing Note
Obligations takes actual possession of any documentation of O'Sullivan or an Obligor (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the trustee or the foreclosure purchaser), then upon request of the Credit Agreement Agent and reasonable advance notice, the trustee or such foreclosure purchaser will permit the Credit Agreement Agent or its representative to inspect and copy such documentation if and to the extent the Credit Agreement Agent certifies to the trustee with respect to any such documentation other than such documents showing the aging of Accounts or payables (including, in each case, the name and address of the account party under such Account or payable) or that lists Inventory that:

              (1)   such documentation  contains or may contain information  necessary or appropriate,  in the good faith opinion of the Credit  Agreement  Agent, to the  enforcement of any Lien securing  Credit  Agreement
         Obligations; and

              (2)   the  Administrative  Agent and the  holders of Credit  Agreement  Obligations  are  entitled to receive  and use such  information  as  against  O'Sullivan  and the  Subsidiaries  and  their  suppliers, customers and  contractors  and under  applicable  law and, in doing so, will comply with all  obligations imposed by law or contract in respect of the disclosure or use of such information.

         If, upon enforcement of any Lien held by the trustee as security for Note Obligations, the trustee or a purchaser at a foreclosure sale conducted in foreclosure of such Lien takes actual possession of any real property of any Obligor or delivers actual possession of any such real property to a lessee under a lease made by it as lessor, then, if so requested by the Credit Agreement Agent and upon reasonable advance notice, the trustee will, or will cause such foreclosure purchaser or lessee to, allow the Credit Agreement Agent and its officers, employees and agents (but not any of its transferees) reasonable and non-exclusive access to and use of such real property and any equipment and fixtures thereon, for a period not exceeding 120 consecutive calendar days (the
"Processing and Sale Period"), as necessary or reasonably appropriate to manufacture, produce, complete, remove or sell, in any lawful manner, any Inventory upon which the Credit Agreement Agent holds a Lien, subject to the following conditions and limitations:

              (1)   the  Processing  and Sale Period shall  commence on the date the trustee or, if the trustee has not  taken  possession,  any such  foreclosure  purchaser  or any  lessee  takes  possession  of such real property and shall  terminate on the earlier of (i) the day which is 120 days  thereafter and (ii) the day on which all Inventory  (other than Inventory that the Credit  Agreement Agent has acknowledged in writing has been abandoned by the Credit Agreement Agent) has been removed from such real property; and

              (2)   each of the trustee and foreclosure  purchaser shall be entitled,  as a condition of permitting such access and use, to demand and receive  assurances  reasonably  satisfactory  to it that the access or use requested and all activities incidental thereto:

(a)      will be permitted, lawful and enforceable as against O'Sullivan and any Obligor and their suppliers, customers and contractors and under applicable law and will be conducted in accordance with prudent manufacturing practices; and

(b)      will be adequately insured for damage to property and liability to persons, including property and liability insurance for the benefit of the trustee and the holders of Note Obligations, at no cost to the trustee or such holders.

         The trustee will, and will cause any such foreclosure purchaser or lessee to, provide reasonable cooperation, reasonable support and reasonable assistance to the Credit Agreement Agent in connection with the manufacture, production, completion, removal and sale of any Inventory by the Credit Agreement Agent as provided above, and the trustee or any such foreclosure purchaser or lessee shall be entitled to receive, from the Credit
Agreement Agent, fair compensation and reimbursement for their reasonable costs and expenses incurred in connection with such cooperation, support and assistance. Neither the trustee nor any such foreclosure purchaser or lessee, nor any transferee or successor of any of them shall otherwise in any respect be required to manufacture, produce, complete, remove, insure, protect, store, safeguard, sell or deliver any Inventory subject to any Lien held by the Credit Agreement Agent or to provide any support, assistance or cooperation to the Credit
Agreement Agent in respect thereof.

         The trustee, as mortgagee, will not object to the Credit Agreement Agent and its officers, employees and agents (but not any of its transferees) manufacturing, producing, completing, removing or selling, in any lawful manner, any Inventory upon which the Credit Agreement Agent holds a Lien in accordance with the provisions set forth above.

Restriction on Enforcement of Subordinate Liens

         Subject to the provisions described below under the caption "--Relative Rights" and subject to certain exceptions, the trustee will not (and will not authorize or direct any Person acting for it or any holder of Note
Obligations to) take any action to enforce, collect or realize upon any Subordinate Lien attached to any property constituting Credit Agreement Priority Lien Collateral as security for any Note Obligation, and the Credit
Agreement Agent will not (and will not authorize or direct any Person acting for it or any holder of Credit
Agreement Obligations to) take any action to enforce, collect or realize upon any Subordinate Lien attached to any property constituting Note Priority Lien Collateral as security for any Credit Agreement Obligation, in each case including, without limitation, any right, remedy or action to:

              (1)   take possession of or control over such property;

              (2)   exercise any  collection  rights in respect of such property or retain any proceeds of Accounts and other obligations receivable paid to it directly by any account debtor;

              (3)   exercise any right of set-off against such property;

              (4)   foreclose  upon such  property or take or accept any transfer of title to such property in lieu of foreclosure;

              (5)   enforce any claim to the proceeds of insurance upon such property;

              (6)   deliver any notice,  claim or demand  relating to such  property to any Person  (including  any securities  intermediary,  depositary  bank or landlord) in the  possession or control of such property or acting as bailee, custodian or agent for any holder of Liens in respect of such property;

              (7)   otherwise  enforce any remedy  available upon default for the enforcement of any Lien upon such property;

              (8)   deliver any notice or commence any proceeding for any of the foregoing purposes; or

              (9)   seek  relief  in  any  Insolvency  or  Liquidation  Proceeding  permitting  it to do any of the foregoing,

except that, in any event, any and all such actions may be taken, authorized or instructed and all rights and remedies for the enforcement, collection, foreclosure or realization of a Subordinate Lien may be exercised and enforced, in each case without any limitation or restriction whatsoever:

              (1)   by the trustee with  respect to the Credit  Agreement  Priority  Lien  Collateral,  at any time after the Discharge of Credit Agreement Indebtedness;

              (2)   by the Credit  Agreement  Agent  with  respect  to the Note  Collateral,  at any time after all
         Liens  securing Note  Obligations  are released,  in whole as to all property of O'Sullivan  and the other
         Obligors as provided in "--Release of Liens Securing Note Obligations";

              (3)   as necessary to redeem any property in a creditor's  redemption  permitted by law or to deliver any notice or demand  necessary to enforce any right to claim,  take or receive  proceeds of such property remaining  after payment in full of all  Obligations  secured by Priority Liens attached to such property, in the event of foreclosure or other  enforcement of any prior Lien (including  Priority  Liens),  so long as the enforcement of any Priority Lien is not materially affected or delayed;

              (4)   as necessary to perfect a Lien upon any  Collateral by any method of perfection  except through possession or control; or

              (5)   as  necessary  to prove  (but not  enforce)  any  Subordinate  Lien or any  Obligation  secured thereby or as necessary to preserve or protect (but not enforce) any  Subordinate  Lien in any manner that is not  materially  adverse to the grant,  perfection,  priority or enforcement of Priority Liens and does not  materially  affect or delay or affect any exercise or  enforcement  of the rights and remedies of the holder of Priority Liens.

         The restriction set forth in the preceding paragraph applies only to Subordinate Liens and does not apply to any Priority Lien. The trustee may freely take (and authorize or direct any other Person to take) any action to enforce, collect or realize upon any Lien securing Note Obligations attached to any property constituting Note Priority Lien Collateral, and the Credit Agreement Agent may freely take (and authorize or direct any other Person to take) any action to enforce, collect or realize upon any Lien securing Credit
Agreement Obligations attached to any property constituting Credit Agreement Priority Lien Collateral.

         Until the Discharge of Credit Agreement Indebtedness, the Credit Agreement Agent as the holder of
Priority Liens on the Credit Agreement Priority Lien Collateral will have the exclusive right to manage, perform and enforce the terms of the Credit Agreement Security Documents with respect to all Credit Agreement Priority
Lien Collateral and to exercise and enforce all rights and remedies thereunder according to its discretion and exercise of its business judgment, including, without limitation, the exclusive right to take the actions enumerated in clauses (1) through (9) of the first paragraph of this section, but only as to the Credit Agreement
Priority Lien Collateral. Until the release, in whole, of all Liens securing Note Obligations, the trustee as holder of Priority Liens on the Note Priority Lien Collateral will have the exclusive right to manage, perform and enforce the terms of the Note Security Documents with respect to all Note Priority Lien Collateral and to exercise and enforce all rights and remedies thereunder according to its discretion and exercise of its business judgment, including, without limitation, the exclusive right to take the actions enumerated in clauses (1)
through (9) of the first paragraph of this section, but only as to the Note Priority Lien Collateral. In connection with the exercise or enforcement of any such right, each holder of Subordinate Liens waives any and all rights to affect the method or challenge the appropriateness of any action by any holder of any Priority Lien and hereby consents to each holder of any Priority Lien exercising or not exercising such rights and remedies as if no Subordinate Lien existed, except only that the holders of Subordinate Liens reserve all rights granted by law:

              (1)   to request or receive notice of any sale of Collateral in foreclosure of any Priority Lien; or

              (2)   to  redeem  any  Collateral  or  enforce  any  right to  claim,  take or  receive  proceeds  of
         Collateral  remaining  after  the  release,  in whole,  of all  Liens  securing  Note  Obligations  or the
         Discharge  of Credit  Agreement  Indebtedness,  as the case may, be as provided in the first  paragraph of this section.

         Until (A) the release, in whole, of all Liens securing Note Obligations, in the case of Subordinate
Liens upon Note Priority Lien Collateral, or (B) the Discharge of Credit Agreement Indebtedness, in the case of
Subordinate Liens upon Credit Agreement Priority Lien Collateral, the holders of Subordinate Liens will not:

              (1)   request  judicial  relief,  in an Insolvency or  Liquidation  Proceeding or in any other court, that would hinder,  delay,  limit or prohibit the exercise or enforcement of any right or remedy otherwise available to the holder of Priority  Liens on such  Collateral or that would limit,  invalidate,  avoid or set aside any Priority  Lien or Security  Document  governing  any  Priority  Lien on such  Collateral  or subordinate  the Priority Liens on such  Collateral to the  Subordinate  Liens or grant the Priority Liens on such Collateral equal ranking to the Subordinate Liens;

              (2)   oppose  or  otherwise  contest  any  motion  for  relief  from the  automatic  stay or from any injunction  against  foreclosure or enforcement of Priority Liens on such Collateral made by the holder of
         Priority Liens thereon in any Insolvency or Liquidation Proceeding;

              (3)   oppose or  otherwise  contest any exercise by the holder of Priority  Liens on such  Collateral of the right to credit bid  Indebtedness  secured by any Priority  Lien on such  Collateral at any sale of such Collateral in foreclosure of the Priority Lien thereon; or

              (4)   oppose or otherwise contest any foreclosure of any Priority Lien on such Collateral.

     Proceeds of Insurance

         For as long as the Liens upon Note Priority Lien Collateral securing Credit Agreement Obligations are
Subordinate Liens to the extent permitted by the indenture or the Note Security Documents:

              (1)   the trustee will have,  subject to the  provisions  of the Note  Security  Documents,  the sole right to adjust  settlement of all insurance  claims and  condemnation  awards in the event of any covered loss,  theft or  destruction  or  condemnation  of any Note Priority Lien  Collateral and all claims under insurance constituting Note Priority Lien Collateral, including business interruption insurance;

              (2)   all proceeds of insurance on or constituting  Note Priority Lien  Collateral,  all condemnation awards  resulting  from a taking of any Note  Priority  Lien  Collateral  and all proceeds of any business interruption  insurance,  will inure to the  benefit of, and to the extent  required by the Note  Security
         Documents will be paid to, the trustee for account of the holders of notes; and

              (3)   the Credit  Agreement Agent will  co-operate,  if necessary and as reasonably  requested by the trustee, in effecting the payment of insurance proceeds of Note Priority Lien Collateral to the trustee;

and for as long as the Liens upon Credit Agreement Priority Lien Collateral securing Note Obligations are
Subordinate Liens to the extent permitted by the Credit Agreement or any Credit Agreement Security Document:

              (1)   the Credit  Agreement  Agent  will have,  subject  to the  provisions  of the Credit  Agreement
         Security  Documents,  the sole right to adjust settlement of all insurance claims and condemnation  awards in the event of any covered loss,  theft or destruction or condemnation of any Credit  Agreement  Priority
         Lien Collateral and all claims under insurance constituting Credit Agreement Priority Lien Collateral;

              (2)   all proceeds of insurance on or  constituting  Credit  Agreement  Priority Lien  Collateral and
         all  condemnation  awards  resulting from a taking of any Credit  Agreement  Priority Lien Collateral will inure to the benefit of, and to the extent  required by the Credit  Agreement will be paid to, the holders of Credit Agreement Obligations; and

         the trustee will co-operate, if necessary and as reasonably requested by the Credit Agreement Agent, in effecting the payment of insurance proceeds of Credit Agreement Priority Lien Collateral to the Credit Agreement
Agent.

         In the event of any covered loss, theft or destruction or condemnation of both Note Priority Lien
Collateral and Credit Agreement Priority Lien Collateral for which an insurer of O'Sullivan or any Obligor will only settle one claim or award, the trustee and the Credit Agreement Agent will co-operate with each other to adjust settlement of the insurance claims in respect of the Note Priority Lien Collateral and Credit Agreement
Priority Lien Collateral.

     Insolvency or Liquidation Proceedings

         If, in any Insolvency or Liquidation Proceeding and prior to the Discharge of Credit Agreement
Indebtedness, the holders of all Indebtedness outstanding under the Credit Agreement (or such holders as may have the power to bind all of them):

              (1)   consent to any order for use of any cash  collateral,  except  cash  collateral  consisting  of
         Note  Priority  Lien  Collateral,  which  provides that the holders of Credit  Agreement  Obligations  are granted a replacement  Lien (a) upon the Credit  Agreement  Priority Lien  Collateral that is senior to or at parity with all Liens upon the Credit  Agreement  Priority Lien Collateral  securing  Credit  Agreement
         Obligations  and/or (b) upon some or all of the Note  Priority  Lien  Collateral  that is, by the  express provisions of such order, in all respects  subject and subordinate to all Liens securing Note  Obligations
         (including all replacement  Liens or adequate  protection  Liens at any time granted in such Insolvency or
         Liquidation Proceeding to secure Note Obligations); or

              (2)   consent to any order approving a debtor-in-possession financing which provides:

                     (a)  that the  aggregate  principal  amount of  Indebtedness  at any one time  permitted to be incurred under such  debtor-in-possession  financing, when added to the aggregate principal amount of
              Indebtedness   then   outstanding   under  the   Credit   Agreement   and   outstanding   under  such
              debtor-in-possession  financing,  shall not exceed the Maximum Credit Agreement  Indebtedness  Amount
              (on a pro forma basis after giving effect to any  substantially  contemporaneous  application  of the proceeds of such incurrence), and

                     (b)  that Obligations in respect of such  debtor-in-possession  financing will be secured by a
              Lien (i) upon the Credit  Agreement  Priority Lien Collateral that is senior to or at parity with all
              Liens upon the Credit  Agreement  Priority Lien  Collateral  securing  Credit  Agreement  Obligations and/or  (ii)  upon  some  or all of the  Note  Priority  Lien  Collateral  that  is,  by the  express provisions  of such  order,  in all  respects  subject and  subordinate  to all Liens  securing  Note
              Obligations  (including all  replacement  Liens or adequate  protection  Liens at any time granted in such Insolvency or Liquidation Proceeding to secure Note Obligations),

then the holders of Note Obligations and the trustee will not oppose or otherwise contest the entry of such order, but only in respect of the provisions described in this paragraph.

         In any Insolvency of Liquidation Proceeding occurring prior to the Discharge of Credit Agreement
Indebtedness, the trustee will not oppose or otherwise contest the entry of an order ("Sale Delay Order")
delaying the sale of any real property which is Note Priority Lien Collateral in order to allow the Credit
Agreement Agent and its officers, employees and agents (but not any of its transferees) reasonable and non-exclusive access to and use of such real property and any equipment and fixtures thereon as necessary or reasonably appropriate to manufacture, produce, complete, remove or sell, in any lawful manner, any Inventory upon which the Credit Agreement Agent holds a Lien, provided that (a) the Credit Agreement Agent, such officers, employees or agents had commenced to manufacture, produce, complete, remove or sell such Inventory prior to the date of the filing of such Insolvency or Liquidation Proceeding and (b) the delay is such sale shall not exceed
120 consecutive calendar days from the date the Credit Agreement Agent, such officers, employees or agents had first commenced the actions specified in (a).

         If, in an Insolvency or Liquidation Proceeding and prior to the release, in whole, of all Liens securing
Note Obligations, the trustee:

              (1)   consents to any order relating to any sale of Note Priority Lien  Collateral and providing,  to the extent the sale is to be free and clear of Liens,  that all such Liens  shall  attach to the  proceeds of the sale, and

              (2)   in connection  therewith,  consents to and supports before the court any request for Credit Bid
         Rights made by the Credit  Agreement Agent or holders of Credit  Agreement  Obligations  (except that such holders need not admit,  consent to or support any valuation of the Note Priority Lien Collateral  alleged in  support  of the  allowance  of any  secured  claim  based  upon the Liens  securing  Credit  Agreement
         Obligations),

then, so long as the trustee does not oppose or otherwise contest any request made by the holders of Credit
Agreement Obligations (which may be made only if, pursuant to any such order, the holders of Note Obligations are, or are to be, granted a Lien upon any property) for the grant to the Credit Agreement Agent, for the benefit of the holders of Credit Agreement Obligations and as adequate protection (or its equivalent) for the Credit
Agreement Agent's interest in the Note Priority Lien Collateral under the Liens securing Credit Agreement
Obligations, of a junior lien upon such property that is co-extensive in all respects with, but subordinated (as set forth in "--Ranking of Liens") in all respects to, all Liens securing Note Obligations upon such property pursuant to such order, the holders of Credit Agreement Indebtedness and the Credit Agreement Agent will not oppose or otherwise contest (provided that the Credit Agreement Agent may seek to have any order for the sale of any real property which is Note Priority Lien Collateral conditioned on a Sale Delay Order) the entry of such order solely in their capacity as a secured creditor based solely on any ground that may be asserted only by a secured creditor arising from or relating to any Lien securing Credit Agreement Obligations.

         If, in an Insolvency or Liquidation Proceeding and prior to the Discharge of Credit Agreement
Indebtedness, the holders of all Indebtedness outstanding under the Credit Agreement (or such holders as may have the power to bind all of them):

              (1)   consent to any order  relating to any sale of Credit  Agreement  Priority Lien  Collateral  and providing,  to the extent the sale is to be free and clear of Liens,  that all such Liens shall  attach to the proceeds of the sale, and

              (2)   in  connection  therewith,  consent to and support  before the court any request for Credit Bid
         Rights made by the trustee or any holder of notes  (except that such  holders  need not admit,  consent to or support any  valuation  of the Credit  Agreement  Priority  Lien  Collateral  alleged in support of the allowance of any secured claim based upon the Liens securing the Note Obligations),

then, so long as the holders of Credit Agreement Priority Lien Indebtedness do not oppose or otherwise contest any request made by the holders of Note Obligations (which may be made only if, pursuant to any such order, the holders of Credit Agreement Obligations are, or are to be, granted a Lien upon any property) for the grant to the trustee, for the benefit of the holders of Note Obligations and as adequate protection (or its equivalent) for the trustee's interest in the Credit Agreement Priority Lien Collateral under the Liens securing Note
Obligations, of a junior lien upon such property that is co-extensive in all respects with, but subordinated (as set forth in "--Ranking of Liens") in all respects to, all Liens securing Credit Agreement Obligations upon such property pursuant to such order, the holders of Notes and the trustee will not oppose or otherwise contest the entry of such order solely in their capacity as a secured creditor based solely on any ground that may be asserted only by a secured creditor arising from or relating to any Lien securing Note Obligations.

         The holders of Note Obligations and the trustee will not, at any time prior to the Discharge of Credit
Agreement Indebtedness, file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their Subordinate Liens in the Credit Agreement
Priority Lien Collateral. The holders of Credit Agreement Obligations and the Credit Agreement Agent will not, at any time prior to the release, in whole, of all Liens securing Note Obligations, file or prosecute in any
Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief)
based upon their Subordinate Liens in the Note Priority Lien Collateral. No right of any holder of Note
Obligations or Liens securing Note Obligations to demand, seek and obtain adequate protection (or any comparable relief) for any Priority Lien upon any Note Priority Lien Collateral, and no right of any holder of Credit
Agreement Obligations or Liens securing Credit Agreement Obligations to demand, seek and obtain adequate protection (or any comparable relief) for any Priority Lien upon any Credit Agreement Priority Lien Collateral, will be in any respect reduced, limited or affected hereby.

         The holders of Note Obligations and the trustee will not assert or enforce, at any time prior to the
Discharge of Credit Agreement Indebtedness, any claim underss.506(c) of the United States Bankruptcy Code senior to or on a parity with any Priority Lien upon Credit Agreement Priority Lien Collateral for costs or expenses of preserving or disposing of any Collateral. The holders of Credit Agreement Obligations and the Credit Agreement
Agent will not assert or enforce, at any time prior to the release in whole of all Liens securing Note
Obligations, any claim underss.506(c) of the United States Bankruptcy Code senior to or on a parity with any
Priority Lien upon Note Priority Lien Collateral for costs or expenses of preserving or disposing of any
Collateral.

         If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by
Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the Credit Agreement Obligations and on account of the
Note Obligations, then, to the extent the debt obligations distributed on account of the Credit Agreement
Obligations and on account of the Note Obligations are secured by Liens upon the same property, the provisions of
"--Ranking of Liens" will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

     Amendment of Intercreditor Provisions

         No amendment or supplement to the provisions set forth above under the caption "--Intercreditor
Provisions Relating to Credit Agreement" will:

              (1)   be  effective  unless  set forth in a writing  signed by the  trustee  with the  consent of the holders of at least a  majority  in  principal  amount of the notes  then  outstanding  voting as a single class,  except that any such  amendment  which  releases all or  substantially  all of the  Collateral  or contractually  subordinates  the Liens on the Note Priority Lien Collateral  securing the Note Obligations will be  effective  only with the  consent of the holders of at least 66 2/3% in  principal  amount of the notes then outstanding, voting as a single class; or

              (2)   become  effective  at any  time  when any  Credit  Agreement  Obligations  are  outstanding  or committed  under the Credit  Agreement  unless such  amendment or  supplement is consented to in a writing signed by the Credit  Agreement  Agent  acting  upon the  direction  or with the  consent of the  Required
         Lenders.

Any such amendment or supplement that:

              (1)   imposes any  additional  obligation  upon  O'Sullivan or any of its  Subsidiaries  or adversely affects the rights of O'Sullivan or any of its  Subsidiaries  will become  effective only with the consent of O'Sullivan or such Subsidiary;

              (2)   imposes any obligation  upon the trustee or adversely  affects the rights of the trustee in its individual capacity will be effective only with the consent of the trustee; or

              (3)   imposes any obligation upon the Credit  Agreement Agent or adversely  affects the rights of the
         Credit  Agreement  Agent in its individual  capacity will be effective only with the consent of the Credit
         Agreement Agent.

     Waiver of Certain Subrogation, Marshalling, Appraisal and Valuation Rights

         To the fullest extent permitted by law, the holders of notes and the trustee agree not to assert or enforce at any time prior to the Discharge of Credit Agreement Indebtedness:

              (1)   any right of  subrogation  to the rights or interests  of holders of Priority  Liens in respect of any Credit  Agreement  Priority Lien  Collateral  or any claim or defense based upon  impairment of any such right of subrogation;

              (2)   any right of marshalling  accorded to a junior  lienholder,  as against a priority  lienholder, under equitable principles in respect of any Credit Agreement Priority Lien Collateral; or

              (3)   any  statutory  right of appraisal or valuation  accorded to a junior  lienholder in respect of any Credit Agreement Priority Lien Collateral in a proceeding to foreclose a senior Lien thereon,

that otherwise may be enforceable in respect of any Lien securing Note Obligations as against any holder of
Priority Liens upon any Credit Agreement Priority Lien Collateral.

         To the fullest extent permitted by law, the holders of Credit Agreement Obligations and the Credit
Agreement Agent agree not to assert or enforce at any time prior to the release, in whole, of all Liens securing
Note Obligations:

              (1)   any right of  subrogation  to the rights or interests  of holders of Priority  Liens in respect of any Note  Priority Lien  Collateral or any claim or defense based upon  impairment of any such right of subrogation;

              (2)   any right of marshalling  accorded to a junior  lienholder,  as against a priority  lienholder, under equitable principles in respect of any Note Priority Lien Collateral; or

              (3)   any  statutory  right of appraisal or valuation  accorded to a junior  lienholder in respect of any Note Priority Lien Collateral in a proceeding to foreclose a senior Lien thereon,

that otherwise may be enforceable in respect of any Lien securing Credit Agreement Obligations as against any holder of Priority Liens upon any Note Priority Lien Collateral.

         Without in any way limiting the generality of the foregoing, each holder of Priority Liens or
Obligations secured by Priority Liens may at any time and from time to time, without the consent of or notice to any holder of Subordinate Liens or Obligations secured thereby, without incurring any responsibility or liability to any holder of Subordinate Liens or Obligations secured thereby and without in any manner prejudicing, affecting or impairing the agreements and other obligations set forth in "--Intercreditor Provisions Relating to
Credit Agreement":

              (1)   make loans and advances to O'Sullivan or any of its  Subsidiaries or issue,  guaranty or obtain letters of credit for account of  O'Sullivan  or any of its  Subsidiaries  or otherwise  extend  credit to
         O'Sullivan or any of its  Subsidiaries,  in any amount and on any terms,  whether pursuant to a commitment or as a  discretionary  advance and whether or not any default or event of default or failure of condition is then continuing;

              (2)   change the  manner,  place or terms of  payment  or extend the time of payment  of, or renew or alter,  compromise,  accelerate,  extend or refinance,  any  Obligation  secured by a Priority Lien or any agreement,  guaranty,  Lien or obligation of O'Sullivan or any of its  Subsidiaries or any other person or entity in any  manner  related  thereto,  or  otherwise  amend,  supplement  or change in any  manner  any
         Priority Lien or Obligation secured thereby or any such agreement, guaranty, Lien or obligation;

              (3)   increase or reduce the amount of any  Obligation  secured by a Priority Lien (up to the Maximum
         Credit Agreement  Indebtedness Amount) or the interest,  premium, fees or other amounts payable in respect thereof;

              (4)   release or discharge any Obligation  secured by a Priority Lien or any guaranty  thereof or any agreement  or  obligation  of  O'Sullivan  or any of its  Subsidiaries  or any other person or entity with respect thereto;

              (5)   take or fail to take any Priority Lien or any other  collateral  security for any Obligation or take or fail to take any action  which may be necessary or  appropriate  to ensure that any Priority  Lien or any other Lien upon any  property is duly  enforceable  or perfected or entitled to priority as against any other Lien or to ensure  that any  proceeds  of any  property  subject to any Lien are  applied to the payment of any obligation secured thereby;

              (6)   release, discharge or permit the lapse of any or all Priority Liens;

              (7)   exercise or enforce,  in any manner,  order or  sequence,  or fail to exercise or enforce,  any right or remedy against  O'Sullivan or any other Obligor or any  collateral  security or any other person, entity or property in respect of any  Priority  Lien or any right or power under  "--Ranking of Liens," and apply any payment or proceeds of collateral in any order of application; or

              (8)   sell,  exchange,  release,  foreclose  upon or otherwise deal with any property that may at any time be subject to any Priority Lien.

         No exercise, delay in exercising or failure to exercise any right set forth in or arising under the provisions described in "--Intercreditor Provisions Relating to Credit Agreement," no act or omission of any holder of Priority Liens or Obligations secured thereby in respect of O'Sullivan or any of its Restricted
Subsidiaries or any other person or entity or any collateral security for any Obligation or any right arising under such provisions, no change, impairment, or suspension of any right or remedy of any holder of any Priority
Lien or Obligations secured thereby, and no other act, failure to act, circumstance, occurrence or event which, but for this sentence, would or could act as a release or exoneration of any obligation set forth in or arising under such provisions will in any way affect, decrease, diminish or impair any of the ranking agreements or any of the other rights and obligations of the holders of Secured Obligations and the trustee and Credit Agreement
Agent set forth in or arising under such provisions.

         Except for the contractual obligations set forth in or arising under the provisions described in
"--Intercreditor Provisions Relating to Credit Agreement," the Credit Agreement Agent and holders of Credit
Agreement Obligations will not have any duty, express or implied, fiduciary or otherwise, to any holder of Note
Obligations or the trustee, and the trustee and holders of Note Obligations will not have any duty, express or implied, fiduciary or otherwise, to any holder of Credit Agreement Obligations or the Credit Agreement Agent.

         The holders of Credit Agreement Obligations, on the one hand, and the holders of Note Obligations, on the other hand, shall each be responsible for keeping themselves informed of the financial condition of
O'Sullivan and its Subsidiaries and all other circumstances bearing upon the risk of nonpayment of their outstanding Obligations. The Credit Agreement Agent and holders of Credit Agreement Obligations will have no duty to advise the trustee or any holder of Note Obligations, and the trustee and holders of Note Obligations will have no duty to advise the Credit Agreement Agent or any holder of Credit Agreement Obligations, of information regarding such condition or circumstances or as to any other matter. If any of them undertakes at any time or from time to time to provide any such information, it shall be under no obligation to provide any similar information on any subsequent occasion, to provide any additional information, to undertake any investigation, or to disclose any information which, pursuant to accepted or reasonable commercial finance practice, it wishes to maintain confidential.

     Obligations Not Subordinated

         The provisions of "--Intercreditor Provisions Relating to Credit Agreement" are intended solely to set forth the relative ranking of the Priority Liens and Subordinate Liens and the other rights and obligations described therein. The notes and Guarantees and the Indebtedness under the Credit Agreement and guarantees thereof are senior non-subordinated obligations of O'Sullivan and Guarantors. Neither the notes, the Guarantees and other Note Obligations nor the Indebtedness under the Credit Agreement and guarantees thereof and other
Credit Agreement Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the provisions of "--Intercreditor Provisions Relating to
Credit Agreement" in any respect subordinated, deferred, postponed, restricted or prejudiced.

     Enforcement

         The rights and obligations set forth in or arising under the caption "--Intercreditor Provisions Relating to Credit Agreement" are enforceable only by the trustee and Credit Agreement Agent against each other (and their respective successors, including, but only to the extent expressly provided herein, a purchaser at a foreclosure sale conducted in foreclosure of the trustee's Liens), against the holders of Note Obligations and Credit
Agreement Obligations, and against the Obligors. No other Person (including holders of Secured Obligations) shall be entitled to enforce any such right or obligation.

     Relative Rights

         The provisions described above under the caption "--Intercreditor Provisions Relating to Credit
Agreement" sets forth certain relative rights, as lienholders, of the trustee and the Credit Agreement Agent.
Nothing in the indenture or any comparable provision of the Credit Agreement will:

              (1)   impair,  as between  O'Sullivan,  any other  Obligor and holders of notes,  the  obligation  of
         O'Sullivan,  which  is  absolute  and  unconditional,  to pay  principal  of,  premium  and  interest  and
         Additional  Interest,  if any,  on the  notes in  accordance  with  their  terms or to  perform  any other obligation of O'Sullivan or any other Obligor under the Note Documents;

              (2)   impair,  as between  O'Sullivan,  any other  Obligor  and holders of  Indebtedness  outstanding under the Credit  Agreement,  the  obligation of the Obligors  which are borrowers  under or guarantors of the Credit Agreement,  which is absolute and unconditional,  to pay principal of, premium and interest, on such  Indebtedness  in  accordance  with  the  terms of the  Credit  Agreement  or to  perform  any  other obligation of O'Sullivan or any other Obligor under the Credit Agreement;

              (3)   affect the relative rights of holders of Note Obligations or Credit  Agreement  Obligations and
         other creditors of O'Sullivan or any of its Subsidiaries;

              (4)   restrict the right of any holder of Secured  Obligations  to sue for payments that are then due and owing;

              (5)   prevent the trustee or the Credit  Agreement  Agent or any holder of Secured  Obligations  from exercising  against  O'Sullivan or any other Obligor any of its available remedies upon a Default or Event of Default,  except to the extent otherwise  expressly set forth in the case of enforcement of Subordinate
         Liens under the caption "--Restriction on Enforcement of Subordinate Liens"; or

              (6)   restrict  the right of the  trustee,  the  Credit  Agreement  Agent or any  holder  of  Secured
         Obligations  to file and  prosecute a petition  seeking an order for relief in an  involuntary  bankruptcy case  as to any  Obligor  or  otherwise  to  commence,  or  seek  relief  commencing,  any  Insolvency  or
         Liquidation  Proceeding  in respect of any  Collateral  as to which it has a Priority  Lien  involuntarily against  any  Obligor  or to assert or  enforce  any  claim,  Lien,  right or remedy in any  voluntary  or involuntary  bankruptcy  case or Insolvency or  Liquidation  Proceeding in compliance  with the applicable provisions of the indenture or the Credit Agreement, as the case may be.

Optional Redemption

         At any time prior to October 1, 2006, O'Sullivan may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 110.63% of the principal amount at maturity thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with a contribution to the common equity capital of O'Sullivan made with the net cash proceeds of a concurrent Equity Offering by O'Sullivan's direct or indirect parent; provided that:

              (1)   at least 65% of the aggregate  principal amount of notes originally  issued under the indenture remains  outstanding  immediately  after  the  occurrence  of such  redemption  (excluding  notes  held by
         O'Sullivan and its Subsidiaries); and

              (2)   the redemption must occur within 90 days of the date of the closing of such Equity Offering.

         At any time prior to October 1, 2006, O'Sullivan may also redeem all or a part of the notes upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount at maturity thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption (the "Redemption Date"), subject to the rights of noteholders on the relevant record date to receive interest due on the relevant interest payment date.

         On and after October 1, 2006, O'Sullivan may redeem all or a part of these notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount at maturity) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 1 of the years indicated below, subject to the rights of noteholders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                                     Percentage
2006...............................................................      105.315%
2007 and thereafter................................................      100.000%

         Except pursuant to the preceding paragraphs, the notes will not be redeemable at O'Sullivan's option prior to October 1, 2006. Unless O'Sullivan defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Selection and Notice

         If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

              (1)   if the  notes are  listed,  in  compliance  with the  requirements  of the  principal  national securities exchange on which the notes are listed; or

              (2)   if the notes are not so listed,  on a pro rata  basis,  by lot or by such method as the trustee shall deem fair and appropriate.

         No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

         If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption

         Except as set forth below under "--Repurchase at the Option of Holders," O'Sullivan is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

     Change of Control

         If a Change of Control occurs, each holder of notes will have the right to require O'Sullivan to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes pursuant to the Change of Control Offer. In the Change of Control Offer, O'Sullivan will offer a change of control payment in cash equal to 101% of the aggregate principal amount at maturity of the notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased, to the date of purchase, subject to the rights of noteholders on the relevant record date to receive interest due on the relevant interest payment date.
Within 60 days following any Change of Control, O'Sullivan will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the change of control payment date specified in such notice, which date shall be no earlier than 30 days and no later than
60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. O'Sullivan will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to the repurchase of the notes as a result of a Change of Control. To the extent that any securities law or regulation conflicts with the provisions of the indenture relating to such Change of Control Offer, O'Sullivan will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

         On the change of control payment date, O'Sullivan will, to the extent lawful:

              (1)   accept for payment all notes or portions of notes properly  tendered  pursuant to the Change of
         Control Offer;

              (2)   deposit with the paying  agent an amount  equal to the change of control  payment in respect of all notes or portions of notes properly tendered; and

              (3)   deliver or cause to be delivered to the trustee the notes  properly  accepted  together with an
         Officers'  Certificate  stating  the  aggregate  principal  amount  of notes  or  portions  thereof  being purchased by O'Sullivan.

         The paying agent will promptly mail to each holder of notes properly tendered the change of control payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such Exchange Note will be in a principal amount of $1,000 or an integral multiple of
$1,000.

         O'Sullivan will publicly announce the results of the Change of Control Offer on or as soon as practicable after the change of control payment date.

         The provisions described above that require O'Sullivan to make a Change of Control Offer following a
Change of Control will be applicable regardless of whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that O'Sullivan repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

         O'Sullivan will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by O'Sullivan and purchases all notes validly tendered and not withdrawn under such Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under the caption "--Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

         The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of O'Sullivan and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require O'Sullivan to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of O'Sullivan and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     Asset Sales

         O'Sullivan will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

              (1)   O'Sullivan (or the Restricted  Subsidiary,  as the case may be) receives  consideration  at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity  Interests  issued or sold or otherwise disposed of;

              (2)   at  least  85%  of the  consideration  therefor  received  by  O'Sullivan  or  such  Restricted
         Subsidiary  is in the  form of cash or Cash  Equivalents.  For  purposes  of this  provision,  each of the following shall be deemed to be cash:

                     (a)  any  liabilities (as shown on  O'Sullivan's  or the Restricted  Subsidiary's  most recent balance sheet) of O'Sullivan or any Restricted  Subsidiary  that are assumed by the transferee of any such assets pursuant to a customary  novation  agreement that releases  O'Sullivan or such Restricted
              Subsidiary from further  liability  (except  liabilities that are by their terms  subordinated to the notes or any Guarantee);

                     (b)  any  securities,   notes  or  other  obligations  received  by  O'Sullivan  or  any  such
              Restricted  Subsidiary  from such  transferee  that are converted by  O'Sullivan  or such  Restricted
              Subsidiary  into cash or Cash  Equivalents  within 90 days  after the  closing of such Asset Sale (to the extent of the cash or Cash Equivalents received in that conversion); and

                     (c)  any stock or assets of the kind  referred to in clauses (2) or (4) of the next  paragraph of this covenant; and

              (3)   in the case of a sale or other  disposition  of Note Priority Lien  Collateral,  the trustee is immediately  granted a perfected first priority  security  interest  (subject to Permitted Prior Liens) in the Net Proceeds  therefor  received by  O'Sullivan  or such  Restricted  Subsidiary  as  additional  Note
         Priority  Lien  Collateral  under the  Security  Documents  to secure the notes and the Net  Proceeds  are deposited  in the Asset  Sales  Proceeds  Account or paid  directly to the trustee to be held in trust and applied by O'Sullivan as permitted under the indenture.

         The 85% limitation referred to in clause (2) above will not apply to any Asset Sale in which the cash or
Cash Equivalents portion of the consideration received therefrom, determined in accordance with the preceding proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 85% limitation.

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than a sale of Note
Priority Lien Collateral, O'Sullivan or any such Restricted Subsidiary may apply such Net Proceeds, at its option:

              (1)   to repay or  repurchase  Indebtedness  and other  Obligations  under a Credit  Facility  and to correspondingly permanently reduce the commitments with respect thereto;

              (2)   to  acquire  all or  substantially  all of the  assets  of, or any  Capital  Stock of,  another
         Permitted  Business,  if, after giving  effect to any such  acquisition  of Capital  Stock,  the Permitted
         Business is or becomes a Restricted Subsidiary of O'Sullivan;

              (3)   to make capital expenditures in a Permitted Business; or

              (4)   to acquire  other  assets that are not  classified  as current  assets  under GAAP and that are used or useful in a Permitted Business.

         Pending the final application of any such Net Proceeds, O'Sullivan may temporarily reduce revolving
Indebtedness under Credit Facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by the indenture.

         Any Net Proceeds from Asset Sales, other than a sale of Note Priority Lien Collateral, that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds from Asset Sales, other than a sale of Note Priority Lien Collateral, exceeds $10.0 million, O'Sullivan will be required to make an offer to all holders of notes and to all holders of other
Indebtedness that ranks equally with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds from sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of such Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount at maturity plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any such Excess Proceeds remain after consummation of an Asset Sale Offer, O'Sullivan may use such Excess Proceeds for general corporate purposes or any other purpose not prohibited by the indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of such Excess Proceeds, the trustee shall select the notes and such other pari passu
Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and such other pari passu
Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         Within 60 days after the receipt of any Net Proceeds from an Asset Sale constituting Note Priority Lien
Collateral, O'Sullivan will be required to make an Asset Sale Offer to purchase the maximum principal amount of notes that may be purchased out of such Net Proceeds. The offer price in any such Asset Sale Offer will be equal to 102% of principal amount at maturity plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any such Net Proceeds remain after consummation of any such
Asset Sale Offer, O'Sullivan may use such Net Proceeds for general corporate purposes or any other purpose not prohibited by the indenture, free and clear of all Liens created by any Security Documents. If the aggregate principal amount of notes tendered into such Asset Sale Offer exceeds the amount of such Net Proceeds, the trustee shall select the notes to be purchased on a pro rata basis based on the principal amount of notes tendered.

         O'Sullivan will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, O'Sullivan will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

         The agreements governing O'Sullivan's other Indebtedness contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require O'Sullivan to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on O'Sullivan. In the event a Change of Control or Asset Sale occurs at a time when O'Sullivan is prohibited from purchasing notes, O'Sullivan could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If
O'Sullivan does not obtain a consent or repay those borrowings, O'Sullivan will remain prohibited from purchasing notes. In that case, O'Sullivan's failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under the other indebtedness. Finally, O'Sullivan's ability to pay cash to the holders of notes upon a repurchase may be limited by O'Sullivan's then existing financial resources. See "Risk Factors--We may be unable to finance a change of control offer."
Certain Covenants

     Restricted Payments

         O'Sullivan will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

              (1)   declare  or pay  any  dividend  or make  any  other  payment  or  distribution  on  account  of
         O'Sullivan's or any of its Restricted Subsidiaries' Equity Interests (including,  without limitation,  any payment on such Equity Interests in connection with any merger or consolidation  involving  O'Sullivan) or to the  direct  or  indirect  holders  of  O'Sullivan's  or any of  its  Restricted  Subsidiaries'  Equity
         Interests in their capacity as such (other than  dividends or  distributions  payable in Equity  Interests
         (other than Disqualified Stock) of O'Sullivan);

              (2)   purchase,  redeem or otherwise acquire or retire for value (including  without  limitation,  in connection with any merger or  consolidation  involving  O'Sullivan) any Equity Interests of O'Sullivan or any direct or indirect parent of O'Sullivan  (other than any such Equity  Interests owned by O'Sullivan or any Restricted Subsidiary of O'Sullivan);

              (3)   make any payment on or with respect to, or purchase,  redeem,  defease or otherwise  acquire or retire for value any  Indebtedness  of O'Sullivan or any Guarantor that is  contractually  subordinated to the notes or any  Guarantee,  except  (i) for  scheduled  payments  of  interest  or  principal  at Stated
         Maturity  thereof or (ii) in anticipation of satisfying a sinking fund obligation,  principal  installment or final maturity,  in each case due within one year of the date of purchase,  redemption,  acquisition or retirement; or

              (4)   make any  Restricted  Investment  (all such payments and other actions set forth in clauses (1)
         through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

              (1)   no Default or Event of  Default  shall have  occurred  and be  continuing  or would  occur as a consequence thereof;

              (2)   O'Sullivan  would,  after giving pro forma  effect  thereto as if such  Restricted  Payment had been made at the beginning of the applicable  four-quarter  period,  have been permitted to incur at least
         $1.00 of additional  Indebtedness  pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant  described below under the caption  "--Incurrence of Indebtedness and Issuance of
         Preferred Stock;" and

              (3)   such Restricted  Payment,  together with the aggregate amount of all other Restricted  Payments made by O'Sullivan and its Restricted  Subsidiaries after the date of the indenture (excluding  Restricted
         Payments  permitted by clauses (2),  (3), (6),  (8),  (10) and (11) of the next  succeeding  paragraph and without duplication), is less than the sum, without duplication, of:

                     (a)  50%  of  the  Consolidated  Net  Income  of  O'Sullivan  for  the  period  (taken  as one accounting  period) from the beginning of the first full fiscal quarter  commencing after the date of the  indenture to the end of  O'Sullivan's  most  recently  ended fiscal  quarter for which  internal financial  statements  are  available to management  at the time of such  Restricted  Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                     (b)  100% of the  aggregate  net cash  proceeds  (plus the Fair Market Value of any  Permitted
              Business  contributed to the common or preferred  equity capital (other than  Disqualified  Stock) of
              O'Sullivan  with such Fair Market Value being  determined as described  below) received by O'Sullivan after the date of the indenture as a contribution to  O'Sullivan's  capital or received by O'Sullivan from the issue or sale of Equity  Interests  of  O'Sullivan  (other  than  Disqualified  Stock) or of
              Disqualified  Stock or debt  securities  of  O'Sullivan  that have been  converted  into such  Equity
              Interests  (other  than  Equity  Interests  (or  Disqualified  Stock  or debt  securities)  sold to a
              Subsidiary of O'Sullivan and other than  Disqualified  Stock or convertible debt securities that have been converted into  Disqualified  Stock),  provided that O'Sullivan shall only be entitled to use up to one third of the net cash proceeds  from any Equity  Offering in any  twelve-month  period to make
              Restricted Payments, plus

                     (c)  to the  extent  that  any  Restricted  Investment  that was  made  after  the date of the indenture is sold for cash or  otherwise  liquidated  or repaid for cash,  the lesser of (i) the cash return of capital with respect to such Restricted  Investment (less the cost of disposition,  if any)
              and (ii) the initial amount of such Restricted Investment, plus

                     (d)  if any Unrestricted  Subsidiary (i) is properly redesignated as a Restricted  Subsidiary, the Fair Market Value of such  redesignated  Subsidiary  (as determined in good faith by the Board of
              Directors)  as  of  the  date  of  its  redesignation  or  (ii)  pays  any  cash  dividends  or  cash distributions  to O'Sullivan or any of its Restricted  Subsidiaries,  100% of any such cash dividends or cash distributions made after the date of the indenture.

         The preceding provisions will not prohibit:

              (1)   the payment of any dividend  within 60 days after the date of declaration  thereof,  if at said date of declaration such payment would have complied with the provisions of the indenture;

              (2)   the making of any  Restricted  Payment in exchange  for, or out of the net cash proceeds of the substantially  concurrent  sale or issuance  (other than to a Subsidiary of  O'Sullivan)  of, other Equity
         Interests of O'Sullivan  (other than  Disqualified  Stock);  provided that the amount of any such net cash proceeds  that are utilized for any such  Restricted  Payment will be excluded  from clause  (3)(b) of the preceding paragraph;

              (3)   the defeasance,  redemption,  repurchase or other  acquisition of Indebtedness of O'Sullivan or any Restricted  Subsidiary  that is  contractually  subordinated to the notes or to any Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

              (4)   the payment of any  dividend by a Restricted  Subsidiary  of  O'Sullivan  to the holders of its
         Equity Interests on a pro rata basis;

              (5)   the payment of dividends by  O'Sullivan  to  O'Sullivan  Holdings for the purpose of permitting the  repurchase,  redemption  or other  acquisition  or  retirement  for value of any Equity  Interests of
         O'Sullivan  Holdings held by any current,  former or future officer,  director or employee of O'Sullivan's
         (or any of its  Restricted  Subsidiaries)  pursuant  to any equity  subscription  agreement,  stockholders agreement or stock option  agreement or other similar  agreements;  provided that the aggregate price paid for all such  repurchased,  redeemed,  acquired or retired  Equity  Interests  pursuant to this clause (5)
         shall not exceed  $2.5  million in any  calendar  year (with  unused  amounts in any  calendar  year being carried over to succeeding  calendar  years subject to a maximum  (without  giving effect to the following proviso) of $5.0 million in any calendar  year);  provided  further that such amount in any calendar  year may be increased by an amount not to exceed the aggregate  cash proceeds  received by O'Sullivan  from any issuance or  reissuance  of Equity  Interests  to any current or former  officer,  director or employee of
         O'Sullivan  and its  Restricted  Subsidiaries  (provided that any such cash proceeds will be excluded from clause 3(b) of the preceding  paragraph and clause (2) of this  paragraph)  and the proceeds to O'Sullivan of any "key man" life insurance  policies;  provided further that the  cancellation of Indebtedness  owing to O'Sullivan  from any current,  former or future  officers,  directors or employees of O'Sullivan or any
         Restricted  Subsidiary in connection with such  repurchase of Equity  Interests will not be deemed to be a
         Restricted Payment;

              (6)   the  payment  by  O'Sullivan  of  dividends  to  O'Sullivan  Holdings  for the  purpose  of (a)
         permitting  O'Sullivan  Holdings to satisfy tax obligations that are actually due and owing, in accordance with the Tax Sharing  Agreement as in effect on the date of the  indenture;  provided that such amounts do not exceed the amounts that,  without  recognizing any tax loss  carryforwards  or carrybacks or other tax attributes,  such  as  alternative  minimum  tax  carryforwards,  would  otherwise  be due  and  owing  if
         O'Sullivan and its Restricted  Subsidiaries  were an independent,  individual  taxpayer and (b) permitting
         O'Sullivan  Holdings to pay the necessary  fees and expenses to maintain its corporate  existence and good standing  and other  general and  administrative  expenses  (which  amount  shall not exceed  $500,000 per annum);

              (7)   so long as no Default or Event of Default has occurred and is continuing,  the  declaration and payment of dividends on  Disqualified  Stock,  the incurrence of which satisfied the covenant set forth in
         "--Incurrence of Indebtedness and Issuance of Preferred Stock" below;

              (8)   repurchases  of Equity  Interests  deemed to occur upon the  exercise of stock  options if such
         Equity Interests represent a portion of the exercise price thereof;

              (9)   cash payments to  O'Sullivan  Holdings  from and after  November 30, 2004 to enable  O'Sullivan
         Holdings to make interest  payments on the senior notes due 2009 of O'Sullivan  Holdings in amounts not to exceed  12% per annum on the  senior  notes of  O'Sullivan  Holdings  issued  on  November  30,  2004 plus interest at the same rate on senior notes issued to pay interest  thereon;  provided  that,  in each case, such cash  payments  are used  within 30 days of such  payment to make  interest  payments  on such senior notes;  provided  further that such  payments will only be permitted if (i) no Default or Event of Default shall have occurred and be continuing  and (ii)  O'Sullivan  would be permitted to incur at least $1.00 of additional  Indebtedness  pursuant  to the  Fixed  Charge  Coverage  Ratio  test set  forth  in the  first paragraph of the covenant  described above under the caption  "--Incurrence of Indebtedness and Issuance of
         Preferred Stock;"

              (10)  repurchases of O'Sullivan's 13 3/8% Senior  Subordinated  Notes due 2009 in an aggregate amount not to exceed  $10.0  million;  provided  that (i) no  Default  or Event of Default  has  occurred  and is continuing  and (ii) the purchase  price paid by the Company does not exceed 80% of the  principal  amount of the notes; and

              (11)  other Restricted Payments in an aggregate amount not to exceed $2.5 million.

         The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by O'Sullivan or such
Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any non-cash
Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such Fair Market
Value exceeds $10.0 million. The Fair Market Value of any Permitted Business contributed to the common or preferred equity capital (other than Disqualified Stock) of O'Sullivan shall be determined in good faith by the
Board of Directors whose resolution with respect thereto shall be delivered to the trustee if such Fair Market
Value is in excess of $2.0 million; provided that such determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such Fair Market Value exceeds $10.0 million.

     Incurrence of Indebtedness and Issuance of Preferred Stock

         O'Sullivan will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and O'Sullivan will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that O'Sullivan or any of the Guarantors may incur Indebtedness (including
Acquired Debt) or issue Disqualified Stock and the Guarantors may issue preferred stock if the Fixed Charge
Coverage Ratio for O'Sullivan's most recently ended four full fiscal quarters for which internal financial statements are available to management immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.25 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional
Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The first paragraph of this covenant will not prohibit the incurrence of any of the following items of
Indebtedness (collectively, "Permitted Debt"):

              (1)   the  incurrence by O'Sullivan  of  additional  Indebtedness  and letters of credit under Credit
         Facilities  in an  aggregate  principal  amount at any one time  outstanding  under this  clause  (1)(with letters of credit being  deemed to have a principal  amount  equal to the maximum  potential  liability of
         O'Sullivan and its Restricted  Subsidiaries  thereunder) not to exceed the greater of (x) $40.0 million or
         (y) the  amount of the  Borrowing  Base as of the date of such  incurrence;  provided  that the  aggregate principal amount at any one time outstanding under this clause (1) may not exceed $60.0 million;

              (2)   the incurrence by O'Sullivan and its Restricted Subsidiaries of Existing Indebtedness;

              (3)   the incurrence by O'Sullivan and the  Guarantors of  Indebtedness  represented by the notes and the  Guarantees  to be  issued  on the  date of the  indenture  and the  Exchange  Notes  and the  related
         Guarantees to be issued pursuant to the registration rights agreement;

              (4)   the  incurrence  by  O'Sullivan  or  any  of  its  Restricted   Subsidiaries   of  Indebtedness
         represented  by Capital Lease  Obligations,  mortgage  financings or purchase money  obligations,  in each case incurred for the purpose of financing all or any part of the purchase  price or cost of  construction or  improvement  of property,  plant or equipment  used in the business of O'Sullivan  or such  Restricted
         Subsidiary  (whether  through the direct purchase of assets or the Capital Stock of any Person owning such
         Assets),  in an aggregate  principal  amount or accreted  value,  as  applicable,  including all Permitted
         Refinancing  Indebtedness  issued to refund,  replace or refinance any Indebtedness  incurred  pursuant to this clause (4), not to exceed $7.5 million at any time outstanding;

              (5)   the incurrence by O'Sullivan or any of its  Restricted  Subsidiaries  of Permitted  Refinancing
         Indebtedness  in  exchange  for,  or the net  proceeds  of which are used to refund,  refinance,  replace, purchase,  defease or discharge  Indebtedness that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4) and (12) of this paragraph;

              (6)   the  incurrence  by  O'Sullivan  or  any  of  its  Restricted   Subsidiaries   of  intercompany
         Indebtedness between or among O'Sullivan and any of its Restricted Subsidiaries; provided, however, that:

                     (a)  if  O'Sullivan or any Guarantor is the obligor on such  Indebtedness,  such  Indebtedness must be expressly  subordinated to the prior payment in full in cash of all Obligations  with respect to the  notes,  in the case of  O'Sullivan,  or the  Guarantee  of such  Guarantor,  in the case of a
              Guarantor; and

                     (b)  (i) any  subsequent  issuance or transfer of Equity  Interests  that  results in any such
              Indebtedness  being held by a Person other than  O'Sullivan or a Restricted  Subsidiary of O'Sullivan and (ii) any  sale or  other  transfer  of any  such  Indebtedness  to a  Person  that is not  either
              O'Sullivan or a Restricted  Subsidiary of O'Sullivan shall be deemed,  in each case, to constitute an incurrence of such Indebtedness by O'Sullivan or such Restricted Subsidiary, as the case may be;

              (7)   the  incurrence by O'Sullivan or its  Restricted  Subsidiaries  of Hedging  Obligations  in the
         ordinary course of business and not for speculative purposes;

              (8)   the  Guarantee  by  O'Sullivan  or  any of  its  Restricted  Subsidiaries  of  Indebtedness  of
         O'Sullivan  or a  Restricted  Subsidiary  of  O'Sullivan  that was  permitted  to be  incurred  by another provision of this covenant,  provided that if the  Indebtedness  being  guaranteed is  subordinated to the notes or any Guarantee,  then the Guarantee shall be  subordinated to the same extent as the  Indebtedness guaranteed;

              (9)   the incurrence by  O'Sullivan's  Unrestricted  Subsidiaries  of  Non-Recourse  Debt;  provided, however,  that if any such  Indebtedness  ceases to be Non-Recourse  Debt of an  Unrestricted  Subsidiary,
         such event shall be deemed to  constitute  an incurrence  of  Indebtedness  by a Restricted  Subsidiary of
         O'Sullivan;

              (10)  Indebtedness  incurred  by  O'Sullivan  or  any  of its  Restricted  Subsidiaries  constituting reimbursement  obligations  with respect to letters of credit  issued in the ordinary  course of business, including  without  limitation,  to  letters  of credit in  respect  to  workers'  compensation  claims or self-insurance,  or other Indebtedness with respect to reimbursement  type obligations  regarding workers'
         compensation  claims;  provided,  however,  that  upon  the  drawing  of such  letters  of  credit  or the incurrence of such  Indebtedness,  such  obligations are reimbursed  within 30 days following such drawing or incurrence;

              (11)  obligations in respect of performance  and surety bonds and completion  guarantees  provided by
         O'Sullivan or any Restricted Subsidiary in the ordinary course of business; and

              (12)  the   incurrence  by  O'Sullivan  or  any  of  its   Restricted   Subsidiaries   of  additional
         Indebtedness,  including all Permitted Refinancing  Indebtedness incurred to refund,  refinance or replace any other Indebtedness incurred pursuant to this clause (12), not to exceed $10.0 million.

         O'Sullivan will not incur, and will not permit any Guarantor to incur, any Indebtedness (including
Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of O'Sullivan or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of O'Sullivan solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

         For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred
Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above or is entitled to be incurred pursuant to the first paragraph of this covenant, O'Sullivan will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. In addition, O'Sullivan may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph of this covenant provided that O'Sullivan would be permitted to incur such item of Indebtedness
(or portion thereof) pursuant to such other clause or the first paragraph of this covenant, as the case may be, at such time of reclassification. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of
Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of O'Sullivan as accrued. Notwithstanding any other provision of this covenant, the maximum amount of
Indebtedness that O'Sullivan or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

         The amount of any Indebtedness outstanding as of any date will be:

              (1)   the accreted value of the  Indebtedness,  in the case of any Indebtedness  issued with original issue discount;

              (2)   the principal amount of the Indebtedness, in the case of any other Indebtedness; and

              (3)   in respect of  Indebtedness  of another Person secured by a Lien on the assets of the specified
         Person, the lesser of:

                     (a)  the Fair Market Value of such asset at the date of determination, and

                     (b)  the amount of the Indebtedness of the other Person.

     Liens

         O'Sullivan will not, and will not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

     Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

         O'Sullivan will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted
Subsidiary to:

              (1)   (a) pay  dividends  or make any other  distributions  to  O'Sullivan  or any of its  Restricted
         Subsidiaries (i) on its Capital Stock or (ii) with respect to any other interest or  participation  in, or measured by, its profits; or

                     (b)  pay any Indebtedness owed to O'Sullivan or any of its Restricted Subsidiaries;

              (2)   make loans or advances to O'Sullivan or any of its Restricted Subsidiaries; or

              (3)   transfer any of its properties or assets to O'Sullivan or any of its Restricted Subsidiaries.

         However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

              (1)   agreements  governing  Existing  Indebtedness and Credit Facilities as in effect on the date of the  indenture,  and  any  amendments,  modifications,  restatements,  renewals,  increases,  supplements,
         refundings,  restructurings,   replacements  or  refinancings  thereof,  provided  that  such  amendments, modifications,  restatements, renewals, increases, supplements, refundings,  restructurings,  replacements or  refinancings  are no more  restrictive,  taken as a whole (as determined in the good faith judgment of
         O'Sullivan's  Board of  Directors),  with respect to such  dividend and other  payment  restrictions  than those contained in such Existing Indebtedness as in effect on the date of the indenture;

              (2)   the indenture, the notes and the Guarantees;

              (3)   any applicable law, rule, regulation or order;

              (4)   any instrument of a Person  acquired by O'Sullivan or any of its Restricted  Subsidiaries as in
         effect  at the  time  of  such  acquisition  (except  to the  extent  incurred  in  connection  with or in contemplation of such  acquisition),  which encumbrance or restriction is not applicable to any Person, or the  properties or assets of any Person,  other than the Person,  or the property or assets of the Person, so acquired,  provided that, in the case of Indebtedness,  such Indebtedness was permitted by the terms of the indenture to be incurred;

              (5)   customary  non-assignment  provisions in leases entered into in the ordinary course of business and consistent with past practices;

              (6)   purchase  money  obligations  for  property  acquired in the ordinary  course of business  that impose  restrictions  on the property so acquired of the nature  described in clause (3) of the  preceding paragraph;

              (7)   Permitted Refinancing  Indebtedness,  provided that the material restrictions  contained in the agreements governing such Permitted  Refinancing  Indebtedness are no more restrictive,  in the good faith judgment  of  O'Sullivan's  Board of  Directors,  taken as a whole,  to the  holders  of notes  than those contained in the agreements governing the Indebtedness being refinanced;

              (8)   Liens  permitted to be incurred under the provisions of the covenant  described above under the caption "--Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

              (9)   contracts for the sale of assets,  including  without  limitation  customary  restrictions with respect to a Subsidiary  pursuant to an agreement  that has been entered into for the sale or  disposition of all or  substantially  all of the Capital Stock or assets of such Subsidiary  which  limitation is only applicable to the assets that are the subject of such agreements; and

              (10)  restrictions  on cash or other  deposits  or net worth  imposed by  customers  under  contracts entered into in the ordinary course of business.

     Merger, Consolidation, or Sale of Assets

         O'Sullivan may not: (1) consolidate or merge with or into another Person (whether or not O'Sullivan is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:

              (1)   either: (a) O'Sullivan is the surviving  corporation;  or (b) the Person formed by or surviving any such consolidation or merger (if other than O'Sullivan) or to which such sale,  assignment,  transfer, conveyance  or other  disposition  shall have been made is a corporation  organized or existing  under the laws of the United States, any state thereof or the District of Columbia;

              (2)   the entity or Person  formed by or surviving  any such  consolidation  or merger (if other than
         O'Sullivan)  or the  entity  or Person to which  such  sale,  assignment,  transfer,  conveyance  or other disposition  shall  have been made  assumes  all the  obligations  of  O'Sullivan  under  the  notes,  the
         indenture,   the  registration   rights  agreement  and  the  Security  Documents  in  a  form  reasonably satisfactory to the trustee;

              (3)   immediately after such transaction no Default or Event of Default exists; and

              (4)   O'Sullivan  or the entity or Person  formed by or surviving  any such  consolidation  or merger
         (if other than O'Sullivan), or to which such sale, assignment,  transfer,  conveyance or other disposition shall have been made:

                     (a)  will,  after giving pro forma effect thereto as if such  transaction  had occurred at the beginning of the applicable  four-quarter  period, be permitted to incur at least $1.00 of additional
              Indebtedness  pursuant to the Fixed Charge  Coverage  Ratio test set forth in the first  paragraph of the  covenant  described  above  under the  caption  "--Incurrence  of  Indebtedness  and  Issuance of
              Preferred Stock;" or

                     (b)  would  (together with its Restricted  Subsidiaries)  have a higher Fixed Charge  Coverage
              Ratio  immediately  after  such  transaction  (after  giving  pro  forma  effect  thereto  as if such transaction  had occurred at the  beginning  of the  applicable  four-quarter  period) than the Fixed
              Charge Coverage Ratio of O'Sullivan and its subsidiaries immediately prior to the transaction.

         The preceding clause (4) will not prohibit a merger between O'Sullivan and a Restricted Subsidiary so long as the amount of Indebtedness of O'Sullivan and its Restricted Subsidiaries is not increased thereby.

         In addition, O'Sullivan may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation, or
Sale of Assets" covenant will not be applicable to (a) a merger of O'Sullivan with an Affiliate solely for the purpose of reincorporating O'Sullivan in another jurisdiction or (b) a sale, assignment, transfer, conveyance or other disposition of assets between or among O'Sullivan and any of its Restricted Subsidiaries.

     Transactions with Affiliates

         O'Sullivan will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

              (1)   such  Affiliate  Transaction  is on  terms  that are no less  favorable  to  O'Sullivan  or the relevant  Restricted  Subsidiary  than those that would have been obtained in a comparable  transaction by
         O'Sullivan or such Restricted Subsidiary with an unrelated Person; and

              (2)   O'Sullivan delivers to the trustee:

                     (a)  with respect to any Affiliate  Transaction  or series of related  Affiliate  Transactions involving  aggregate  consideration in excess of $2.0 million, a resolution of the Board of Directors set forth in an Officers'  Certificate  certifying  that such  Affiliate  Transaction  complies  with clause  (1) above  and that  such  Affiliate  Transaction  has been  approved  by a  majority  of the disinterested members of the Board of Directors; and

                     (b)  with respect to any Affiliate  Transaction  or series of related  Affiliate  Transactions involving  aggregate  consideration in excess of $10.0 million,  an opinion as to the fairness to the holders  of such  Affiliate  Transaction  from a  financial  point of view  issued by an  accounting, appraisal or investment banking firm of national standing.

         The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

              (1)   customary   directors'  fees,   indemnification  or  similar  arrangements  or  any  employment agreement or other  compensation  plan or arrangement  entered into by O'Sullivan or any of its Restricted
         Subsidiaries  in the ordinary  course of business and  consistent  with the past practice of O'Sullivan or such Restricted Subsidiary;

              (2)   transactions between or among O'Sullivan and/or its Restricted Subsidiaries;

              (3)   Restricted  Payments that are permitted by the  provisions  of the  indenture  described  above under the caption "--Restricted Payments;"

              (4)   customary  loans or advances to employees  not to exceed $2.0  million in the  aggregate at any one time outstanding;

              (5)   transactions  pursuant to any contract or  agreement in effect on the date of the  indenture as the  same  may be  amended,  modified  or  replaced  from  time to time  so  long as any  such  amendment, modification  or replacement is no less favorable to O'Sullivan and its Restricted  Subsidiaries  than the contract or agreement as in effect on the date of the indenture; and

              (6)   management or similar fees payable to BRS or an Affiliate  thereof  pursuant to the  Management
         Services  Agreement as in effect on the date of the  indenture,  all as described  above in the section of this offering  circular  entitled  "Certain  Relationships  and Related  Transactions";  provided that the right of BRS or an  Affiliate to receive  cash  payments  pursuant to the  Management  Services  Agreement shall be  conditional  and  contingent  upon the Fixed Charge  Coverage  Ratio for the four most  recently ended  full  fiscal  quarters  for  which  internal  financial  statements  are  available  to  management immediately  preceding  any payment date being at least 2.0 to 1 (provided  that any payments to which BRS or an Affiliate  has no right to receive  shall be paid in cash only at the time,  if any,  such  payments are permitted pursuant to the Fixed Charge Coverage Ratio test above).

     Capital Expenditures

         O'Sullivan will not, and will not permit any of its Restricted Subsidiaries to, make or commit to make any Capital Expenditure, except (a) Capital Expenditures of O'Sullivan and its Restricted Subsidiaries not
exceeding $10.0 million in any fiscal year (with up to $5.0 million of unused amounts in any fiscal year being carried over for expenditure in the next succeeding fiscal year) and (b) Capital Expenditures made with the Net
Proceeds of Asset Sales; provided that O'Sullivan has complied with the covenant set forth under the caption
"--Repurchase at the Option of Holders--Asset Sales." Notwithstanding the foregoing, if on any date following the date of the indenture, the Consolidated Cash Flow of O'Sullivan and its Restricted Subsidiaries for any fiscal year exceeds $50.0 million, then, beginning on that day, and subject to the provisions of the following sentence, the restriction on Capital Expenditures set forth above will no longer be applicable to the notes.
Notwithstanding the foregoing, if the Consolidated Cash Flow of O'Sullivan and its Restricted Subsidiaries for
any subsequent fiscal year is less than $50.0 million, the foregoing restriction on Capital Expenditures will be reinstituted as of and from the end of such fiscal year.

     Off-Balance Sheet Transactions

         O'Sullivan will not, and will not permit any of its Restricted Subsidiaries, to engage in any
Off-Balance Sheet Transactions.

     Designation of Restricted and Unrestricted Subsidiaries

         The Board of Directors may designate any Restricted Subsidiary that is not a Significant Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by O'Sullivan and its Restricted
Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be
Restricted Payments at the time of such designation (to the extent not designated a Permitted Investment) and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments." All such outstanding Investments will be valued at their Fair
Market Value at the time of such designation, as determined in good faith by the Board of Directors. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such
Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Sale and Leaseback Transactions

         O'Sullivan will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that O'Sullivan or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

              (1)   O'Sullivan or such  Restricted  Subsidiary  could have (a) incurred  Indebtedness  in an amount equal to the Attributable  Debt relating to such sale and leaseback  transaction  pursuant to the covenant described above under the caption  "--Incurrence of Indebtedness  and Issuance of Preferred  Stock" and (b)
         incurred a Lien to secure such  Indebtedness  pursuant to the covenant  described  above under the caption
         "--Liens;"

              (2)   the gross cash proceeds of that sale and leaseback  transaction  are at least equal to the Fair
         Market  Value,  as  determined  in good  faith by the Board of  Directors  and set  forth in an  Officers'
         Certificate  delivered to the  trustee,  of the  property  that is the subject of such sale and  leaseback transaction; and

              (3)   the transfer of assets in such sale and leaseback  transaction  is permitted by, and O'Sullivan or such Restricted  Subsidiary  applies the proceeds of such  transaction in compliance with, the covenant described above under the caption "--Asset Sales."

     Additional Guarantees

         If O'Sullivan shall acquire or create a Domestic Restricted Subsidiary after the date of the indenture or if any Subsidiary of O'Sullivan becomes a Domestic Restricted Subsidiary of O'Sullivan after the date of the indenture, then such newly acquired or created Domestic Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel, in accordance with the terms of the indenture.

     Business Activities

         O'Sullivan will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to O'Sullivan and its Restricted
Subsidiaries taken as a whole.

     No Amendment to Subordination Provisions

         Without the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding, O'Sullivan will not amend, modify or alter the Subordinated Note Indenture in any way to:

              (1)   increase the principal of, advance the final  maturity date of or shorten the Weighted  Average
         Life to Maturity of any Subordinated Notes;

              (2)   alter the redemption  dates of, or increase the price at which  O'Sullivan is required to offer to purchase, any Subordinated Notes; or

              (3)   amend the  provisions  of  Article  10 of the  Subordinated  Note  Indenture  (which  relate to subordination).

     Reports

         Whether or not required by the Commission's rules and regulations, so long as any notes are outstanding,
O'Sullivan will furnish to the holders of notes or cause the trustee to furnish to the holders of notes, within the time periods specified in the Commission's rules and regulations:

              (1)   all  quarterly  and annual  reports that would be required to be filed with the  Commission  on
         Forms 10-Q and 10-K if O'Sullivan were required to file such reports; and

              (2)   all  current  reports  that would be required  to be filed with the  Commission  on Form 8-K if
         O'Sullivan were required to file such reports.

         All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on O'Sullivan's consolidated financial statements by O'Sullivan's certified independent accountants. In addition, O'Sullivan will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and will post the reports on its website within those time periods.

         If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, O'Sullivan is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, O'Sullivan will nevertheless continue filing the reports specified in the preceding paragraph with the
Commission within the time periods specified above unless the Commission will not accept such a filing.
O'Sullivan agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept O'Sullivan's filings for any reason, O'Sullivan will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if O'Sullivan were required to file those reports with the Commission.

         In addition, O'Sullivan and the Guarantors agree that, for so long as any notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

         Each of the following is an Event of Default:

              (1)   default  for 30 days in the  payment  when due of  interest  on, or  Additional  Interest  with respect to, the notes;

              (2)   default in the payment when due of the principal of or premium, if any, on the notes;

              (3)   failure by  O'Sullivan  to comply with the  provisions  described  under the  captions  "--Asset
         Sales,"  "--Repurchase  at Option of  Holders--Change  of Control" or  "--Merger,  Consolidation,  or Sale of
         Assets;"

              (4)   failure by  O'Sullivan  for 60 days after notice from the trustee or holders of at least 25% in principal  amount  of the notes  then  outstanding  to  comply  with the  provisions  described  under the captions  "--Restricted  Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock" or with any of its other agreements in the indenture or the notes;

              (5)   default  under any  mortgage,  indenture  or  instrument  under which there may be issued or by which there may be secured or evidenced any  Indebtedness  for money  borrowed by O'Sullivan or any of its
         Restricted  Subsidiaries  (or the payment of which is guaranteed  by  O'Sullivan or any of its  Restricted
         Subsidiaries)  whether such  Indebtedness  or Guarantee  now exists,  or is created  after the date of the indenture, if that default:

                     (a)  is caused  by a failure  to pay  principal  on such  Indebtedness  at final  maturity  (a
              "Payment Default"); or

                     (b)  results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.5 million or more;

              (6)   failure  by  O'Sullivan  or  any  of  its  Restricted   Subsidiaries  to  pay  final  judgments
         aggregating  in excess of $7.5 million,  which  judgments are not paid,  discharged or stayed for a period of 60 days;

              (7)   breach by O'Sullivan,  any of its Restricted  Subsidiaries or any other Obligor of any material representation or warranty or agreement in the Security Documents,  the repudiation by O'Sullivan,  any of its  Restricted  Subsidiaries  or any  other  Obligor  of any of their  respective  obligations  under the
         Security  Documents or the  unenforceability  of the Security  Documents  against  O'Sullivan,  any of its
         Restricted Subsidiaries or any other Obligor for any reason;

              (8)   except as permitted by the indenture,  any Guarantee  shall be held in any judicial  proceeding to be  unenforceable  or  invalid  or shall  cease for any  reason to be in full  force and  effect or any
         Guarantor shall deny or disaffirm its obligations under its Guarantee; and

              (9)   certain  events  of  bankruptcy  or  insolvency  with  respect  to  O'Sullivan  or  any  of its
         Restricted Subsidiaries that are Significant Subsidiaries.

         If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

         In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to O'Sullivan or any of its Restricted Subsidiaries that are Significant Subsidiaries, all outstanding notes will become due and payable without further action or notice.

         Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) if it determines that withholding notice is in their interest.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of
Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

              (1)   such holder has previously given the trustee notice that an Event of Default is continuing;

              (2)   holders of at least 25% in aggregate  principal amount of the outstanding  notes have requested the trustee to pursue the remedy;

              (3)   such  holders  have  offered the trustee  reasonable  security or  indemnity  against any loss, liability or expense;

              (4)   the trustee has not  complied  with such request  within 60 days after the receipt  thereof and the offer of security or indemnity; and

              (5)   holders of a majority in aggregate  principal  amount of the  outstanding  notes have not given the trustee a direction inconsistent with such request within such 60-day period.

              (6)   The  holders of a majority  in  aggregate  principal  amount of the notes then  outstanding  by notice to the  trustee  may,  on behalf of the  holders of all of the notes,  rescind an  acceleration  or waive  any  existing  Default  or Event of  Default  and its  consequences  under the  indenture  except a continuing  Default or Event of Default in the  payment of  interest  or  Additional  Interest  on, or the principal of, the notes.

         In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of O'Sullivan with the intention of avoiding payment of the premium that O'Sullivan would have had to pay if O'Sullivan then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to October 1, 2006 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of O'Sullivan with the intention of avoiding the prohibition on redemption of the notes prior to October 1, 2006, then the Applicable Premium shall also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

         The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or
Additional Interest on, or the principal of, the notes.

         O'Sullivan is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, O'Sullivan is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

         No director, officer, employee, incorporator or stockholder of O'Sullivan, or any Guarantor, as such, shall have any liability for any obligations of O'Sullivan or the Guarantors under the notes, the indenture, the
Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

         O'Sullivan may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their
Guarantees ("Legal Defeasance") except for:

              (1)   the rights of holders of  outstanding  notes to receive  payments  in respect of the  principal of, or interest or premium  and  Additional  Interest,  if any, on such notes when such  payments  are due from the trust referred to below;

              (2)   O'Sullivan's  obligations  with  respect  to the  notes  concerning  issuing  temporary  notes, registration  of notes,  mutilated,  destroyed,  lost or stolen notes and the  maintenance of an office or agency for payment and money for security payments held in trust;

              (3)   the  rights,   powers,   trusts,  duties  and  immunities  of  the  trustee,  and  O'Sullivan's obligations in connection therewith; and

              (4)   the Legal Defeasance provisions of the indenture.

         In addition, O'Sullivan may, at its option and at any time, elect to have the obligations of O'Sullivan and the Guarantors released with respect to certain covenants (including its obligations to make Change of
Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default" will no longer constitute an Event of Default with respect to the notes.

         The Collateral will be released with respect to the notes upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described in this section.

         In order to exercise either Legal Defeasance or Covenant Defeasance:

              (1)   O'Sullivan  must  irrevocably  deposit  with the  trustee,  in trust,  for the  benefit  of the holders  of  the  notes,  cash  in  United  States  dollars,  non-callable  Government  Securities,  or  a combination  thereof,  in such amounts as will be  sufficient,  in the opinion of a nationally  recognized firm of independent  public  accountants,  to pay the principal of, or interest and premium and Additional
         Interest,  if any, on the outstanding  notes on the stated maturity or on the applicable  redemption date, as the case may be, and O'Sullivan  must specify  whether the notes are being defeased to maturity or to a particular redemption date;

              (2)   in the case of Legal  Defeasance,  O'Sullivan shall have delivered to the trustee an opinion of counsel in the United States  reasonably  acceptable to the trustee  confirming  that (a)  O'Sullivan  has received  from,  or there has been  published by, the Internal  Revenue  Service a ruling or (b) since the date of the indenture,  there has been a change in the  applicable  federal income tax law, in either case to the effect that,  and based thereon such opinion of counsel  shall  confirm that,  subject to customary assumptions and exclusions,  the holders of the outstanding notes will not recognize income,  gain or loss for  federal  income  tax  purposes  as a result of such Legal  Defeasance  and will be subject to federal income tax on the same  amounts,  in the same  manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (3)   in the case of Covenant  Defeasance,  O'Sullivan shall have delivered to the trustee an opinion of  counsel in the  United  States  reasonably  acceptable  to the  trustee  confirming  that,  subject to customary  assumptions and exclusions,  the holders of the  outstanding  notes will not recognize  income, gain or loss for federal  income tax purposes as a result of such Covenant  Defeasance and will be subject to federal  income tax on the same  amounts,  in the same  manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (4)   no Default  or Event of  Default  shall have  occurred  and be  continuing  on the date of such deposit  (other than a Default or Event of Default  resulting from the borrowing of funds to be applied to such deposit);

              (5)   such Legal  Defeasance or Covenant  Defeasance  will not result in a breach or violation of, or constitute  a default  under any material  agreement or  instrument  (other than the  indenture)  to which
         O'Sullivan or any of its  Subsidiaries  is a party or by which  O'Sullivan or any of its  Subsidiaries  is bound;

              (6)   O'Sullivan  must deliver to the trustee an Officers'  Certificate  stating that the deposit was not made by  O'Sullivan  with the intent of  preferring  the holders of notes over the other  creditors of
         O'Sullivan  with the intent of defeating,  hindering,  delaying or  defrauding  creditors of O'Sullivan or others; and

              (7)   O'Sullivan  must  deliver to the trustee an  Officers'  Certificate  and an opinion of counsel, which opinion may be subject to customary  assumptions  and  exclusions,  each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

         With the consent of the holders of not less than a majority in principal amount of the notes at the time outstanding, O'Sullivan and the trustee are permitted to amend or supplement the indenture or any supplemental indenture or any security agreement or modify the rights of the holders; provided that without the consent of each holder affected, no amendment, supplement, modification or waiver may (with respect to any notes held by a non-consenting holder):

              (1)   reduce the principal  amount of notes whose  holders must consent to an  amendment,  supplement or waiver;

              (2)   reduce the principal of or change the fixed maturity of any note or alter the  provisions  with respect to the redemption of the notes (other than  provisions  relating to the covenants  described above under the caption "--Repurchase at the Option of Holders");

              (3)   reduce the rate of or change the time for payment of interest on any note;

              (4)   waive a Default or Event of Default in the  payment of  principal  of, or  interest or premium, or Additional  Interest,  if any, on the notes (except a rescission  of  acceleration  of the notes by the holders of at least a majority  in  aggregate  principal  amount of the notes and a waiver of the  payment default that resulted from such acceleration);

              (5)   make any note payable in money other than that stated in the notes;

              (6)   make any change in the  provisions  of the  indenture  relating to waivers of past  Defaults or the  rights of  holders  of notes to  receive  payments  of  principal  of, or  interest  or  premium,  or
         Additional Interest, if any, on the notes;

              (7)   waive a redemption  payment  with respect to any note (other than a payment  required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

              (8)   make any change in the preceding amendment and waiver provisions;

              (9)   release any  guarantor  from any of its  obligations  under its  guarantee  of the notes or the indenture, except in accordance with the terms of the indenture; or

              (10)  release any of the Collateral except in accordance with the terms of the Security Documents.

         Notwithstanding the preceding, without the consent of any holder of notes, O'Sullivan and the trustee may amend or supplement the indenture or the notes:

              (1)   to cure any ambiguity, defect or inconsistency;

              (2)   to provide for uncertificated notes in addition to or in place of certificated notes;

              (3)   to provide for the  assumption of  O'Sullivan's  obligations to holders of notes in the case of a merger or consolidation or the sale of all or substantially all of O'Sullivan's assets;
              (4)   to make any change  that would  provide  any  additional  rights or  benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

              (5)   to  comply  with   requirements   of  the  Commission  in  order  to  effect  or  maintain  the qualification  of the indenture  under the Trust Indenture Act or to allow any Subsidiary to guarantee the notes;

              (6)   to make,  complete or confirm any grant of  Collateral  permitted  or required by the  Security
         Documents  or the  indenture  or any release of  Collateral  that  becomes  effective  as set forth in the
         Security Documents or the indenture; or

              (7)   to conform the text of the  indenture,  the notes,  the  subsidiary  guarantees or the Security
         Documents  to any  provision  of this  Description  of Notes to the  extent  that such  provision  in this
         Description of Notes was intended to be a verbatim  recitation of a provision of the indenture,  the notes or the subsidiary guarantees.

Satisfaction and Discharge

         The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

              (1)   either:

                     (a)  all notes that have been  authenticated  (except  lost,  stolen or  destroyed  notes that have been  replaced or paid and notes for whose  payment  money has  theretofore  been  deposited  in trust and thereafter repaid to O'Sullivan) have been delivered to the trustee for cancellation; or

                     (b)  all notes that have not been  delivered to the trustee for  cancellation  have become due and payable by reason of the making of a notice of  redemption  or  otherwise  or will become due and payable  within one year and  O'Sullivan or any Guarantor has  irrevocably  deposited or caused to be deposited  with the trustee as trust funds in trust  solely for the benefit of the  holders,  cash in
              United  States  dollars,  non-callable  Government  Securities,  or a  combination  thereof,  in such amounts as will be sufficient  without  consideration  of any  reinvestment  of interest,  to pay and discharge  the entire  indebtedness  on the notes not delivered to the trustee for  cancellation  for principal,  premium and Additional Interest,  if any, and accrued interest to the date of maturity or redemption;

              (2)   no Default  or Event of  Default  shall have  occurred  and be  continuing  on the date of such deposit  or shall  occur as a result  of such  deposit  and such  deposit  will not  result in a breach or violation of, or constitute a default  under,  any other  instrument to which  O'Sullivan or any Guarantor is a party or by which O'Sullivan or any Guarantor is bound;

              (3)   O'Sullivan  or any  Guarantor  has paid or caused to be paid all sums  payable  by it under the indenture; and

              (4)   O'Sullivan has delivered  irrevocable  instructions to the trustee under the indenture to apply the deposited  money toward the payment of the notes at maturity or the  redemption  date, as the case may
         be.

         In addition, O'Sullivan must deliver an Officers' Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         The Collateral will be released with respect to the notes only, as provided above under the caption
"--Security--Release of Liens Securing Note Obligations," upon a discharge of the indenture in accordance with the provisions described in this section.

Concerning the Trustee

         If the trustee becomes a creditor of O'Sullivan or any Guarantor, the indenture limits the trustee's right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

         Anyone who receives this prospectus may obtain a copy of the indenture, the registration rights agreement and any security agreement without charge by writing to O'Sullivan Industries, Inc., 1900 Gulf Street,
Lamar, Missouri 64759; Attention: Vice President, General Counsel and Secretary.

Book-Entry, Delivery and Form

         The existing notes are, and the exchange notes will be, issued in the form of one or more global certificates, known as "global notes."  The global notes will be deposited on the date of the acceptance for exchange of the existing notes and the issuance of the exchange notes with, or behalf of, DTC and registered in the name of Cede & Co., as DTC's nominee.

         Exchange notes that are issued as described below under "Exchange of Global Notes for Certificated
Notes" will be issued in the form of registered definitive certificates, known as "certified notes."  Upon the transfer of certificated notes, such certificated notes may, unless the global notes have previously been exchanged for certificated notes, be exchanged for an interest in the global notes representing the principal amount of exchange notes being transferred.

         Persons holding interests in the global notes may hold their interests directly through DTC, or indirectly through organizations which are participants in DTC.

Depository Procedures

         The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. O'Sullivan takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

         DTC has advised O'Sullivan that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect
Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and
Indirect Participants.

         DTC has also advised O'Sullivan that, pursuant to procedures established by it:

              (1)   upon deposit of the Global Notes, DTC will credit the accounts of the  Participants  designated by the initial purchaser with portions of the principal amount of the Global Notes; and

              (2)   ownership  of these  interests  in the  Global  Notes  will be shown on,  and the  transfer  of ownership of these  interests  will be effected only through,  records  maintained by DTC (with respect to the  Participants) or by the Participants and the Indirect  Participants  (with respect to other owners of beneficial interest in the Global Notes).

         Investors in the Rule 144A Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Investors in the
Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such
Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

         Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

         Payments in respect of the principal of, and interest and premium, if any, and Additional Interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, O'Sullivan and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither O'Sullivan, the trustee nor any agent of O'Sullivan or the trustee has or will have any responsibility or liability for:

              (1)   any aspect of DTC's records or any  Participant's  or Indirect  Participant's  records relating to or payments made on account of beneficial  ownership  interest in the Global Notes or for  maintaining, supervising  or reviewing  any of DTC's records or any  Participant's  or Indirect  Participant's  records relating to the beneficial ownership interests in the Global Notes; or

              (2)   any other matter  relating to the actions and  practices of DTC or any of its  Participants  or
         Indirect Participants.

         DTC has advised O'Sullivan that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant
Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the
Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect
Participants and will not be the responsibility of DTC, the trustee or O'Sullivan. Neither O'Sullivan nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in
identifying the beneficial owners of the notes, and O'Sullivan and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Subject to the transfer restrictions set forth under "Notice to Investors," transfers between the
Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

         Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or
Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and
Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

         DTC has advised O'Sullivan that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

         Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither O'Sullivan nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

         A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated
Notes") if:

              (1)   DTC (a) notifies  O'Sullivan  that it is unwilling or unable to continue as depositary  for the
         Global Notes or (b) has ceased to be a clearing  agency  registered  under the Exchange Act and, in either case, O'Sullivan fails to appoint a successor depositary;

              (2)   O'Sullivan,  at its  option,  notifies  the  trustee  in  writing  that it  elects to cause the issuance of the Certificated Notes; or

              (3)   there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated
Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors,"
unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

         Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See
"Notice to Investors".

Same Day Settlement and Payment

         O'Sullivan will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. O'Sullivan will make all payments of principal, interest and premium, if any, and Additional Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day
Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. O'Sullivan expects that secondary trading in any
Certificated Notes will also be settled in immediately available funds.

         Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day
(which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC.
DTC has advised O'Sullivan that cash received in Euroclear or Clearstream as a result of sales of interests in a
Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

         Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "144A Global Note" means a permanent global note that is deposited with and registered in the name of the Depositary or its nominee, representing a series of notes sold in reliance on Rule 144A.

         "Accounts" means all "accounts," as such term is defined in the NYUCC, now or hereafter acquired by any
Obligor arising from the sale of inventory or from services rendered in its ordinary course of business, including (a) all of such Obligor's rights in, to and under all receipts for goods or services, (b) all of such
Obligor's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed and repossessed goods) and (c) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

         "Acquired Debt" means, with respect to any specified Person:

              (1)   Indebtedness  of any other  Person  existing  at the time such other  Person is merged  with or into or became a Subsidiary of such  specified  Person,  whether or not such  Indebtedness  is incurred in connection  with,  or in  contemplation  of,  such  other  Person  merging  with or into,  or  becoming  a
         Subsidiary of such specified Person, and

              (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Interest" means all Additional Interest then owing pursuant to the registration rights agreement.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms
"controlling," "controlled by" and "under common control with" shall have correlative meanings.

         "Applicable Premium" means, with respect to any note on any date (the "calculation date"), the greater of:

              (1)   1.0% of the principal amount of such note; or

              (2)   the excess of:

(A)      the present value at such calculation date of:

(1)      the redemption price of such note at October 1, 2006 (such redemption price being set forth in the table above under the caption "Optional Redemption") plus

(2)      all required interest payments due on such note through October 1, 2006 (excluding accrued but unpaid interest),

         computed using a discount rate equal to the Treasury Rate plus 50 basis points over

(B)      the principal amount of such note, if greater.

         "Asset Sale" means:

              (1)   the sale,  lease,  conveyance or other  disposition (a  "Disposition")  of any assets or rights
         (including,  without  limitation,  by way  of a sale  and  leaseback)  (provided  that  the  sale,  lease, conveyance  or  other  disposition  of all or  substantially  all of the  assets  of  O'Sullivan  and  its
         Restricted  Subsidiaries  taken as a whole will be governed by the  provisions of the indenture  described above under the  caption  "--Change of Control"  and/or the  provisions  described  above under the caption
         "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant); and

              (2)   the issue or sale by O'Sullivan or any of its Restricted  Subsidiaries  of Equity  Interests of
         any of  O'Sullivan's  Subsidiaries,  in the  case  of  either  clause  (1) or  (2),  whether  in a  single transaction or a series of related transactions:

                     (a)  that have a Fair Market Value in excess of $1.0 million, or

                     (b)  for net proceeds in excess of $1.0 million.

         Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

              (1)   a  disposition  of  assets  by  O'Sullivan  to a  Restricted  Subsidiary  or  by  a  Restricted
         Subsidiary to O'Sullivan or to another Restricted Subsidiary;

              (2)   an  issuance  of Equity  Interests  by a  Restricted  Subsidiary  to  O'Sullivan  or to another
         Restricted Subsidiary;

              (3)   a  Restricted  Payment that is  permitted  by the  covenant  described  above under the caption
         "--Restricted Payments;"

              (4)   a disposition of assets in the ordinary course of business;

              (5)   foreclosures on assets;

              (6)   the licensing of intellectual property; and

              (7)   the sale or other  disposition of damaged,  worn-out or obsolete  assets in the ordinary course of business.

         "Asset Sales Proceeds Account" means one or more deposit accounts established and maintained by and in the name of the trustee and under the sole dominion and control of the trustee for the purpose of holding any Net
Proceeds from the sale or other disposition of property or assets constituting Note Priority Lien Collateral.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange
Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in
Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

         "Board of Directors" means:

              (1)   with  respect to a  corporation,  the board of directors of the  corporation  or any  committee thereof duly authorized to act on behalf of such board;

              (2)   with  respect  to a  partnership,  the  Board  of  Directors  of  the  general  partner  of the partnership;

              (3)   with  respect  to  a  limited  liability  company,  the  managing  member  or  members  or  any controlling committee of managing members thereof; and

              (4)   with  respect to any other  Person,  the board or  committee  of such Person  serving a similar function.

         "Borrowing Base" means, as of any date, an amount equal to the sum of:

              (1)   75% of the book  value  of all  accounts  receivable  owned by  O'Sullivan  and its  Restricted
         Subsidiaries  as of the end of the most recent fiscal quarter  preceding such date that were not more than
         180 days past due; plus

              (2)   50% of the book value of all inventory  owned by O'Sullivan and its Restricted  Subsidiaries as of the end of the most recent fiscal quarter preceding such date,

         in each case, calculated in accordance with GAAP; provided that in the event of any merger, acquisition or other similar business combination occurring after the end of the most recent fiscal quarter, then the
Borrowing Base shall be calculated giving pro forma effect to such merger, acquisition or other similar business combination as if such merger, acquisition or other similar business combination had occurred as of the end of the most recent fiscal quarter preceding the date of determination.

         "BRS" means Bruckmann, Rosser, Sherrill & Co., L.L.C., a Delaware limited liability company.

         "Capital Expenditure" means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Restricted Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such
Person and its Restricted Subsidiaries.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

         "Capital Stock" means:

              (1)   in the case of a corporation, corporate stock;

              (2)   in  the  case  of  an  association  or  business  entity,   any  and  all  shares,   interests,
         participations, rights or other equivalents (however designated) of corporate stock;

              (3)   in the case of a partnership  or limited  liability  company,  partnership  interests  (whether general or limited) or membership interests; and

              (4)   any other  interest or  participation  that confers on a Person the right to receive a share of the profits and losses of, or  distributions  of assets of, the issuing Person,  but excluding from all of the foregoing any debt  securities  convertible  into Capital Stock,  whether or not such debt  securities include any right of participation with Capital Stock.

         "Cash Equivalents" means:

              (1)   United States dollars;

              (2)   Government  Securities  having  maturities  of not  more  than  six  months  from  the  date of acquisition;

              (3)   certificates  of deposit and  eurodollar  time deposits  with  maturities of six months or less from  the date of  acquisition,  bankers'  acceptances  with  maturities  not  exceeding  six  months  and overnight  bank  deposits,  in each case with any lender  party to a Credit  Facility or with any domestic commercial  bank having  capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of
         "B" or better;

              (4)   repurchase  obligations  with a term of not more than seven days for  underlying  securities of the types described in clauses (2) and (3) above entered into with any financial  institution  meeting the qualifications specified in clause (3) above;

              (5)   commercial paper having the rating of "P-2" (or higher) from Moody's  Investors  Service,  Inc.
         or "A-3" (or  higher)  from  Standard & Poor's  Corporation  and in each case  maturing  within six months after the date of acquisition; and

              (6)   any fund  investing  exclusively in investments  of which  constitute  Cash  Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "Change of Control" means the occurrence of any of the following:

              (1)   the sale,  lease,  transfer,  conveyance or other  disposition  (other than by way of merger or consolidation),  in one or a series of related transactions,  of all or substantially all of the assets of
         O'Sullivan  and its  Subsidiaries  taken  as a whole to any  "person"  (as  such  term is used in  Section
         13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

              (2)   the adoption of a plan relating to the liquidation or dissolution of O'Sullivan;

              (3)   the  consummation  of any transaction the result of which is that any "person" (as such term is defined in Sections  13(d) and 14(d) of the  Exchange  Act),  other than one or more  Principals  or their
         Related Parties or a Permitted Group becomes the Beneficial  Owner,  directly or indirectly,  of more than
         50% of the Voting  Stock of  O'Sullivan  Holdings,  provided,  that the  Principals  and  Related  Parties
         Beneficially Own,  directly or indirectly,  in the aggregate a lesser percentage of the total voting power of the Voting  Stock of  O'Sullivan  Holdings  than such other person and do not have the right or ability by voting  power,  contract or  otherwise,  to elect or designate  for election a majority of the Board of
         Directors of O'Sullivan Holdings;

              (4)   the first day on which a  majority  of the  members  of the Board of  Directors  of  O'Sullivan
         Holdings are not Continuing Directors; or

              (5)   the  first  day on which  O'Sullivan  ceases  to be a Wholly  Owned  Subsidiary  of  O'Sullivan
         Holdings.

         "Collateral" means all property upon which a Lien is at any time granted to secure any Secured
Obligation.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus:

              (1)   an amount equal to any  extraordinary  loss plus any net loss realized by such Person or any of its Restricted  Subsidiaries  in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

              (2)   provision for taxes based on income or profits of such Person and its  Restricted  Subsidiaries for such period,  to the extent that such provision for taxes was deducted in computing such  Consolidated
         Net Income; plus

              (3)   the Fixed  Charges of such  Person and its  Restricted  Subsidiaries  for such  period,  to the extent such Fixed Charges were deducted in computing such Consolidated Net Income; plus

              (4)   depreciation,  amortization  (including  amortization  of goodwill  and other  intangibles  but excluding  amortization  of prepaid cash  expenses  that were paid in a prior  period) and other  non-cash charges  (excluding  any such  non-cash  charge to the extent that it  represents an accrual of or reserve for cash  expenses in any future  period or  amortization  of a prepaid  cash  expense  that was paid in a prior  period) of such  Person and its  Restricted  Subsidiaries  for such  period to the extent that such depreciation,  amortization and other non-cash  expenses were deducted in computing such  Consolidated Net
         Income; plus

              (5)   any  extraordinary  charges,  as  defined  by GAAP,  for such  period to the  extent  that such charges were deducted in computing such Consolidated Net Income; plus

              (6)   amounts accrued pursuant to the Management  Services  Agreement to the extent such amounts were deducted in computing Consolidated Net Income but were not paid in cash; plus

              (7)   with respect to O'Sullivan and its Restricted  Subsidiaries,  the amount of RadioShack Payments paid in respect of such period; minus

              (8)   non-cash  items  increasing  such  Consolidated  Net  Income  for such  period,  other than the accrual of revenue in the ordinary course of business; minus

              (9)   the amount of any cash payments made pursuant to the Management  Services  Agreement whether or not such amount was deducted in computing Consolidated Net Income.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

              (1)   the interest  expense of such Person and its  Restricted  Subsidiaries  for such  period,  on a consolidated  basis,  determined  in  accordance  with GAAP  (including  amortization  of  original  issue discount,  non-cash  interest  payments,  the interest  component of all payments  associated with Capital
         Lease Obligations,  imputed interest with respect to Attributable Debt,  commissions,  discounts and other fees and  charges  incurred  in respect of letter of credit or  bankers'  acceptance  financings,  and net payments,  if any,  pursuant to Hedging  Obligations  in respect of interest  rates;  provided  that in no event shall any amortization of deferred  financing costs be included in Consolidated  Interest  Expense);
         plus

              (2)   the consolidated  capitalized interest of such Person and its Restricted  Subsidiaries for such period, whether paid or accrued.

Notwithstanding the preceding, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent (and in the same proportion)
that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net
Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that

              (1)   the Net Income  (but not loss) of any Person  that is not a  Restricted  Subsidiary  or that is accounted  for by the equity  method of  accounting  shall be included only to the extent of the amount of dividends  or  similar  distributions  paid in cash to the  referent  Person  or a  Restricted  Subsidiary thereof;

              (2)   the Net  Income  of any  Restricted  Subsidiary  shall  be  excluded  to the  extent  that  the declaration or payment of dividends or similar  distributions  by that  Restricted  Subsidiary of that Net
         Income is not at the date of determination  permitted  without any prior  governmental  approval (that has not  been  obtained)  or,  directly  or  indirectly,  by  operation  of the  terms of its  charter  or any agreement,  instrument,  judgment,  decree, order, statute, rule or governmental  regulation applicable to that Subsidiary or its stockholders;

              (3)   the cumulative effect of a change in accounting principles shall be excluded;

              (4)   the Net Income of any  Unrestricted  Subsidiary  shall be excluded,  whether or not distributed to O'Sullivan or one of its Restricted Subsidiaries; and

              (5)   the Net Income of O'Sullivan  and its  Restricted  Subsidiaries  shall be reduced by the amount of RadioShack Payments made during the applicable period.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of
O'Sullivan who:

              (1)   was a member of such Board of Directors on the date of the indenture;

              (2)   was  nominated  for  election  or elected to such Board of  Directors  with the  approval  of a majority of the  Continuing  Directors  who were members of such Board at the time of such  nomination  or election; or

              (3)   was nominated by the Principals pursuant to the Stockholders Agreement.

         "Credit Agreement" means the Credit Agreement, anticipated to be entered into on September 29, 2003 by and between O'Sullivan, O'Sullivan Holdings, O'Sullivan Industries - Virginia, Inc., O'Sullivan Furniture Factory
Outlet, Inc. and General Electric Capital Corporation, as agent, providing for up to $40.0 million in a revolving credit facility, including a letter of credit subfacility and a million swing line subfacility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, modified, restated, renewed, extended, refinanced, or replaced, in each case, in whole or in part; provided, that a refinancing or replacement of any such agreement will only be deemed a "Credit
Agreement" if so designated by O'Sullivan.

         "Credit Agreement Agent" means General Electric Capital Corporation, as the Administrative Agent and
Collateral Agent under the Credit Agreement and any successor in any such capacity or, if at any time no Person is acting in any such capacity, the Required Lenders.

         "Credit Agreement Obligations" means Indebtedness of one or more Obligors in an aggregate outstanding principal amount not exceeding the Maximum Credit Agreement Indebtedness Amount outstanding under the Credit
Agreement, guarantees of such Maximum Credit Agreement Indebtedness Amount by other Obligors and other
Obligations of any Obligor, not constituting the principal of Indebtedness, under the Credit Agreement.

         "Credit Agreement Priority Lien Collateral" means all Accounts (and all instruments, chattel paper and other documents evidencing the obligation of any account debtor to pay any obligation that at any time constituted an Account), Inventory, supporting obligations (as defined in the NYUCC) that support Accounts, deposit accounts (as defined in the NYUCC), intellectual property rights licensed to O'Sullivan by third parties for the manufacturing of items from Inventory where such license cannot be sublicensed by O'Sullivan, Cash
Equivalents (including Cash Equivalents in securities accounts (as defined in the NYUCC)) other than any deposit account or Cash Equivalent that constitutes or is held in an Asset Sales Proceeds Account, all books and records, including computer records and software, evidencing or directly relating to Accounts, Inventory and other property described as Credit Agreement Priority Lien Collateral and Proceeds of all of the foregoing at any time owned or acquired by O'Sullivan or any other Obligor, subject to Permitted Prior Liens.

         "Credit Agreement Security Documents" means one or more security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, lock-box agreements or similar agreements to any of the foregoing or other grants or transfers for security executed and delivered by O'Sullivan or any other Obligor creating (or purporting to create) a Lien upon the property owned or to be acquired by O'Sullivan or such other Obligor in favor of the Administrative Agent for the benefit of the Lenders under the Credit
Agreement and any other holder of Credit Agreement Obligations.

         "Credit Bid Rights" means, in respect of any order relating to a sale of assets in any Insolvency or
Liquidation Proceeding, that:

              (1)   such order grants the holders of notes  (individually  and in any  combination)  or the holders of Credit Agreement  Obligations  (individually and in any combination),  as the case may be, the right to bid at the sale of such  assets and the right to offset such  holders'  claims  secured by Liens  securing
         Credit  Agreement  Obligations,  in the case of the holders of notes, or Liens securing Note  Obligations, in the case of the holders of Credit  Agreement  Obligations,  upon such assets against the purchase price of such assets if:

                     (a)  the bid of such  holders is the highest bid or  otherwise  determined  by the court to be the best offer at the sale; and

                     (b)  the bid of such holders  includes a cash purchase price component  payable at the closing of the sale in an amount that would be  sufficient  on the date of the closing of the sale to achieve the release,  in whole, of all Liens securing Note  Obligations or the Discharge of Credit  Agreement
              Indebtedness,  as the case may be, and to satisfy all liens  entitled to priority  over the  Priority
              Liens that attach to the  proceeds of the sale,  if such amount were  applied on the date of the sale to the payment in cash of:

(i)      all unpaid Note Obligations or Credit Agreement Obligations (except Unasserted Contingent Obligations);

(ii)     all unpaid claims secured by any such liens entitled to priority over the Priority Liens; and

(iii)    all claims  and costs,  including  those  incurred  in  connection  with the sale by the Credit  Agreement
                           Agent, the holders of Credit Agreement  Obligations,  the trustee or the holders of Note
                           Obligations,  as the case may be,  required  by such order to be paid from the  proceeds of the sale in priority over the Note  Obligations or Credit Agreement  Obligations,  as
                           the case may be,  whether  or not the order  requires  or permits  such  amount to be so applied; and

              (2)   such order allows the claims of the holders of Credit  Agreement  Obligations or the holders of
         Note  Obligations,  as the case  may be,  in such  Insolvency  or  Liquidation  Proceeding  to the  extent required for the grant of such rights.

         "Credit Facilities" means, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing
(including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Discharge of Credit Agreement Indebtedness" means termination of all commitments to extend credit that would constitute Indebtedness under the Credit Agreement, payment in full in cash of the principal of and interest and premium (if any) on all Indebtedness outstanding under the Credit Agreement other than any undrawn letter of credit, discharge or cash collateralization (at 105% of the aggregate undrawn amount) of all letters of credit issued and outstanding under the Credit Agreement, and payment in full in cash of all other Credit
Agreement Obligations (except Unasserted Contingent Obligations) that are unpaid at the time the Indebtedness outstanding under the Credit Agreement (other than any undrawn letter of credit) is paid in full in cash.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would not qualify as Disqualified Stock but for change of control or asset sale provisions shall not constitute Disqualified Stock if the provisions are not more favorable to the holders of such Capital Stock than the provisions described under "--Change of Control"
and "--Asset Sales."

         "Domestic Restricted Subsidiary" means, with respect to O'Sullivan, any Restricted Subsidiary of
O'Sullivan that was formed under the laws of the United States of America.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital
Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means an offering of the Equity Interests (other than Disqualified Stock) of
O'Sullivan or O'Sullivan Holdings that results in net proceeds to O'Sullivan, or a contribution to the common equity capital of O'Sullivan, of at least $25,000,000.

         "Excluded Assets" means:

              (1)   deposit  accounts  (as  defined in the NYUCC),  except any Asset Sale  Proceeds  Account,  that either (i) are subject to a control  agreement in favor of the Credit  Agreement Agent or (ii) do not hold deposits in an aggregate amount exceeding $500,000;

              (2)   any lease of premises used only as office space or to warehouse Inventory;

              (3)   any fee  interest in real estate that,  in the good faith  judgment of  O'Sullivan,  has a fair market  value of less then $1.0  million  (other than any real  estate as to which a mortgage  has already been granted);

              (4)   any  governmental  permit or  governmental  license  if, to the extent  that and for as long as under the law  applicable  to such  permit or  license  (i) the grant of a  security  interest  therein is prohibited or (ii) a security  interest  therein may be granted only after completion of a filing with, or receipt of consent  from, a regulatory  authority  which has not been  effectively  completed or received;
         provided,  however,  that (a) such permit or license will be an Excluded  Asset only to the extent and for as long as the  conditions  set forth in the  preceding  clauses (i) and (ii) in this  definition  are and remain  satisfied  and will  cease to be an  Excluded  Asset,  and will  become  subject  to the  security interests  granted to the trustee under the Note Security  Documents,  immediately  and  automatically  at such time as such  conditions  cease to exist,  including  by reason of the  effective  completion  of any required filing or effective  receipt of any required  regulatory  approval;  and (b) unless prohibited by law,  the  proceeds  of any sale,  lease or other  disposition  of any such  permit or license  that is an
         Excluded  Asset  shall  not be an  Excluded  Asset and shall at all  times be and  remain  subject  to the security interests granted to the trustee under the Note Security Documents;

              (5)   any  lease,  license,  permit,  franchise,  power,  authority  or right  constituting  personal property  if,  to the  extent  that  and for as  long as (i) the  grant  of a  security  interest  therein constitutes or would result in the abandonment,  invalidation or unenforceability of such lease,  license, interest,  permit,  franchise,  power,  authority or right or the  termination  of or a default  under the instrument or agreement by which such lease, license,  interest,  permit,  franchise,  power, authority or right is governed  and (ii) such  abandonment,  invalidation,  unenforceability,  breach,  termination  or default is not  rendered  ineffective  pursuant to Sections  9-406,  9-407,  9-408 or 9-409 of the Uniform
         Commercial  Code (or any successor  provision) of any relevant  jurisdiction  or any other  applicable law
         (including the United States Bankruptcy Code) or principles of equity;  provided,  however,  that (a) such lease, license, interest,  permit, franchise,  power, authority or right will be an Excluded Asset only to the extent and for as long as the  conditions  set forth in clauses  (i) and (ii) in this  definition  are and remain  satisfied  and will cease to be an Excluded  Asset,  and will become  subject to the  security interests  granted to the trustee under the Note Security  Documents,  immediately  and  automatically  at such time as such  conditions  cease to exist,  including  by reason of any  waiver or  consent  under the applicable  instrument or agreement,  and (b) the proceeds of any sale, lease or other  disposition of any such lease, license,  interest,  permit,  franchise,  power,  authority or right that is an Excluded Asset shall not be an  Excluded  Asset and shall at all times be and remain  subject to the  security  interests granted to the trustee under the Note Security Documents;

              (6)   any lease, license,  permit,  franchise,  power,  authority or right constituting real property if, to the extent that and for as long as the grant of a security  interest  therein (i)  requires a third party consent or (ii)  constitutes or would result in the  abandonment,  invalidation or  unenforceability of such lease, license,  interest,  permit, franchise,  power, authority or right or the termination of or a default under the instrument or agreement by which such lease,  license,  interest,  permit,  franchise, power,  authority or right is governed;  provided,  however, that such lease, license,  interest,  permit, franchise,  power,  authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in this  definition are and remain  satisfied and will cease to be an Excluded Asset, and will become  subject to the  security  interests  granted to the  Collateral  Agent under the Security
         Documents,  immediately and  automatically  at such time as such conditions  cease to exist,  including by reason of any waiver or consent under the applicable instrument or agreement;

              (7)   any Capital Stock of any Person held by O'Sullivan or any of its Subsidiaries;

              (8)   other  property in which a security  interest  cannot be perfected by the filing of a financing statement  under the Uniform  Commercial  Code having,  in the  aggregate  for all such  property,  a fair market value (as determined in good faith by the Company) not exceeding $1.0 million; and

              (9)   inventory  held for sale or lease that is (i) subject to a perfected  purchase  money  security interest (as defined in Article 9 of the NYUCC)  constituting  a Permitted  Lien of the type  described in clause (6) or (7) of the  definition of "Permitted  Liens" and (ii) not subject to any Priority  Lien, and
         (to the extent the holder of any such purchase money  security  interest has a security  interest  therein that is  entitled  as a matter of law,  by reason of its  purchase  money  priority,  to  priority  over a conflicting  security) the  identifiable  proceeds of any such inventory,  except that if at any time, any
         Priority Lien attaches to any such inventory or proceeds under any  circumstances,  then  concurrently and automatically,  without need for any additional grant of a security interest  therein,  such inventory and proceeds  shall  cease to be an Excluded  Asset and shall  become and remain  part of the  Collateral  and subject  in all  respect to all Liens on the Credit  Agreement  Priority  Lien  Collateral  securing  Note
         Obligations and all Liens on the Note Priority Lien Collateral securing Credit Agreement Obligations.

         "Existing Indebtedness" means Indebtedness of O'Sullivan and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

         "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer or Board of Directors of O'Sullivan (unless otherwise provided in the indenture).

         "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the
Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that O'Sullivan or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any
Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed
Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

         In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

              (1)   acquisitions  that  have  been  made  by  O'Sullivan  or any of  its  Restricted  Subsidiaries,
         including through mergers or consolidations and including any related financing  transactions,  during the four-quarter  reference  period or subsequent to such reference  period and on or prior to the Calculation
         Date shall be calculated  to include the  Consolidated  Cash Flow of the acquired  entities on a pro forma basis (to be calculated in  accordance  with Article 11-02 of Regulation  S-X, as in effect on the date of the  indenture)  after giving  effect to cost savings  resulting  from employee  terminations,  facilities
         consolidations   and  closings,   standardization   of  employee   benefits  and  compensation   policies,
         consolidation of property,  casualty and other insurance  coverage and policies,  standardization of sales and distribution  methods,  reductions in taxes other than income taxes and other cost savings  reasonably expected to be realized  from such  acquisition  and shall be deemed to have  occurred on the first day of the four-quarter reference period;

              (2)   the  Consolidated  Cash  Flow  attributable  to  discontinued  operations,   as  determined  in
         accordance  with GAAP, and operations or businesses  disposed of prior to the Calculation  Date,  shall be excluded; and

              (3)   the Fixed Charges  attributable  to discontinued  operations,  as determined in accordance with
         GAAP, and  operations or businesses  disposed of prior to the  Calculation  Date,  shall be excluded,  but only to the extent that the  obligations  giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

              (1)   the Consolidated Interest Expense of such Person for such period;

              (2)   any interest  expense on  Indebtedness  of another  Person that is Guaranteed by such Person or one of  its  Restricted  Subsidiaries  or  secured  by a Lien  on  assets  of  such  Person  or one of its
         Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon;

              (3)   the product of (a) all dividend  payments,  whether or not in cash,  on any series of preferred stock of such  Person or any of its  Restricted  Subsidiaries,  other  than  dividend  payments  on Equity
         Interests  payable  solely in Equity  Interests of O'Sullivan  (other than  Disqualified  Stock) and other than  accruals of  dividends on Equity  Interests  that are not  Disqualified  Stock that are added to the liquidation  preference  of such Equity  Interests  and are not  required to be paid in cash,  times (b) a fraction,  the  numerator  of which is one and the  denominator  of which is one  minus  the then  current combined  federal,  state and local  statutory  tax rate of such Person,  expressed as a decimal,  in each case, on a consolidated basis and in accordance with GAAP.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the indenture shall be made without giving effect to depreciation, amortization or other expenses recorded as a result of the application of purchase accounting in accordance with Accounting
Principles Board Opinion Nos. 16 and 17.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the
Unrestricted Global Notes, issued in accordance with certain sections of the indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of
America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

         "Guarantors" means each of:

              (1)   O'Sullivan Holdings;

              (2)   O'Sullivan Industries - Virginia, Inc. and O'Sullivan Furniture Factory Outlet, Inc.; and

              (3)   any  other  Subsidiary  of  O'Sullivan  that  executes  a  Guarantee  in  accordance  with  the provisions of the indenture, and their respective successors and assigns.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

              (1)   interest  rate swap  agreements  (whether  from fixed to floating  or from  floating to fixed), interest rate cap agreements and interest rate collar agreements;

              (2)   other agreements or arrangements designed to manage interest rates or interest rate risk; and

              (3)   other  agreements  or  arrangements  designed to protect such Person  against  fluctuations  in currency exchange rates or commodity prices.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, in respect of:

              (1)   borrowed money;

              (2)   evidenced  by bonds,  notes,  debentures  or  similar  instruments  or  letters  of credit  (or reimbursement agreements in respect thereof);

              (3)   bankers' acceptances;

              (4)   representing  Capital Lease  Obligations or Attributable  Debt in respect of sale and leaseback transactions; or

              (5)   the balance  deferred and unpaid of the  purchase  price of any  property or  representing  any
         Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging
Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with
GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person; provided that
Indebtedness shall not include the pledge by O'Sullivan of the Capital Stock of an Unrestricted Subsidiary of
O'Sullivan to secure Non-Recourse Debt of such Unrestricted Subsidiary.

         The amount of any Indebtedness outstanding as of any date shall be:

              (1)   the accreted  value  thereof,  in the case of any  Indebtedness  that does not require  current payments of interest; and

              (2)   the principal  amount  thereof,  together  with any interest  thereon that is more than 30 days past due, in the case of any other Indebtedness.

         "Insolvency or Liquidation Proceeding" means:

              (1)   any case  commenced by or against  O'Sullivan or any other Obligor  under any  Bankruptcy  Law, any other proceeding for the  reorganization,  recapitalization or adjustment or marshalling of the assets or  liabilities  of O'Sullivan or any other  Obligor,  any  receivership  or assignment for the benefit of creditors  relating to  O'Sullivan  or any other  Obligor or any similar  case or  proceeding  relative to
         O'Sullivan or any other Obligor or its creditors, as such, in each case whether or not voluntary;

              (2)   any  liquidation,  dissolution,  marshalling of assets or liabilities or other winding up of or relating to  O'Sullivan  or any other  Obligor,  in each case whether or not  voluntary and whether or not involving bankruptcy or insolvency; or

              (3)   any other  proceeding of any type or nature in which  substantially  all claims of creditors of
         O'Sullivan  or any other  Obligor  are  determined  and any payment or  distribution  is or may be made on account of such claims.

         "Intercreditor Agreement" means the Intercreditor Agreement dated the date of the indenture, among
O'Sullivan, the Guarantors, the trustee and the Credit Agreement Agent, as it may be amended, supplemented or replaced from time to time in accordance with its terms and the indenture, the Credit Agreement and the Security
Documents.

         "Inventory" means all "inventory" as such term is defined in the NYUCC.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons
(including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of
Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If O'Sullivan or any Restricted Subsidiary of
O'Sullivan sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of
O'Sullivan such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted
Subsidiary of O'Sullivan, O'Sullivan shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

         "Issue Date" means the date on which the notes are originally issued.

         "Lien" means, with respect to any asset, any mortgage, Lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Management Services Agreement" means the Management Services Agreement, dated as of November 30, 1999, between O'Sullivan and BRS as in effect on the date of the indenture.

         "Maximum Credit Agreement Indebtedness Amount" means, at any time, the sum of the maximum principal amount of Indebtedness under a Credit Facility then permitted to be incurred under clause (1) of the definition of "Permitted Debt" and the aggregate principal amount of Indebtedness under a Credit Facility then outstanding under clause (1) of the definition of "Permitted Debt."

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

              (1)   any gain (but not loss),  together  with any related  provision for taxes on such gain (but not loss), realized in connection with:

                     (a)  any Asset Sale; or

                     (b)  the  disposition of any  securities by such Person or any of its Restricted  Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

              (2)   any  extraordinary  or nonrecurring  gain (but not loss),  together with any related  provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by O'Sullivan or any of its Restricted
Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof
(after taking into account any available tax credits or deductions and any tax sharing arrangements), the amounts required to be applied to the payment of Indebtedness (other than Indebtedness incurred pursuant to a Credit
Facility) secured by a Lien on the asset or assets that were the subject of the Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse Debt" means Indebtedness:

              (1)   as to which neither O'Sullivan nor any of its Restricted Subsidiaries:

                     (a)  provides credit support of any kind (including any  undertaking,  agreement or instrument that would constitute Indebtedness),

                     (b)  is directly or indirectly liable as a guarantor or otherwise, or

                     (c)  constitutes the lender;

              (2)   no default with  respect to which  (including  any rights that the holders  thereof may have to take enforcement  action against an Unrestricted  Subsidiary)  would permit upon notice,  lapse of time or both any holder of any other  Indebtedness  (other than the notes) of O'Sullivan or any of its  Restricted
         Subsidiaries  to  declare  a  default  on such  other  Indebtedness  or cause the  payment  thereof  to be accelerated or payable prior to its stated maturity; and

              (3)   as to which the lenders  have been  notified in writing that they will not have any recourse to the stock (other than the stock of an  Unrestricted  Subsidiary  pledged by  O'Sullivan  to secure debt of such Unrestricted Subsidiary) or assets of O'Sullivan or any of its Restricted Subsidiaries.

         "Note Documents" means the indenture, the notes, the Guarantees, the Note Security Documents and the
Intercreditor Agreement.

         "Note Obligations" means the notes, the Guarantees and all other Obligations of any Obligor under the
Note Documents.

         "Note Priority Lien Collateral" means (a) all property and assets, whether real, personal or mixed, whether tangible or intangible, and wherever located, now owned or at any time hereafter acquired by O'Sullivan or any of its Domestic Restricted Subsidiaries, other than Credit Agreement Priority Lien Collateral and Excluded
Assets, subject to Permitted Prior Liens, and (b) all of the outstanding common stock of O'Sullivan.

         "Note Security Documents" means one or more security agreements, pledge agreement, collateral assignments, mortgages, deeds of trust or other grants or transfers for security executed and delivered by
O'Sullivan or any other Obligor creating (or purporting to create) a Lien upon the property owned or to be acquired by O'Sullivan or such other Obligor in favor of the trustee for the benefit of the holders of the notes, the Guarantees and any other Obligations in respect of the Note Obligations.

         "NYUCC" means the New York Uniform Commercial Code as in effect on the date of the indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities and obligations payable under the documentation governing any Indebtedness, including, without limitation, interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable instrument governing or evidencing Senior Indebtedness.

         "Obligor" means O'Sullivan and each Subsidiary of O'Sullivan that at any time guarantees or provides collateral security or credit support for any Obligations.

         "Off-Balance Sheet Transactions" has the meaning set forth in Item 303(a)(4)(ii) of Regulation S-K of the Securities Act; provided that Off-Balance Sheet Transactions shall not include Hedging Obligations or other transactions entered into in the ordinary course of business.

         "Permitted Business" means any business in which O'Sullivan and its Restricted Subsidiaries are engaged on the date of the indenture or any business reasonably related, incidental or ancillary thereto.

         "Permitted Group" means any group of investors that is deemed to be a "person" (as that term is used in
Section 13(d)(3) of the Exchange Act) at any time prior to O'Sullivan's initial public offering of common stock, by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time, provided that no single Person (other than the Principals and their Related Parties) Beneficially Owns (together with its Affiliates) more of the Voting Stock of O'Sullivan that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals and their Related Parties in the aggregate.

         "Permitted Investments" means:

              (1)   any Investment in O'Sullivan or in a Restricted Subsidiary of O'Sullivan;

              (2)   any Investment in Cash Equivalents;

              (3)   any  Investment by O'Sullivan or any Restricted  Subsidiary of O'Sullivan in a Person,  if as a
         result of such Investment:

(a)      such Person becomes a Restricted Subsidiary of O'Sullivan; or

(b)      such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, O'Sullivan or a Restricted Subsidiary of O'Sullivan;

              (4)   Hedging Obligations

              (5)   any Restricted  Investment  made as a result of the receipt of non-cash  consideration  from an
         Asset Sale that was made  pursuant  to and in  compliance  with the  covenant  described  above  under the caption "--Repurchase at the Option of Holders--Asset Sales;"

              (6)   any acquisition of assets solely in exchange for the issuance of Equity  Interests  (other than
         Disqualified Stock) of O'Sullivan;

              (7)   repurchases of the notes; and

              (8)   other  Investments  made after the date of the  indenture in any Person  engaged in a Permitted
         Business  having an aggregate  Fair Market Value  (measured on the date each such  Investment was made and without  giving effect to subsequent  changes in value),  when taken  together with all other  Investments made pursuant to this clause (8) since the date of the indenture, not to exceed $5.0 million.

         "Permitted Liens" means:

              (1)   Liens on the  Collateral  securing  the  Note  Obligations  in  accordance  with  the  Security
         Documents;

              (2)   Liens on the Credit Agreement  Priority Lien Collateral  securing Credit Agreement  Obligations in accordance with the Security Documents;

              (3)   Liens  on  the  Note  Priority  Lien  Collateral  securing  Credit  Agreement   Obligations  in
         accordance  with the Security  Documents;  provided that such Liens are  subordinated  to the Liens on the
         Note Priority Lien Collateral securing the Note Obligations;

              (4)   Liens in favor of O'Sullivan or any Restricted Subsidiary;

              (5)   Liens to secure the performance of statutory obligations,  surety or appeal bonds,  performance bonds or other obligations of a like nature incurred in the ordinary course of business;

              (6)   Liens existing on the date of the indenture;

              (7)   Liens to secure Indebtedness  (including Capital Lease Obligations)  permitted by clause (4) of the second paragraph of the covenant entitled "Certain  Covenants--Incurrence  of Indebtedness and Issuance
         of Preferred Stock;"

              (8)   Liens securing  Permitted  Refinancing  Indebtedness  where the Liens securing the Indebtedness being refinanced were permitted under the indenture;

              (9)   Liens incurred in the ordinary  course of business of O'Sullivan or any  Restricted  Subsidiary of  O'Sullivan  with respect to  obligations  that do not exceed $7.5 million at any one time  outstanding and that:  (a) are not incurred in connection  with the borrowing of money or the obtaining of advances or credit  (other than trade  credit in the  ordinary  course of  business)  and (b) do not in the  aggregate materially  detract from the value of the property or  materially  impair the use thereof in the operation of business by O'Sullivan or such Restricted Subsidiary;

              (10)  Liens securing  reimbursement  obligations  with respect to commercial  letters of credit which encumber  documents  and other  property  relating to such  letters of credit and  products  and  proceeds thereof;

              (11)  Liens on property of a Person  existing at the time such Person is merged into or  consolidated with  O'Sullivan or any Restricted  Subsidiary of  O'Sullivan,  provided that such Liens were not incurred in contemplation  of such merger or consolidation  and do not extend to any assets other than those of the
         Person merged into or consolidated with O'Sullivan or any Restricted Subsidiary;

              (12)  Liens on property  existing at the time of acquisition  thereof by O'Sullivan or any Restricted
         Subsidiary of O'Sullivan, provided such Liens were not incurred in contemplation of such acquisition; and

              (13)  Liens securing Hedging  Obligations  which Hedging  Obligations  relate to Indebtedness that is otherwise permitted under the indenture.

         "Permitted Prior Liens" means (a) Liens described in clauses (4), (5), (6), (8), (9), (10), (11) and
(12) of the definition of "Permitted Liens" and (b) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

         "Permitted Refinancing Indebtedness" means any Indebtedness of O'Sullivan or any of its Restricted
Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of O'Sullivan or any of its Restricted Subsidiaries; provided that:

              (1)   the  principal  amount  (or  accreted  value,  if  applicable)  of such  Permitted  Refinancing
         Indebtedness  does not exceed the principal  amount of (or accreted value,  if  applicable),  plus accrued interest on, the Indebtedness so extended,  refinanced,  renewed, replaced, defeased or refunded (plus the amount  of  reasonable  expenses  incurred  in  connection  therewith)  except,  in the  case of a  Credit
         Facility,  the principal amount of such Permitted Refinancing  Indebtedness does not exceed the greater of
         (i) the principal  amount of  Indebtedness  permitted  (whether or not  borrowed)  under clause (1) of the covenant  described above under the caption  "--Incurrence of Indebtedness and Issuance of Preferred Stock"
         or (ii) the amount actually borrowed under such Credit Facility;

              (2)   such  Permitted  Refinancing  Indebtedness  has a final maturity date no earlier than the final maturity  date of, and has a Weighted  Average  Life to  Maturity  equal to or greater  than the  Weighted
         Average Life to Maturity of, the Indebtedness being extended,  refinanced,  renewed, replaced, defeased or refunded; and

              (3)   if the Indebtedness  being extended,  refinanced,  renewed,  replaced,  defeased or refunded is subordinated  in right of  payment to the  notes,  such  Permitted  Refinancing  Indebtedness  has a final maturity  date later than the final  maturity  date of, and is  subordinated  in right of payment  to, the notes on terms at least as  favorable  to the  holders of notes as those  contained  in the  documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Principals" means BRS and its affiliates.

         "Priority Lien" means (a) any Lien securing Credit Agreement Obligations if and insofar as such Lien is attached to property constituting Credit Agreement Priority Lien Collateral and (b) any Lien securing Note
Obligations if and insofar as such Lien is attached to property constituting Note Priority Lien Collateral.

         "Proceeds" means "proceeds" as such term is defined in the NYUCC.

         "RadioShack Payments" means payments made to RadioShack after the date of the indenture pursuant to the tax sharing and tax reimbursement agreement by and between O'Sullivan Holdings and RadioShack.

         "Required Lenders" means, at any time in respect of any action or matter, (a) holders of the principal amount of the Indebtedness (or commitments) under the Credit Agreement then outstanding whose consent to such action or matter is required pursuant to the terms of the Credit Agreement in order to bind all holders of such
Indebtedness (or commitments) to such action or matter or (b) the Credit Agreement Agent acting upon the authorization or consent of the holders referred to in clause (a).

         "Related Party" with respect to any Principal means:

              (1)   any  controlling  stockholder  or  partner,  80% (or  more)  owned  Subsidiary,  or  spouse  or immediate family member (in the case of an individual) of such Principal; or

              (2)   any  trust,  corporation,  partnership  or  other  entity,  the  beneficiaries,   stockholders,
         partners,  owners or Persons  beneficially  holding a 51% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an
Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Secured Obligations" means the Note Obligations and Credit Agreement Obligations.

         "Security Documents" means the Note Security Documents and the Credit Agreement Security Documents.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in
Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of
Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Stockholders Agreement" means that certain Stockholders Agreement, dated as of November 30, 1999, by and among O'Sullivan Holdings, BRS and the other signatories party thereto, as in effect on the date of the indenture.

         "Subordinate Lien" means (a) any Lien securing Credit Agreement Obligations if and insofar as such Lien is attached to property constituting Note Priority Lien Collateral at any time prior to the release of all Liens securing Note Obligations and (b) any Lien securing Note Obligations if and insofar as such Lien is attached to property constituting Credit Agreement Priority Lien Collateral at any time prior to the Discharge of the Credit
Agreement Indebtedness.

         "Subsidiary" means, with respect to any Person:

              (1)   any  corporation,  association  or other  business  entity of which  more than 50% of the total voting power of shares of Capital Stock entitled  (without  regard to the  occurrence of any  contingency)
         to vote in the election of  directors,  managers or trustees  thereof is at the time owned or  controlled, directly  or  indirectly,  by such  Person or one or more of the other  Subsidiaries  of that Person (or a combination thereof); and

              (2)   any  partnership  or limited  liability  company (a) the sole  general  partner or the managing general  partner or  managing  member of which is such  Person or a  Subsidiary  of such Person or (b) the only  general  partners  of which  are such  Person or one or more  Subsidiaries  of such  Person  (or any combination thereof).

         "Tax Sharing Agreement" means that certain Tax Sharing Agreement, dated as of November 30, 1999, by and between O'Sullivan and O'Sullivan Holdings.

         "Total Assets" means the total consolidated assets of O'Sullivan and its Restricted Subsidiaries, as set forth on O'Sullivan's most recent consolidated balance sheet.
         "Treasury Rate" means, as of any calculation date, the yield to maturity as of such calculation date of
United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal
Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the calculation date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the calculation date to October 15, 2004; provided, however, that if the period from the calculation date to October 15, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Unasserted Contingent Obligations" means, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of or premiums (if any) on, and fees relating to, any Indebtedness and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under letters of credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice of indemnification has been issued by the indemnitee) at such time.

         "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an
Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

              (1)   has no Indebtedness other than Non-Recourse Debt;

              (2)   is not party to any agreement,  contract,  arrangement or understanding  with O'Sullivan or any
         Restricted  Subsidiary of O'Sullivan  unless the terms of any such  agreement,  contract,  arrangement  or understanding  are no less favorable to O'Sullivan or such Restricted  Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of O'Sullivan;

              (3)   is a Person with respect to which neither  O'Sullivan  nor any of its  Restricted  Subsidiaries
         has any  direct or  indirect  obligation  (a) to  subscribe  for  additional  Equity  Interests  or (b) to maintain or preserve  such Person's  financial  condition or to cause such Person to achieve any specified levels of operating results; and

              (4)   has not  guaranteed  or  otherwise  directly  or  indirectly  provided  credit  support for any
         Indebtedness of O'Sullivan or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of O'Sullivan as an Unrestricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of O'Sullivan as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption
"--Incurrence of Indebtedness and Issuance of Preferred Stock," O'Sullivan shall be in default of such covenant.
The Board of Directors of O'Sullivan may at any time designate any Unrestricted Subsidiary to be a Restricted
Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted
Subsidiary of O'Sullivan of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if: (1) such Indebtedness is permitted under the covenant described under the caption
"Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," and (2) no Default or Event of
Default would be in existence following such designation.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

              (1)   the sum of the  products  obtained  by  multiplying:  (a) the  amount  of each  then  remaining installment,  sinking fund, serial maturity or other required payments of principal,  including payment at final maturity,  in respect thereof,  by (b) the number of years  (calculated to the nearest  one-twelfth)
         that will elapse between such date and the making of such payment, by

              (2)   the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Restricted Subsidiary" of any specified Person means any Wholly Owned Subsidiary of such
Person which at the time of determination is a Restricted Subsidiary.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital
Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

                              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following discussion (including the opinion of counsel described below) is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice.  There can be no assurance that the Internal Revenue Service (the "IRS")
will not take a contrary view, and no ruling from the IRS has been or will be sought.  Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein.  Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders.  Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the
United States) may be subject to special rules not discussed below.  We recommend that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's old notes for exchange notes, including the applicability and effect of any state, local or foreign tax laws.

         Kirkland & Ellis LLP, our counsel, has advised us that in its opinion, the exchange of the old notes for exchange notes pursuant to the exchange offer should not be treated as an "exchange" for U.S. federal income tax purposes because the exchange notes will not be considered to be a "significant modification" of the old notes.
Rather, the exchange notes received by a holder will be treated as a continuation of the old notes in the hands of such holder.  As a result, there should be no U.S. federal income tax consequences to holders exchanging the old notes for exchange notes pursuant to the exchange offer.

                                               PLAN OF DISTRIBUTION

         Each broker-dealer that receives new securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new securities.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for outstanding securities where such securities were acquired as a result of market-making activities or other trading activities. We will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale provided a broker-dealer has notified us either in the letter of transmittal or otherwise within 30 days after consummation of the exchange offer that it holds new securities as a result of market-making or other trading activities.

         We will not receive any proceeds from any sale of new securities by brokers-dealers. New securities received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new securities may be deemed to be an
"underwriter" within the meaning of the Securities Act and any profit of any such resale of new securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a reasonable period after the expiration date of the exchange offer, we will send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer
(including the expenses of one counsel for the holders of the outstanding securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

         Prior to the exchange offer, there has not been any public market for the outstanding securities. The outstanding securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for new securities by holders who are entitled to participate in this exchange offer. The holders of outstanding securities, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to the outstanding securities. The new securities will constitute a new issue of securities with no established trading market. We do not intend to list the new securities on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers
Automated Quotation System. In addition, such market making activity will be subject to the limits imposed by the
Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the new securities or as to the liquidity of the trading market for the new securities. If a trading market does not develop or is not maintained, holders of the new securities may experience difficulty in reselling the new securities or may be unable to sell them at all. If a market for the new securities develops, any such market may be discontinued at any time.

                                                   LEGAL MATTERS

         Kirkland & Ellis LLP, New York, New York will give an opinion as to the validity of the exchange securities and certain other legal matters.  Certain matters under Virginia law will be passed upon by Hunton &
Williams LLP.  Certain matters under Missouri law will be passed upon by Blackwell Sanders Peper Martin LLP.

                                                      EXPERTS

         The consolidated financial statements of O'Sullivan Industries, Inc. and of O'Sullivan Industries
Holdings, Inc. as of June 30, 2003 and 2002 and for each of the three years in the period ended June 30, 2003 included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                               AVAILABLE INFORMATION

         We are subject to the periodic reporting and other informational requirements of the Exchange Act, as amended. Under the terms of the indenture, we agree that, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the trustee and the holders of notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on
Forms 10-Q and 10-K, if we were required to file such Forms, including a "Management's Discussion and Analysis of
Financial Condition and Results of Operations" that describes our financial condition and results of operations and our consolidated subsidiaries and, with respect to the annual information only, a report thereon by our certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on
Form 8-K if we were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, we will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.  Information filed with the SEC may be read and copied by the public at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.  In addition, we have agreed that, for so long as any notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4)
under the Securities Act.

                                    INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               Page

Consolidated Financial Statements of O'Sullivan Industries, Inc.:

Consolidated Statements of Cash Flows for the years ended June 30, 2003, 2002 and 2001...............................................................................................F-5

Consolidated Statement of Changes in Stockholder's Equity (Deficit) for the years ended
         June 30, 2003, 2002 and 2001...........................................................................F-6

Notes to Consolidated Financial Statements......................................................................F-7

Unaudited Consolidated Interim Financial Statements of O'Sullivan Industries, Inc.:

Unaudited Consolidated Statements of Changes in Stockholder's Equity (Deficit) for the three months ended September 30, 2003..............................................................................F-32

Notes to Unaudited Consolidated Financial Statements...........................................................F-33

Consolidated Financial Statements of O'Sullivan Industries Holdings, Inc.:

Consolidated Statements of Cash Flows for the years ended June 30, 2003, 2002 and 2001..............................................................................................F-44

Consolidated Statement of Changes in Stockholders' Equity (Deficit) for the years ended
         June 30, 2003, 2002 and 2001..........................................................................F-45

Notes to Consolidated Financial Statements.....................................................................F-46

Unaudited Consolidated Interim Financial Statements of O'Sullivan Industries Holdings, Inc.:

Unaudited Consolidated Statements of Changes in Stockholders' Equity (Deficit) for the three months ended September 30, 2003..............................................................................F-73

Notes to Unaudited Consolidated Financial Statements...........................................................F-74

                                          Report of Independent Auditors

To the Board of Directors and Stockholder of
O'Sullivan Industries, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of changes in stockholder's equity (deficit) present fairly, in all material respects, the financial position of O'Sullivan Industries, Inc. and its subsidiaries at June 30, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended June 30,
2003, in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, the Company discontinued the amortization of goodwill effective July 1, 2001 upon adoption of a new accounting standard for goodwill.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
September 29, 2003

               The accompanying notes are an integral part of these consolidated financial statements.

               The accompanying notes are an integral part of these consolidated financial statements.

                                   O'SULLIVAN INDUSTRIES, INC. AND SUBSIDIARIES
                        (A wholly owned subsidiary of O'Sullivan Industries Holdings, Inc.)
                                            CONSOLIDATED BALANCE SHEETS

                                       (in thousands, except for share data)

                                                                                                June 30,
                                                                                          2003            2002

                                      Assets
Current assets:
     Cash and cash equivalents                                                       $        7,977  $       15,777
     Trade receivables, net of allowance for doubtful accounts of
        $2,978 and $4,101, respectively                                                      25,032          37,035
     Inventories, net                                                                        52,426          52,397
     Prepaid expenses and other current assets                                                2,772           2,765
         Total current assets                                                                88,207         107,974

Property, plant and equipment, net                                                           71,867          79,144
Other assets                                                                                  8,982          18,944
Goodwill, net of accumulated amortization                                                    38,088          38,088
                  Total assets                                                       $      207,144  $      244,150

                       Liabilities and Stockholder's Deficit
Current liabilities:
     Accounts payable                                                                $       10,006  $       10,887
     Current portion of long-term debt                                                        4,039           4,430
     Accrued advertising                                                                      9,493          11,680
     Accrued liabilities                                                                     11,463          18,388
     Payable to parent-tax sharing agreement                                                  6,798          11,020
         Total current liabilities                                                           41,799          56,405

Long-term debt, less current portion                                                        189,970         213,452
Other liabilities                                                                             2,439           2,570
Payable to parent-tax sharing agreement                                                      65,269          70,354
Other payable to parent                                                                       1,190             181
                  Total liabilities                                                         300,667         342,962

Commitments and contingent liabilities (Notes 3, 10, 15 and 16)

Stockholder's deficit:
     Common stock, $1.00 par value; 100 shares authorized, issued and outstanding                 -               -
     Retained deficit                                                                       (93,819)        (98,507)
     Accumulated other comprehensive income (loss)                                              296            (305)
         Total stockholder's deficit                                                        (93,523)        (98,812)
                  Total liabilities and stockholder's deficit                        $      207,144  $      244,150

                                   O'SULLIVAN INDUSTRIES, INC. AND SUBSIDIARIES

                        (A wholly owned subsidiary of O'Sullivan Industries Holdings, Inc.)

                                       CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  (in thousands)

                                                                                     For the years ended June 30,
                                                                                    2003         2002         2001

Net sales                                                                        $ 289,152    $ 349,098    $ 358,811
Cost of sales                                                                      214,977      254,662      269,720

Gross profit                                                                        74,175       94,436       89,091

Operating expenses:
     Selling, marketing and administrative                                          45,463       54,330       56,461
     Restructuring charge                                                            2,049            -       10,506
Total operating expenses                                                            47,512       54,330       66,967

Operating income                                                                    26,663       40,106       22,124
Other income (expense):
     Interest expense                                                              (21,773)     (25,852)     (31,680)
     Interest income                                                                   243          370          474
     Other financing costs                                                            (445)        (204)        (574)

Income (loss) before income tax provision (benefit) and
     cumulative effect of accounting change                                          4,688       14,420       (9,656)
Income tax provision (benefit)                                                           -       98,713       (3,380)

Income (loss) before cumulative effect of accounting change                          4,688      (84,293)      (6,276)
Cumulative effect of accounting change, net of income tax benefit of $53                 -            -          (95)

Net income (loss)                                                                $   4,688    $ (84,293)   $  (6,371)

                                   O'SULLIVAN INDUSTRIES, INC. AND SUBSIDIARIES

                        (A wholly owned subsidiary of O'Sullivan Industries Holdings, Inc.)

                                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  (in thousands)

                                                                                     For the year ended June 30,
                                                                                    2003         2002        2001

Cash flows provided by operating activities:
     Net income (loss)                                                           $     4,688  $  (84,293) $    (6,371)
     Adjustments to reconcile net income (loss) to net cash provided by operating activities:
         Depreciation and amortization                                                13,621       14,530      14,945
         Amortization of debt issuance costs                                           1,572        1,572       1,572
         Amortization of debt discount                                                   392          343         300
         Interest rate collar                                                         (2,091)          (5)      2,096
         Bad debt expense                                                                735        1,460       1,741
         Loss on disposal of assets                                                      154          991         230
         Impairment of long-lived assets                                                 540            -       8,677
         Deferred income taxes                                                             -       99,211      (3,329)
         Accrual of special payment of options to purchase Series A
            junior preferred stock                                                     1,240        1,083         946

     Changes in assets and liabilities:
         Trade receivables                                                            11,268       14,075       4,664
         Inventories                                                                     (29)      (3,859)     16,718
         Other assets                                                                     12          465      (1,398)
         Payable to parent--tax sharing agreement                                      (9,307)     (27,694)          -
         Accounts payable and accrued liabilities                                     (9,046)       7,236     (15,775)
Net cash flows provided by operating activities                                       13,749       25,115      25,016

Cash flows provided (used) by investing activities:
     Capital expenditures                                                             (5,081)      (8,644)    (16,811)
     Proceeds from sale of manufacturing facility                                      6,788            -           -
Net cash flows provided (used) by investing activities                                 1,707       (8,644)    (16,811)

Cash flows used for financing activities:
     Advances (repayments) on intercompany loans                                       1,009          790         (88)
     Repayment of borrowings                                                         (24,265)      (8,544)    (12,924)
Net cash flows used for financing activities                                         (23,256)      (7,754)    (13,012)
Net increase (decrease) in cash and cash equivalents                                  (7,800)       8,717      (4,807)
Cash and cash equivalents, beginning of year                                          15,777        7,060      11,867
Cash and cash equivalents, end of year                                           $     7,977  $   15,777  $     7,060

Supplemental cash flow information:
     Interest paid                                                               $    21,638  $   24,915  $    28,258
     Income taxes paid (refunded)                                                $         -  $       76  $       (17)
Non-cash investing activities:
Capital expenditures included in accounts payable                                $       215  $      288  $     1,821

                                   O'SULLIVAN INDUSTRIES, INC. AND SUBSIDIARIES

                        (A wholly owned subsidiary of O'Sullivan Industries Holdings, Inc.)

                       CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)

                                                  (in thousands)

                                                                        Accumulated
                                        Additional       Retained          other           Total
                                         paid-in         earnings      comprehensive   stockholder's   Comprehensive
                                         capital        (deficit)      income (loss)      deficit      income (loss)

Balance, June 30, 2000                $            -  $       (7,843) $          (14)  $       (7,857) $
     Net loss                                                 (6,371)                          (6,371)         (6,371)
     Other comprehensive loss                                                   (322)            (322)           (322)
Balance, June 30, 2001                             -         (14,214)           (336)         (14,550) $       (6,693)

     Net loss                                                (84,293)                         (84,293)        (84,293)
     Other comprehensive income                                                   31               31              31
Balance, June 30, 2002                $            -  $      (98,507) $         (305)  $      (98,812) $      (84,262)

     Net income                                                4,688                            4,688           4,688
     Other comprehensive income                                                  601              601             601
Balance, June 30, 2003                $            -  $      (93,819) $          296   $      (93,523) $        5,289

                                   O'SULLIVAN INDUSTRIES, INC. AND SUBSIDIARIES
                        (A wholly owned subsidiary of O'Sullivan Industries Holdings, Inc.)
                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1--General Information.

         O'Sullivan Industries, Inc. ("O'Sullivan"), a wholly owned subsidiary of O'Sullivan Industries Holdings,
Inc. ("O'Sullivan Holdings") and a Delaware corporation, is a domestic producer of ready-to-assemble ("RTA")
furniture.  O'Sullivan's RTA furniture includes desks, computer workcenters, cabinets, home entertainment centers, audio equipment racks, bookcases, microwave oven carts and a wide variety of other RTA furniture for use in the home, office and home office.  The products are distributed primarily through office superstores, discount mass merchants, mass merchants, home centers, electronics retailers, furniture stores and internationally.
O'Sullivan is the sole owner of O'Sullivan Industries - Virginia, Inc. ("O'Sullivan Industries - Virginia") and
O'Sullivan Furniture Factory Outlet, Inc.

Note 2--Summary of Significant Accounting Policies.

         Basis of Presentation:  The consolidated financial statements include the accounts of O'Sullivan and its wholly owned subsidiaries.  All significant intercompany transactions, balances and profits have been eliminated.

         Use of Estimates:  O'Sullivan's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires O'Sullivan to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities at the date of the financial statements.  On an on-going basis, O'Sullivan evaluates its estimates, including those related to customer programs and incentives, uncollectible receivables, sales returns and warranty reserves, inventory valuation, restructuring costs, intangible assets, certain accrued liabilities, deferred taxes, and contingencies and litigation, among others.  O'Sullivan bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances.  The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results could differ from the estimates made by O'Sullivan with respect to these items and other items that require management's estimates.

         Cash and Cash Equivalents:  Cash and cash equivalents include cash on hand and all highly liquid investments with original maturities of three months or less.

         Business and Credit Risk Concentrations:  The largest five customer accounts receivable balances accounted for approximately 62% and 66% of the trade receivable balance at June 30, 2003 and 2002, respectively.
Credit is extended to customers based on evaluation of the customer's financial condition, generally without requiring collateral.  Exposure to losses on receivables is dependent on each customer's financial condition.
Therefore, O'Sullivan would be exposed to a large loss if one of its major customers were not able to fulfill its financial obligations.  From time to time, O'Sullivan maintains certain limited credit insurance which may help reduce, but not eliminate, exposure to potential credit losses.  In addition, O'Sullivan monitors its exposure for credit losses and maintains allowances for anticipated losses.

         Revenue Recognition:  O'Sullivan recognizes revenue from the sale of products when persuasive evidence of an arrangement exists, the product has been delivered, the price is fixed or determinable and collection of the resulting receivable is reasonably assured.  For all sales, O'Sullivan uses purchase orders from the customer, whether oral, written or electronically transmitted, as evidence that a sales arrangement exists.

         Generally, delivery occurs when product is delivered to a common carrier or private carrier, with standard terms being FOB shipping point.  O'Sullivan assesses whether the price is fixed or determinable based upon the payment terms associated with the transaction.

         O'Sullivan assesses collection based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer.  Collateral is generally not requested from customers.

         Shipping and Handling:  O'Sullivan reports amounts billed to customers as revenue, the cost of warehousing operations in cost of sales and freight out costs as part of selling, marketing and administrative expenses.  Freight out costs included in selling, marketing and administrative expenses in fiscal 2003, 2002 and
2001 were approximately $6.3 million, $9.7 million and $11.6 million, respectively.

         Inventories:  Inventories are stated at the lower of cost, determined on a first-in, first-out ("FIFO")
basis, or market.  Provision for potentially obsolete or slow-moving inventory is made based on management's evaluation of inventory levels and future sales forecasts.

         Property, Plant and Equipment:  Depreciation and amortization of property, plant and equipment is calculated using the straight-line method, which amortizes the cost of the assets over their estimated useful lives. The ranges of estimated useful lives are:  buildings--30 to 40 years; machinery and equipment--3 to 10 years; leasehold improvements--the lesser of the life of the lease or asset.  Maintenance and repairs are charged to expense as incurred.  Renewals and betterments which materially prolong the useful lives of the assets are capitalized.  The cost and related accumulated depreciation of assets retired or sold are removed from the accounts, and gains or losses on disposal are recognized in the statement of operations.

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

         Intangible Assets:   O'Sullivan assesses goodwill regularly for impairment by applying a fair-value-based test, using the enterprise as the reporting unit.  If the book value of the reporting unit is below the fair value of the reporting unit, there is no impairment loss.  For fiscal years ended June 30, 2001 and earlier, goodwill was amortized over a 40-year period using the straight-line method.  Accumulated amortization at June 30, 2003 and 2002 approximated $29.8 million.

         O'Sullivan discontinued amortizing approximately $1.7 million of goodwill per year upon adoption of
Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, on July 1,
2001.  Adjusted net loss for the fiscal year ended June 30, 2001 had such amortization not been recorded would have been $5.0 million.

         Fair Value of Financial Instruments:  The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate.  Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due primarily to the short-term nature of their maturities.

         Advertising Costs:  The Emerging Issues Task Force ("EITF") in April 2001 reached a consensus on EITF
No. 00-25, Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's
Products.  This issue requires that certain customer promotional payments that were classified as selling expenses be classified as a reduction of revenue.  O'Sullivan adopted EITF 00-25 effective January 1, 2002.  As a result of the adoption, $16.9 million was reclassified as a reduction in revenue rather than as a selling expense for fiscal year 2001.

         Advertising costs are expensed as incurred.  Advertising expense is included in selling, marketing and administrative expense and amounted to $7.5 million, $7.0 million and $8.5 million in fiscal 2003, 2002 and 2001, respectively.

         Income Taxes:  Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when it can not be established that it is more likely than not that all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         Environmental Remediation and Compliance:  Environmental remediation and compliance expenditures that relate to current operations are expensed or capitalized, as appropriate.  Expenditures that relate to an existing condition caused by past operations and that do not contribute to current or future revenue generation are expensed. Liabilities are recognized when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated.  Generally, the timing of these accruals coincides with completion of a feasibility study or O'Sullivan's commitment to a formal plan of action.  To date, environmental expenditures have not been material, and management is not aware of any material environmental related contingencies.

         Significant Fourth Quarter Adjustments:  Note 4 describes the $1.5 million restructuring charge recorded by O'Sullivan in the fourth quarter of fiscal 2003.  During the fourth quarter of fiscal 2001, O'Sullivan recorded bad debt expense of $1.5 million associated with the August 20, 2001 bankruptcy filing of Ames
Department Stores, Inc.

         Accounting for Stock-Based Compensation:  O'Sullivan accounts for stock based compensation pursuant to the intrinsic value based method of accounting as prescribed by APB Opinion No. 25, Accounting for Stock Issued
to Employees.  O'Sullivan has made pro forma disclosures of net income as if the fair value based method of accounting defined in SFAS 123, Accounting for Stock-Based Compensation, had been applied.  See also Note 11 and
"New Accounting Standards."

         Comprehensive Income:  Other comprehensive income consists of foreign currency translation adjustments.
The tax benefit (expense) related to other comprehensive income (loss) approximated $0, ($10,000) and $113,000 for the years ended June 30, 2003, 2002 and 2001, respectively.

         New Accounting Standards:  In April 2001, the EITF reached a consensus on EITF 00-25.  This issue addresses the income statement classification of slotting fees, cooperative advertising arrangements and buydowns. The consensus requires that certain customer promotional payments that were classified as selling expenses be classified as a reduction of revenue.  O'Sullivan adopted EITF 00-25 effective January 1, 2002 and reclassified certain selling, marketing and administrative expenses as a reduction of net sales.  Its adoption by
O'Sullivan had no impact on operating income or net income (loss).  As a result of the adoption of EITF 00-25, for the six months ended December 31, 2001, $7.7 million was reclassified as a reduction in revenue rather than as selling, marketing and administrative expense.  Reclassification for fiscal year 2001 was $16.9 million.

         In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS 143, Accounting for Asset
Retirement Obligations.  This pronouncement, which is effective for fiscal years beginning after June 15, 2002, addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.  O'Sullivan adopted this pronouncement effective
July 1, 2002.  The pronouncement had no material impact on O'Sullivan's financial position or results of operations.

         In August 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived
Assets.  This pronouncement, which is effective for fiscal years beginning after December 15, 2001, addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of. This pronouncement had no adverse material impact on O'Sullivan's financial position or results of operations. O'Sullivan adopted this pronouncement effective July 1, 2002.

         In April 2002, the FASB issued SFAS 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of
FASB Statement No. 13 and Technical Corrections.  The pronouncement, in part, addresses the presentation of gains and losses from the extinguishment of debt.  O'Sullivan adopted SFAS 145 effective July 1, 2002 and currently presents such items as other financing costs on a pre-tax basis as opposed to an extraordinary item, net of tax.
O'Sullivan also elected to present certain other financing costs previously recorded in interest expense as other financing costs and has reclassified prior periods for comparability.

         In June 2002, the FASB issued SFAS 146, Accounting for Costs Associated with Exit or Disposal
Activities.  This pronouncement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF 94-3, Liability Recognition for Certain Employee Termination Benefits and
Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).  SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred rather than the date of an entity's commitment to an exit plan and establishes that fair value is the objective for initial measurement of the liability.  The provisions of this pronouncement are effective for exit or disposal activities that are initiated after December 31, 2002.  SFAS 146 has had no effect on O'Sullivan's financial position or results of operation.

         In December 2002, the FASB issued SFAS 148, Accounting for Stock-Based Compensation--Transition and
Disclosure.  This pronouncement amends SFAS 123, Accounting for Stock-Based Compensation to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.  The additional disclosure requirements of SFAS 148 are effective for fiscal years ending after December 15, 2002.

         O'Sullivan accounts for stock-based compensation for employees under APB Opinion No. 25, Accounting for
Stock Issued to Employees, and elected the disclosure-only alternative under SFAS 123.  No stock-based compensation cost is included in net earnings, as all options granted have an exercise price equal to the market value of the stock on the date of the grant.  In accordance with SFAS 148, the following tables present the effect on net earnings had compensation cost for the company's stock plans been determined consistent with SFAS
123.

                                                                                  For the year ended June 30,
                                                                               2003          2002           2001
                                                                                         (in thousands)

Net income (loss) as reported                                              $      4,688  $    (84,293)  $     (6,371)
Less: total stock-based compensation expense determined under fair value
   method for all stock options, net of related income tax benefit                   (7)           (5)            (4)

Pro forma net income (loss)                                                $      4,681  $    (84,298)  $     (6,375)

         The fair value of each option on the date of the grant is estimated using the Black-Scholes option-pricing model based upon the following weighted average assumptions:

                                                                               2003          2002           2001

Risk-free interest rate                                                    None granted          4.35%          5.09%
Dividend yield                                                                                    None           None
Validity factor                                                                                  0.1%           0.1%
Weighted average expected life (years)                                                           5.0            5.0

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period.

         Reclassifications:  Certain items in the prior years' financial statements have been reclassified to conform with the current year's presentation.

Note 3--Revised Accounting for Tax Sharing Agreement with RadioShack.

         O'Sullivan is included in the consolidated federal income tax return filed by O'Sullivan Holdings.  In accordance with the intercompany tax allocation policy between O'Sullivan and O'Sullivan Holdings, O'Sullivan remits to O'Sullivan Holdings an amount equal to its current tax liability calculated as if O'Sullivan filed a separate tax return.

         In 1994, RadioShack, then Tandy Corporation, completed an initial public offering of O'Sullivan
Holdings. In connection with the offering, O'Sullivan Holdings entered into a tax sharing and tax benefit reimbursement agreement with RadioShack.  O'Sullivan and RadioShack made elections under Sections 338(g) and
338(h)(10) of the Internal Revenue Code with the effect that the tax basis of O'Sullivan's assets was increased to the deemed purchase price of the assets, and an equal amount of such increase was included as taxable income in the consolidated federal tax return of RadioShack.  The result was that the tax basis of O'Sullivan's assets exceeded the historical book basis O'Sullivan used for financial reporting purposes.

         The increased tax basis of O'Sullivan's assets results in increased tax deductions and, accordingly, reduced its taxable income or increased its net operating loss.  Under the tax sharing agreement, O'Sullivan
Holdings is contractually obligated to pay RadioShack nearly all of the federal tax benefit expected to be realized with respect to such additional basis.  The payments under the agreement represent additional consideration for the stock of O'Sullivan Industries, Inc. and further increase the tax basis of its assets from the 1994 initial public offering when payments are made to RadioShack.

         To the extent the benefit of these basis step-up deductions caused O'Sullivan to have a federal taxable loss, O'Sullivan Holdings was only obligated to pay RadioShack to the extent that the benefits were used to reduce taxable income to zero.  Any additional tax deductions resulting from the step-up create a net operating loss ("NOL") carryforward on O'Sullivan's federal income tax return.  Under the terms of the tax sharing agreement, if O'Sullivan utilized this NOL carryforward to generate future tax savings, O'Sullivan Holdings was also obligated to remit that benefit received to RadioShack.

         Since 1994, O'Sullivan has treated the amount due to RadioShack by O'Sullivan Holdings as income tax expense when such amounts become payable and to the extent that O'Sullivan Holdings had sufficient consolidated taxable income.  Thus, O'Sullivan's tax expense approximated what it would have been in the absence of the section 338(h)(10) step-up in basis and the tax sharing agreement.

         Under this accounting method, the deferred tax asset from the step-up in basis, the future obligation to
RadioShack, and O'Sullivan Holdings' payments to RadioShack were not recorded on O'Sullivan's consolidated balance sheets because O'Sullivan deemed the benefits to be an asset of RadioShack.  When the tax benefits were received and paid to RadioShack, O'Sullivan recorded the payment as tax expense since this amount would have been paid as federal income taxes in the absence of the step-up in basis and the tax sharing agreement.

         In November 1999, O'Sullivan Holdings completed a leveraged recapitalization and merger transaction which significantly increased the debt of O'Sullivan.  As a result of the higher debt levels, O'Sullivan also experienced increased interest expense, which reduced the taxable income of O'Sullivan and also reduced the tax benefits used from the deductions arising from the step-up in basis.  O'Sullivan Holdings reduced its payments to
RadioShack accordingly.  RadioShack claimed that the deductions arising from the increased interest payments should not impact tax benefit payments due RadioShack under the tax agreement.  RadioShack pursued this matter and prevailed in an arbitration ruling in March 2002.  O'Sullivan Holdings reached a settlement agreement with
RadioShack in May 2002.  Pursuant to the settlement agreement, O'Sullivan Holdings paid RadioShack $24.6 million in May 2002 and an additional $3.1 million in June 2002.  The sum of these two payments ($27.7 million)
represented the amount due RadioShack under the settlement agreement through June 30, 2002.  These amounts represent the calculation of what benefits O'Sullivan would have realized had it not had the additional interest expense from the 1999 recapitalization and merger.  The settlement agreement requires calculations into the future and quarterly payments to RadioShack if O'Sullivan's taxable income adjusted for the additional interest expense shows that it would have realized the benefits had it not incurred the additional interest expense.  If on this basis, O'Sullivan could have used the deductions from the step-up in basis, O'Sullivan Holdings is required to make a payment to RadioShack even though O'Sullivan may not be receiving any current tax benefit from these deductions on its federal income tax return.

         Following the decision in the arbitration and the settlement agreement with RadioShack, O'Sullivan recorded the $24.6 million payment to RadioShack as a deferred tax asset at March 31, 2002.  O'Sullivan believed that this was appropriate as the payment represented the tax benefit O'Sullivan could realize from future use of net operating losses on its consolidated federal income tax returns if it had sufficient taxable income in the future.  After recording a tax provision of $3.4 million for the quarter ended March 31, 2002 and offsetting its deferred tax liabilities of $10.2 million, O'Sullivan had a net deferred tax asset of $11.0 million.

         Under SFAS 109, Accounting for Income Taxes, O'Sullivan must determine if it is more likely than not that its net deferred tax asset will be realized as a reduction in tax liabilities in the future. SFAS 109 requires objective evidence to support the more likely than not conclusion.  The arbitration decision dramatically affected O'Sullivan's liquidity, which reduced the amounts it could invest in sales efforts or cost improvements, as most free cash flow would now be used to pay RadioShack or repay O'Sullivan's indebtedness.  In addition, it became evident to O'Sullivan by March 2002 that the prolonged economic slowdown that started prior to September 11, 2001 was continuing.  This, coupled with the adverse effect on O'Sullivan's liquidity of the settlement, caused O'Sullivan to lower its projections of future taxable income. Accordingly, management projected O'Sullivan's expected future taxable income utilizing operating performance it achieved in fiscal 2002 assuming O'Sullivan's performance would be no better or worse over an extended period of time.  Such projections indicate that O'Sullivan would not have taxable income until 2009 when substantially all the tax benefit deductions had been taken.  At that point, the projections indicated that the net operating losses existing at that time would be utilized before they expire. However, O'Sullivan currently has and is expected to have taxable losses for a number of years in the future. Projections over a long time are inherently uncertain, and O'Sullivan cannot provide objective evidence that its operations in 2009 and beyond will produce sufficient taxable income.
As a result, O'Sullivan provided a valuation allowance in its March 2002 quarter of $11.0 million against all of its net deferred tax assets with a corresponding charge to income tax expense. Consistent with O'Sullivan's prior accounting, both before and after the 1999 recapitalization and merger, O'Sullivan did not record any deferred tax assets related to future deductions from the step-up in basis or any future obligations to O'Sullivan
Holdings related to the tax sharing agreement as they were still contingent upon its taxable income in the future.

         Similarly, in O'Sullivan's June, September and December 2002 financial statements, it accounted for each of O'Sullivan Holdings' payments to RadioShack in the same manner as the initial $24.6 million payment under the settlement agreement by  recording a deferred tax asset to the extent that O'Sullivan could not benefit currently from the increased deductions.  O'Sullivan then provided a valuation allowance against the additional deferred tax asset with a corresponding charge to income tax expense on a quarter by quarter basis.  O'Sullivan believed this method was in conformity with accounting principles generally accepted in the United States and consistent with its accounting for the tax sharing agreement since 1994.

         In the third quarter of fiscal 2003, O'Sullivan received a comment letter from the staff of the
Securities and Exchange Commission ("SEC") on the accounting for the tax sharing agreement.  In the course of preparing a response to the SEC staff's comment letter, O'Sullivan, reassessed the accounting for the tax sharing agreement in light of the arbitration settlement between O'Sullivan Holdings and RadioShack and concluded that the method of accounting for the tax sharing agreement should be changed. O'Sullivan determined that the deferred tax asset created by the step-up in basis and the additional basis from the probable future payments to
RadioShack should be recorded as of February 1994.  At the same time, O'Sullivan recorded a payable to parent equal to O'Sullivan Holdings' obligation to RadioShack.  The amounts of the deferred tax asset and the obligation to O'Sullivan Holdings were each $147.9 million at February 1994.  From 1994 through December 2001, the amounts of the deferred tax asset and the payable to O'Sullivan Holdings were reduced as O'Sullivan realized the benefits of the deferred tax asset and O'Sullivan Holdings paid RadioShack amounts due under the tax sharing agreement.

         At March 31, 2002, a full valuation allowance was provided against the $95.5 million net deferred tax asset, which consists of the $11.0 million valuation allowance originally recorded in the March 2002 quarter plus an additional $84.5 million representing the balance of the deferred tax asset at that time.  The valuation allowance at June 30, 2002 of $94.3 million together with the $4.4 million tax provision for the fiscal year represent the $98.7 million recorded as tax expense for the year ended June 30, 2002.  O'Sullivan recorded the valuation allowance because it was unable to determine, based on objective evidence, that it is more likely than not that O'Sullivan would be able to utilize its net operating losses prior to their expiration.  If at a future date O'Sullivan determines that some or all of the deferred tax asset will more likely than not be realized,
O'Sullivan will reverse the appropriate portion of the valuation allowance and credit income tax expense.

         O'Sullivan Holdings' remaining maximum obligation to RadioShack was $109.1 million at March 31, 2002.
O'Sullivan Holdings reduced the obligation by subsequent payments; the balance was $81.4 million at June 30, 2002
and $72.1 million at June 30, 2003.   O'Sullivan Holdings currently believes that it is probable that future payments to RadioShack will be made.

         In summary, instead of accounting for O'Sullivan's deferred tax assets resulting from the step-up in basis as tax expense through a valuation allowance on a quarter by quarter basis as O'Sullivan makes payments to
RadioShack under the tax sharing agreement, O'Sullivan revised its accounting to record the aggregate deferred tax asset and the obligation to O'Sullivan Holdings in February 1994.  The deferred tax asset has been reduced as
O'Sullivan realized the benefits from 1994 to March 2002 and was fully offset by the March 2002 valuation allowance.  Therefore, this revised method of accounting will increase O'Sullivan's net income (or reduce
O'Sullivan's net loss) by the amount O'Sullivan Holdings pays RadioShack for each quarterly period after March
31, 2002 through the quarter ending March 31, 2009 or until O'Sullivan can determine, based on objective evidence, that it is more likely than not that O'Sullivan will be able to utilize its net operating losses prior to their expiration and reverses all or a portion of the valuation allowance on its deferred tax assets.

         The expected timing or amounts of O'Sullivan Holdings' payments to RadioShack are not affected by the revised method of accounting, although the future payments to RadioShack are contingent upon O'Sullivan Holdings'
achieving consolidated taxable income calculated on the basis stipulated in the settlement agreement.

Note 4--Restructuring Charges.

         In the fourth quarter of fiscal 2003, O'Sullivan determined to reduce its operations at its South
Boston, Virginia facility to one shift.  As a result, O'Sullivan reduced its workforce by about 200 people in
Virginia. O'Sullivan also reduced its corporate staff in Lamar, Missouri by about 40 people, or about 15%.  In connection with these reductions, O'Sullivan incurred severance costs of approximately $1.5 million, which it recorded as a restructuring charge in the fourth quarter of fiscal 2003.  Substantially all of the severance will be paid within one year.

         In January 2001, O'Sullivan closed its Cedar City, Utah production facility.  Fixed assets with a net book value of $20.3 million were written down to estimated fair value, less cost to sell, resulting in an impairment charge of approximately $8.7 million in the second quarter of fiscal 2001.  An additional impairment charge of $540,000 was recognized in the quarter ended March 31, 2003.  The additional charge resulted from subsequent changes in the carrying amount of the assets held for sale due to unfavorable market conditions.

         In June 2003, O'Sullivan sold the land and building it owned in Cedar City, Utah.  The net proceeds from the sale were used to reduce indebtedness under O'Sullivan's senior credit facility.  The sale did not require a further significant adjustment to the carrying value of the land and building.  No significant assets remain from the closing of the facility.

         The components of the restructuring charge and an analysis of the amounts charged against the accrual are outlined below:

                                                           Charges                         Charges
                                                           through         Balance         through         Balance
                                           Original        June 30,        June 30,        June 30,       June 30,
        Restructuring Charges              Accrual           2001            2001            2002           2002
                                                                       (in thousands)
Employee termination benefits           $     1,302     $       915     $       387     $       387     $         -
Other Utah facility exit costs                  527             282             245             245               -
Total                                   $     1,829     $     1,197     $       632     $       632     $         -

===================================================================================================================
Note 5--Derivative Financial Instruments.

         O'Sullivan adopted SFAS 133 on July 1, 2000.  As required by the transition provisions of SFAS 133,
O'Sullivan recorded a net-of-tax cumulative-effect type loss of $95,000 in fiscal 2001 to recognize the fair value of its derivatives.

         As required under its senior credit facility, O'Sullivan hedged one-half of its term loans with an initial notional amount of $67.5 million with a three-year, costless interest rate collar.  The collar, which expired in March 2003, was based on three-month LIBOR with a floor of 6.43% and a ceiling of 8.75%.  O'Sullivan recorded additional (reduced) interest expense of $(2.1 million), $(5,000) and $2.1 million for fiscal 2003, 2002 and 2001, respectively.  These amounts represent the changes in fair value of the interest rate collar.  At June
30, 2002, the fair value of the interest rate collar of $2.1 million was recorded in accrued liabilities in the consolidated balance sheets.

Note 6--Inventory.

Inventory consists of the following:

                                                   June 30,
                                             2003            2002
                                                (in thousands)
Finished goods                          $      37,744   $      39,199
Work in process                         3,923           5,158
Raw materials                                  10,759           8,040
                                        $      52,426   $      52,397

Note 7--Property, Plant and Equipment.
===================================================================================================================

Property, plant and equipment consists of the following:

                                                   June 30,
                                             2003            2002
                                                (in thousands)
Land                                    $         723   $         414
Buildings and improvements                     34,660          34,123
Machinery and equipment                       137,856         131,887
Construction in progress                          220             667
                                         173,459         167,091
Less: accumulated depreciation           (101,592)       (87,947)
                                        $      71,867   $      79,144

         Depreciation expense was $13.3 million, $14.2 million and $12.8 million for fiscal 2003, 2002 and 2001, respectively, of which $11.4 million, $12.1 million, and $10.6 million, respectively, was included in cost of sales.
===================================================================================================================

Note 8--Accrued Liabilities.

Accrued liabilities consists of the following:

                                                   June 30,
                                             2003            2002
                                                (in thousands)
Accrued employee compensation           $       6,302   $      10,953
Accrued interest                                3,170           2,839
Accrued termination benefits                    1,509               -
Other current liabilities                         482           4,596
                                        $      11,463   $      18,388

Note 9--Long-Term Debt and Other Borrowing Arrangements.
===================================================================================================================

Long-term debt consists of the following:

                                                   June 30,
                                             2003            2002
                                                (in thousands)
Senior term loan, tranche A             $      10,593   $      25,247
Senior term loan, tranche B                    77,673          87,285
Industrial revenue bonds                       10,000          10,000
Senior subordinated notes                      95,743          95,350
Total debt                                    194,009         217,882
Less current portion                           (4,039)         (4,430)
Total long-term debt                    $     189,970   $     213,452

         Total debt, including the discount, net of accretion, of $4.3 million on the senior subordinated notes, matures as follows (in thousands):
===================================================================================================================

2004                 $        4,039
2005                          6,417
2006                         16,069
2007                         61,741
2008                              0
Thereafter                  110,000
                     $      198,266

         Senior Credit Facility.  O'Sullivan Industries is the obligor under a senior credit facility totaling
$175.0 million.  O'Sullivan Industries entered into an agreement for the senior credit facility on November 30,
1999. The senior credit facility consisted of the following:
===================================================================================================================

o        Senior  term loan,  tranche  A--$35.0  million  term loan  facility  payable in 23  quarterly  installments beginning March 31, 2000.  The outstanding balance has been reduced to $10.6 million.

o        Senior term loan,  tranche  B--$100.0  million  term loan  facility  payable in 26  quarterly  installments beginning March 31, 2001.  The balance of these loans has been reduced to $77.7 million.

o        Revolving credit  facility--$30.0  million  revolving credit facility due November 30, 2005, which includes a $15.0  million  letter of credit  subfacility  and a $5.0 million swing line  subfacility.  At June
              30,  2003,   O'Sullivan  had  no  borrowings   outstanding  on  the  revolving  credit  facility  and
              approximately $13.5 million of letters of credit outstanding.

         O'Sullivan Industries' obligations under the senior credit facility are secured by first priority liens and security interests in the stock of O'Sullivan Industries, O'Sullivan Industries - Virginia and O'Sullivan
Furniture Factory Outlet, Inc. and substantially all of the assets of O'Sullivan Industries, O'Sullivan
Industries - Virginia and O'Sullivan Furniture Factory Outlet, Inc.

         The senior credit facility and notes are subject to certain financial and operational covenants and other restrictions, including among others, a requirement to maintain certain financial ratios and restrictions on O'Sullivan Industries' ability to make capital expenditures, sell assets, sell securities, engage in acquisitions and incur additional indebtedness.  In addition, the agreements effectively prohibit the payment of dividends on O'Sullivan stock.

         The senior credit facility was amended as of January 30, 2001.  The primary changes to the senior credit facility were to the covenants for minimum consolidated EBITDA, consolidated leverage ratios, consolidated interest coverage ratio and the consolidated fixed charge coverage ratio.  The amended covenants are less restrictive than those in the original senior credit facility.  The amendment also required a $10.0 million prepayment of the term loans on or before June 30, 2001.  The prepayment was completed on May 1, 2001.

         The senior credit facility was further amended in May 2002.  The amendment excludes from the definition of consolidated fixed charges $27.0 million paid by O'Sullivan Holdings to RadioShack Corporation pursuant to the tax sharing agreement in the quarter ended June 30, 2002.

         As of June 30, 2003, O'Sullivan executed an additional amendment to its senior credit facility.  The amendment revises certain financial covenants for quarters ending June 30, 2003 through June 30, 2004.  The amendment made several other changes to the senior credit facility, including reducing the revolving credit commitment from $40.0 million to $30.0 million and increasing the excess cash flow prepayment percentage from 75%
to 100%.  The interest rate on loans under the senior credit facility was increased  to a Eurodollar rate plus
4.75% or prime plus 3.75% for revolving credit and tranche A term loans and a Eurodollar rate plus 5.25% or a base rate plus 4.25% for tranche B term loans.  O'Sullivan Industries also pays a quarterly fee equal to 0.5% per annum of the unused commitment under the senior credit facility.  On June 30, 2003, the interest rate for tranche
A loans was 6.1%.  The interest rate for tranche B loans was 6.6%.  In addition, O'Sullivan will pay additional interest of 2.0% on the outstanding balance of the tranche B loans on July 2, 2004 or when the loans are repaid.
At June 30, 2003, O'Sullivan was in compliance with the amended debt covenants.

         The restriction on the incurrence of additional indebtedness in the senior credit facility limited
O'Sullivan Industries' ability to incur additional debt to approximately $4.1 million on June 30, 2003.  In addition, about $1.5 million of the line of credit can be used for letters of credit.

         Refinancing.  On September 29, 2003, O'Sullivan issued $100.0 million of privately placed 10.63% senior secured notes maturing on October 1, 2008.  The notes were issued at a price of 95% providing $95.0 million in cash proceeds before expenses related to the issuance, which are estimated to be about $5 million.  The proceeds were used to repay the term loans under O'Sullivan's senior credit facility.  The notes are secured by a first-priority security interest in and lien on substantially all of O'Sullivan's assets (and on O'Sullivan's capital stock) other than accounts receivable, inventory, capital stock of O'Sullivan's subsidiaries, deposit accounts, certain books and records and certain licenses, and by a second-priority security interest in and lien on substantially all of O'Sullivan's accounts receivable, inventory, deposit accounts, certain books and records and certain licenses.  The notes are guaranteed by O'Sullivan Holdings, O'Sullivan Industries - Virginia and
O'Sullivan Furniture Factory Outlet, Inc. O'Sullivan also entered into a registration rights agreement pursuant to which it is obligated to file a registration statement with respect to an offer to exchange the notes for a new issue of identical notes registered under the Securities Act of 1933, as amended, within 90 days after this offering closes, and to use all commercially reasonable efforts to cause the registration statement to declared effective on or prior to 180 days after the notes were issued.  O'Sullivan may also be required under certain circumstances to provide a shelf registration statement to cover resales of the notes.

         On September 29, 2003, O'Sullivan, O'Sullivan Industries - Virginia and O'Sullivan Furniture Factory
Outlet, Inc. also entered into a new asset-based credit agreement which permits revolving borrowings of up to
$40.0 million to the extent of availability under a collateral borrowing base.  The credit agreement has a $25.0 million sub- limit for letters of credit, of which O'Sullivan is currently utilizing approximately $14.0 million.  The credit agreement is secured by a first-priority security interest in and lien on substantially all of O'Sullivan's accounts receivable, inventory, deposit accounts, certain books and records and certain licenses, and a second-priority security interest in and lien on substantially all of its assets other than accounts receivable, inventory, capital stock of O'Sullivan and its subsidiaries, deposit accounts, certain books and records and certain licenses.  O'Sullivan Holdings guaranteed the obligations under the credit agreement.  The interest rate on loans under the credit agreement is a LIBOR rate plus 2.5% or an index rate plus 1.0%.  A fee equal to 0.5% per annum is paid on the unused commitment under the credit agreement.  O'Sullivan Industries -
Virginia and O'Sullivan Furniture Factory Outlet, Inc. are also parties to the credit agreement.  No loans were outstanding under the credit agreement as of September 29, 2003.

         In connection with the repayment of the term loans and the termination of the revolving credit facility under the senior credit facility, O'Sullivan will expense approximately $2.3 million of unamortized issuance costs related to the facility in the first quarter of fiscal 2004.

         Industrial Revenue Bonds.  O'Sullivan Industries - Virginia is obligor on $10.0 million of variable rate industrial revenue bonds ("IRB's") that mature on October 1, 2008.  Interest on the IRB's is paid monthly.  The loan is secured by a $10.2 million standby letter of credit under the credit agreement.  At June 30, 2003 the interest rate on these bonds was about 1.27%.  A letter of credit provides liquidity and credit support for the
IRB's; the cost of the letter of credit was an additional 3.25% in fiscal 2003.  Effective June 30, 2003 the cost increased to 4.75%.

         Senior Subordinated Notes.  The senior subordinated notes issued by O'Sullivan Industries totaling
$100.0 million bear interest at the rate of 13.375% per annum and are due in 2009.  The notes were sold at
98.046% of their face value.  Interest is payable semiannually on April 15 and October 15.  The senior subordinated notes contain various covenants including restrictions on additional indebtedness based on EBITDA coverage.  In connection with these notes, O'Sullivan Holdings issued warrants to purchase 93,273 shares of
O'Sullivan Holdings common stock at an exercise price of $0.01 per share and 39,273 shares of O'Sullivan Holdings
Series B junior preferred stock at an exercise price of $0.01 per share.  The warrants were immediately exercisable and were recorded at their fair value of $3.5 million.  The notes were recorded net of discount, which consists of $2.0 million of original issue discount and $3.5 million of the original proceeds allocated to the estimated fair value of the warrants and which has been classified as paid-in capital in the consolidated balance sheets.

         The original issue discount and the warrants are amortized over the life of the notes using the effective interest rate method.  Expenses related to the issuance of the debt financing as part of the 1999 recapitalization and merger were approximately $13.0 million and have been capitalized and recorded as other assets.  Of this amount, $1.0 million was paid to Bruckmann, Rosser, Sherrill & Co., LLC ("BRS, LLC").

Note 10--Income Taxes.

         The income tax provision consists of the following:

                                                                                  For the year ended June 30,
                                                                              2003           2002           2001
                                                                                        (in thousands)
Current:
     Federal                                                              $         -    $      (818)   $       (68)
     State                                                                          -            320             17
                                                                                    -           (498)           (51)
Deferred                                                                            -         99,211         (3,329)
                                                                          $         -    $    98,713    $    (3,380)

The following table reconciles O'Sullivan's federal corporate statutory rate and its effective income tax rate:
===================================================================================================================

                                                                                  For the year ended June 30,
                                                                              2003           2002           2001
Statutory rate                                                                     35.0%          35.0%          35.0%
State income taxes, net of federal benefit                                          -              1.6           (1.6)
Goodwill amortization                                                               -              -              2.5
Valuation allowance                                                               (35.0)         649.0            -
Other, net                                                                          -             (1.0)          (0.9)
Effective tax rate                                                                  0.0%         684.6%          35.0%

Deferred tax assets and liabilities consist of the following:
===================================================================================================================

                                                                                                  June 30,
                                                                                             2003           2002
                                                                                               (in thousands)

Deferred tax assets:
Allowance for doubtful accounts                                                         $      1,102    $      1,517
Insurance liabilities                                                                            370             606
Accrued compensation                                                                           3,498           3,402
Inventories                                                                                    1,561           1,621
Other                                                                                            400             425
Section 338 deductions for future periods and unpaid liability to RadioShack                  72,067          81,374
Net operating loss carryforwards                                                              28,986          20,040
Subtotal                                                                                     107,984         108,985
Valuation allowance                                                                          (93,642)        (94,327)
Total deferred tax assets                                                                     14,342          14,658

Deferred tax liabilities:
Depreciation and amortization                                                                (12,048)        (13,101)
Other                                                                                         (2,294)         (1,557)
     Total deferred tax liabilities                                                          (14,342)        (14,658)
         Net deferred tax asset                                                         $          -    $          -

         O'Sullivan recorded no tax expense in the year ended June 30, 2003.  O'Sullivan recorded tax expense of
$98.7 million for the year ended June 30, 2002 that included a valuation allowance of $94.3 million.  See Note 3 for a discussion of O'Sullivan's accounting with respect to the tax sharing agreement between RadioShack
Corporation and O'Sullivan.
===================================================================================================================

Note 11--Stock Options.

         In January 2000, O'Sullivan Holdings adopted its 2000 Common Stock Option Plan.  Pursuant to this plan,
O'Sullivan Holdings may issue up to 81,818 shares of O'Sullivan Holdings common stock to employees of
O'Sullivan.  The exercise price for shares issued under the plan is equal to the fair market value on the date of grant. Options issued pursuant to the plan will vest in five annual installments if certain performance targets are met; otherwise, the options will vest in seven years from their date of grant or one day prior to their expiration.  On June 19, 2000, the compensation committee of O'Sullivan Holdings granted options to purchase
75,800 shares of common stock at an exercise price of $1.90 per share, which was the estimated fair value of the underlying common stock at the date of grant.  The expiration date of these options is November 30, 2009.  Twenty percent of these options were exercisable at June 30, 2003.

         In November 2001, O'Sullivan Holdings adopted its 2001 Director Common Stock Option Plan.  Pursuant to
this plan, O'Sullivan Holdings may issue up to 15,000 shares of O'Sullivan Holdings common stock to O'Sullivan
Holdings directors who are not employees of, or consultants to, O'Sullivan or BRS or any affiliate of BRS.  The exercise price for shares issued under the plan is equal to the fair market value on the date of grant.  Options issued pursuant to the plan will vest in three equal annual installments.  On November 15, 2001, the Board granted options to purchase 6,000 shares of common stock at an exercise price of $1.90 per share, which was the estimated fair value of the underlying common stock at the date of grant.  The expiration date of these options is November 15, 2011. Two thousand of these options were exercisable at June 30, 2003.

                                    Summary of Common Stock Option Transactions
                                           (share amounts in thousands)

                                                  June 30, 2003            June 30, 2002           June 30, 2001
                                                          Weighted                 Weighted                Weighted
                                                          Average                  Average                 Average
                                                          Exercise                 Exercise                Exercise
                                                Shares      Price       Shares       Price       Shares      Price
Outstanding at beginning of year                    82    $      1.90       76     $      1.90       76    $      1.90
Grants                                               -                       6            1.90        1           1.90
Exercised                                            -                       -                        -           -
Converted into Series A junior preferred
  stock options                                      -                       -                        -           -
Extinguished and exchanged for senior
  preferred stock and cash                           -                       -                        -           -
Canceled                                            (1)          1.90        -                       (1)          1.90
Outstanding at end of year                          81           1.90       82            1.90       76           1.90
Exercisable at end of year                          17           1.90       15            1.90       15           1.90
Weighted average fair value of options
  granted during the year                                 $    N/A                 $      0.37             $      0.43

         In the 1999 recapitalization and merger, O'Sullivan Holdings issued options to purchase 60,318.67 shares of its Series A junior preferred stock, par value $0.01 per share, in exchange for certain options held by management participants in the buyout. All of these options are currently vested and exercisable and expire on
December 31, 2025.  The agreements for the options to purchase O'Sullivan's Series A junior preferred stock provide for a special accrual at the rate of 14% per annum on the difference between the liquidation value of the stock ($150.00 per share) and the exercise price of the option ($50.00 per share). The special accrual accrues at the same time and in the same manner as would dividends on issued and outstanding shares of O'Sullivan Holdings'
Series A junior preferred stock. No amount is payable until the exercise of the option, and payment is further subject to the terms of any debt agreement of O'Sullivan. When made, payment of the special accrual may be made in cash or by a reduction in the exercise price for the option. The special accrual approximated $1.2 million,
$1.1 million and $946,000 for fiscal 2003, 2002 and fiscal 2001, respectively, and is included in selling, marketing and administrative expense in the consolidated statements of operations.
===================================================================================================================

         O'Sullivan accounts for stock-based compensation for employees under APB No. 25 and has adopted the disclosure-only provisions of SFAS 123.  Accordingly, no stock-based compensation cost has been recognized for options except as mentioned above.  See Note 2 for the pro forma disclosures had compensation cost for stock option plans been determined in accordance with the provisions of SFAS 123.

Note 12--Employee Benefit Plans.

         Prior to December 31, 2002, O'Sullivan Holdings maintained a stock purchase program that was available to most employees.  The stock purchase program (the "SPP"), as amended, allowed a maximum employee contribution of 5%, while O'Sullivan's matching contribution was 25%, 40% or 50% of the employee's contribution, depending on the length of the employee's participation in the program.  The program invested contributions in a broad-based mutual fund.  The matching contributions to the stock purchase program were $307,000, $640,000 and $673,000 in fiscal years 2003, 2002 and 2001, respectively.  O'Sullivan Holdings terminated the SPP effective December 31,
2002.

         O'Sullivan Holdings also has a Savings and Profit Sharing Plan in which most employees are eligible to participate.  Under the savings or 401(k) portion of the plan, employees may contribute from 1% to 50% of their compensation (subject to certain limitations imposed by the Internal Revenue Code).  Prior to January 1, 2003,
O'Sullivan made matching contributions equal to 50% of the first 5% of eligible employee contributions.  The matching contribution increased to 100% of the first 5% of eligible employee contributions effective January 1,
2003.  Under the profit sharing portion of the plan, O'Sullivan may contribute annually an amount determined by the Board of Directors. Employer matching contributions vest immediately, while profit sharing contributions vest
100% when the employee has five years of service with O'Sullivan.  For fiscal 2003, 2002 and 2001, O'Sullivan accrued approximately $0, $2.2 million, and $0 respectively, for the profit sharing portion of the plan.  The matching contributions to the savings portion of the plan were $858,000, $458,000 and $600,000 in fiscal years
2003, 2002 and 2001, respectively.

         Effective July 1, 1997, O'Sullivan Holdings implemented its Deferred Compensation Plan.  This plan is available to employees of O'Sullivan deemed to be "highly compensated employees" pursuant to the Internal Revenue
Code.  O'Sullivan makes certain matching and profit sharing accruals to the accounts of participants.  All amounts deferred or accrued under the terms of the plan represent unsecured obligations of O'Sullivan Holdings to the participants.  Matching and profit sharing accruals under this plan were not material in fiscal 2003, 2002 or
2001.

Note 13--Condensed Consolidating Financial Information.

         As discussed in Note 10, in November 1999 O'Sullivan issued $100 million of 13.375% senior subordinated notes due 2009.  These notes were unsecured obligations of O'Sullivan; however, they were guaranteed on an unsecured basis by O'Sullivan Industries - Virginia and any future subsidiaries created, including O'Sullivan
Furniture Factory Outlet, Inc., which commenced operations in April 2002.  The guarantees are full and unconditional.  In fiscal 2000, O'Sullivan exchanged the notes issued in November 1999 for notes with substantially identical terms and associated guarantees.  The exchange notes have been registered under the
Securities Act of 1933, as amended.

         The accompanying condensed consolidating financial information has been prepared and presented pursuant to SEC rules and regulations.

Condensed Consolidating Statements of Operations

                                                                   For the year ended June 30, 2003
                                                                            (in thousands)
                                                     --------------------------------------------------------------
                                                                     Guarantor     Consolidating
                                                     O'Sullivan    Subsidiaries     Adjustments      Consolidated
                                                     ------------  -------------------------------  ---------------

Net sales                                          $    204,181  $     84,971    $            -   $     289,152
Cost of sales                                           148,754        66,223                 -         214,977
                                                     ------------  --------------  ---------------  ---------------

Gross profit                                             55,427        18,748                 -          74,175

Operating expenses:
    Selling, marketing and administrative                37,279         8,184                 -          45,463
    Restructuring charge                                  1,863           186                 -           2,049
                                                     ------------  --------------  ---------------  ---------------
Total operating expenses                                 39,142         8,370
                                                     ------------  --------------  ---------------  ---------------

Operating income                                         16,285        10,378                 -          26,663
Other income (expense):
    Interest expense                                    (21,277)         (496)                -         (21,773)
    Interest income                                         243             -                 -             243
    Other financing costs                                  (445)            -                 -            (445)
    Equity in earnings of subsidiaries                    9,882             -            (9,882)              -
                                                     ------------  --------------  ---------------  ---------------

Income before income tax provision                        4,688         9,882            (9,882)          4,688
Income tax provision                                          -             -                 -               -
                                                     ------------  --------------  ---------------  ---------------

Net income                                         $      4,688  $      9,882    $       (9,882)  $       4,688
                                                     ============  ==============  ===============  ===============

                                                                   For the year ended June 30, 2002
                                                                            (in thousands)
                                                     --------------------------------------------------------------
                                                                     Guarantor     Consolidating
                                                     O'Sullivan    Subsidiaries     Adjustments      Consolidated
                                                     ------------  --------------  ---------------  ---------------

Net sales                                          $    243,563  $    105,535    $            -   $     349,098
Cost of sales                                           173,960        80,702                 -         254,662
                                                     ------------  --------------  ---------------  ---------------

Gross profit                                             69,603        24,833                 -          94,436

Operating expenses:
    Selling, marketing and administrative                43,397        10,933                 -          54,330
                                                     ------------  --------------  ---------------  ---------------

Operating income                                         26,206        13,900                 -          40,106
Other income (expense):
    Interest expense                                    (25,267)         (585)                -         (25,852)
    Interest income                                         370             -                 -             370
    Other financing costs                                  (204)            -                 -            (204)
    Equity in loss of subsidiaries                      (11,293)            -            11,293               -
                                                     ------------  --------------  ---------------  ---------------

Income (loss) before income tax provision               (10,188)       13,315            11,293          14,420
Income tax provision                                     74,105        24,608                 -          98,713
                                                     ------------  --------------  ---------------  ---------------

Net loss                                           $    (84,293) $    (11,293)   $       11,293   $     (84,293)
                                                     ============  ==============  ===============  ===============

                                                                   For the year ended June 30, 2001
                                                                            (in thousands)
                                                                      Guarantor      Consolidating
                                                    O'Sullivan       Subsidiary       Adjustments      Consolidated
Net sales                                        $      254,538    $      104,273   $            -    $      358,811
Cost of sales                                           190,870            78,850                -           269,720
Gross profit                                             63,668            25,423                -            89,091

Operating expenses:
   Selling, marketing and administrative                 41,253            15,208                -            56,461
   Restructuring charge                                  10,506                 -                -            10,506
Total operating expenses                                 51,759            15,208                -            66,967

Operating income                                         11,909            10,215                -            22,124

Other income (expense):
   Interest expense                                     (30,610)           (1,070)               -           (31,680)
   Interest income                                          474                 -                -               474
   Other financing costs                                   (574)                -                -              (574)
   Equity in earnings of subsidiary                       6,003                 -           (6,003)                -

Income (loss) before income tax provision and
     cumulative effect of accounting change             (12,798)            9,145           (6,003)           (9,656)
Income tax provision (benefit)                           (6,522)            3,142                -            (3,380)
Income (loss) before cumulative effect of
     accounting change                                   (6,276)            6,003           (6,003)           (6,276)
Cumulative effect of accounting change, net of              (95)                -                -               (95)
     income tax benefit of $53
Net income (loss)                                $       (6,371)   $        6,003   $       (6,003)   $       (6,371)

===================================================================================================================

Condensed Consolidating Balance Sheets
                                                                            June 30, 2003
                                                                           (in thousands)

                                                   ----------------------------------------------------------------
                                                     O'Sullivan      Guarantor     Consolidating     Consolidated
                                                                   Subsidiaries     Adjustments
                                                     ------------  --------------  ---------------  ---------------

                      Assets
    Current assets                                 $     74,930  $     13,277    $           -    $      88,207
    Property, plant and equipment, net                   40,356        31,511                -           71,867
    Other assets                                          8,896            86                -            8,982
    Investment in subsidiaries                           33,725             -          (33,725)               -
    Goodwill                                             38,088             -                -           38,088
    Receivable from subsidiary-tax sharing
         agreement                                            -        33,425          (33,425)               -
                                                     ------------  --------------  ---------------  ---------------
             Total assets                          $    195,995  $     78,299    $     (67,150)   $     207,144
                                                     ============  ==============  ===============  ===============

  Liabilities and Stockholder's Equity (Deficit)
    Current liabilities                            $     20,951  $     20,848    $           -    $      41,799
    Long-term debt                                      179,970        10,000                -          189,970
    Other liabilities                                     2,439             -                -            2,439
    Payable to parent-tax sharing agreement              51,543        13,726                -           65,269
    Other payable to parent                              34,615             -          (33,425)           1,190
    Stockholder's equity (deficit)                      (93,523)       33,725          (33,725)         (93,523)
                                                     ------------  --------------  ---------------  ---------------
             Total liabilities and stockholder's        195,995  $     78,299    $     (67,150)   $     207,144
equity (deficit)                                   $
                                                     ============  ==============  ===============  ===============

                                                                             June 30, 2002
                                                                            (in thousands)
                                                     --------------------------------------------------------------
                                                     --------------------------------------------------------------
                                                     O'Sullivan      Guarantor     Consolidating     Consolidated
                                                                   -------------   --------------
                                                                   Subsidiaries     Adjustments

                      Assets
    Current assets                                 $     92,372  $     15,602    $            -   $     107,974
    Property, plant and equipment, net                   45,042        34,102                 -          79,144
    Other assets                                         18,842           102                 -          18,944
    Investment in subsidiaries                           23,843             -           (23,843)              -
    Goodwill                                             38,088             -                 -          38,088
    Receivable from subsidiary-tax sharing
--------------------------------------------------
         Agreement                                            -        19,764           (19,764)              -
             Total assets                          $    218,187  $     69,570    $      (43,607)  $     244,150

  Liabilities and Stockholder's Equity (Deficit)
    Current liabilities                            $     35,473  $     20,932    $            -   $      56,405
    Long-term debt                                      203,452        10,000                 -         213,452
    Other liabilities                                     2,570             -                 -           2,570
    Payable to parent-tax sharing agreement              55,559        14,795                 -          70,354
    Other payable to parent                              19,945             -           (19,764)            181
    Stockholder's equity (deficit)                      (98,812)       23,843           (23,843)        (98,812)
             Total liabilities and stockholder's
-------------------------------------------------- $
                  Equity (deficit)                      218,187  $     69,570    $      (43,607)  $     244,150

===================================================================================================================

Condensed Consolidating Statements of Cash Flows
                                                                   For the year ended June 30, 2003
                                                                            (in thousands)
                                                     --------------------------------------------------------------
                                                                     Guarantor     Consolidating
                                                     O'Sullivan    Subsidiaries     Adjustments      Consolidated
                                                     ------------  -------------------------------  ---------------

Net cash flows  provided  by (used for)  operating
   activities:                                     $   (1,654)   $     15,403    $            -   $      13,749
                                                     ------------  --------------  ---------------  ---------------

Investing activities:
    Capital expenditures                               (3,310)         (1,771)                -          (5,081)
    Repayment of loans to affiliates                   13,662               -           (13,662)              -
    Proceeds on sale of assets                          6,788               -                 -           6,788
                                                     ------------  --------------  ---------------  ---------------
           Net                                         17,140          (1,771)          (13,662)          1,707
                                                     ------------  --------------  ---------------  ---------------

Financing activities:
     Advances (repayment) of loans from affiliates      1,009         (13,662)           13,662           1,009
    Repayment of borrowings                           (24,265)              -                 -         (24,265)
                                                     ------------  --------------  ---------------  ---------------
           Net                                        (23,256)        (13,662)           13,662         (23,256)
                                                     ------------  --------------  ---------------  ---------------

Cash and cash equivalents:
    Net decrease in cash and cash equivalents          (7,770)            (30)                -          (7,800)
     Cash and cash equivalents, beginning of
        period                                         15,648             129                 -          15,777
                                                     ------------  --------------  ---------------  ---------------
    Cash and cash equivalents, end of period       $    7,878    $         99    $            -   $       7,977
                                                     ============  ==============  ===============  ===============

                                                                   For the year ended June 30, 2002
                                                                            (in thousands)
                                                     --------------------------------------------------------------
                                                     O'Sullivan      Guarantor     Consolidating     Consolidated
                                                                   Subsidiaries     Adjustments
                                                     ------------  --------------  ---------------  ---------------

Net cash flows provided by operating activities:   $    7,022    $     18,093    $            -   $      25,115
                                                     ------------  --------------  ---------------  ---------------

Investing activities:
    Capital expenditures                               (6,170)         (2,474)                -          (8,644)
    Repayment of loans to affiliates                   15,494               -           (15,494)              -
                                                     ------------  --------------  ---------------  ---------------
           Net                                          9,324          (2,474)          (15,494)         (8,644)
                                                     ------------  --------------  ---------------  ---------------

Financing activities:
    Advances (repayment) of loans from affiliates         790         (15,494)           15,494             790
    Repayment of borrowings                            (8,544)              -                 -          (8,544)
                                                     ------------  --------------  ---------------  ---------------
           Net                                         (7,754)        (15,494)           15,494          (7,754)

Cash and cash equivalents:
    Net increase in cash and cash equivalents           8,592             125                 -           8,717
    Cash and cash equivalents, beginning of period      7,056               4                 -           7,060
                                                     ------------  --------------  ---------------  ---------------
    Cash and cash equivalents, end of period       $   15,648    $        129    $            -   $      15,777
                                                     ============  ==============  ===============  ===============

                                                                   For the year ended June 30, 2001
                                                                            (in thousands)
                                                     --------------------------------------------------------------
                                                     O'Sullivan      Guarantor     Consolidating     Consolidated
                                                                   Subsidiaries     Adjustments
                                                     ------------  --------------  ---------------  ---------------

Net cash flows provided by operating activities:   $   10,012    $     15,004    $            -   $      25,016
                                                     ------------  --------------  ---------------  ---------------

Investing activities:
    Capital expenditures                               (6,390)        (10,421)                -         (16,811)
    Repayment of loans to affiliates                    4,583               -            (4,583)              -
                                                     ------------  --------------  ---------------  ---------------
         Net                                           (1,807)        (10,421)           (4,583)        (16,811)
                                                     ------------  --------------  ---------------  ---------------

Financing activities:
    Repayment of loans from affiliates                    (88)         (4,583)            4,583             (88)
    Repayment of borrowings                           (12,924)              -                 -         (12,924)
                                                     ------------  --------------  ---------------  ---------------
         Net                                          (13,012)         (4,583)            4,583         (13,012)

Cash and cash equivalents:
    Net decrease in cash and cash equivalents          (4,807)              -                 -          (4,807)
    Cash and cash equivalents, beginning of period     11,863               4                 -          11,867
                                                     ------------  --------------  ---------------  ---------------
    Cash and cash equivalents, end of period       $    7,056    $          4    $            -   $       7,060
                                                     ============  ==============  ===============  ===============

Note 14--Termination Protection Agreements.

         O'Sullivan Holdings has entered into Termination Protection Agreements with its officers.  These
Termination Protection Agreements, all of which are substantially similar, have initial terms of two years which automatically extend to successive one-year periods unless terminated by either party.  If the employment of any of these officers is terminated, with certain exceptions, within 24 months following a change in control, the officers are entitled to receive certain cash payments, as well as the continuation of fringe benefits for a period of up to twelve months.  Additionally, all benefits under the Savings and Profit Sharing Plan and the
Deferred Compensation Plan vest, all restrictions on any outstanding incentive awards or shares of restricted common stock will lapse and such awards or shares will become fully vested, all outstanding stock options will become fully vested and immediately exercisable, and O'Sullivan Holdings will be required to purchase for cash, on demand made within 60 days following a change in control, any shares of unrestricted common stock and options for shares at the then current per-share fair market value.  The agreements also provide one year of outplacement services for the officer and that, if the officer moves more than 20 miles from his primary residence in order to accept permanent employment within 36 months after leaving O'Sullivan Holdings, O'Sullivan Holdings will, upon request, repurchase the officer's primary residence at a price determined in accordance with the agreement.

         Under the Termination Protection Agreements, a "Change in Control" will be deemed to have occurred if either (i) any person or group acquires beneficial ownership of 15% of the voting securities of O'Sullivan
Holdings; (ii) there is a change in the composition of a majority of the board of directors within any two-year period which is not approved by certain of the directors who were directors at the beginning of the two-year period; (iii) the stockholders of O'Sullivan Holdings approve a merger, consolidation or reorganization involving
O'Sullivan Holdings; (iv) there is a complete liquidation or reorganization involving O'Sullivan Holdings; or (v)
O'Sullivan Holdings enters into an agreement for the sale or other disposition of all or substantially all of the assets of O'Sullivan Holdings.

Note 15--Related Party Transactions.

         BRS.  O'Sullivan entered into a management services agreement with BRS, LLC for strategic and financial advisory services on November 30, 1999. The fee for these services is the greater of (a) 1% of O'Sullivan's consolidated cash flow (as defined in the indenture related to the O'Sullivan senior subordinated notes) or (b)
$300,000 per year.  Under the management services agreement, BRS, LLC can also receive reimbursement for expenses.

         The credit agreement, the indenture for the senior secured notes and the management services agreement all contain certain restrictions on the payment of the management fee.  The management services agreement provides that no cash payment for the management fee can be made unless the fixed charge coverage ratio (as defined in the indenture for the senior subordinated notes) for O'Sullivan's most recently ended four full fiscal quarters would have been greater than 2.0 to 1.0.  Similarly, the indenture for the senior secured notes provides that payments under the management services agreement are conditional and contingent upon the fixed charge coverage ratio (as defined in the indenture for the senior secured notes) for the four most recently ended full fiscal quarters immediately preceding any payment date being at least 2.0 to 1.  The credit agreement prevents
O'Sullivan from paying fees and expenses under the management services agreement if a default or event of default exists or if one would occur as a result of the payment.  All fees and expenses under the management services agreement are subordinated to the senior subordinated notes.

         In September 2000, O'Sullivan paid BRS, LLC $682,000 under the management services agreement, of which
$266,000 was a prepayment of a portion of the fiscal 2001 management fees.  The management fee and other reimbursable costs of $442,000, $501,000 and $536,000 recognized during fiscal years 2003, 2002 and 2001, respectively, are included in selling, marketing and administrative expense in the consolidated statement of operations.  The amounts due BRS, LLC at June 30, 2002 approximated $719,000 and is included in accrued liabilities on the consolidated balance sheets.  O'Sullivan paid BRS, LLC $713,000 in the first quarter of fiscal
2003 for the balance owed through June 30, 2002 and $305,000 as a prepayment of the fiscal 2003 management fee.
In January 2003, O'Sullivan made an additional prepayment of $285,000 for the fiscal 2003 management fee.  At
June 30, 2003, the prepaid balance of $147,000 is included in prepaid expenses on the consolidated balance sheets.

Note 16--Commitments and Contingencies.

         Leases.  O'Sullivan leases warehouse space, computers and certain other equipment under operating leases. As of June 30, 2003, minimum future lease payments for all noncancellable lease agreements were as follows (in thousands):

2004                  $       1,412
2005                            706
2006                            591
2007                            121
2008                             72
Thereafter                       36
Total                 $       2,938

         Amounts incurred by O'Sullivan under operating leases (including renewable monthly leases) were $1.8 million, $1.9 million and $1.9 million in fiscal 2003, 2002 and 2001, respectively.
===================================================================================================================

         Tax Sharing Agreement between O'Sullivan Holdings and RadioShack.  During fiscal 2003, 2002 and 2001,
O'Sullivan paid $9.3 million, $27.7 million and $0.0, respectively, to O'Sullivan Holdings pursuant to the tax sharing agreement.  Future tax sharing agreement payments are contingent on taxable income.  The maximum payments are fiscal 2004-$11.6 million; fiscal 2005-$10.5 million; fiscal 2006-$11.3 million; and thereafter--$38.7 million.

         Litigation.  On September 24, 2002, Montgomery Ward, LLC filed suit against O'Sullivan in the U.S.
Bankruptcy Court, District of Delaware, for the avoidance and recovery of alleged preferential transfers under
Bankruptcy Codes 547 and 550.  Montgomery Ward claims the alleged payments aggregate $3.7 million and has demanded that amount, together with interest.

         O'Sullivan responded to the complaint, asserting defenses under the Bankruptcy Code and denying an essential element of Montgomery Ward's case.  O'Sullivan is contesting this lawsuit vigorously.  No trial date has been set O'Sullivan believes that the outcome of the preference action by Montgomery Wards will not have a material adverse effect on its results of operations, liquidity or financial condition.

         In August, 2003, Ames Department Stores, Inc. filed suit against O'Sullivan Industries in the U.S.
Bankruptcy Court, Southern District of New York alleging that payments made by Ames within 90 days prior to its bankruptcy constituted preferential transfers under the Bankruptcy Code that should be recovered from O'Sullivan
Industries by Ames, together with interest.  The alleged payments aggregate $2.1 million.  O'Sullivan received the summons in this action on September 22, 2003.  O'Sullivan believes it did not receive any preferential payments and plans to contest this lawsuit vigorously. However, until the claim can be investigated further,
O'Sullivan is unable to predict the outcome of this litigation.

         O'Sullivan is a party to various legal actions arising in the ordinary course of its business.
O'Sullivan does not believe that any such pending actions will have a material adverse effect on its results of operations, liquidity or financial position.  O'Sullivan maintains liability insurance at levels which it believes are adequate for its needs.

         Regulatory Matters.  O'Sullivan's operations are subject to extensive federal, state and local laws, regulations and ordinances relating to the generation, storage, handling, emission, transportation and discharge of certain materials, substances and waste into the environment.  Permits are required for certain of
O'Sullivan's operations and are subject to revocation, modification and renewal by governmental authorities.  In general, compliance with air emission regulations is not expected to have a material adverse effect on
O'Sullivan's business, results of operations or financial condition.

         O'Sullivan's manufacturing facilities ship waste product to various disposal sites.  O'Sullivan
Industries has been designated as a potentially responsible party under the Arkansas Remedial Action Trust Fund
Act in connection with the cost of cleaning up one site in Diaz, Arkansas and has entered into a de minimis buyout agreement with certain other potentially responsible parties, pursuant to which it has contributed $2,000 to date toward cleanup costs.  O'Sullivan believes that amounts it may be required to pay in the future, if any, will be immaterial.

         Retirement Agreement.  In October 1998, O'Sullivan Holdings entered into a Retirement and Consulting
Agreement, Release and Waiver of Claims with Daniel F. O'Sullivan.  Under the retirement agreement, as amended in
May 1999, Mr. O'Sullivan resigned as Chief Executive Officer in October 1998 and retired as an executive on March
31, 2000.  O'Sullivan agreed to pay Mr. O'Sullivan $42,160 per month for 36 months after his retirement and then to pay him $11,458 per month until he reaches age 65.  Payments under Mr. O'Sullivan's retirement and consulting agreement amount to an aggregate of $2.2 million and a present value of approximately $1.9 million. During this period, Mr. O'Sullivan is required to provide consulting, marketing and promotional services with respect to
O'Sullivan's manufacturing activities and relations with major customers, if requested by O'Sullivan, from time to time.  Mr. O'Sullivan has agreed not to compete with O'Sullivan during the period he is a consultant.
O'Sullivan will also provide Mr. O'Sullivan with health insurance during the term of the agreement and thereafter until he becomes eligible for Medicare and life insurance during the term of the agreement.

Note 17-Major Customers.

         Sales to three customers exceeded 10% of gross sales.  Sales to such customers as a percentage of gross sales were:

                                                    Year ended June 30,
                                       2003                2002                 2001
Customer A                             19%                  19%                 19%
Customer B                             13%                  14%                 17%
Customer C                             12%                  12%                 11%

-------------------------------------------------------------------------------------------------------------------
Note 18--Quarterly Operating Results--Unaudited

                                                                (in thousands)
                                                           Fiscal 2003 (By Quarter)
                                     1                    2                   3                   4
Net sales                      $      71,557       $      79,111       $     86,866        $      51,618
Gross profit                          19,973              19,727             21,246               13,229
Net income (loss)                      2,252   1           2,725   1          3,499    1,         (3,788) 1, 2
                                                                                       2

-------------------------------------------------------------------------------------------------------------------

                                                               (in thousands)
                                                          Fiscal 2002 (By Quarter)
                                     1                    2                   3                   4
Net sales                      $      82,193   3   $      84,314   3   $    105,467        $      77,124
Gross profit                         20,4683   3          21,665   3         30,506               21,797
Net income (loss)                     (1,021)              1,573            (88,848)   4           4,003   1

-------------------------------------------------------------------------------------------------------------------
1        Net income (loss)  reflects the absence of tax expense  because of the valuation  allowance  taken against
O'Sullivan's net deferred tax asset in the third quarter of fiscal 2002.

2        The third and  fourth  quarters  of fiscal  2003  include  $540,000  and $1.5  million,  respectively,  of restructuring charges as described in Note 4.

3        Net sales,  gross  profit and  selling,  marketing  and  administrative  expense  for the first and second quarters  of  fiscal  2002  have  been  adjusted  to  reflect  a new  accounting  pronouncement  which  requires  a reclassification of certain selling expenses to a reduction of net sales.

4        The third  quarter  of fiscal  2002  includes  income  tax  expense of $98.7  million  resulting  from the valuation allowance recorded in connection with O'Sullivan's net deferred tax asset.

                                  [This page has been left blank intentionally.]

               The accompanying notes are an integral part of these consolidated financial statements.

               The accompanying notes are an integral part of these consolidated financial statements.

                                   O'SULLIVAN INDUSTRIES, INC. AND SUBSIDIARIES
                        (A wholly owned subsidiary of O'Sullivan Industries Holdings, Inc.)
                                       UNAUDITED CONSOLIDATED BALANCE SHEETS

                                       (in thousands, except for share data)

                                                                                    September 30,        June 30,
                                                                                         2003              2003
                                     Assets
Current assets:
     Cash and cash equivalents                                                     $        14,334   $         7,977
     Trade receivables, net of allowance for doubtful accounts of
        $2,768 and $2,978, respectively                                                     33,979            25,032
     Inventories, net                                                                       45,278            52,426
     Prepaid expenses and other current assets                                               2,508             2,772
         Total current assets                                                               96,099            88,207

Property, plant and equipment, net                                                          68,831            71,867
Other assets                                                                                 9,391             8,982
Goodwill, net of accumulated amortization                                                   38,088            38,088
                  Total assets                                                     $       212,409   $       207,144

                      Liabilities and Stockholder's Deficit
Current liabilities:
     Accounts payable                                                              $        10,752   $        10,006
     Current portion of long-term debt                                                           -             4,039
     Accrued advertising                                                                     9,110             9,493
     Accrued liabilities                                                                    13,028            11,463
     Payable to paren-tax sharing agreement
                                                                                             6,798             6,798
         Total current liabilities                                                          39,688            41,799

Long-term debt, less current portion                                                       200,846           189,970
Other liabilities                                                                            3,774             2,439
Payable to parent-tax sharing agreement                                                     65,269            65,269
Other payable to parent                                                                      1,444             1,190
                  Total liabilities                                                        311,021           300,667

Commitments and contingent liabilities (Notes 8, 9 and 10)

Stockholder's deficit:
     Common stock, $1.00 par value; 100 shares authorized, issued
        and outstanding                                                                          -                 -
     Retained deficit                                                                      (99,233)          (93,819)
     Accumulated other comprehensive income                                                    621               296
         Total stockholder's deficit                                                       (98,612)          (93,523)
                  Total liabilities and stockholder's deficit                      $       212,409   $       207,144

                                   O'SULLIVAN INDUSTRIES, INC. AND SUBSIDIARIES

                        (A wholly owned subsidiary of O'Sullivan Industries Holdings, Inc.)

                                  UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
===================================================================================================================

                                                  (in thousands)

                                                                                           Three months ended
                                                                                             September 30,
                                                                                         2003              2002

Net sales                                                                          $        71,464   $        71,557
Cost of sales                                                                               57,156            51,584

Gross profit                                                                                14,308            19,973

Operating expenses:
     Selling, marketing and administrative                                                  10,357            11,998

Operating income                                                                             3,951             7,975

Other income (expense)
     Interest expense                                                                       (6,094)           (5,775)
     Interest income                                                                            23                52
     Other financing costs                                                                  (3,294)                -

Income (loss) before income tax provision                                                   (5,414)            2,252
Income tax provision                                                                             -                 -

Net income (loss)                                                                  $        (5,414)  $         2,252

===================================================================================================================

                                   O'SULLIVAN INDUSTRIES, INC. AND SUBSIDIARIES

                        (A wholly owned subsidiary of O'Sullivan Industries Holdings, Inc.)

                                  UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  (in thousands)

                                                                                           Three months ended
                                                                                             September 30,
                                                                                         2003              2002

Cash flows provided (used) by operating activities:
     Net income (loss)                                                             $        (5,414)  $         2,252
     Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
         Depreciation and amortization                                                       3,312             3,264
         Amortization of debt issuance costs                                                   431               393
         Amortization of debt discount                                                         103                91
         Interest rate collar                                                                    -              (584)
         Bad debt expense                                                                       51               448
         Loss on disposal of assets                                                              1                11
         Debt extinguishment costs                                                           3,108                 -
         Accrual of special payment on options to purchase Series A                            343               300
            junior preferred stock
     Changes in assets and liabilities:
         Trade receivables                                                                  (8,947)            2,559
         Inventories                                                                         7,148            (4,609)
         Other assets                                                                          425              (693)
         RadioShack payable to parent                                                            -            (3,097)
         Accounts payable and accrued liabilities                                            3,287              (624)
Net cash flows provided (used) by operating activities                                       3,848              (289)

Cash flows used for investing activities:
     Capital expenditures                                                                     (244)           (1,557)

Cash flows provided (used) by financing activities:
     Proceeds from borrowings                                                               95,000                 -
     Repayment of borrowings                                                               (88,265)             (886)
     Debt issuance costs                                                                    (4,236)                -
     Advances on intercompany loans                                                            254               282
Net cash flows provided (used) by financing activities                                       2,753              (604)

Net increase (decrease) in cash and cash equivalents                                         6,357            (2,450)
Cash and cash equivalents, beginning of period                                               7,977            15,777
Cash and cash equivalents, end of period                                           $        14,334   $        13,327

Non-cash investing activities:
     Capital expenditures included in accounts payable                             $            43   $           160

                                   O'SULLIVAN INDUSTRIES, INC. AND SUBSIDIARIES

                        (A wholly owned subsidiary of O'Sullivan Industries Holdings, Inc.)

                       UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S DEFICIT

                                   For the three months ended September 30, 2003
===================================================================================================================

                                                  (in thousands)

                                                                    Accumulated
                                                                       other            Total
                                                    Retained       comprehensive    stockholder's     Comprehensive
                                                    deficit           income           deficit        income (loss)
Balance, June 30, 2003                          $      (93,819)   $          296   $      (93,523)

     Net loss                                           (5,414)                            (5,414)   $       (5,414)

     Cumulative translation adjustments                                      325              325               325

Balance, September 30, 2003                     $      (99,233)   $          621   $      (98,612)   $       (5,089)

===================================================================================================================

                                            O'SULLIVAN INDUSTRIES, INC.
                        (a wholly owned subsidiary of O'Sullivan Industries Holdings, Inc.)
                               NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                                September 30, 2003

Note 1--Basis of Presentation

         The unaudited consolidated financial statements of O'Sullivan Industries, Inc. and subsidiaries
("O'Sullivan"), a wholly owned subsidiary of O'Sullivan Industries Holdings, Inc. ("O'Sullivan Holdings")
included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  The financial statements should be read in conjunction with the audited financial statements and notes thereto included in O'Sullivan's Annual Report on Form 10-K for the fiscal year ended June 30, 2003.  The interim results are not necessarily indicative of the results that may be expected for a full year.

Note 2--Refinancing of Long-Term Debt

         On September 29, 2003, O'Sullivan issued $100.0 million of privately placed, 10.63% senior secured notes maturing on October 1, 2008.  The notes were issued at a price of 95%, providing $95.0 million in cash proceeds before expenses related to the issuance, which were about $5 million. The proceeds were used to repay the term loans under O'Sullivan's senior credit facility.  The notes are secured by a first-priority security interest in and lien on substantially all of O'Sullivan's assets (and on O'Sullivan Industries' capital stock) other than accounts receivable, inventory, capital stock of O'Sullivan's subsidiaries, deposit accounts, certain books and records and certain licenses, and by a second-priority security interest in and lien on substantially all of
O'Sullivan's accounts receivable, inventory, deposit accounts, certain books and records and certain licenses.
The notes are guaranteed by O'Sullivan Holdings, O'Sullivan Industries - Virginia, Inc. ("O'Sullivan Industries -
Virginia") and O'Sullivan Furniture Factory Outlet, Inc.   O'Sullivan Industries also entered into a registration
rights agreement pursuant to which it is obligated to file a registration statement with respect to an offer to exchange the notes for a new issue of identical notes registered under the Securities Act of 1933, as amended, within 90 days after the offering closed, and to use all commercially reasonable efforts to cause the registration statement to be declared effective on or prior to 180 days after the notes were issued.  O'Sullivan
Industries may also be required under certain circumstances to provide a shelf registration statement to cover resales of the notes.

         On September 29, 2003, O'Sullivan, O'Sullivan Industries - Virginia and O'Sullivan Furniture Factory
Outlet, Inc. also entered into a new asset-based credit agreement which permits revolving borrowings of up to
$40.0 million to the extent of availability under a collateral borrowing base.  The credit agreement has a $25.0 million sub-limit for letters of credit, of which O'Sullivan Industries is currently utilizing approximately
$14.0 million.  The credit agreement is secured by a first-priority security interest in and lien on substantially all of O'Sullivan's accounts receivable, inventory, deposit accounts, certain books and records and certain licenses, and a second-priority security interest in and lien on substantially all of O'Sullivan's assets other than accounts receivable, inventory, capital stock of O'Sullivan Industries and its subsidiaries, deposit accounts, certain books and records and certain licenses.  O'Sullivan guaranteed the obligations under the credit agreement.  The interest rate on loans under the credit agreement is a LIBOR rate plus 2.5% or an index rate plus
1.0%.  A fee equal to 0.5% per annum is paid on the unused commitment under the credit agreement.  No loans were outstanding under the revolving credit agreement as of September 30, 2003.

         In connection with the repayment of the term loans and the termination of the revolving credit facility under the previous senior credit facility, O'Sullivan expensed approximately $3.1 million of unamortized issuance costs related to the previous senior credit facility in the first quarter of fiscal 2004.

         Long term debt consisted of the following:

                                                  September 30,       June 30,
                                                       2003             2003
                                                          (in thousands)

Senior term loan, tranche A                      $            -    $       10,593
Senior term loan, tranche B                                   -            77,673
Industrial revenue bonds                                 10,000            10,000
Senior secured notes                                     95,000                 -
Senior subordinated notes                                95,846            95,743
         Total debt                                     200,846           194,009
Less current portion                                          -            (4,039)
         Total long-term debt                    $      200,846    $      189,970

         Total debt, including the discount, net of accretion, of $5.0 million on the senior secured notes and
$4.2 million on the senior subordinated notes, matures as follows (in thousands):
===================================================================================================================

2004              $          -
2005                         -
2006                         -
2007                         -
2008                         -
Thereafter             210,000
                  $    210,000

Note 3--Derivative Financial Instruments
===================================================================================================================

         As required under O'Sullivan's previous senior credit facility, O'Sullivan hedged one-half of its term loans with an initial notional amount of $67.5 million with a three-year, costless interest rate collar.  The collar, which expired in March 2003, was based on three-month LIBOR and had a floor of 6.43% and a ceiling of
8.75%. O'Sullivan recorded reduced interest expense of $584,000 for the quarter ended September 30, 2002.  This amount represented the change in fair value of the interest rate collar.

Note 4--Stock Based Compensation

We account for stock-based compensation for employees under Accounting Principles Board ("APB") Opinion No. 25,
   Accounting for Stock Issued to Employees, and have elected the disclosure-only alternative under SFAS 123.  No stock-based compensation cost is recorded, as all options granted have an exercise price equal to the market value of the stock on the date of the grant.  In accordance with SFAS 148, the following table presents the effect on net income (loss) had compensation cost for O'Sullivan's stock plans been determined consistent with
   SFAS 123:

                                                                                           Three months ended
                                                                                             September 30,
                                                                                          2003            2002
                                                                                             (in thousands)

Net income (loss) as reported                                                        $     (5,414)   $      2,252
Less: Total stock-based compensation expense determined under fair value method
   for all stock options, net of related income tax                                            (2)             (2)
Pro forma net income (loss)                                                          $     (5,416)   $    189,970
         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period.  No options were granted during the three months ended September 30, 2003 or 2002.
===================================================================================================================

Note 5--Shipping and Handling Costs

         O'Sullivan reports amounts billed to customers as revenue, the cost for warehousing operations in cost of sales and freight out costs as part of selling, marketing and administrative expenses.  Freight out costs included in selling, marketing and administrative expenses in the first quarters of fiscal 2004 and fiscal 2003 were approximately $1.5 million and $2.1 million, respectively.

Note 6--Inventory

         Inventory, net, consists of the following:

                                     September 30,          June 30,
                                         2003                 2003
                                              (in thousands)
Finished goods                    $          29,154    $          37,744
Work in process                               4,327                3,923
Raw materials                                11,797               10,759
                                  $          45,278    $          52,426

Note 7--Condensed Consolidating Financial Information
===================================================================================================================

         In November 1999 O'Sullivan issued $100 million of 13.375% Senior Subordinated Notes due 2009. These notes were unsecured obligations of O'Sullivan; however, they were guaranteed on an unsecured basis by its subsidiary O'Sullivan Industries - Virginia and any future subsidiaries created, including O'Sullivan Furniture
Factory Outlet, Inc., which commenced operations in April 2002.  The guarantees are full and unconditional.  In fiscal 2000, O'Sullivan exchanged the notes issued in November 1999 for notes with substantially identical terms and associated guarantees.  The exchange notes have been registered under the Securities Act of 1933, as amended.

         In September 2003 O'Sullivan issued $100 million of 10.63% senior secured notes.  These notes are secured by substantially all the assets of O'Sullivan and its guarantor subsidiaries O'Sullivan Industries -
Virginia and O'Sullivan Furniture Factory Outlet, Inc.  The senior secured notes are also guaranteed by
O'Sullivan Holdings, O'Sullivan's parent.  The consolidated financial statements of O'Sullivan Industries
Holdings, Inc. have been includedelsewhere in this prospectus.  The guarantees are full and unconditional.
Security for the senior secured notes includes first priority liens and security interests in the stock of
O'Sullivan.

         The accompanying unaudited condensed consolidating financial information has been prepared and presented pursuant to SEC rules and regulations.

Condensed Consolidating Statements of Income

Condensed Consolidating Statements of Operations

                                                                 Three months ended September 30, 2003
                                                     -------------------------------------------------------------
                                                                            (in thousands)
                                                   ----------------------------------------------------------------
                                                   ----------------------------------------------------------------
                                                     O'Sullivan      Guarantor     Consolidating     Consolidated
                                                                   Subsidiaries     Adjustments
-------------------------------------------------------------------------------------------------------------------
                                                   ----------------------------------------------------------------

---------------------------------------------------
---------------------------------------------------
Net sales                                          $     53,082  $     18,382    $            -   $      71,464
---------------------------------------------------
Cost of sales                                            40,828        16,328                 -          57,156
                                                     ------------  --------------  ---------------  ---------------
                                                     ------------  --------------  ---------------  ---------------

---------------------------------------------------
---------------------------------------------------
Gross profit                                             12,254         2,054                 -          14,308
---------------------------------------------------

---------------------------------------------------
Operating expenses:
---------------------------------------------------
    Selling, marketing and administrative                 8,582         1,775                 -          10,357
                                                     ------------  --------------  ---------------  ---------------
                                                     ------------  --------------  ---------------  ---------------

---------------------------------------------------
---------------------------------------------------
Operating income                                          3,672           279                 -           3,951
---------------------------------------------------
Other income (expense):
---------------------------------------------------
    Interest expense                                     (5,878)         (216)                -          (6,094)
---------------------------------------------------
    Interest income                                          23             -                 -              23
---------------------------------------------------
    Other financing costs                                (3,294)            -                 -          (3,294)
---------------------------------------------------
    Equity in earnings of subsidiaries                       63             -               (63)              -
                                                     ------------  --------------  ---------------  ---------------
                                                     ------------  --------------  ---------------  ---------------

---------------------------------------------------
---------------------------------------------------
Income (loss) before income tax provision                (5,414)           63               (63)         (5,414)
---------------------------------------------------
Income tax provision                                          -             -                 -               -
                                                     ------------  --------------  ---------------  ---------------
                                                     ------------  --------------  ---------------  ---------------

---------------------------------------------------
Net income (loss)                                  $     (5,414) $         63    $          (63)  $      (5,414)
                                                     ============  ==============  ===============  ===============

---------------------------------------------------

                                                                 Three months ended September 30, 2002
                                                                            (in thousands)
-------------------------------------------------------------------------------------------------------------------
                                                   --------------  --------------  ---------------  ---------------
                                                     O'Sullivan      Guarantor     Consolidating     Consolidated
                                                                   Subsidiaries     Adjustments
---------------------------------------------------  ------------  --------------  ---------------  ---------------
                                                     ------------  --------------  ---------------  ---------------

---------------------------------------------------
---------------------------------------------------
Net sales                                          $     52,145  $     19,412    $            -   $      71,557
---------------------------------------------------
Cost of sales                                            36,893        14,691                 -          51,584
                                                   --------------  --------------  ---------------  ---------------
                                                   --------------  --------------  ---------------  ---------------

---------------------------------------------------
---------------------------------------------------
Gross profit                                             15,252         4,721                 -          19,973
---------------------------------------------------

---------------------------------------------------
Operating expenses:
---------------------------------------------------
    Selling, marketing and administrative                 9,967         2,031                 -          11,998
                                                     ------------  --------------  ---------------  ---------------
                                                     ------------  --------------  ---------------  ---------------

---------------------------------------------------
---------------------------------------------------
Operating income                                          5,285         2,690                 -           7,975
---------------------------------------------------
Other income (expense):
---------------------------------------------------
    Interest expense                                     (5,644)         (131)                -          (5,775)
---------------------------------------------------
    Interest income                                          52             -                 -              52
---------------------------------------------------
    Equity in earnings of subsidiaries                    2,559             -            (2,559)              -
                                                     ------------  --------------  ---------------  ---------------
                                                     ------------  --------------  ---------------  ---------------

---------------------------------------------------
---------------------------------------------------
Income before income tax provision                        2,252         2,559            (2,559)          2,252
---------------------------------------------------
Income tax provision                                          -             -                 -               -
                                                     ------------  --------------  ---------------  ---------------
                                                     ------------  --------------  ---------------  ---------------

---------------------------------------------------
Net income (loss)                                  $      2,252  $      2,559    $       (2,559)  $       2,252
                                                     ============  ==============  ===============  ===============

---------------------------------------------------

Condensed Consolidating Balance Sheets
                                                                         September 30, 2003
                                                                           (in thousands)
                                                   ----------------------------------------------------------------
                                                     O'Sullivan      Guarantor     Consolidating     Consolidated
                                                                   Subsidiaries     Adjustments
                                                     ------------  --------------  ---------------  ---------------

                      Assets
    Current assets                                 $     88,213  $      7,886    $            -   $      96,099
    Property, plant and equipment, net                   38,397        30,434                 -          68,831
    Other assets                                          9,312            79                 -           9,391
    Investment in subsidiaries                           33,787             -           (33,787)              -
    Goodwill                                             38,088             -                 -          38,088
    Receivable from subsidiary-tax sharing
         agreement                                            -        40,048           (40,048)              -
                                                     ------------  --------------  ---------------  ---------------
             Total assets                          $    207,797  $     78,447    $      (73,835)  $     212,409
                                                     ============  ==============  ===============  ===============

  Liabilities and Stockholder's Equity (Deficit)
    Current liabilities                            $     18,754  $     20,934    $            -   $      39,688
    Long-term debt                                      190,846        10,000                 -         200,846
    Other liabilities                                     3,774             -                 -           3,774
    Payable to parent-tax sharing agreement              51,543        13,726                 -          65,269
    Other payable to parent                              41,492             -           (40,048)          1,444
    Stockholder's equity (deficit)                      (98,612)       33,787           (33,787)        (98,612)
                                                     ------------  --------------  ---------------  ---------------
             Total liabilities and stockholder's   $    207,797  $     78,447    $      (73,835)  $     212,409
                  equity (deficit)
                                                     ============  ==============  ===============  ===============

                                                                            June 30, 2003
                                                                           (in thousands)
                                                   ----------------------------------------------------------------
                                                     O'Sullivan      Guarantor     Consolidating     Consolidated
                                                                   Subsidiaries     Adjustments
                                                     ------------  --------------  ---------------  ---------------

                      Assets
    Current assets                                 $     74,930  $     13,277    $            -   $      88,207
    Property, plant and equipment, net                   40,356        31,511                 -          71,867
    Other assets                                          8,896            86                 -           8,982
    Investment in subsidiaries                           33,725             -           (33,725)              -
    Goodwill                                             38,088             -                 -          38,088
    Receivable from subsidiary-tax sharing
         agreement                                            -        33,425           (33,425)              -
                                                     ------------  --------------  ---------------  ---------------
             Total assets                          $    195,995  $     78,299    $      (67,150)  $     207,144
                                                     ============  ==============  ===============  ===============

  Liabilities and Stockholder's Equity (Deficit)
    Current liabilities                            $     20,951  $     20,848    $            -   $      41,799
    Long-term debt                                      179,970        10,000                 -         189,970
    Other liabilities                                     2,439             -                 -           2,439
    Payable to parent-tax sharing agreement              51,543        13,726                 -          65,269
    Other payable to parent                              34,615             -           (33,425)          1,190
    Stockholder's equity (deficit)                      (93,523)       33,725           (33,725)        (93,523)
                                                     ------------  --------------  ---------------  ---------------
             Total liabilities and stockholder's   $    195,995  $     78,299    $      (67,150)  $     207,144
                  equity (deficit)
                                                     ============  ==============  ===============  ===============

Condensed Consolidating Statements of Cash Flows
                                                                Three months ended September 30, 2003
                                                                           (in thousands)
                                                   ----------------------------------------------------------------
                                                     O'Sullivan      Guarantor     Consolidating     Consolidated
                                                                   Subsidiaries     Adjustments
                                                     ------------  -------------------------------  ---------------

Net cash flows  provided  by (used for)  operating
   activities:                                     $     (2,983) $      6,831    $            -   $       3,848
                                                     ------------  --------------  ---------------  ---------------

Investing activities:
    Capital expenditures                                   (229)          (15)                -            (244)
    Repayment of loans to affiliates                      6,622             -            (6,622)              -
                                                     ------------  --------------  ---------------  ---------------
         Net                                              6,393           (15)           (6,622)           (244)
                                                     ------------  --------------  ---------------  ---------------

Financing activities:
     Advances (repayment) of loans from affiliates          254        (6,622)            6,622             254
     Proceeds from borrowings                            95,000             -                 -          95,000
    Repayment of borrowings                             (88,265)            -                 -         (88,265)
    Debt issuance costs                                  (4,236)            -                 -          (4,236)
                                                     ------------  --------------  ---------------  ---------------
         Net                                              2,753        (6,622)            6,622           2,753
                                                     ------------  --------------  ---------------  ---------------

Cash and cash equivalents:
    Net increase in cash and cash equivalents             6,163           194                 -           6,357
    Cash and cash equivalents, beginning of
          period                                          7,878            99                 -           7,977
                                                     ------------  --------------  ---------------  ---------------
    Cash and cash equivalents, end of period       $     14,041  $        293    $            -   $      14,334
                                                     ============  ==============  ===============  ===============

                                                                Three months ended September 30, 2002
                                                                           (in thousands)
                                                   ----------------------------------------------------------------
                                                     O'Sullivan      Guarantor     Consolidating     Consolidated
                                                                   Subsidiaries     Adjustments
                                                     ------------  -------------------------------  ---------------

Net cash flows provided by (used for) by
   operating activities:                           $     (1,577) $      1,288    $            -   $        (289)
                                                     ------------  --------------  ---------------  ---------------

Investing activities:
    Capital expenditures                                   (834)         (723)                -          (1,557)
    Repayment of loans to affiliates                        543             -              (543)              -
                                                     ------------  --------------  ---------------  ---------------
         Net                                               (291)         (723)             (543)         (1,557)
                                                     ------------  --------------  ---------------  ---------------

Financing activities:
    Advances (repayment) of loans from
          affiliates                                        282          (543)              543             282
    Repayment of borrowings                                (886)            -                 -            (886)
                                                     ------------  --------------  ---------------  ---------------
         Net                                               (604)         (543)              543            (604)
                                                     ------------  --------------  ---------------  ---------------

Cash and cash equivalents:
    Net increase (decrease) in cash and cash
       equivalents                                       (2,472)           22                 -          (2,450)
    Cash and cash equivalents, beginning of
       period                                            15,648           129                 -          15,777
                                                     ------------  --------------  ---------------  ---------------
    Cash and cash equivalents, end of period       $     13,176  $        151    $            -   $      13,327
                                                     ============  ==============  ===============  ===============

Note 8--Income Taxes

         O'Sullivan recorded no tax expense for the three months ended September 30, 2003 and 2002 because of the valuation allowance recorded in the quarter ended March 31, 2002.

Note 9--Related Party Transactions

         O'Sullivan entered into a management services agreement with Bruckmann, Rosser, Sherrill & Co., LLC
("BRS") for strategic and financial advisory services on November 30, 1999.  The fee for these services is the greater of (a) 1% of O'Sullivan's consolidated cash flow (as defined in the indenture related to the O'Sullivan
Industries senior subordinated notes) or (b) $300,000 per year.  Under the management services agreement, BRS can also receive reimbursement for expenses.

         The credit agreement, the indenture for the senior secured notes and the management services agreement all  contain certain restrictions on the payment of the management fee.  The management services agreement provides  that no cash payment for the management fee can be made unless the fixed charge coverage ratio (as defined in the  indenture for the senior subordinated notes) for O'Sullivan's most recently ended four full fiscal quarters would have  been greater than 2.0 to 1.0.  Similarly, the indenture for the senior secured notes provides that payments under the  management services agreement are conditional and contingent upon the fixed charge coverage ratio (as defined in  the indenture for the senior secured notes) for the four most recently ended full fiscal quarters immediately preceding  any payment date being at least 2.0 to 1.  The credit agreement prevents O'Sullivan from paying fees and expenses  under the management services agreement if a default or event of default exists or if one would occur as a result of  the payment.  All fees and expenses under the management services agreement are subordinated to the senior  subordinated notes.

         The management fees and reimbursable expenses of $75,000 and $110,000 recognized in the first quarter of  fiscal years 2004 and 2003, respectively, are included in selling, marketing and administrative expense in the  accompanying consolidated statements of operations.  O'Sullivan Industries paid BRS $713,000 in the first quarter  of fiscal 2003 for the balance owed through June 30, 2002 and $305,000 as a prepayment of the fiscal
2003  management fee.  An additional prepayment of $285,000 for fiscal 2003 management fees was made in January,
2003.  The prepaid balance at September 30, 2003 and June 30, 2003 was $72,000 and $147,000, respectively, and is included in prepaid expenses and other current assets on the consolidated balance sheet.

Note 10--Commitments and Contingencies

         Tax Sharing Agreement between O'Sullivan Holdings and RadioShack.  Future tax sharing agreement payments are contingent on taxable income.  The maximum payments are fiscal 2004--$11.6 million; fiscal
2005--$10.5 million; fiscal 2006--$11.3 million; and thereafter--$38.7 million.

                                  [This page has been left blank intentionally.]

Report of Independent Auditors

To the Board of Directors and Stockholders of
O'Sullivan Industries Holdings, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of changes in stockholders' equity (deficit) present fairly, in all material respects, the financial position of O'Sullivan Industries Holdings, Inc. and its subsidiaries at June 30, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2003, in conformity with accounting principles generally accepted in the United States of
America.  These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, the Company discontinued the amortization of goodwill effective July 1, 2001 upon adoption of a new accounting standard for goodwill.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
September 29, 2003
except for Note 21, for which the date is December 19, 2003

                               O'SULLIVAN INDUSTRIES HOLDINGS, INC. AND SUBSIDIARIES
                                            CONSOLIDATED BALANCE SHEETS
                                       (in thousands, except for share data)

                                                                                               June 30,
                                      Assets                                             2003            2002
                                                                                    ---------------- --------------
                                                                                    ----------------
Current assets:
   Cash and cash equivalents                                                          $    7,977       $   15,777
     Trade receivables, net of allowance for doubtful accounts of $2,768 and
       $4,101, respectively                                                               25,032           37,035
     Inventories, net                                                                     52,426           52,397
     Prepaid expenses and other current assets                                             2,772            2,765
       Total current assets                                                               88,207          107,974

Property, plant and equipment, net                                                        71,867           79,144
Other assets                                                                               9,226           19,226
Goodwill, net of accumulated amortization                                                 38,088           38,088
       Total assets                                                                   $  207,388          244,432

                      Liabilities and Stockholders' Deficit
Current liabilities:
   Accounts payable                                                                   $   10,006       $   10,887
   Current portion of long-term debt                                                       4,039            4,430
   Accrued advertising                                                                     9,493           11,680
   Accrued liabilities                                                                    12,043           18,399
   Payable to RadioShack                                                                   6,798           11,020
       Total current liabilities                                                          42,379           56,416

Long-term debt, less current portion                                                     209,405          230,206
Other liabilities                                                                          6,762            6,040
Payable to RadioShack                                                                     65,269           70,354
            Total liabilities                                                            323,815          363,016

Commitments and contingent liabilities (Notes 3, 12, 17 and 18)

Mandatorily redeemable senior preferred stock, $0.01 par value; $37,430 and
   $33,312 liquidation value including accumulated dividends at June 30, 2003 and
   June 30, 2002, respectively, 17,000,000 shares authorized, 16,431,050 issued           21,933           18,319

Stockholders' deficit:
   Junior preferred stock,  Series A, $0.01 par value;  100,000 shares authorized, none
----------------------------------------------------------------------------------
       issued                                                                              -               -
   Junior  preferred  stock,  Series B,  $0.01 par  value;  at  liquidation  value including
       accumulated dividends; 1,000,000 shares authorized, 529,009.33 issued              85,682           74,838
   Common stock, $0.01 par value; 2,000,000 shares authorized, 1,368,000 issued               14               14
   Additional paid-in capital                                                             13,053           13,053
   Retained deficit                                                                     (237,062)        (224,166)

   Accumulated other comprehensive income (loss)                                             296             (305)
  Notes receivable from employees                                                           (343)            (337)
       Total stockholders' deficit                                                      (138,360)        (136,903)

          Total liabilities and stockholders' deficit                                 $  207,388       $  244,432

===================================================================================================================
              The accompanying notes are an integral part of these consolidated financial statements.

                               O'SULLIVAN INDUSTRIES HOLDINGS, INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (in thousands)

                                                                                   For the year ended
                                                                                        June 30,
                                                                        2003              2002             2001

Net sales                                                              $  289,152       $  349,098        $  358,811
Cost of sales                                                             214,977          254,662           269,720

Gross profit                                                               74,175           94,436            89,091

Operating expenses:
   Selling, marketing and administrative                                   45,834           54,584            56,682
   Restructuring charge                                                     2,049                -            10,506
Total operating expenses                                                   47,883           54,584            67,188

Operating income                                                           26,292           39,852            21,903

Other income (expense):
   Interest expense                                                       (24,552)         (28,322)          (33,893)
   Interest income                                                            266              395               500
   Other financing costs                                                     (445)            (204)             (574)

Income  (loss)   before   income  tax  provision   (benefit)  and
    cumulative effect of accounting change                                  1,561           11,721           (12,064)
Income tax provision (benefit)                                                  -          100,927            (4,221)

Income (loss) before cumulative effect of accounting change                 1,561          (89,206)           (7,843)
Cumulative  effect  of  accounting  change,  net  of  income  tax
    benefit of $53                                                              -                -               (95)
Net income (loss)                                                           1,561          (89,206)           (7,938)
Dividends and accretion on preferred stock                                (14,457)         (12,490)          (10,733)

Net loss attributable to common stockholders                              (12,896)        (101,696)          (18,671)

===================================================================================================================
              The accompanying notes are an integral part of these consolidated financial statements.

                               O'SULLIVAN INDUSTRIES HOLDINGS, INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)

                                                                                   For the year ended
                                                                                        June 30,

                                                                         2003             2002             2001
Cash flows provided by operating activities:
   Net income (loss)                                                  $    1,561       $  (89,206)      $   (7,938)
   Adjustments   to  reconcile  net  income  (loss)  to  net  cash
     provided by operating activities:
     Depreciation and amortization                                        13,621           14,530           14,945
     Amortization of debt issuance cost                                    1,610            1,610            1,610
     Amortization of debt discount and accrued  interest on senior
       note                                                                3,134            2,775            2,475
     Interest rate collar                                                 (2,091)              (5)           2,096
     Bad debt expense                                                        735            1,460            1,741
     Loss on disposal of assets                                              154              991              230
     Impairment of long-lived assets                                         540                -            8,677
     Deferred income taxes                                                     -          100,562           (4,028)
     Accrual of special  payment on options to  purchase  Series A
       junior preferred stock                                              1,240            1,083              946
Changes in assets and liabilities:
     Trade receivables                                                    11,268           14,075            4,664
     Inventories                                                             (29)          (3,859)          16,718
     Other assets                                                             (6)             465           (1,600)
     Payable to RadioShack                                                (9,307)         (27,694)               -
     Accounts payable and accrued liabilities                             (7,690)           9,110          (15,608)
Net cash flows provided by operating activities                           14,740           25,897           24,928

Cash flows provided (used) for investing activities:
     Capital expenditures                                                 (5,081)          (8,644)         (16,811)
     Proceeds from sale of manufacturing facility                          6,788                -                -
Net cash flows provided (used) by investing activities                     1,707           (8,644)         (16,811)

Cash flows used by financing activities:
     Employee loans                                                           18                8                -
     Repayment of borrowings                                             (24,265)          (8,544)         (12,924)
Net cash flows used by financing activities                              (24,247)          (8,536)         (12,924)

Net increase (decrease) in cash and cash equivalents                      (7,800)           8,717           (4,807)
Cash and cash equivalents, beginning of year                              15,777            7,060           11,867
Cash and cash equivalents, end of year                                $      7,977     $    15,777      $      7,060

Supplemental cash flow information:
     Interest paid                                                        21,638           24,915           28,258
     Income taxes paid (refunded)                                              -               76              (17)
Non-cash investing and financing activities:
     Dividends accrued but not paid                                       14,961           13,136           11,473
     Capital expenditures included in accounts payable                       215              288            1,821

===================================================================================================================
              The accompanying notes are an integral part of these consolidated financial statements.

                               O'SULLIVAN INDUSTRIES HOLDINGS, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                                  (in thousands)

                                                                                                                  Notes       Accumulated        Total
                                                                                    Additional     Retained     receivable       other       stock-holders'
                                           Series B junior                           paid-in       earnings        from      comprehen-sive     equity      Comprehen-sive
                                           preferred stock       Common stock        capital      (deficit)     employees    income (loss)     (deficit)    income (loss)
                                          Shares   Dollars    Shares     Dollars

                                                          $
Balance, June 30, 2000                         516 55,822        1,368    $   14     $  14,385     $(103,799)    $     (296)   $      (14)     $  (33,888)
   Net loss                                                                                           (7,938)                                      (7,938)    $  (7,938)
   Other comprehensive loss                                                                                                          (322)           (322)         (322)
   Loans to employees-interest income                                                                                  (26)                           (26)
   Issuance of preferred stock
========================================
      upon exercise of warrants                 13 1,332                                (1,332)                                                         -
   Dividends and accretion on senior
      preferred stock                                                                                 (2,521)                                      (2,521)
   Dividends and accretion on
      junior preferred stock                       8,212                                              (8,212)                                           -
Balance, June 30, 2001                                    $
                                               529 65,366        1,368   $    14     $  13,053     $ (122,470)    $   (322)     $    (336)     $  (44,695)    $  (8,260)
   Net loss                                                                                          (89,206)                                     (89,206)    $ (89,206)
   Other comprehensive income                                                                                                          31              31            31
   Loans to employees-interest income                                                                                  (24)                           (24)
   Repayment of employee loans                                                                                           9                              9
   Dividends and accretion on
========================================
      senior preferred stock                                                                          (3,018)                                      (3,018)
   Dividends and accretion on
      junior preferred stock                       9,472                                              (9,472)
                                                          $
Balance, June 30, 2002                         529 74,838        1,368   $    14     $  13,053     $ (224,166)   $    (337)   $      (305)     $ (136,903)    $ (89,175)
   Net income                                                                                          1,561                                        1,561     $   1,561
   Other comprehensive income                                                                                                         601             601           601
   Loans to employees-interest income                                                                                  (24)                           (24)
   Repayment of employee loans                                                                                          18                             18
   Dividends and accretion on
========================================
      senior preferred stock                                                                          (3,613)                                      (3,613)
   Dividends and accretion on
      junior preferred stock                       10,844                                            (10,844)
Balance, June 30, 2003                                    $
                                               529 85,682        1,368    $   14     $  13,053     $(237,062)    $    (343)    $      296      $ (138,360)    $   2,162

===================================================================================================================
              The accompanying notes are an integral part of these consolidated financial statements.

                               O'SULLIVAN INDUSTRIES HOLDINGS, INC. AND SUBSIDIARIES
                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1--General Information.

         O'Sullivan Industries Holdings, Inc. ("O'Sullivan"), a Delaware corporation, is a domestic producer of ready-to-assemble ("RTA") furniture.  O'Sullivan's RTA furniture includes desks, computer workcenters, cabinets, home entertainment centers, audio equipment racks, bookcases, microwave oven carts and a wide variety of other
RTA furniture for use in the home, office and home office.  The products are distributed primarily through office superstores, discount mass merchants, mass merchants, home centers, electronics retailers, furniture stores and internationally.  O'Sullivan owns all of the stock of O'Sullivan Industries, Inc. ("O'Sullivan Industries").
O'Sullivan Industries is the sole owner of O'Sullivan Industries - Virginia, Inc. ("O'Sullivan Industries -
Virginia") and O'Sullivan Furniture Factory Outlet, Inc.

Note 2--Summary of Significant Accounting Policies.

         Basis of Presentation:  The consolidated financial statements include the accounts of O'Sullivan and its wholly owned subsidiaries.  All significant intercompany transactions, balances and profits have been eliminated.

         Use of Estimates:  O'Sullivan's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires O'Sullivan to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities at the date of the financial statements.  On an on-going basis, O'Sullivan evaluates its estimates, including those related to customer programs and incentives, uncollectible receivables, sales returns and warranty reserves, inventory valuation, restructuring costs, intangible assets, certain accrued liabilities, deferred taxes, and contingencies and litigation, among others.  O'Sullivan bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances.  The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results could differ from the estimates made by O'Sullivan with respect to these items and other items that require management's estimates.

         Cash and Cash Equivalents:  Cash and cash equivalents include cash on hand and all highly liquid investments with original maturities of three months or less.

         Business and Credit Risk Concentrations:  The largest five customer accounts receivable balances accounted for approximately 62% and 66% of the trade receivable balance at June 30, 2003 and 2002, respectively.
Credit is extended to customers based on evaluation of the customer's financial condition, generally without requiring collateral.  Exposure to losses on receivables is dependent on each customer's financial condition.
Therefore, O'Sullivan would be exposed to a large loss if one of its major customers were not able to fulfill its financial obligations.  From time to time, O'Sullivan maintains certain limited credit insurance which may help reduce, but not eliminate, exposure to potential credit losses.  In addition, O'Sullivan monitors its exposure for credit losses and maintains allowances for anticipated losses.

         Revenue Recognition:  O'Sullivan recognizes revenue from the sale of products when persuasive evidence of an arrangement exists, the product has been delivered, the price is fixed or determinable and collection of the resulting receivable is reasonably assured.  For all sales, O'Sullivan uses purchase orders from the customer, whether oral, written or electronically transmitted, as evidence that a sales arrangement exists.

         Generally, delivery occurs when product is delivered to a common carrier or private carrier, with standard terms being FOB shipping point.  O'Sullivan assesses whether the price is fixed or determinable based upon the payment terms associated with the transaction.

         O'Sullivan assesses collection based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer.  Collateral is generally not requested from customers.

         Shipping and Handling:  O'Sullivan reports amounts billed to customers as revenue, the cost of warehousing operations in cost of sales and freight out costs as part of selling, marketing and administrative expenses.  Freight out costs included in selling, marketing and administrative expenses in fiscal 2003, 2002 and
2001 were approximately $6.3 million, $9.7 million and $11.6 million, respectively.

         Inventories:  Inventories are stated at the lower of cost, determined on a first-in, first-out ("FIFO")
basis, or market.  Provision for potentially obsolete or slow-moving inventory is made based on management's evaluation of inventory levels and future sales forecasts.

         Property, Plant and Equipment:  Depreciation and amortization of property, plant and equipment is calculated using the straight-line method, which amortizes the cost of the assets over their estimated useful lives.  The ranges of estimated useful lives are:  buildings--30 to 40 years; machinery and equipment--3 to 10 years; leasehold improvements--the lesser of the life of the lease or asset.  Maintenance and repairs are charged to expense as incurred.  Renewals and betterments which materially prolong the useful lives of the assets are capitalized.  The cost and related accumulated depreciation of assets retired or sold are removed from the accounts, and gains or losses on disposal are recognized in the statement of operations.

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

         Intangible Assets:   O'Sullivan assesses goodwill regularly for impairment by applying a fair-value-based test, using the enterprise as the reporting unit.  If the book value of the reporting unit is below the fair value of the reporting unit, there is no impairment loss.  For fiscal years ended June 30, 2001 and earlier, goodwill was amortized over a 40-year period using the straight-line method.  Accumulated amortization at June 30, 2003 and 2002 approximated $29.8 million.

         O'Sullivan discontinued amortizing approximately $1.7 million of goodwill per year upon adoption of
Statement of Financial Accounting Standard ("SFAS") No. 142, Goodwill and Other Intangible Assets, on July 1,
2001.  Adjusted net loss and adjusted net loss attributable to common stockholders for the fiscal year ended June
30, 2001 had such amortization not been recorded would have been $6.5 million and $17.3 million, respectively.

         Fair Value of Financial Instruments:  The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate.  Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due primarily to the short-term nature of their maturities.

         Advertising Costs:  The Emerging Issues Task Force ("EITF") in April 2001 reached a consensus on
EITF No. 00-25, Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's
Products.  This issue requires that certain customer promotional payments that were classified as selling expenses be classified as a reduction of revenue.  O'Sullivan adopted EITF 00-25 effective January 1, 2002.  As a result of the adoption, $16.9 million was reclassified as a reduction in revenue rather than as a selling expense for fiscal year 2001.

         Advertising costs are expensed as incurred.  Advertising expense is included in selling, marketing and administrative expense and amounted to $7.5 million, $7.0 million and $8.5 million in fiscal 2003, 2002 and 2001, respectively.

         Income Taxes:  Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when it can not be established that it is more likely than not that all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         Environmental Remediation and Compliance:  Environmental remediation and compliance expenditures that relate to current operations are expensed or capitalized, as appropriate.  Expenditures that relate to an existing condition caused by past operations and that do not contribute to current or future revenue generation are expensed.  Liabilities are recognized when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated.  Generally, the timing of these accruals coincides with completion of a feasibility study or O'Sullivan's commitment to a formal plan of action.  To date, environmental expenditures have not been material, and management is not aware of any material environmental related contingencies.

         Significant Fourth Quarter Adjustments:  Note 4 describes the $1.5 million restructuring charge recorded by O'Sullivan in the fourth quarter of fiscal 2003.  During the fourth quarter of fiscal 2001, O'Sullivan recorded bad debt expense of $1.5 million associated with the August 20, 2001 bankruptcy filing of Ames
Department Stores, Inc.

         Accounting for Stock-Based Compensation:  O'Sullivan accounts for stock based compensation pursuant to the intrinsic value based method of accounting as prescribed by APB Opinion No. 25, Accounting for Stock Issued
to Employees.  O'Sullivan has made pro forma disclosures of net income as if the fair value based method of accounting defined in SFAS 123, Accounting for Stock-Based Compensation, had been applied.  See also Note 13 and
"New Accounting Standards."

         Comprehensive Income:  Other comprehensive income consists of foreign currency translation adjustments.
The tax benefit (expense) related to other comprehensive income (loss) approximated $0, ($10,000) and $113,000 for the years ended June 30, 2003, 2002 and 2001, respectively.

         New Accounting Standards:  In April 2001, the EITF reached a consensus on EITF 00-25.  This issue addresses the income statement classification of slotting fees, cooperative advertising arrangements and buydowns.  The consensus requires that certain customer promotional payments that were classified as selling expenses be classified as a reduction of revenue.  O'Sullivan adopted EITF 00-25 effective January 1, 2002 and reclassified certain selling, marketing and administrative expenses as a reduction of net sales.  Its adoption by
O'Sullivan had no impact on operating income or net income (loss).  As a result of the adoption of EITF 00-25, for the six months ended December 31, 2001, $7.7 million was reclassified as a reduction in revenue rather than as selling, marketing and administrative expense.  Reclassification for fiscal year 2001 was $16.9 million.

         In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS 143, Accounting for Asset
Retirement Obligations.  This pronouncement, which is effective for fiscal years beginning after June 15, 2002, addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.  O'Sullivan adopted this pronouncement effective
July 1, 2002.  The pronouncement had no material impact on O'Sullivan's financial position or results of operations.

         In August 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived
Assets.  This pronouncement, which is effective for fiscal years beginning after December 15, 2001, addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of.  This pronouncement had no adverse material impact on O'Sullivan's financial position or results of operations.  O'Sullivan adopted this pronouncement effective July 1, 2002.

         In April 2002, the FASB issued SFAS 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of
FASB Statement No. 13 and Technical Corrections.  The pronouncement, in part, addresses the presentation of gains and losses from the extinguishment of debt.  O'Sullivan adopted SFAS 145 effective July 1, 2002 and currently presents such items as other financing costs on a pre-tax basis as opposed to an extraordinary item, net of tax.
O'Sullivan also elected to present certain other financing costs previously recorded in interest expense as other financing costs and has reclassified prior periods for comparability.

         In June 2002, the FASB issued SFAS 146, Accounting for Costs Associated with Exit or Disposal
Activities.  This pronouncement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies EITF 94-3, Liability Recognition for Certain Employee Termination Benefits and
Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).  SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred rather than the date of an entity's commitment to an exit plan and establishes that fair value is the objective for initial measurement of the liability.  The provisions of this pronouncement are effective for exit or disposal activities that are initiated after December 31, 2002.  SFAS 146 has had no effect on O'Sullivan's financial position or results of operation.

         In December 2002, the FASB issued SFAS 148, Accounting for Stock-Based Compensation--Transition and
Disclosure.  This pronouncement amends SFAS 123, Accounting for Stock-Based Compensation to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.  The additional disclosure requirements of SFAS 148 are effective for fiscal years ending after December 15, 2002.

         O'Sullivan accounts for stock-based compensation for employees under APB Opinion No. 25, Accounting for
Stock Issued to Employees, and elected the disclosure-only alternative under SFAS 123.  No stock-based compensation cost is included in net earnings, as all options granted have an exercise price equal to the market value of the stock on the date of the grant.  In accordance with SFAS 148, the following tables present the effect on net earnings had compensation cost for the company's stock plans been determined consistent with SFAS
123.

                                                                                   For the year ended
                                                                                        June 30,
                                                                             2003             2002              2001
                                                                                     (in thousands)
Net income (loss) as reported                                          $    1,561       $  (89,206)       $   (7,938)
Less: total  stock-based  compensation  expense  determined under fair  value  method  for all  stock  options,  net of  related
   income tax                                                                  (7)              (5)               (4)

Pro forma net income (loss)                                            $    1,554       $  (89,211)       $   (7,942)

============================================================================================================
         The fair value of each option on the date of the grant is estimated using the Black-Scholes option-pricing model based upon the following weighted average assumptions:

                                                                             2003             2002              2001

Risk-free interest rate                                            None granted            4.35%             5.09%
Dividend yield                                                                            None             None
Volatility factor                                                                          0.1%              0.1%
Weighted average expected life (years)                                                     5.0               5.0

-------------------------------------------------------------------------------------------------------------------
         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period.

         In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.  This pronouncement changes the accounting for certain financial instruments that, under previous guidance, could be accounted for as equity and requires that those instruments be classified as liabilities (or assets in certain circumstances) on the balance sheet.  SFAS 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities all of whose shares are mandatorily redeemable.  SFAS 150 is generally effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June
15, 2003.  The adoption of SFAS 150 will result in the classification of O'Sullivan's mandatorily redeemable senior preferred stock as a non-current liability, instead of as an item between the liabilities and equity section of the balance sheet as O'Sullivan has historically presented it, effective July 1, 2003.  Adopting SFAS
150 will not affect O'Sullivan's  cash payments or liquidity.

         Reclassifications:  Certain items in the prior years' financial statements have been reclassified to conform with the current year's presentation.

Note 3--Revised Accounting for Tax Sharing Agreement with RadioShack.

         In 1994, RadioShack, then Tandy Corporation, completed an initial public offering of O'Sullivan.  In connection with the offering, O'Sullivan entered into a tax sharing and tax benefit reimbursement agreement with
RadioShack.  O'Sullivan Holdings and RadioShack made elections under Sections 338(g) and 338(h)(10) of the
Internal Revenue Code with the effect that the tax basis of O'Sullivan's assets was increased to the deemed purchase price of the assets, and an equal amount of such increase was included as taxable income in the consolidated federal tax return of RadioShack.  The result was that the tax basis of O'Sullivan's assets exceeded the historical book basis O'Sullivan used for financial reporting purposes.

         The increased tax basis of O'Sullivan's assets results in increased tax deductions and, accordingly, reduced its taxable income or increased its net operating loss.  Under the tax sharing agreement, O'Sullivan is contractually obligated to pay RadioShack nearly all of the federal tax benefit expected to be realized with respect to such additional basis.  The payments under the agreement represent additional consideration for the stock of O'Sullivan Industries, Inc. and further increase the tax basis of its assets from the 1994 initial public offering when payments are made to RadioShack.

         To the extent the benefit of these basis step-up deductions caused O'Sullivan to have a federal taxable loss, O'Sullivan was only obligated to pay RadioShack to the extent that the benefits were used to reduce taxable income to zero.  Any additional tax deductions resulting from the step-up create a net operating loss ("NOL")
carryforward on O'Sullivan's federal income tax return.  Under the terms of the tax sharing agreement, if
O'Sullivan utilized this NOL carryforward to generate future tax savings, O'Sullivan was also obligated to remit that benefit received to RadioShack.

         Since 1994, O'Sullivan has treated the amount due to RadioShack as income tax expense when such amounts become payable and to the extent that O'Sullivan had sufficient consolidated taxable income.  Thus, O'Sullivan's tax expense approximated what it would have been in the absence of the Section 338(h)(10) step-up in basis and the tax sharing agreement.

         Under this accounting method, the deferred tax asset from the step-up in basis, the obligation to
RadioShack and O'Sullivan's payments to RadioShack were not recorded on O'Sullivan's consolidated balance sheets because O'Sullivan deemed the benefits to be an asset of RadioShack.  When the tax benefits were received and paid to RadioShack, O'Sullivan recorded the payment as tax expense since this amount would have been paid as federal income taxes in the absence of the step-up in basis and the tax sharing agreement.

         In November 1999, O'Sullivan Holdings completed a leveraged recapitalization and merger transaction which significantly increased the debt of O'Sullivan.  As a result of the higher debt levels, O'Sullivan also experienced increased interest expense, which reduced the taxable income of O'Sullivan and also reduced the tax benefits used from the deductions arising from the step-up in basis.  O'Sullivan reduced its payments to
RadioShack accordingly.  RadioShack claimed that the deductions arising from the increased interest payments should not impact tax benefit payments due RadioShack under the tax agreement.  RadioShack pursued this matter and prevailed in an arbitration ruling in March 2002.  O'Sullivan reached a settlement agreement with RadioShack in May 2002.  Pursuant to the settlement agreement, O'Sullivan paid RadioShack $24.6 million in May 2002 and an additional $3.1 million in June 2002.  The sum of these two payments ($27.7 million) represented the amount due
RadioShack under the settlement agreement through June 30, 2002.  These amounts represent the calculation of what benefits O'Sullivan would have realized had it not had the additional interest expense from the 1999 recapitalization and merger.  The settlement agreement requires calculations into the future and quarterly payments to RadioShack if O'Sullivan's taxable income adjusted for the additional interest expense shows that it would have realized the benefits had it not incurred the additional interest expense.  If on this basis,
O'Sullivan could have used the deductions from the step-up in basis, it is required to make a payment to
RadioShack even though O'Sullivan may not be receiving any current tax benefit from these deductions on its federal income tax return.

         Following the decision in the arbitration and the settlement agreement with RadioShack, O'Sullivan recorded the $24.6 million payment to RadioShack as a deferred tax asset at March 31, 2002.  O'Sullivan believed that this was appropriate as the payment represented the tax benefit O'Sullivan could realize from future use of net operating losses on its consolidated federal income tax return if it had sufficient taxable income in the future.  After recording a tax provision of $3.2 million for the quarter ended March 31, 2002 and offsetting its deferred tax liabilities of $8.0 million, O'Sullivan had a net deferred tax asset of $13.4 million.

         Under SFAS 109, Accounting for Income Taxes, O'Sullivan must determine if it is more likely than not
that its net deferred tax asset will be realized as a reduction in tax liabilities in the future.   SFAS 109
requires objective evidence to support the more likely than not conclusion.  The arbitration decision dramatically affected O'Sullivan's liquidity, which reduced the amounts it could invest in sales efforts or cost improvements, as most free cash flow would now be used to pay RadioShack or repay O'Sullivan's indebtedness.  In addition, it became evident to O'Sullivan by March 2002 that the prolonged economic slowdown that started prior to September 11, 2001 was continuing.  This, coupled with the adverse effect on O'Sullivan's liquidity of the settlement, caused O'Sullivan to lower its projections of future taxable income. Accordingly, management projected O'Sullivan's expected future taxable income utilizing operating performance it achieved in fiscal 2002 assuming O'Sullivan's performance would be no better or worse over an extended period of time.  Such projections indicate that O'Sullivan would not have taxable income until 2009 when substantially all the tax benefit deductions had been taken.  At that point, the projections indicated that the net operating losses existing at that time would be utilized before they expire.  However, O'Sullivan currently has and is expected to have taxable losses for a number of years in the future.  Projections over a long time are inherently uncertain, and
O'Sullivan cannot provide objective evidence that its operations in 2009 and beyond will produce sufficient taxable income.  As a result, O'Sullivan provided a valuation allowance in its March 2002 quarter of
$13.4 million against all of its net deferred tax assets with a corresponding charge to income tax expense.
Consistent with O'Sullivan's prior accounting, both before and after the 1999 1999 recapitalization and merger,
O'Sullivan did not record any deferred tax assets related to future deductions from the step-up in basis or any future obligations to RadioShack as they were still contingent upon its taxable income in the future.

         Similarly, in O'Sullivan's June, September and December 2002 financial statements, it accounted for each payment to RadioShack in the same manner as the initial $24.6 million payment under the settlement agreement by recording a deferred tax asset to the extent that O'Sullivan could not benefit currently from the increased deductions.  O'Sullivan then provided a valuation allowance against the additional deferred tax asset with a corresponding charge to income tax expense on a quarter by quarter basis.  O'Sullivan believed this method was in conformity with accounting principles generally accepted in the United States and consistent with its accounting for the tax sharing agreement since 1994.

         In the third quarter of fiscal 2003, O'Sullivan received a comment letter from the staff of the
Securities and Exchange Commission ("SEC") on the accounting for the tax sharing agreement.  In the course of preparing the response to the SEC staff's comment letter, O'Sullivan reassessed the accounting for the tax sharing agreement in light of the arbitration settlement with RadioShack and concluded that the method of accounting for the tax sharing agreement should be changed.  O'Sullivan determined that the deferred tax asset created by the step-up in basis and the additional basis from the probable future payments to RadioShack should be recorded as of February 1994.  At the same time, O'Sullivan recorded its obligation to RadioShack under the tax sharing agreement.  The amounts of the deferred tax asset and the obligation to RadioShack were each $147.9 million at February 1994.  From 1994 through December 2001, the amounts of the deferred tax asset and the obligation to RadioShack were reduced as O'Sullivan realized the benefits of the deferred tax asset and paid
RadioShack amounts due under the tax sharing agreement.

         At March 31, 2002, a full valuation allowance was provided against the $97.9 million net deferred tax asset, which consists of the $13.4 million valuation allowance originally recorded in the March 2002 quarter plus an additional $84.5 million representing the balance of the deferred tax asset at that time.  The valuation allowance at June 30, 2002 of $97.4 million, together with the $3.5 million tax provision for the fiscal year, represent the $100.9 million recorded as tax expense for the year ended June 30, 2002.  O'Sullivan recorded the valuation allowance because it was unable to determine, based on objective evidence, that it is more likely than not that O'Sullivan would be able to utilize its net operating losses prior to their expiration.  If at a future date O'Sullivan determines that some or all of the deferred tax asset will more likely than not be realized,
O'Sullivan will reverse the appropriate portion of the valuation allowance and credit income tax expense.

         The remaining maximum obligation to RadioShack was $109.1 million at March 31, 2002.  The obligation was reduced by subsequent payments; the balance was $81.4 million at June 30, 2002 and $72.1 million at June 30,
2003.  O'Sullivan currently believes that it is probable that future payments to RadioShack will be made.

         In summary, instead of accounting for O'Sullivan's deferred tax assets resulting from the step-up in basis as tax expense through a valuation allowance on a quarter by quarter basis as O'Sullivan makes payments to
RadioShack under the tax sharing agreement, O'Sullivan revised its accounting to record the aggregate deferred tax asset and the obligation to RadioShack in February 1994.  The deferred tax asset has been reduced as
O'Sullivan realized the benefits from 1994 to March 2002 and was fully offset by the March 2002 valuation allowance.  Therefore, this revised method of accounting will increase O'Sullivan's net income (or reduce
O'Sullivan's net loss) and increase net income attributable to common stockholders (or reduce the loss) by the amount it pays RadioShack for each quarterly period after March 31, 2002 through the quarter ending March 31,
2009 or until O'Sullivan can determine, based on objective evidence, that it is more likely than not that
O'Sullivan will be able to utilize its net operating losses prior to their expiration and reverses all or a portion of the valuation allowance on its deferred tax assets.

         The expected timing or amounts of O'Sullivan's payments to RadioShack are not affected by the revised method of accounting, although the future payments to RadioShack are contingent upon achieving consolidated taxable income calculated on the basis stipulated in the settlement agreement.

Note 4--Restructuring Charges.

         In the fourth quarter of fiscal 2003, O'Sullivan determined to reduce its operations at its South
Boston, Virginia facility to one shift.  As a result, O'Sullivan reduced its workforce by about 200 people in
Virginia.  O'Sullivan also reduced its corporate staff in Lamar, Missouri by about 40 people, or about 15%.  In connection with these reductions, O'Sullivan incurred severance costs of approximately $1.5 million, which it recorded as a restructuring charge in the fourth quarter of fiscal 2003.  Substantially all of the severance will be paid within one year.

         In January 2001, O'Sullivan closed its Cedar City, Utah production facility.  Fixed assets with a net book value of $20.3 million were written down to estimated fair value, less cost to sell, resulting in an impairment charge of approximately $8.7 million in the second quarter of fiscal 2001.  An additional impairment charge of $540,000 was recognized in the quarter ended March 31, 2003.  The additional charge resulted from subsequent changes in the carrying amount of the assets held for sale due to unfavorable market conditions.

         In June 2003, O'Sullivan sold the land and building it owned in Cedar City, Utah.  The net proceeds from the sale were used to reduce indebtedness under O'Sullivan's senior credit facility.  The sale did not require a further significant adjustment to the carrying value of the land and building.  No significant assets remain from the closing of the facility.

         The components of the restructuring charge and an analysis of the amounts charged against the accrual are outlined below:

                                                           Charges                         Charges
                                                           through         Balance         through         Balance
                                           Original        June 30,        June 30,        June 30,       June 30,
        Restructuring Charges              Accrual           2001            2001            2002           2002
                                                                       (in thousands)
Employee termination benefits           $     1,302     $       915     $       387     $       387     $         -
Other Utah facility exit costs                  527             282             245             245               -
Total                                   $     1,829     $     1,197     $       632     $       632     $         -
Note 5--Derivative Financial Instruments.
===================================================================================================================

         O'Sullivan adopted SFAS 133 on July 1, 2000.  As required by the transition provisions of SFAS 133,
O'Sullivan recorded a net-of-tax cumulative-effect type loss of $95,000 in fiscal 2001 to recognize the fair value of its derivatives.

         As required under its senior credit facility, O'Sullivan hedged one-half of its term loans with an initial notional amount of $67.5 million with a three-year, costless interest rate collar.  The collar, which expired in March 2003, was based on three-month LIBOR with a floor of 6.43% and a ceiling of 8.75%.  O'Sullivan recorded additional (reduced) interest expense of $(2.1 million), $(5,000) and $2.1 million for fiscal 2003, 2002 and 2001, respectively.  These amounts represent the changes in fair value of the interest rate collar.  At June
30, 2002, the fair value of the interest rate collar of $2.1 million was recorded in accrued liabilities in the consolidated balance sheets.

Note 6--Inventory.

Inventory consists of the following:

                                                                           June 30,
                                                                2003                     2002
                                                                        (in thousands)
                        Finished goods                       $       37,744           $       39,199
                        Work in process                               3,923                    5,158
                        Raw materials                                10,759                    8,040
                                                             $       52,426           $       52,397

============================================================================================================
Note 7--Property, Plant and Equipment.

Property, plant and equipment consists of the following:

                                                                           June 30,
                                                                2003                     2002
                                                                        (in thousands)
                  Land                                       $          723           $          414
                  Buildings and improvements                         34,660                   34,123
                  Machinery and equipment                           137,856                  131,887
                  Construction in progress                              220                      667
                                                                    173,459                  167,091
                  Less: accumulated depreciation                   (101,592)                 (87,947)
                                                             $       71,867           $       79,144
                                                       ======================== ========================

------------------------------------------------------------------------------------------------------------
         Depreciation expense was $13.3 million, $14.2 million and $12.8 million for fiscal 2003, 2002 and 2001, respectively, of which $11.4 million, $12.1 million, and $10.6 million, respectively, was included in cost of sales.

Note 8--Accrued Liabilities.

         Accrued liabilities consists of the following:

                                                                           June 30,
                                                                2003                     2002
                                                                        (in thousands)
        Accrued employee compensation                        $        6,302           $       10,953
        Accrued interest                                              3,170                    2,839
        Accrued termination benefits                                  1,509                        -
        Other current liabilities                                     1,062                    4,607
                                                             $       12,043           $       18,399

===================================================================================================================
Note 9--Long-Term Debt and Other Borrowing Arrangements.

         Long-term debt consists of the following:

                                                                           June 30,
                                                                2003                     2002
                                                                        (in thousands)
        Senior term loan, tranche A                          $       10,593           $       25,247
        Senior term loan, tranche B                                  77,673                   87,285
        Industrial revenue bonds                                     10,000                   10,000
        Senior subordinated notes                                    95,743                   95,350
        Senior note                                                  19,435                   16,754
        Total debt                                                  213,444                  234,636
        Less current portion                                         (4,039)                  (4,430)
        Total long-term debt                                 $      209,405           $      230,206

===================================================================================================================
         Total debt, including the discount, net of accretion, of $4.3 million on the senior subordinated notes and $2.8 million on the senior note, matures as follows (in thousands):

                                     2004                    $        4,039
                                     2005                             6,417
                                     2006                            16,069
                                     2007                            61,741
                                     2008                                 -
                                     Thereafter                     132,235
                                                             $      220,501
                                                       ========================

-------------------------------------------------------------------------------------------------------------------
         Senior Credit Facility.  O'Sullivan Industries is the obligor under a senior credit facility totaling
$175.0 million.  O'Sullivan Industries entered into an agreement for the senior credit facility on November 30,
1999.  The senior credit facility consisted of the following:

o        Senior term loan, tranche A--$35.0 million term loan facility payable in 23 quarterly installments beginning March 31, 2000.  The outstanding balance has been reduced to $10.6 million.

o        Senior term loan, tranche B--$100.0 million term loan facility payable in 26 quarterly installments beginning March 31, 2001.  The balance of these loans has been reduced to $77.7 million.

o        Revolving credit facility--$30.0 million revolving credit facility due November 30, 2005, which includes a $15.0 million letter of credit subfacility and a $5.0 million swing line subfacility.  At June 30,
         2003, O'Sullivan had no borrowings outstanding on the revolving credit facility and approximately $13.5 million of letters of credit outstanding.

         O'Sullivan Industries' obligations under the senior credit facility are secured by first priority liens and security interests in the stock of O'Sullivan Industries, O'Sullivan Industries - Virginia and O'Sullivan
Furniture Factory Outlet, Inc. and substantially all of the assets of O'Sullivan Industries, O'Sullivan
Industries - Virginia and O'Sullivan Furniture Factory Outlet, Inc.

         The senior credit facility and notes are subject to certain financial and operational covenants and other restrictions, including among others, a requirement to maintain certain financial ratios and restrictions on O'Sullivan Industries' ability to make capital expenditures, sell assets, sell securities, engage in acquisitions and incur additional indebtedness.  In addition, the agreements effectively prohibit the payment of dividends on O'Sullivan stock.

         The senior credit facility was amended as of January 30, 2001.  The primary changes to the senior credit facility were to the covenants for minimum consolidated EBITDA, consolidated leverage ratios, consolidated interest coverage ratio and the consolidated fixed charge coverage ratio.  The amended covenants are less restrictive than those in the original senior credit facility.  The amendment also required a $10.0 million prepayment of the term loans on or before June 30, 2001.  The prepayment was completed on May 1, 2001.

         The senior credit facility was further amended in May 2002.  The amendment excludes from the definition of consolidated fixed charges $27.0 million paid by O'Sullivan to RadioShack Corporation pursuant to the tax sharing agreement in the quarter ended June 30, 2002.

         As of June 30, 2003, O'Sullivan executed an additional amendment to its senior credit facility.  The amendment revises certain financial covenants for quarters ending June 30, 2003 through June 30, 2004.  The amendment made several other changes to the senior credit facility, including reducing the revolving credit commitment from $40.0 million to $30.0 million and increasing the excess cash flow prepayment percentage from 75%
to 100%.  The interest rate on loans under the senior credit facility was increased  to a Eurodollar rate plus
4.75% or prime plus 3.75% for revolving credit and tranche A term loans and a Eurodollar rate plus 5.25% or a base rate plus 4.25% for tranche B term loans.  O'Sullivan Industries also pays a quarterly fee equal to 0.5% per annum of the unused commitment under the senior credit facility.  On June 30, 2003, the interest rate for tranche
A loans was 6.1%.  The interest rate for tranche B loans was 6.6%.  In addition, O'Sullivan will pay additional interest of 2.0% on the outstanding balance of the tranche B loans on July 2, 2004 or when the loans are repaid.
At June 30, 2003, O'Sullivan was in compliance with the amended debt covenants.

         The restriction on the incurrence of additional indebtedness in the senior credit facility limited
O'Sullivan Industries' ability to incur additional debt to approximately $4.1 million on June 30, 2003.  In addition, about $1.5 million of the line of credit can be used for letters of credit.

         Refinancing.  On September 29, 2003, O'Sullivan Industries issued $100.0 million of privately placed,
10.63% senior secured notes maturing on October 1, 2008.  The notes were issued at a price of 95% providing $95.0 million in cash proceeds before expenses related to the issuance, which are estimated to be about $5 million. The proceeds were used to repay the term loans under O'Sullivan's senior credit facility.  The notes are secured by a first-priority security interest in and lien on substantially all of O'Sullivan's assets (and on O'Sullivan
Industries' capital stock) other than accounts receivable, inventory, capital stock of O'Sullivan Industries'
subsidiaries, deposit accounts, certain books and records and certain licenses, and by a second-priority security interest in and lien on substantially all of O'Sullivan's accounts receivable, inventory, deposit accounts, certain books and records and certain licenses.  The notes are guaranteed by O'Sullivan Holdings, O'Sullivan
Industries - Virginia and O'Sullivan Furniture Factory Outlet, Inc.   O'Sullivan also entered into a registration
rights agreement pursuant to which it is obligated to file a registration statement with respect to an offer to exchange the notes for a new issue of identical notes registered under the Securities Act of 1933, as amended, within 90 days after this offering closes, and to use all commercially reasonable efforts to cause the registration statement to declared effective on or prior to 180 days after the notes were issued.  O'Sullivan may also be required under certain circumstances to provide a shelf registration statement to cover resales of the notes.

         On September 29, 2003, O'Sullivan Industries, O'Sullivan - Virginia and O'Sullivan Furniture Factory
Outlet, Inc. also entered into a new asset-based credit agreement which permits revolving borrowings of up to
$40.0 million to the extent of availability under a collateral borrowing base.  The credit agreement has a $25.0 million sub-limit for letters of credit, of which O'Sullivan is currently utilizing approximately $14.0 million.
The credit agreement is secured by a first-priority security interest in and lien on substantially all of
O'Sullivan's accounts receivable, inventory, deposit accounts, certain books and records and certain licenses, and a second-priority security interest in and lien on substantially all of O'Sullivan's assets other than accounts receivable, inventory, capital stock of O'Sullivan Industries and its subsidiaries, deposit accounts, certain books and records and certain licenses.  O'Sullivan guaranteed the obligations under the credit agreement.  The interest rate on loans under the credit agreement is a LIBOR rate plus 2.5% or an index rate plus 1.0%.  A fee equal to 0.5% per annum is paid on the unused commitment under the credit agreement.  O'Sullivan Industries -
Virginia and O'Sullivan Furniture Factory Outlet, Inc. are also parties to the credit agreement.  No loans were outstanding under the credit agreement as of September 29, 2003.

         In connection with the repayment of the term loans and the termination of the revolving credit facility under the senior credit facility, O'Sullivan will expense approximately $2.3 million of unamortized issuance costs related to the facility in the first quarter of fiscal 2004.

         Industrial Revenue Bonds.  O'Sullivan Industries - Virginia is obligor on $10.0 million of variable rate industrial revenue bonds ("IRB's") that mature on October 1, 2008.  Interest on the IRB's is paid monthly.  The loan is secured by a $10.2 million standby letter of credit under the credit agreement.  At June 30, 2003 the interest rate on these bonds was about 1.27%.  A letter of credit provides liquidity and credit support for the
IRB's; the cost of the letter of credit was an additional 3.25% in fiscal 2003.  Effective June 30, 2003 the cost increased to 4.75%.

         Senior Subordinated Notes.  The senior subordinated notes issued by O'Sullivan Industries totaling
$100.0 million bear interest at the rate of 13.375% per annum and are due in 2009.  The notes were sold at
98.046% of their face value.  Interest is payable semiannually on April 15 and October 15.  The senior subordinated notes contain various covenants including restrictions on additional indebtedness based on EBITDA coverage.  In connection with these notes, O'Sullivan issued warrants to purchase 93,273 shares of O'Sullivan common stock at an exercise price of $0.01 per share and 39,273 shares of O'Sullivan Series B junior preferred stock at an exercise price of $0.01 per share.  The warrants were immediately exercisable and were recorded at their fair value of $3.5 million.  The notes were recorded net of discount, which consists of $2.0 million of original issue discount and $3.5 million of the original proceeds allocated to the estimated fair value of the warrants and which has been classified as paid-in capital in the consolidated balance sheets.

         Senior Note.  The $22.2 million senior note, including accrued interest, issued by O'Sullivan bears interest at the rate of 12.0% per annum, compounding semiannually, and principal and interest are due in 2009.
In connection with this note, O'Sullivan issued warrants to purchase 93,273 shares of O'Sullivan common stock at an exercise price of $0.01 per share and 39,273 shares of O'Sullivan Series B junior preferred stock at an exercise price of $0.01 per share.  The note was recorded net of discount of $3.5 million, which represents the estimated fair value of the warrants.  Accordingly, this amount has been recognized as additional paid-in capital in the consolidated balance sheets.  At O'Sullivan's election, interest on this note may be added to the principal of the note rather than being paid currently.

         The original issue discount and the warrants are amortized over the life of the notes using the effective interest rate method.  Expenses related to the issuance of the debt financing as part of the 1999 recapitalization and merger were approximately $13.0 million and have been capitalized and recorded as other assets.  Of this amount, $1.0 million was paid to Bruckmann, Rosser, Sherrill & Co., LLC ("BRS, LLC").

Note 10--Mandatorily Redeemable Preferred Stock.

         As part of the 1999 recapitalization and merger, O'Sullivan issued shares of senior preferred stock, par value $0.01 per share, to the stockholders of O'Sullivan as partial consideration for their shares of common stock.  The senior preferred stock has a liquidation preference of $1.50 per share.  Dividends accrue at a rate of 12% per annum, compounding semiannually if unpaid.  The liquidation value plus accumulated dividends on June
30, 2003 was $37.4 million.  The senior preferred stock may be redeemed by O'Sullivan at any time and must be redeemed on November 30, 2011, or earlier in the event of a change in control of O'Sullivan.

         The carrying amount of the senior preferred stock is based upon the fair market value of the senior preferred stock on November 30, 1999 plus accretion and accumulated dividends to June 30, 2003.

Note 11--Junior Preferred Stock.

         As part of the 1999 recapitalization and merger, O'Sullivan issued 515,681.33 shares of Series B junior preferred stock, par value $0.01 per share, to BRS and the management participants in the recapitalization and merger.  Consideration paid for these consisted of cash and shares of O'Sullivan common stock.  In fiscal 2001,
13,328 shares of Series B junior preferred stock were issued pursuant to the exercise of warrants, increasing junior preferred stock by $1.3 million and decreasing additional paid-in capital by the same amount.  Dividends accrue at a rate of 14% per annum, compounding semiannually if unpaid.  The liquidation value plus accumulated dividends on June 30, 2003 was $85.7 million, which is the carrying amount for the stock on the accompanying balance sheet.  The junior preferred stock may be redeemed by O'Sullivan at any time, but there is no mandatory redemption date for the Series B junior preferred stock.

Note 12--Income Taxes.

         The income tax provision consists of the following:

                                                                                   For the year ended
                                                                                        June 30,
                                                                        2003              2002             2001
Current:                                                                             (in thousands)
    Federal                                                            $        -       $       45        $     (210)
   State                                                                        -              320                17
                                                                                -              365              (193)
Deferred                                                                        -          100,562            (4,028)
                                                                       $        -       $  100,927        $   (4,221)

===================================================================================================================
         The following table reconciles O'Sullivan's federal corporate statutory rate and its effective income tax rate:

                                                                                   For the year ended
                                                                                        June 30,
                                                                        2003              2002             2001
Statutory rate                                                              35.0%            35.0%             35.0%
State income taxes, net of federal benefit                                   -                1.6              (1.6)
Goodwill amortization                                                        -                -                 2.5
Valuation allowance                                                        (35.0)           823.3               -
Other, net                                                                   -                1.2              (0.9)
Effective tax rate                                                           0.0%           861.1%             35.0%

===================================================================================================================
         Deferred tax assets and liabilities consist of the following:

                                                                           June 30,
                                                                2003                     2002
Deferred tax assets:                                                    (in thousands)
Allowance for doubtful accounts                              $        1,102           $        1,517
Insurance liabilities                                                   370                      606
Accrued compensation                                                  3,498                    3,402
Inventories                                                           1,561                    1,621
Other                                                                   400                      425
Section 338  deductions for future periods and unpaid
liability to RadioShack                                              72,067                   81,374
Net operating loss carryforwards                                     30,604                   21,520
Subtotal                                                            109,602                  110,465
Valuation allowance                                                 (97,554)                 (97,364)
Total deferred tax assets                                            12,048                   13,101

Deferred tax liabilities:
Depreciation and amortization                                       (12,048)                 (13,101)
Net deferred tax asset                                       $            -           $            -

===================================================================================================================
         O'Sullivan recorded no tax expense in the year ended June 30, 2003.  O'Sullivan recorded tax expense of
$100.9 million for the year ended June 30, 2002 that included a valuation allowance of $97.4 million.  See Note 3 for a discussion of O'Sullivan's accounting with respect to the tax sharing agreement between RadioShack
Corporation and O'Sullivan.

Note 13--Stock Options.

         In January 2000, O'Sullivan adopted its 2000 Common Stock Option Plan.  Pursuant to this plan,
O'Sullivan may issue up to 81,818 shares of O'Sullivan common stock to employees of O'Sullivan.  The exercise price for shares issued under the plan is equal to the fair market value on the date of grant.  Options issued pursuant to the plan will vest in five annual installments if certain performance targets are met; otherwise, the options will vest in seven years from their date of grant or one day prior to their expiration.  On June 19,
2000, the compensation committee granted options to purchase 75,800 shares of common stock at an exercise price of $1.90 per share, which was the estimated fair value of the underlying common stock at the date of grant.  The expiration date of these options is November 30, 2009.  Twenty percent of these options were exercisable at June
30, 2003.

         In November 2001, O'Sullivan adopted its 2001 Director Common Stock Option Plan.  Pursuant to this plan,
O'Sullivan may issue up to 15,000 shares of O'Sullivan common stock to O'Sullivan directors who are not employees of, or consultants to, O'Sullivan or BRS or any affiliate of BRS.  The exercise price for shares issued under the plan is equal to the fair market value on the date of grant.  Options issued pursuant to the plan will vest in three equal annual installments.  On November 15, 2001, the Board granted options to purchase 6,000 shares of common stock at an exercise price of $1.90 per share, which was the estimated fair value of the underlying common stock at the date of grant.  The expiration date of these options is November 15, 2011.  Two thousand of these options were exercisable at June 30, 2003.

                                    Summary of Common Stock Option Transactions
                                           (share amounts in thousands)

                                        June 30, 2003                June 30, 2002               June 30, 2001
                                                  Weighted                    Weighted                     Weighted
                                                  Average                      Average                     Average
                                                  Exercise                    Exercise                     Exercise
                                    Shares         Price         Shares         Price         Shares        Price

Outstanding   at  beginning  of
   year                                 82        $     1.90         76       $     1.90          76       $     1.90
Grants                                   -                            6             1.90           1             1.90
Exercised                                -                            -                            -             -
Converted  into Series A junior
   preferred stock options               -                            -                            -             -
Extinguished  and exchanged for
   senior  preferred  stock and
   cash                                  -                            -                            -             -
Canceled                                (1)             1.90          -                           (1)            1.90
Outstanding at end of year              81              1.90         82             1.90          76             1.90
Exercisable at end of year              17              1.90         15             1.90          15             1.90
Weighted  average fair value of
   options  granted  during the
   year                                           $   N/A                     $     0.37                   $     0.43

===================================================================================================================
         In the 1999 recapitalization and merger, O'Sullivan issued options to purchase 60,318.67 shares of its
Series A junior preferred stock, par value $0.01 per share, in exchange for certain options held by management participants in the buyout. All of these options are currently vested and exercisable and expire on December 31,
2025.  The agreements for the options to purchase O'Sullivan's Series A junior preferred stock provide for a special accrual at the rate of 14% per annum on the difference between the liquidation value of the stock
($150.00 per share) and the exercise price of the option ($50.00 per share). The special accrual accrues at the same time and in the same manner as would dividends on issued and outstanding shares of O'Sullivan's Series A junior preferred stock.  No amount is payable until the exercise of the option, and payment is further subject to the terms of any debt agreement of O'Sullivan. When made, payment of the special accrual may be made in cash or by a reduction in the exercise price for the option. The special accrual approximated $1.2 million, $1.1 million and $946,000 for fiscal 2003, 2002 and fiscal 2001, respectively, and is included in selling, marketing and administrative expense in the consolidated statements of operations.

         O'Sullivan accounts for stock-based compensation for employees under Accounting Principles Board No. 25 and has adopted the disclosure-only provisions of SFAS 123.  Accordingly, no stock-based compensation cost has been recognized for options except as mentioned above.  See Note 2 for the pro forma disclosures had compensation cost for stock option plans been determined in accordance with the provisions of SFAS 123.

Note 14--Employee Benefit Plans.

         Prior to December 31, 2002, O'Sullivan maintained a stock purchase program that was available to most employees.  The stock purchase program (the "SPP"), as amended, allowed a maximum employee contribution of 5%, while O'Sullivan's matching contribution was 25%, 40% or 50% of the employee's contribution, depending on the length of the employee's participation in the program.  The program invested contributions in a broad-based mutual fund.  The matching contributions to the stock purchase program were $307,000, $640,000 and $673,000 in fiscal years 2003, 2002 and 2001, respectively.  O'Sullivan terminated the SPP effective December 31, 2002.

         O'Sullivan also has a Savings and Profit Sharing Plan in which most employees are eligible to participate.  Under the savings orss. 401(k) portion of the plan, employees may contribute from 1% to 50% of their compensation (subject to certain limitations imposed by the Internal Revenue Code).  Prior to January 1, 2003,
O'Sullivan made matching contributions equal to 50% of the first 5% of eligible employee contributions.  The matching contribution increased to 100% of the first 5% of eligible employee contributions effective January 1,
2003.  Under the profit sharing portion of the plan, O'Sullivan may contribute annually an amount determined by the Board of Directors. Employer matching contributions vest immediately, while profit sharing contributions vest
100% when the employee has five years of service with O'Sullivan.  For fiscal 2003, 2002 and 2001, O'Sullivan accrued approximately $0, $2.2 million, and $0 respectively, for the profit sharing portion of the plan.  The matching contributions to the savings portion of the plan were $858,000, $458,000 and $600,000 in fiscal years
2003, 2002 and 2001, respectively.

         Effective July 1, 1997, O'Sullivan implemented its Deferred Compensation Plan.  This plan is available to employees of O'Sullivan deemed to be "highly compensated employees" pursuant to the Internal Revenue Code.
O'Sullivan makes certain matching and profit sharing accruals to the accounts of participants.  All amounts deferred or accrued under the terms of the plan represent unsecured obligations of O'Sullivan to the participants.  Matching and profit sharing accruals under this plan were not material in fiscal 2003, 2002 or
2001.

Note 15--Termination Protection Agreements.

         O'Sullivan has entered into Termination Protection Agreements with its officers.  These Termination
Protection Agreements, all of which are substantially similar, have initial terms of two years which automatically extend to successive one-year periods unless terminated by either party.  If the employment of any of these officers is terminated, with certain exceptions, within 24 months following a change in control, the officers are entitled to receive certain cash payments, as well as the continuation of fringe benefits for a period of up to twelve months.  Additionally, all benefits under the Savings and Profit Sharing Plan and the
Deferred Compensation Plan vest, all restrictions on any outstanding incentive awards or shares of restricted common stock will lapse and such awards or shares will become fully vested, all outstanding stock options will become fully vested and immediately exercisable, and O'Sullivan will be required to purchase for cash, on demand made within 60 days following a change in control, any shares of unrestricted common stock and options for shares at the then current per-share fair market value.  The agreements also provide one year of outplacement services for the officer and that, if the officer moves more than 20 miles from his primary residence in order to accept permanent employment within 36 months after leaving O'Sullivan, O'Sullivan will, upon request, repurchase the officer's primary residence at a price determined in accordance with the agreement.

         Under the Termination Protection Agreements, a "Change in Control" will be deemed to have occurred if either (i) any person or group acquires beneficial ownership of 15% of the voting securities of O'Sullivan; (ii)
there is a change in the composition of a majority of the board of directors within any two-year period which is not approved by certain of the directors who were directors at the beginning of the two-year period; (iii) the stockholders of O'Sullivan approve a merger, consolidation or reorganization involving O'Sullivan; (iv) there is a complete liquidation or reorganization involving O'Sullivan; or (v) O'Sullivan enters into an agreement for the sale or other disposition of all or substantially all of the assets of O'Sullivan.

Note 16--Stockholder Rights Plan.

         O'Sullivan has adopted a Stockholder Rights Plan under which one right (a "Right") was issued with respect to each share of common stock.  Each Right entitles the holder to purchase from O'Sullivan a unit consisting of one one-thousandth of a share of Series A junior participating preferred stock at a purchase price of $110 per Right, subject to adjustment in certain events.

         The Rights are currently attached to all certificates representing outstanding shares of common stock, and separate certificates for the Rights will be distributed only upon the occurrence of certain specified events.  The Rights will separate from the common stock and a "Distribution Date" will occur upon the earlier of
(i) ten days following a public announcement that a person or group of affiliated or associated persons (an
"Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of common stock, or (ii) ten business days (or such later date as may be determined by
O'Sullivan's Board of Directors before the Distribution Date occurs) following the commencement of a tender offer or exchange offer that would result in a person becoming an Acquiring Person.

         The Rights Plan was amended in March 1999 to change the Rights Agent and to conform the plan to recent
Delaware court decisions.  The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 1, 2004, unless earlier redeemed or exchanged by O'Sullivan.

Note 17--Related Party Transactions.

         BRS.  O'Sullivan Industries entered into a management services agreement with BRS, LLC for strategic and financial advisory services on November 30, 1999. The fee for these services is the greater of (a) 1% of
O'Sullivan Industries' consolidated cash flow (as defined in the indenture related to the O'Sullivan Industries senior subordinated notes) or (b) $300,000 per year.  Under the management services agreement, BRS, LLC can also receive reimbursement for expenses.

         The credit agreement, the indenture for the senior secured notes and the management services agreement all contain certain restrictions on the payment of the management fee.  The management services agreement provides that no cash payment for the management fee can be made unless the fixed charge coverage ratio (as defined in the indenture for the senior subordinated notes) for O'Sullivan Industries' most recently ended four full fiscal quarters would have been greater than 2.0 to 1.0.  Similarly, the indenture for the senior secured notes provides that payments under the management services agreement are conditional and contingent upon the fixed charge coverage ratio (as defined in the indenture for the senior secured notes) for the four most recently ended full fiscal quarters immediately preceding any payment date being at least 2.0 to 1.  The credit agreement prevents O'Sullivan Industries from paying fees and expenses under the management services agreement if a default or event of default exists or if one would occur as a result of the payment.  All fees and expenses under the management services agreement are subordinated to the senior subordinated notes.

         In September 2000, O'Sullivan paid BRS, LLC $682,000 under the management services agreement, of which
$266,000 was a prepayment of a portion of the fiscal 2001 management fees.  The management fee and other reimbursable costs of $442,000, $501,000 and $536,000 recognized during fiscal years 2003, 2002 and 2001, respectively, are included in selling, marketing and administrative expense in the consolidated statement of operations.  The amounts due BRS, LLC at June 30, 2002 approximated $719,000 and is included in accrued liabilities on the consolidated balance sheets.  O'Sullivan paid BRS, LLC $713,000 in the first quarter of fiscal
2003 for the balance owed through June 30, 2002 and $305,000 as a prepayment of the fiscal 2003 management fee.
In January 2003, O'Sullivan made an additional prepayment of $285,000 for the fiscal 2003 management fee.  At
June 30, 2003, the prepaid balance of $147,000 is included in prepaid expenses on the consolidated balance sheets.

         Employee Loans.  At June 30, 2003, O'Sullivan held two notes receivable with a balance of approximately
$343,000 from employees of O'Sullivan.  O'Sullivan loaned the employees money to purchase common stock and Series
B junior preferred stock of O'Sullivan in the 1999 recapitalization and merger.  The notes bear interest at the rate of 9% per annum and mature on November 30, 2009, or earlier if there is a change of control and is with full recourse to the employees.  The receivables are recorded on the O'Sullivan balance sheet as a reduction in stockholders' equity.

Note 18--Commitments and Contingencies.

         Leases.  O'Sullivan leases warehouse space, computers and certain other equipment under operating leases.  As of June 30, 2003, minimum future lease payments for all noncancellable lease agreements were as follows (in thousands):

                                     2004                    $        1,412
                                     2005                               706
                                     2006                               591
                                     2007                               121
                                     2008                                72
                                     Thereafter                          36
                                     Total                   $        2,938
                                                       ========================

-------------------------------------------------------------------------------------------------------------------
         Amounts incurred by O'Sullivan under operating leases (including renewable monthly leases) were
$1.8 million, $1.9 million and $1.9 million in fiscal 2003, 2002 and 2001, respectively.

         Tax Sharing Agreement with RadioShack.  During fiscal 2003, 2002 and 2001, O'Sullivan paid $9.3 million,
$27.7 million and $0.0, respectively, to RadioShack pursuant to the tax sharing agreement.  Future tax sharing agreement payments are contingent on taxable income.  The maximum payments are fiscal 2004--$11.6 million; fiscal
2005--$10.5 million; fiscal 2006--$11.3 million; and thereafter--$38.7 million.

         Litigation.  On September 24, 2002, Montgomery Ward, LLC filed suit against O'Sullivan in the U.S.
Bankruptcy Court, District of Delaware, for the avoidance and recovery of alleged preferential transfers under
Bankruptcy Codess.ss.547 and 550.  Montgomery Ward claims the alleged payments aggregate $3.7 million and has demanded that amount, together with interest.

         O'Sullivan responded to the complaint, asserting defenses under the Bankruptcy Code and denying an essential element of Montgomery Ward's case.  O'Sullivan is contesting this lawsuit vigorously.  No trial date has been set.  O'Sullivan believes that the outcome of the preference action by Montgomery Wards will not have a material adverse effect on its results of operations, liquidity or financial condition.

         In August, 2003, Ames Department Stores, Inc. filed suit against O'Sullivan Industries in the U.S.
Bankruptcy Court, Southern District of New York alleging that payments made by Ames within 90 days prior to its bankruptcy constituted preferential transfers under the Bankruptcy Code that should be recovered from O'Sullivan
Industries by Ames, together with interest.  The alleged payments aggregate $2.1 million.  O'Sullivan received the summons in this action on September 22, 2003.  O'Sullivan believes it did not receive any preferential payments and plans to contest this lawsuit vigorously. However, until the claim can be investigated further,
O'Sullivan is unable to predict the outcome of this litigation.

         O'Sullivan Industries is a party to various legal actions arising in the ordinary course of its business.  O'Sullivan does not believe that any such pending actions will have a material adverse effect on its results of operations, liquidity or financial position.  O'Sullivan maintains liability insurance at levels which it believes are adequate for its needs.

         Regulatory Matters.  O'Sullivan's operations are subject to extensive federal, state and local laws, regulations and ordinances relating to the generation, storage, handling, emission, transportation and discharge of certain materials, substances and waste into the environment.  Permits are required for certain of
O'Sullivan's operations and are subject to revocation, modification and renewal by governmental authorities.  In general, compliance with air emission regulations is not expected to have a material adverse effect on
O'Sullivan's business, results of operations or financial condition.

         O'Sullivan's manufacturing facilities ship waste product to various disposal sites.  O'Sullivan
Industries has been designated as a potentially responsible party under the Arkansas Remedial Action Trust Fund
Act in connection with the cost of cleaning up one site in Diaz, Arkansas and has entered into a de minimis buyout agreement with certain other potentially responsible parties, pursuant to which it has contributed $2,000 to date toward cleanup costs.  O'Sullivan believes that amounts it may be required to pay in the future, if any, will be immaterial.

         Retirement Agreement.  In October 1998, O'Sullivan entered into a Retirement and Consulting Agreement,
Release and Waiver of Claims with Daniel F. O'Sullivan.  Under the retirement agreement, as amended in May 1999,
Mr. O'Sullivan resigned as Chief Executive Officer in October 1998 and retired as an executive on March 31,
2000.  O'Sullivan agreed to pay Mr. O'Sullivan $42,160 per month for 36 months after his retirement and then to pay him $11,458 per month until he reaches age 65.  Payments under Mr. O'Sullivan's retirement and consulting agreement amount to an aggregate of $2.2 million and a present value of approximately $1.9 million.  During this period, Mr. O'Sullivan is required to provide consulting, marketing and promotional services with respect to
O'Sullivan's manufacturing activities and relations with major customers, if requested by O'Sullivan, from time to time.  Mr. O'Sullivan has agreed not to compete with O'Sullivan during the period he is a consultant.  O'Sullivan will also provide Mr. O'Sullivan with health insurance during the term of the agreement and thereafter until he becomes eligible for Medicare and life insurance during the term of the agreement.

Note 19--Major Customers.

         Sales to three customers exceeded 10% of gross sales.  Sales to such customers as a percentage of gross sales were:

                                                                                 For the year ended
                                                                                      June 30,
                                                                       2003             2002              2001
                         Customer A                                       19%               19%              19%
                         Customer B                                       13%               14%              17%
                         Customer C                                       12%               12%              11%

-------------------------------------------------------------------------------------------------------------------
Note 20--Quarterly Operating Results--Unaudited.

                                                                           (in thousands)
                                                                      Fiscal 2003 (By Quarter)
                                                      1                 2                 3                  4

Net sales                                         $   71,557        $   79,111        $   86,866        $   51,618
Gross profit                                          19,973            19,727            21,246            13,229
Net income (loss)                                      1,539 1           1,966 1           2,684 1, 2       (4,628) 1, 2

-------------------------------------------------------------------------------------------------------------------

                                                                           (in thousands)
                                                                      Fiscal 2002 (By Quarter)
                                                      1                 2                 3                 4

Net sales                                         $   82,193 3      $   84,314 3      $  105,467        $   77,124
Gross profit                                          20,468 3          21,665 3          30,507            21,796
Net income (loss)                                     (1,436)            1,136           (91,752) 4          2,846 1

-------------------------------------------------------------------------------------------------------------------
         1Net income (loss) reflects the absence of tax expense because of the valuation allowance taken against
O'Sullivan's net deferred tax asset in the third quarter of fiscal 2002.

         2The third and fourth quarters of fiscal 2003 include $540,000 and $1.5 million, respectively, of restructuring charges as described in Note 4.

         3Net sales, gross profit and selling, marketing and administrative expense for the first and second quarters of fiscal 2002 have been adjusted to reflect a new accounting pronouncement which requires a reclassification of certain selling expenses to a reduction of net sales.

         4The third quarter of fiscal 2002 includes income tax expense of $101.1 million resulting from the valuation allowance recorded in connection with O'Sullivan's net deferred tax asset.

Note 21--Condensed Consolidating Financial Information.

         As discussed in Note 9, in November 1999 O'Sullivan Industries issued $100 million of 13.375% senior subordinated notes due 2009.  These notes were unsecured obligations of O'Sullivan Industries; however, they were guaranteed on an unsecured basis by O'Sullivan Industries - Virginia and any future subsidiaries created, including O'Sullivan Furniture Factory Outlet, Inc., which commenced operations in April 2002.  The guarantees are full and unconditional.  In fiscal 2000, O'Sullivan Industries exchanged the notes issued in November 1999 for notes with substantially identical terms and associated guarantees.  The exchange notes have been registered under the Securities Act of 1933, as amended.

         In September 2003 O'Sullivan Industries issued $100 million of 10.63% senior secured notes.  These notes are secured by substantially all the assets of O'Sullivan Industries and its guarantor subsidiaries O'Sullivan
Industries - Virginia and O'Sullivan Furniture Factory Outlet, Inc.  The senior secured notes are also guaranteed by O'Sullivan Holdings.  The guarantees are full and unconditional.  Security for the senior secured notes includes first priority liens and security interests in the stock of O'Sullivan Industries.

         The accompanying condensed consolidating financial information has been prepared and presented pursuant to SEC rules and regulations.

Condensed Consolidating Statements of Operations
                                                                     For the year ended June 30, 2003
                                                                              (in thousands)
                                                   ----------------------------------------------------------------------
                                                   O'Sullivan   O'Sullivan     Guarantor   Consolidating   Consolidated
                                                    Holdings    Industries   Subsidiaries   Adjustments
                                                   ------------ ------------ --------------------------------------------
Net sales                                        $         -  $   204,181  $     84,971  $          -    $     289,152
Cost of sales                                              -      148,754        66,223             -          214,977
                                                   ------------ ------------ ------------- --------------- --------------

Gross profit                                               -       55,427        18,748             -           74,175

Operating expenses:
     Selling, marketing and administrative               371       37,279         8,184             -           45,834
     Restructuring charge                                  -        1,863           186             -            2,049
                                                   ------------ ------------ ------------- --------------- --------------
Total operating expenses                                 371       39,142         8,370             -           47,883
                                                   ------------ ------------ ------------- --------------- --------------

Operating income (loss)                                 (371)      16,285        10,378             -           26,292
Other income (expense):
     Interest expense                                 (2,779)     (21,277)         (496)            -          (24,552)
     Interest income                                      23          243             -             -              266
     Other financing costs                                 -         (445)            -             -             (445)
     Equity in earnings of subsidiary                  4,688        9,882             -       (14,570)               -
                                                   ------------ ------------ ------------- --------------- --------------

Income before income tax provision                     1,561        4,688         9,882       (14,570)           1,561
Income tax provision                                       -            -             -             -                -
                                                   ------------ ------------ ------------- --------------- --------------

Net income                                             1,561        4,688         9,882       (14,570)           1,561
Dividends and accretion on preferred stock           (14,457)           -             -             -          (14,457)
                                                   ------------ ------------ ------------- --------------- --------------

Net income (loss) attributable to common
     stockholders                                $   (12,896) $     4,688  $      9,882  $    (14,570)   $     (12,896)
                                                   ============ ============ ============= =============== ==============

                                                                     For the year ended June 30, 2002
                                                                              (in thousands)
                                                   ---------------------------------------------------------------------
                                                   O'Sullivan   O'Sullivan     Guarantor   Consolidating  Consolidated
                                                    Holdings    Industries   Subsidiaries   Adjustments
                                                   ------------ ------------ -------------------------------------------
Net sales                                        $         -  $   243,563  $    105,535  $          -    $    349,098
Cost of sales                                              -      173,960        80,702             -         254,662
                                                   ------------ ------------ -------------------------------------------

Gross profit                                               -       69,603        24,833             -          94,436

Operating expenses:
     Selling, marketing and administrative               254       43,397        10,933             -          54,584
                                                   ------------ ------------ -------------------------------------------

Operating income (loss)                                 (254)      26,206        13,900             -          39,852
Other income (expense):
     Interest expense                                 (2,470)     (25,267)         (585)            -         (28,322)
     Interest income                                      25          370             -             -             395
     Other financing costs                                 -         (204)            -             -            (204)
     Equity in loss of subsidiary                    (84,293)     (11,293)            -        95,586               -
                                                   ------------ ------------ -------------------------------------------

Income (loss) before income tax provision            (86,992)     (10,188)       13,315        95,586          11,721
Income tax provision                                   2,214       74,105        24,608             -         100,927
                                                   ------------ ------------ -------------------------------------------

Net loss                                             (89,206)     (84,293)      (11,293)       95,586         (89,206)
Dividends and accretion on preferred stock           (12,490)           -             -             -         (12,490)
                                                   ------------ ------------ -------------------------------------------

Net loss attributable to common stockholders     $  (101,696) $   (84,293) $    (11,293) $     95,586    $   (101,696)
                                                   ============ ============ ===========================================

                                                                    For the year ended June 30, 2001
                                                                             (in thousands)
                                                 -----------------------------------------------------------------------
                                                   O'Sullivan   O'Sullivan     Guarantor   Consolidating  Consolidated
                                                    Holdings    Industries   Subsidiaries   Adjustments
                                                   ------------ ------------ -------------------------------------------
Net sales                                        $          - $    254,538 $    104,273  $          -    $    358,811
Cost of sales                                               -      190,870       78,850             -         269,720
                                                   ------------ ------------ -------------------------------------------

Gross profit                                                -       63,668       25,423             -          89,091

Operating expenses:
   Selling, marketing and administrative                  221       41,253       15,208             -          56,682
   Restructuring charge                                     -       10,506            -             -          10,506
                                                   ------------ ------------ -------------------------------------------

Total operating expenses                                  221       51,759       15,208             -          67,188
                                                   ------------ ------------ -------------------------------------------

Operating income (loss)                                  (221)      11,909       10,215             -          21,903
Other income (expense):
     Interest expense                                  (2,213)     (30,610)      (1,070)            -         (33,893)
     Interest income                                       26          474            -             -             500
     Other financing costs                                  -         (574)           -             -            (574)
     Equity in earnings (loss) of subsidiary           (6,276)       6,003            -           273               -
                                                   ------------ ------------ -------------------------------------------

Income (loss) before income tax provision
   (benefit) and cumulative effect of accounting
   change                                              (8,684)     (12,798)       9,145           273         (12,064)
Income tax provision (benefit)                           (841)      (6,522)       3,142             -          (4,221)
                                                   ------------ ------------ -------------------------------------------

Income (loss) before cumulative effect of
   accounting change                                   (7,843)      (6,276)       6,003           273          (7,843)
Cumulative  effect of accounting  change,  net of
   income tax benefit of $53                              (95)         (95)           -            95             (95)
                                                   ------------ ------------ -------------------------------------------

Net income (loss)                                      (7,938)      (6,371)       6,003           368          (7,938)
Dividends and accretion on preferred stock            (10,733)           -            -             -         (10,733)
                                                   ------------ ------------ -------------------------------------------

Net income (loss) attributable to
   commonstockholders                            $    (18,671)$     (6,371)$      6,003  $        368    $    (18,671)
                                                   ============ ============ ===========================================

Condensed Consolidating Balance Sheets
                                                                               June 30, 2003
                                                                              (in thousands)
                                                 --------------------------------------------------------------------------
                                                   O'Sullivan   O'Sullivan     Guarantor     Consolidating    Consolidated
                                                    Holdings    Industries   Subsidiaries     Adjustments
                                                   ------------ ------------ -------------------------------- --------------
                     Assets
     Current assets:                             $          - $     74,930 $     13,277  $            -     $    88,207
     Property, plant and equipment, net                     -       40,356       31,511               -          71,867
     Other assets                                         244        8,896           86               -           9,226
     Investment in subsidiaries                       (93,523)      33,725            -          59,798               -
     Goodwill                                               -       38,088            -               -          38,088
     Receivable from subsidiary-tax sharing
         agreement                                     65,269            -            -         (65,269)              -
     Receivable from affiliates                         1,190            -       33,425         (34,615)              -
                                                   ------------ ------------ ----------------------------------------------
               Total assets                      $    (26,820)$    195,995 $     78,299  $      (40,086)    $   207,388
                                                   ============ ============ ==============================================

Liabilities and Stockholders' Equity (Deficit)
     Current liabilities                         $        580 $     20,951 $     20,848  $            -     $    42,379
     Long-term debt                                    19,435      179,970       10,000               -         209,405
     Payable to affiliates                                  -       34,615            -         (34,615)              -
     Other liabilities                                  4,323        2,439            -               -           6,762
     Payable to RadioShack                             65,269            -            -               -          65,269
     Payable to parent-tax sharing agreement                -       51,543       13,726         (65,269)              -
     Senior preferred stock                            21,933            -            -               -          21,933
     Stockholders' equity (deficit)                  (138,360)     (93,523)      33,725          59,798        (138,360)
                                                   ------------ ------------ ----------------------------------------------
               Total        liabilities       and$    (26,820)$    195,995 $     78,299  $      (40,086)    $   207,388
               stockholders' equity (deficit)
                                                   ============ ============ ==============================================

                                                                                June 30, 2002
                                                                               (in thousands)
                                                   ------------------------------------------------------------------------
                     Assets                        O'Sullivan   O'Sullivan     Guarantor     Consolidating    Consolidated
                                                    Holdings    Industries   Subsidiaries     Adjustments
                                                   ------------ ------------ -------------------------------- --------------
     Current assets:                             $          - $     92,372 $     15,602  $             -    $   107,974
     Property, plant and equipment, net                     -       45,042       34,102                -         79,144
     Other assets                                         282       18,842          102                -         19,226
     Investment in subsidiaries                       (98,812)      23,843            -           74,969              -
     Goodwill                                               -       38,088            -                -         38,088
     Receivable from subsidiary-tax sharing            70,354            -            -          (70,354)             -
         agreement
     Receivable from affiliates                           181            -       19,764          (19,945)             -
                                                   ------------ ------------ ----------------------------------------------
              Total assets                       $    (27,995)$    218,187 $     69,570  $       (15,330)   $   244,432
                                                   ============ ============ ==============================================

Liabilities and Stockholders' Equity (Deficit)
     Current liabilities                         $         11 $     35,473 $     20,932  $             -    $    56,416
     Long-term debt                                    16,754      203,452       10,000                -        230,206
     Payable to affiliates                                  -       19,945            -          (19,945)             -
     Other liabilities                                  3,470        2,570            -                -          6,040
     Payable to RadioShack                             70,354            -            -                -         70,354
     Payable to parent-tax sharing agreement                -       55,559       14,795          (70,354)             -
     Senior preferred stock                            18,319            -            -                -         18,319
     Stockholders' equity (deficit)                  (136,903)     (98,812)      23,843           74,969       (136,903)
                                                   ------------ ------------ ----------------------------------------------
              Total        liabilities        and$    (27,995)$    218,187 $     69,570  $       (15,330)   $   244,432
                stockholders' equity (deficit)
                                                   ============ ============ ==============================================

Condensed Consolidating Statements of Cash Flows
                                                                     For the year ended June 30, 2003
                                                                              (in thousands)
                                                 --------------------------------------------------------------------------
                                                   O'Sullivan   O'Sullivan     Guarantor     Consolidating    Consolidated
                                                    Holdings    Industries   Subsidiaries     Adjustments
                                                   ------------ ------------ -------------------------------- --------------
Net cash flows provided by (used for)  operating $       991  $     (1,654)$     15,403  $            -     $    14,740
     activities:
                                                   ------------ ------------ ----------------------------------------------

Investing activities:
     Capital expenditures                                  -        (3,310)      (1,771)              -          (5,081)
     Proceeds on sale of assets                            -         6,788            -               -           6,788
     (Advances) repayment of loans to affiliates      (1,009)       13,662            -         (12,653)              -
                                                   ------------ ------------ ----------------------------------------------
               Net                                    (1,009)       17,140       (1,771)        (12,653)          1,707
                                                   ------------ ------------ ----------------------------------------------

Financing activities:
     Employee loans                                       18             -            -               -              18
     Advances (repayments) on loans from
        affiliates                                         -         1,009      (13,662)         12,653               -
     Repayment of borrowings                               -       (24,265)           -               -         (24,265)
                                                   ------------ ------------ ----------------------------------------------
               Net                                        18       (23,256)     (13,662)         12,653         (24,247)
                                                   ------------ ------------ ----------------------------------------------

Cash and cash equivalents:
     Net decrease in cash and cash equivalents             -        (7,770)         (30)              -          (7,800)
     Cash and cash equivalents, beginning of
        period                                             -        15,648          129               -          15,777
                                                   ------------ ------------ ----------------------------------------------
     Cash and cash equivalents, end of period    $         -  $      7,878 $         99  $            -     $     7,977
                                                   ============ ============ ==============================================

                                                                     For the year ended June 30, 2002
                                                                              (in thousands)
                                                 --------------------------------------------------------------------------
                                                   O'Sullivan   O'Sullivan     Guarantor     Consolidating    Consolidated
                                                    Holdings    Industries   Subsidiaries     Adjustments
                                                   ------------ ------------ -------------------------------- --------------
     Net cash flows provided by operating                782        7,022       18,093                 -         25,897
         activities:
                                                   ------------ ------------ ----------------------------------------------

     Investing activities:
         Capital expenditures                              -       (6,170)      (2,474)                -         (8,644)
         (Advances) repayment of loans to
              affiliates                                (790)      15,494            -           (14,704)             -
                                                   ------------ ------------ ----------------------------------------------
                  Net                                   (790)       9,324       (2,474)          (14,704)        (8,644)
                                                   ------------ ------------ ----------------------------------------------

     Financing activities:
         Employee loans                                    8            -            -                 -              8
         Advances (repayments) on loans from
              affiliates                                   -          790      (15,494)           14,704              -
         Repayment of borrowings                           -       (8,544)           -                 -         (8,544)
                                                   ------------ ------------ ----------------------------------------------
                  Net                                      8       (7,754)     (15,494)           14,704         (8,536)
                                                   ------------ ------------ ----------------------------------------------

     Cash and cash equivalents:
         Net increase in cash and cash
              equivalents                                  -        8,592          125                 -          8,717
         Cash and cash equivalents, beginning of
              period                                       -        7,056            4                 -          7,060
                                                   ------------ ------------ ----------------------------------------------
         Cash and cash equivalents, end of period$         -  $    15,648  $       129   $             -    $    15,777
                                                   ============ ============ ==============================================

                                                                      For the year ended June 30, 2001
                                                                               (in thousands)
                                                   ------------------------------------------------------------------------
                                                   O'Sullivan   O'Sullivan     Guarantor    Consolidating     Consolidated
                                                    Holdings    Industries   Subsidiaries    Adjustments
                                                   ------------ ------------ -------------------------------  --------------
Net cash flows provided by (used for) operating  $       (88) $    10,012  $     15,004  $              -  $     24,928
   activities:
                                                   ------------ ------------ ------------- ----------------- --------------

Investing activities:
     Capital expenditures                                  -       (6,390)      (10,421)                -       (16,811)
     Repayment of loans to affiliates                     88        4,583             -            (4,671)            -
                                                   ------------ ------------ ------------- ----------------- --------------
         Net                                              88       (1,807)      (10,421)           (4,671)      (16,811)
                                                   ------------ ------------ ------------- ----------------- --------------

Financing activities:
     Repayment on loans from affiliates                    -          (88)       (4,583)            4,671             -
     Repayment of borrowings                               -      (12,924)            -                 -       (12,924)
                                                   ------------ ------------ ------------- ----------------- --------------
         Net                                               -      (13,012)       (4,583)            4,671       (12,924)
                                                   ------------ ------------ ------------- ----------------- --------------

Cash and cash equivalents:
     Net decrease in cash and cash equivalents             -       (4,807)            -                 -        (4,807)
     Cash and cash equivalents, beginning of
         period                                            -       11,863             4                 -        11,867
                                                   ------------ ------------ ------------- ----------------- --------------
     Cash and cash equivalents, end of period    $         -  $     7,056  $          4  $              -  $      7,060
                                                   ============ ============ ============= ================= ==============

                                  [This page has been left blank intentionally.]

                               O'SULLIVAN INDUSTRIES HOLDINGS, INC. AND SUBSIDIARIES
                                       UNAUDITED CONSOLIDATED BALANCE SHEETS
                                       (in thousands, except for share data)

                                                                                     September 30,
                                                                                         2003        June 30, 2003
                                      Assets
Current assets:
   Cash and cash equivalents                                                          $   14,334       $    7,977
     Trade receivables, net of allowance for doubtful accounts of $2,768 and
       $2,978, respectively                                                               33,979           25,032
     Inventories, net                                                                     45,278           52,426
     Prepaid expenses and other current assets                                             2,508            2,772
       Total current assets                                                               96,099           88,207

Property, plant and equipment, net                                                        68,831           71,867
Other assets                                                                               9,625            9,226
Goodwill, net of accumulated amortization                                                 38,088           38,088
       Total assets                                                                   $  212,643       $  207,388

                      Liabilities and Stockholders' Deficit
Current liabilities:
   Accounts payable                                                                   $   10,752       $   10,006
   Current portion of long-term debt                                                       -                4,039
   Accrued advertising                                                                     9,110            9,493
   Accrued liabilities                                                                    13,638           12,043
   Payable to RadioShack                                                                   6,798            6,798
       Total current liabilities                                                          40,298           42,379

Long-term debt, less current portion                                                     220,344          209,405
Mandatorily redeemable senior preferred stock (Note 4)                                    22,965           -
Other liabilities                                                                          9,107            6,762
Payable to RadioShack                                                                     65,269           65,269
       Total liabilities                                                                 357,983          323,815

Commitments and contingent liabilities (Notes 8, 9 and 10)

Mandatorily redeemable senior preferred stock (Note 4)                                     -               21,933

Stockholders' deficit:
   Junior preferred stock,  Series A, $0.01 par value;  100,000 shares authorized,
     none issued                                                                           -               -
   Junior  preferred  stock,  Series B,  $0.01 par  value;  at  liquidation  value including  accumulated  dividends;  1,000,000 shares  authorized,  529,009.33
     issued                                                                               88,681           85,682
   Common stock, $0.01 par value; 2,000,000 shares authorized, 1,368,000 issued               14               14
   Additional paid-in capital                                                             13,053           13,053
   Retained deficit                                                                     (247,360)        (237,062)

   Notes receivable from employees                                                          (349)            (343)
   Accumulated other comprehensive income                                                    621              296
        Total stockholders' deficit                                                     (145,340)        (138,360)

          Total liabilities and stockholders' deficit                                 $  212,643       $  207,388

===================================================================================================================
              The accompanying notes are an integral part of these consolidated financial statements.

                               O'SULLIVAN INDUSTRIES HOLDINGS, INC. AND SUBSIDIARIES
                                  UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (in thousands)

                                                                                        Three months ended
                                                                                           September 30,
                                                                                     2003                 2002

Net sales                                                                         $   71,464           $   71,557
Cost of sales                                                                         57,156               51,584

Gross profit                                                                          14,308               19,973

Operating expenses:
   Selling, marketing and administrative                                              10,476               12,059

Operating income                                                                       3,832                7,914

Other income (expense):
   Interest expense                                                                   (7,866)              (6,433)
   Interest income                                                                        29                   58
   Other financing costs                                                              (3,294)              -

Income (loss) before income tax provision                                             (7,299)               1,539
Income tax provision                                                                   -                   -

Net income (loss)                                                                     (7,299)               1,539
Dividends and accretion on preferred stock                                            (2,999)              (3,482)

Net loss attributable to common stockholders                                      $   (10,298)         $   (1,943)

===================================================================================================================
              The accompanying notes are an integral part of these consolidated financial statements.

                               O'SULLIVAN INDUSTRIES HOLDINGS, INC. AND SUBSIDIARIES
                                  UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (in thousands)

                                                                                         Three months ended
                                                                                            September 30,

                                                                                       2003               2002
Cash flows provided (used) by operating activities:
   Net income (loss)                                                              $   (7,299)         $    1,539
   Adjustments  to reconcile net income (loss) to net cash provided  (used) by operating activities:
     Depreciation and amortization                                                     3,312               3,264
     Amortization of debt issuance cost                                                  441                 403
     Amortization of debt discount and accrued interest on senior note                   833                 738
     Interest and accretion on senior preferred stock                                  1,032                   -
     Interest rate collar                                                                  -                (584)
     Bad debt expense                                                                     51                 448
     Loss on disposal of assets                                                            1                  11
     Debt extinguishment costs                                                         3,108                   -
     Accrual  of  special  payment  on  options  to  purchase  Series A junior
       preferred stock                                                                   343                 300
   Changes in assets and liabilities:
     Trade receivables                                                                (8,947)              2,559
     Inventories                                                                       7,148              (4,609)
     Other assets                                                                        425                (693)
     Payable to RadioShack                                                                 -              (3,097)
     Accounts payable and accrued liabilities                                          3,654                (286)
Net cash flows provided (used) by operating activities                                 4,102                  (7)

Cash flows used for investing activities:
     Capital expenditures                                                               (244)             (1,557)

Cash flows provided (used) by financing activities:
     Proceeds from borrowings                                                         95,000                   -
     Repayment of borrowings                                                         (88,265)               (886)
     Debt issuance costs                                                              (4,236)                  -
Net cash flows provided (used) by financing activities                                 2,499                (886)

Net increase (decrease) in cash and cash equivalents                                   6,357              (2,450)
Cash and cash equivalents, beginning of period                                         7,977              15,777
Cash and cash equivalents, end of period                                          $   14,334          $   13,327

Non-cash investing and financing activities:
     Capital expenditures included in accounts payable                            $       43          $      160
     Dividends accrued but not paid                                                    2,999               3,619

===================================================================================================================
              The accompanying notes are an integral part of these consolidated financial statements.

                               O'SULLIVAN INDUSTRIES HOLDINGS, INC. AND SUBSIDIARIES
                  UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                                   For the three months ended September 30, 2003
                                                  (in thousands)

                                                                                                                  Notes        Accumulated                                 e
                                                                                    Additional                  receivable        other            Total      Comprehen-siv
                                      Series B junior                                paid-in       Retained        from       comprehensive    stockholders'     income
                                      preferred stock           Common stock         capital       deficit      employees         income          deficit        (loss)
                                    Shares      Dollars      Shares     Dollars

Balance, June 30, 2003                   529    $ 85,682       1,368     $     14    $  13,053     $(237,062)    $   (343)            296        $(138,360)

   Net loss                                                                                           (7,299)                                       (7,299)     $  (7,299)
   Cumulative translation
=================================
        adjustments                                                                                                                   325              325            325
   Loans  to   employees-interest
      income                                                                                                           (6)                              (6)
   Repayment of employee
      loans                                                                                                             -                                -
   Dividends and accretion on
       junior preferred stock                     2,999                                               (2,999)                                            -
Balance, September 30, 2003              529    $ 88,681       1,368     $     14    $  13,053     $(247,360)    $   (349)            621        $(145,340)     $  (6,974)

===================================================================================================================
              The accompanying notes are an integral part of these consolidated financial statements.

                               O'SULLIVAN INDUSTRIES HOLDINGS, INC. AND SUBSIDIARIES
                               NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                                September 30, 2003

Note 1--Basis of Presentation

         The unaudited consolidated financial statements of O'Sullivan Industries Holdings, Inc. and subsidiaries
("O'Sullivan") included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X.  Certain
information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.
In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  The financial statements should be read in conjunction with the audited financial statements and notes thereto included in O'Sullivan's Annual Report on Form 10-K for the fiscal year ended June 30, 2003.  The interim results are not necessarily indicative of the results that may be expected for a full year.

Note 2--Refinancing of Long-Term Debt

         On September 29, 2003, O'Sullivan Industries, Inc. ("O'Sullivan Industries") issued $100.0 million of privately placed, 10.63% senior secured notes maturing on October 1, 2008.  The notes were issued at a price of
95%, providing $95.0 million in cash proceeds before expenses related to the issuance, which were about $5 million. The proceeds were used to repay the term loans under O'Sullivan's senior credit facility.  The notes are secured by a first-priority security interest in and lien on substantially all of O'Sullivan's assets (and on
O'Sullivan Industries' capital stock) other than accounts receivable, inventory, capital stock of O'Sullivan
Industries' subsidiaries, deposit accounts, certain books and records and certain licenses, and by a second-priority security interest in and lien on substantially all of O'Sullivan's accounts receivable, inventory, deposit accounts, certain books and records and certain licenses.  The notes are guaranteed by
O'Sullivan Holdings, O'Sullivan Industries - Virginia, Inc. ("O'Sullivan Industries - Virginia") and O'Sullivan
Furniture Factory Outlet, Inc.   O'Sullivan Industries also entered into a registration rights agreement pursuant to which it is obligated to file a registration statement with respect to an offer to exchange the notes for a new issue of identical notes registered under the Securities Act of 1933, as amended, within 90 days after the offering closed, and to use all commercially reasonable efforts to cause the registration statement to be declared effective on or prior to 180 days after the notes were issued.  O'Sullivan Industries may also be required under certain circumstances to provide a shelf registration statement to cover resales of the notes.

         On September 29, 2003, O'Sullivan Industries, O'Sullivan Industries - Virginia and O'Sullivan Furniture
Factory Outlet, Inc. also entered into a new asset-based credit agreement which permits revolving borrowings of up to $40.0 million to the extent of availability under a collateral borrowing base.  The credit agreement has a
$25.0 million sub-limit for letters of credit, of which O'Sullivan Industries is currently utilizing approximately $14.0 million.  The credit agreement is secured by a first-priority security interest in and lien on substantially all of O'Sullivan's accounts receivable, inventory, deposit accounts, certain books and records and certain licenses, and a second-priority security interest in and lien on substantially all of O'Sullivan's assets other than accounts receivable, inventory, capital stock of O'Sullivan Industries and its subsidiaries, deposit accounts, certain books and records and certain licenses.  O'Sullivan guaranteed the obligations under the credit agreement.  The interest rate on loans under the credit agreement is a LIBOR rate plus 2.5% or an index rate plus 1.0%.  A fee equal to 0.5% per annum is paid on the unused commitment under the credit agreement.  No loans were outstanding under the revolving credit agreement as of September 30, 2003.

         In connection with the repayment of the term loans and the termination of the revolving credit facility under the previous senior credit facility, O'Sullivan expensed approximately $3.1 million of unamortized issuance costs related to the previous senior credit facility in the first quarter of fiscal 2004.

         Long term debt consisted of the following:

                                                September 30, 2003    June 30,2003
                                                           (in thousands)

Senior term loan, tranche A                           $        -       $   10,593
Senior term loan, tranche B                                    -           77,673
Industrial revenue bonds                                  10,000           10,000
Senior secured notes                                      95,000                -
Senior subordinated notes                                 95,846           95,743
Senior note                                               19,498           19,435
     Total debt                                          220,344          213,444
Less current portion                                           -           (4,039)
     Total long-term debt                             $  220,344       $  209,405

===================================================================================================================
         Total debt, including the discount, net of accretion, of $5.0 million on the senior secured notes, $4.2 million on the senior subordinated notes and $2.7 million on the senior note, matures as follows (in thousands):

                                 2004                             $           -
                                 2005                                          -
                                 2006                                          -
                                 2007                                          -
                                 2008                                          -
                                 Thereafter                              232,235
                                                                  $      232,235

===================================================================================================================
Note 3--Derivative Financial Instruments

         As required under O'Sullivan's previous senior credit facility, O'Sullivan hedged one-half of its term loans with an initial notional amount of $67.5 million with a three-year, costless interest rate collar.  The collar, which expired in March 2003, was based on three-month LIBOR and had a floor of 6.43% and a ceiling of
8.75%.  O'Sullivan recorded reduced interest expense of $584,000 for the quarter ended September 30, 2002.  This amount represented the change in fair value of the interest rate collar.

Note 4--New Accounting Standards

         In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting
Standards ("SFAS") No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.  This pronouncement changes the accounting for certain financial instruments that, under previous guidance, could be accounted for as equity and requires that those instruments be classified as liabilities (or assets in certain circumstances) on the balance sheet.  SFAS 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities all of whose shares are mandatorily redeemable.  SFAS 150 is generally effective for all financial instruments entered into or modified after May 31,
2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.
O'Sullivan adopted SFAS 150 on July 1, 2003 and reclassified its mandatorily redeemable senior preferred stock as a non-current liability, instead of as an item between the liabilities and equity section of the balance sheet as historically presented.  Prior period amounts have not been restated in accordance with this statement.

         On November 30, 1999, O'Sullivan issued 16,431,050 shares of  mandatorily redeemable senior preferred stock with a liquidation value of $1.50 per share.  O'Sullivan's amended and restated certificate of incorporation authorized the issuance of 17,000,000 shares of mandatorily redeemable senior preferred stock, which has a par value of $0.01 per share. O'Sullivan may, at its option, redeem the stock at any time.
O'Sullivan is required to redeem the outstanding shares of stock if an unaffiliated third party acquires more than
50% of our outstanding common stock.  O'Sullivan is required to redeem the stock if outstanding on November 30,
2011 at a price equal to issuance price plus dividends accruing on a daily basis at the rate of 12% per year.  If
O'Sullivan does not pay dividends in cash on June 30 or December 31 of each year, then dividends will also accrue on the unpaid dividends as of that date.  Liquidation value at September 30, 2003 and June 30, 2003 was $38.6 million and $37.4 million, respectively.  The mandatorily redeemable senior preferred stock is recorded at its present value of  $23.0 million and $21.9 million, including accrued dividends and accretion, at September 30,
2003 and June 30, 2003, respectively.

         Also in accordance with SFAS 150, dividends on mandatorily redeemable financial instruments are now accounted for as interest expense on the consolidated statement of operations instead of as dividends and
accretion on preferred stock.   Interest expense for the senior preferred stock was approximately $1.0 million during the quarter.  Adoption of SFAS 150 did not affect O'Sullivan's cash payments or liquidity.

         In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an
Interpretation of Accounting Research Bulletin No. 51 ("FIN 46"). FIN 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary.
The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January
31, 2003. Disclosure requirements apply to any financial statements issued after January 31, 2003. As amended by
FASB Staff Position No. FIN 46-6, FIN 46 is effective for variable interests in a variable interest entity created before February 1, 2003 at the end of the first interim or annual period ending after December 15, 2003.
FIN 46 applies to any business enterprise, public or private, that has a controlling interest, contractual relationship or other business relationship with a variable interest entity. The Company is in the process of reviewing FIN 46, but does not expect the adoption to have a material effect on its consolidated financial position or results of operations.

Note 5--Stock Based Compensation

         We account for stock-based compensation for employees under Accounting Principles Board ("APB") Opinion
No. 25, Accounting for Stock Issued to Employees, and have elected the disclosure-only alternative under
SFAS 123.  No stock-based compensation cost is recorded, as all options granted have an exercise price equal to the market value of the stock on the date of the grant.  In accordance with SFAS 148, the following table presents the effect on net income (loss) had compensation cost for O'Sullivan's stock plans been determined consistent with SFAS 123:

                                                                                           Three months ended
                                                                                             September 30,
                                                                                          2003            2002
                                                                                             (in thousands)

Net income (loss) as reported                                                        $     (7,299)   $      1,539
Less: Total stock-based compensation expense determined under fair value
-----------------------------------------------------------------------------------
    method for all stock options, net of related income tax                                    (2)             (2)
Pro forma net income (loss)                                                          $     (7,301)   $      1,537

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period.  There were no options granted during the three months ended September 30, 2003 and 2002.
===================================================================================================================

Note 6--Shipping and Handling Costs

         O'Sullivan reports amounts billed to customers as revenue, the cost for warehousing operations in cost of sales and freight out costs as part of selling, marketing and administrative expenses.  Freight out costs included in selling, marketing and administrative expenses in the first quarters of fiscal 2004 and fiscal 2003 were approximately $1.5 million and $2.1 million, respectively.

Note 7--Inventory

      Inventory, net, consists of the following:

                                                     September 30,
                                                         2003          June 30, 2003
                                                             (in thousands)

                  Finished goods                     $      29,154      $    37,744
                  Work in process                            4,327            3,923
                  Raw materials                             11,797           10,759
                                                     $      45,278       $    52,426

===================================================================================================================

Note 8--Income Taxes

         O'Sullivan recorded no tax expense for the three months ended September 30, 2003 and 2002 because of the valuation allowance recorded in the quarter ended March 31, 2002.

Note 9--Related Party Transactions

         O'Sullivan Industries entered into a management services agreement with Bruckmann, Rosser, Sherrill &
Co., LLC ("BRS") for strategic and financial advisory services on November 30, 1999.  The fee for these services is the greater of (a) 1% of O'Sullivan Industries' consolidated cash flow (as defined in the indenture related to the O'Sullivan Industries senior subordinated notes) or (b) $300,000 per year.  Under the management services agreement, BRS can also receive reimbursement for expenses.

         The credit agreement, the indenture for the senior secured notes and the management services agreement all contain certain restrictions on the payment of the management fee.  The management services agreement provides that no cash payment for the management fee can be made unless the fixed charge coverage ratio (as defined in the indenture for the senior subordinated notes) for O'Sullivan Industries' most recently ended four full fiscal quarters would have been greater than 2.0 to 1.0.  Similarly, the indenture for the senior secured notes provides that payments under the management services agreement are conditional and contingent upon the fixed charge coverage ratio (as defined in the indenture for the senior secured notes) for the four most recently ended full fiscal quarters immediately preceding any payment date being at least 2.0 to 1.  The credit agreement prevents O'Sullivan Industries from paying fees and expenses under the management services agreement if a default or event of default exists or if one would occur as a result of the payment.  All fees and expenses under the management services agreement are subordinated to the senior subordinated notes.

         The management fees and reimbursable expenses of $75,000 and $110,000 recognized in the first quarter of fiscal years 2004 and 2003, respectively, are included in selling, marketing and administrative expense in the accompanying consolidated statements of operations.  O'Sullivan Industries paid BRS $713,000 in the first quarter of fiscal 2003 for the balance owed through June 30, 2002 and $305,000 as a prepayment of the fiscal 2003 management fee.  An additional prepayment of $285,000 for fiscal 2003 management fees was made in January, 2003.
The prepaid balance at September 30, 2003 and June 30, 2003 was $72,000 and $147,000, respectively, and is included in prepaid expenses and other current assets on the consolidated balance sheet.

         Employee Loans.  At September 30, 2003, O'Sullivan held two notes receivable with a balance of approximately $349,000 from employees of O'Sullivan.  O'Sullivan loaned the employees money to purchase common stock and Series B junior preferred stock of O'Sullivan in the November 1999 recapitalization and merger.  The notes bear interest at the rate of 9% per annum and mature on November 30, 2009, or earlier if there is a change of control, and are with full recourse.  The receivables are recorded on O'Sullivan's consolidated balance sheets as an increase in stockholders' deficit.

Note 10--Commitments and Contingencies

         Tax Sharing Agreement with RadioShack.  Future tax sharing agreement payments are contingent on taxable income.  The maximum payments are fiscal 2004--$11.6 million; fiscal 2005--$10.5 million; fiscal 2006--$11.3 million; and thereafter--$38.7 million.

Note 11--Condensed Consolidating Financial Information

         In November 1999 O'Sullivan Industries issued $100 million of 13.375% Senior Subordinated Notes due
2009. These notes were unsecured obligations of O'Sullivan Industries; however, they were guaranteed on an unsecured basis by its subsidiary O'Sullivan Industries - Virginia, Inc.  ("O'Sullivan Industries - Virginia")
and any future subsidiaries created, including O'Sullivan Furniture Factory Outlet, Inc., which commenced business in April 2002.  The guarantees are full and unconditional.  In fiscal 2000, O'Sullivan Industries exchanged the notes issued in November 1999 for notes with substantially identical terms and associated guarantees.  The exchange notes have been registered under the Securities Act of 1933, as amended.

         In September 2003 O'Sullivan Industries issued $100 million of 10.63% senior secured notes.  These notes are secured by substantially all the assets of O'Sullivan Industries and its guarantor subsidiaries O'Sullivan
Industries - Virginia and O'Sullivan Furniture Factory Outlet, Inc.  The senior secured notes are also guaranteed by O'Sullivan Holdings.  The guarantees are full and unconditional.  Security for the senior secured notes includes first priority liens and security interests in the stock of O'Sullivan Industries.

         The accompanying unaudited condensed consolidating financial information has been prepared and presented pursuant to SEC rules and regulations.

Condensed Consolidating Statements of Operations
                                                                 Three months ended September 30, 2003
                                                                             (in thousands)
                                                 -----------------------------------------------------------------------
                                                 O'Sullivan   O'Sullivan     Guarantor    Consolidating   Consolidated
                                                  Holdings    Industries   Subsidiaries    Adjustments
                                                 ------------ ------------ ------------------------------ --------------
Net sales                                       $        -   $   53,082   $   18,382    $          -     $     71,464
Cost of sales                                            -       40,828       16,328               -           57,156
                                                 ------------ ------------ ------------- ---------------- --------------

Gross profit                                             -       12,254        2,054               -           14,308

Operating expenses:
     Selling, marketing and administrative             119        8,582        1,775               -           10,476
                                                 ------------ ------------ ------------- ---------------- --------------

Operating income (loss)                               (119)       3,672          279               -            3,832
Other income (expense):
     Interest expense                               (1,772)      (5,878)        (216)              -           (7,866)
     Interest income                                     6           23            -               -               29
     Other financing costs                               -       (3,294)           -               -           (3,294)
     Equity in earnings (loss) of subsidiaries      (5,414)          63            -           5,351                -
                                                 ------------ ------------ ------------- ---------------- --------------

Income (loss) before income tax provision           (7,299)      (5,414)          63           5,351           (7,299)
Income tax provision                                     -            -            -               -                -
                                                 ------------ ------------ ------------- ---------------- --------------

Net income (loss)                                   (7,299)      (5,414)          63           5,351           (7,299)
Dividends and accretion on preferred stock          (2,999)           -            -               -           (2,999)
                                                 ------------ ------------ ------------- ---------------- --------------

Net income (loss) attributable to common
     stockholders                               $  (10,298)  $   (5,414)  $       63    $      5,351     $    (10,298)
                                                 ============ ============ ============= ================ ==============

                                                                Three months ended September 30, 2002
                                                                            (in thousands)
                                               -------------------------------------------------------------------------
                                                 O'Sullivan   O'Sullivan     Guarantor    Consolidating   Consolidated
                                                  Holdings    Industries   Subsidiaries    Adjustments
                                                 ------------ ------------ ------------------------------ --------------
Net sales                                       $        -       52,145  $      19,412             -    $      71,557
Cost of sales                                            -       36,893         14,691             -           51,584
                                                 ------------ ------------ ------------------------------ --------------

Gross profit                                             -       15,252          4,721             -           19,973

Operating expenses:
Selling, marketing and administrative                   61        9,967          2,031             -           12,059
                                                 ------------ ------------ ------------------------------ --------------

Operating income (loss)                                (61)       5,285          2,690             -            7,914
Other income (expense):
Interest expense                                      (658)      (5,644)          (131)            -           (6,433)
Interest income                                          6           52              -             -               58
Equity in earnings of subsidiaries                   2,252        2,559              -        (4,811)               -
                                                 ------------ ------------ ------------------------------ --------------

Income (loss) before income tax provision            1,539        2,252          2,559        (4,811)           1,539
Income tax provision                                     -            -              -             -                -
                                                 ------------ ------------ ------------------------------ --------------

Net income (loss)                                    1,539        2,252          2,559        (4,811)           1,539
Dividends and accretion on preferred stock          (3,482)           -              -             -           (3,482)
                                                 ------------ ------------ ------------------------------ --------------

Net income (loss) attributable to common
    Stockholders                                $   (1,943)  $    2,252   $      2,559  $     (4,811)    $     (1,943)
                                                 ============ ============ ============================== ==============

Condensed Consolidating Balance Sheets
                                                                             September 30, 2003
                                                                               (in thousands)
                                                   ------------------------------------------------------------------------
                                                   O'Sullivan   O'Sullivan     Guarantor    Consolidating    Consolidated
                                                    Holdings    Industries   Subsidiaries    Adjustments
                                                   ------------ ------------ ------------------------------  --------------
Assets
   Current assets                                 $         -  $    88,213  $     7,886   $           -     $     96,099
   Property, plant and equipment, net                       -       38,397       30,434               -           68,831
   Other assets                                           234        9,312           79               -            9,625
   Investment in subsidiaries                         (98,612)      33,787            -          64,825                -
   Goodwill                                                 -       38,088            -               -           38,088
   Receivable from subsidiary-tax sharing              65,269            -            -         (65,269)               -
      agreement
   Receivable from affiliates                           1,444            -       40,048         (41,492)               -
                                                   ------------ ------------ ------------------------------  --------------
      Total assets                                $   (31,665) $   207,797  $    78,447   $     (41,936)    $    212,643
                                                   ============ ============ ==============================  ==============

Liabilities and Stockholders' Equity (Deficit)
   Current liabilities                            $       610  $    18,754  $    20,934   $           -     $     40,298
   Long-term debt                                      19,498      190,846       10,000               -          220,344
   Mandatorily redeemable senior preferred stock       22,965            -            -               -           22,965
   Payable to affiliates                                    -       41,492            -         (41,492)               -
   Other liabilities                                    5,333        3,774            -               -            9,107
   Payable to RadioShack                               65,269            -            -               -           65,269
   Payable to parent-tax sharing agreement                  -       51,543       13,726         (65,269)               -
   Stockholders' equity (deficit)                    (145,340)     (98,612)      33,787          64,825         (145,340)
                                                   ------------ ------------ ------------------------------  --------------
   Total liabilities and stockholders' equity     $   (31,665) $   207,797  $    78,447   $     (41,936)    $    212,643
      (deficit)................................
                                                   ============ ============ ==============================  ==============

                                                                                June 30, 2003
                                                                               (in thousands)
                                                   ------------------------------------------------------------------------
                                                   O'Sullivan   O'Sullivan     Guarantor     Consolidating   Consolidated
                                                    Holdings    Industries    Subsidiaries    Adjustments
                                                   ------------ ------------ --------------- --------------- --------------
Assets
   Current assets                                 $         -  $    74,930  $     13,277    $           -   $    88,207
   Property, plant and equipment, net                       -       40,356        31,511                -        71,867
   Other assets                                           244        8,896            86                -         9,226
   Investment in subsidiaries                         (93,523)      33,725             -           59,798             -
   Goodwill                                                 -       38,088             -                -        38,088
   Receivable from subsidiary-tax sharing              65,269            -             -          (65,269)            -
      agreement
   Receivable from affiliates                           1,190            -        33,425          (34,615)            -
                                                   ------------ ------------ --------------- --------------- --------------
      Total assets                                $   (26,820) $   195,995  $     78,299    $     (40,086)  $   207,388
                                                   ============ ============ =============== =============== ==============

Liabilities and Stockholders' Equity (Deficit)
   Current liabilities                            $       580  $    20,951  $     20,848    $           -   $    42,379
   Long-term debt                                      19,435      179,970        10,000                -       209,405
   Payable to affiliates                                    -       34,615             -          (34,615)            -
   Other liabilities                                    4,323        2,439             -                -         6,762
   Payable to RadioShack                               65,269            -             -                -        65,269
   Payable to parent-tax sharing agreement                  -       51,543        13,726          (65,269)            -
   Senior preferred stock                              21,933            -             -                -        21,933
   Stockholders' equity (deficit)                    (138,360)     (93,523)       33,725           59,798      (138,360)
                                                   ------------ ------------ --------------- --------------- --------------
      Total liabilities and stockholders'         $   (26,820) $   195,995  $     78,299    $     (40,086)  $   207,388
      equity (deficit)
                                                   ============ ============ =============== =============== ==============
Condensed Consolidating Statements of Cash Flows
                                                                    Three months ended September 30, 2003
                                                                               (in thousands)
                                                   ------------------------------------------------------------------------
                                                   O'Sullivan   O'Sullivan     Guarantor    Consolidating   Consolidated
                                                    Holdings    Industries   Subsidiaries    Adjustments    O's Holdings
                                                   ------------ ------------ ----------------------------------------------
Net cash flows provided by (used for)
   operating activities:                                 254       (2,983)        6,831               -           4,102
                                                   ------------ ------------ ----------------------------------------------

Investing activities:
   Capital expenditures                                    -         (229)          (15)              -            (244)
   (Advances) repayment of loans to affiliates          (254)       6,622             -          (6,368)              -
                                                   ------------ ------------ ----------------------------------------------
                      Net                               (254)       6,393           (15)         (6,368)           (244)
                                                   ------------ ------------ ----------------------------------------------

Financing activities:
   Advances (repayments) on loans from
      affiliates                                           -          254        (6,622)          6,368               -
   Proceeds from borrowings                                -       95,000             -               -          95,000
   Repayment of borrowings                                 -      (88,265)            -               -         (88,265)
   Debt issuance costs                                     -       (4,236)            -               -          (4,236)
                                                   ------------ ------------ ----------------------------------------------
                      Net                                  -        2,753        (6,622)          6,368           2,499
                                                   ------------ ------------ ----------------------------------------------

Cash and cash equivalents:
   Net increase in cash and cash equivalents               -        6,163           194               -           6,357
   Cash and cash equivalents, beginning of
      period                                               -        7,878            99               -           7,977
                                                   ------------ ------------ ----------------------------------------------
   Cash and cash equivalents, end of period       $        -   $   14,041   $       293   $           -   $      14,334
                                                   ============ ============ ==============================================

                                                                    Three months ended September 30, 2002
                                                                               (in thousands)
                                                   ------------------------------------------------------------------------
                                                   O'Sullivan   O'Sullivan     Guarantor     Consolidating   Consolidated
                                                    Holdings    Industries    Subsidiaries    Adjustments
                                                   ------------ ------------ --------------- --------------- --------------
Net cash flows provided by (used for)                    282       (1,577)         1,288                -            (7)
   operating activities:
                                                   ------------ ------------ --------------- --------------- --------------

     Investing activities:
     Capital expenditures                                  -         (834)          (723)               -        (1,557)
     (Advances) repayment of loans
        to affiliates                                   (282)         543              -             (261)            -
                                                   ------------ ------------ --------------- --------------- --------------
            Net                                         (282)        (291)          (723)            (261)       (1,557)
                                                   ------------ ------------ --------------- --------------- --------------

Financing activities:
     Advances (repayments) on loans from
        affiliates                                         -          282           (543)             261             -
     Repayment of borrowings                               -         (886)             -                -          (886)
                                                   ------------ ------------ --------------- --------------- --------------
            Net                                            -         (604)          (543)             261          (886)
                                                   ------------ ------------ --------------- --------------- --------------

Cash and cash equivalents:
     Net increase (decrease) in cash and cash
        equivalents                                        -       (2,472)            22                -        (2,450)
     Cash and cash equivalents, beginning of
        period                                             -       15,648            129                -        15,777
                                                   ------------ ------------ --------------- --------------- --------------
     Cash and cash equivalents, end of period     $        -   $   13,176   $        151    $           -   $    13,327
Note 12--New Accounting Standards

         In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an
Interpretation of Accounting Research Bulletin No. 51 ("FIN 46"). FIN 46 establishes accounting guidance for consolidation of variable interest entities that function to support the activities of the primary beneficiary.
The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January
31, 2003. Disclosure requirements apply to any financial statements issued after January 31, 2003. As amended by
FASB Staff Position No. FIN 46-6, FIN 46 is effective for variable interests in a variable interest entity created before February 1, 2003 at the end of the first interim or annual period ending after December 15, 2003.
FIN 46 applies to any business enterprise, public or private, that has a controlling interest, contractual relationship or other business relationship with a variable interest entity. The Company is in the process of reviewing FIN 46, but does not expect the adoption to have a material effect on its consolidated financial position or results of operations.

                                                    $100,000,000

                                             O'SULLIVAN INDUSTRIES, INC.

                                                 Exchange Offer for
                                        10.63% Senior Secured Notes due 2008

                                                  ________________

                                                     PROSPECTUS
                                                               , 2003
                                                  ________________

         We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus.  You may not rely on unauthorized information or representations.

         This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities.

         The information in this prospectus is current only as of the date on its cover, and may change after that date.  For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

         Until              , 2004, all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus.  This is in addition to the dealers'
obligations to deliver a prospectus when acting as underwriters and with respect to their  unsold allotments or subscriptions.

                                                      PART II

                                      INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         O'Sullivan Industries, Inc. is a corporation organized under the laws of the State of Delaware. Article
XI of O'Sullivan Industries, Inc.'s Certificate of Incorporation, as amended pursuant to an amendment filed on
November 30, 1987, provides as follows:

                  ELEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General
         Corporation Law of the State of Delaware, as the same may be amended and supplemented. No amendment to or repeal of this Article ELEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omission of such director  occurring prior to such amendment or repeal.

         O'Sullivan Industries Holdings, Inc. is a corporation organized under the laws of the State of Delaware.
Article VIII of O'Sullivan Industries Holdings, Inc.'s Amended Restated Certificate of Incorporation provides that:

A.                                                        GENERAL

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the
Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

B.                                                  DERIVATIVE ACTIONS.

         Furthermore, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of
Chancery or such other court shall deem proper.

C.                                           INDEMNIFICATION IN CERTAIN CASES.

         To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections A and
B of this Article VIII, or in defense of any claim, issue or matter therein, he shall he indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

D.                                                       PROCEDURE.

         Any indemnification under Sections A and B of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections A and B. Such determination shall be made (a) by the
Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

E.                                                 ADVANCES FOR EXPENSES.

         Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the
Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the present or former director, officer, employee or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article
VIII.

F.                                                 RIGHTS NOT EXCLUSIVE.

         The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         O'Sullivan Industries - Virginia, Inc. is a corporation organized under the laws of the State of
Virginia. Article VI of O'Sullivan Industries - Virginia, Inc.'s Articles of Incorporation provides as follows:

                  In any proceeding brought by a shareholder in the right of the corporation or brought by or on behalf of shareholders of the corporation, the officers and directors of the corporation shall not be liable for monetary damages in any amount arising out of any omission, act, transaction, occurrence or course of conduct  and such liability is eliminated to the fullest extent permitted  by the Virginia
         Stock Corporation Act, Section 13.1-692.1 of the  Code of Virginia, as the same may be amended and supplemented. No  amendment to or repeal of this ARTICLE SIXTH shall apply to or  have any effect on the liability or alleged liability of any  officer or director of the corporation for or with respect to any  omissions, acts, transactions, occurrences or course of conduct of  such officers and directors occurring prior to such amendment or  repeal.

         Section 3.14 of O'Sullivan Industries - Virginia, Inc.'s By-Laws provide as follows:

                  The Board of Directors shall authorize the corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against present or former Directors, officers, or employees of this corporation as provided by the Virginia Stock Corporation Act, Sections 13.1-698 and
         13.1-702 of the Code of Virginia. O'Sullivan maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers thereof and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended, for acts or omissions by such persons while acting as directors or officers thereof and/or its subsidiaries, as the case may be.

         O'Sullivan Industries Holdings, Inc. has also entered into Indemnification Agreements with each of its officers and directors. The agreements contractually obligate O'Sullivan Holdings to indemnify the officers and directors to the fullest extent of applicable law and address certain procedural issues related to such indemnification.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits.

         See Exhibit Index.

(b)      Financial Statement Schedules.

         All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

(1)      To file,  during any period in which  offers or sales are being made, a  post-effective  amendment to this registration statement:

(i)      to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii)     to reflect in the  prospectus  any facts or events  arising after the effective  date of the  registration statement (or the most recent  post-effective  amendment  thereof) which,  individually or in the aggregate,  represent  a  fundamental  change in the  information  set forth in the  registration statement.  Notwithstanding  the  foregoing,  any  increase or  decrease in volume of  securities offered  (if the total  dollar  value of  securities  offered  would not  exceed  that  which was registered)  and any deviation from the low or high end of the estimated  maximum  offering range may be reflected in the form of  prospectus  filed with the  Securities  and Exchange  Commission pursuant to Rule 424(b) under the  Securities  Act of 1933 if, in the  aggregate,  the changes in volume and price  represent no more than a 20 percent  change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee" table in the effective  registration statement; and

(iii)    to include any material  information with respect to the plan of distribution not previously  disclosed in the registration statement or any material change to such registration statement;

(2)      That, for the purpose of determining  any liability  under the  Securities  Act, each such  post-effective amendment shall be deemed to be a new registration  statement  relating to the securities offered therein, and the  offering of such  securities  at that time shall be deemed to be the initial  bona fide  offering thereof.

(3)      To  remove  from  registration  by  means  of a  post-effective  amendment  any  of the  securities  being registered which remain unsold at the termination of the offering.

(4)      That,  for the  purpose  of  determining  any  liability  under the  Securities  Act,  each  filing of the registrant's  annual report  pursuant to Section  13(a) or Section  15(d) of the Exchange Act (and,  where applicable,  each filing of any employee  benefit  plan's annual  report  pursuant to Section 15(d) of the
         Exchange Act of 1934) that is incorporated by reference in the  registration  statement shall be deemed to be a new  registration  statement  relating to the securities  offered  therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)      Insofar  as  indemnification  for  liabilities  arising  under  the  Securities  Act may be  permitted  to directors,  officers and  controlling  persons of the registrant  pursuant to the provisions  described in
         Item 20, or  otherwise,  the  registrant  has been  advised  that in the  opinion  of the  Securities  and
         Exchange  Commission such  indemnification is against public policy as expressed in the Securities Act and is,  therefore,  unenforceable.  In the event that a claim for  indemnification  against such  liabilities
         (other  than the  payment by the  registrant  of  expenses  incurred  or paid by a  directors,  officer or controlling  person of the  registrant in the  successful  defense of any action,  suit or  proceeding) is asserted  by such  director,  officer  or  controlling  person in  connection  with the  securities  being registered,  the  registrant  will,  unless in the opinion of its  counsel the matter has been  settled by controlling  precedent,  submit  to  a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification  by it is against  public policy as expressed in the  Securities  Act and will be governed by the final adjudication of such issue.

(6)      To respond to requests for information  that is incorporated by reference into the prospectus  pursuant to
         Items 4, 10(b),  11 or 13 of this form,  within one business day of receipt of such  request,  and to send the incorporated  documents by first class mail or other equally prompt means.  This includes  information contained in documents  filed  subsequent to the date of the  registration  statement  through the date of responding to the request.

(7)      To supply by means of a  post-effective  amendment  all  information  concerning  a  transaction,  and the company being  acquired  involved  therein,  that was not the subject of and included in the  registration statement when it became effective.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this
Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lamar, State of Missouri on December 19, 2003.

                                                              O'SULLIVAN INDUSTRIES, INC.

                                                              By:      /s/ RICHARD D. DAVIDSON
                                                                       Richard D. Davidson
                                                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of Daniel F. O'Sullivan, Charles A. Carroll, Richard D.
Davidson, Harold O. Rosser and Phillip J. Pacey, whose signatures appear below constitute and appoint Phillip J.
Pacey and Rowland H. Geddie, III as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of O'Sullivan Industries, Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on December 19, 2003.

                         SIGNATURE                                                   CAPACITY

                 /s/ DANIEL F. O'SULLIVAN                        Chairman of the Board of Directors and Director
                   Daniel F. O'Sullivan

                  /s/ RICHARD D. DAVIDSON                             President and Chief Executive Officer
                                                                          (Principal Executive Officer)
                    Richard D. Davidson

                   /s/ PHILLIP J. PACEY                             Senior Vice President and Chief Financial
                                                                               Officer and Director
                                                                   (Principal Financial and Accounting Officer)
                     Phillip J. Pacey

                  /s/ CHARLES A. CARROLL                                             Director
                    Charles A. Carroll

                   /s/ HAROLD O. ROSSER                                              Director
                     Harold O. Rosser

                                                    SIGNATURES
-------------------------------------------------------------------------------------------------------------------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this
Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lamar, State of Missouri on December  19, 2003.

                                                              O'SULLIVAN INDUSTRIES - VIRGINIA, INC.

                                                              By:      /s/ RICHARD D. DAVIDSON
                                                                       Richard D. Davidson
                                                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of Daniel F. O'Sullivan, Charles A. Carroll, Richard D.
Davidson, Harold O. Rosser and Phillip J. Pacey, whose signatures appear below constitute and appoint Phillip J.
Pacey and Rowland H. Geddie, III as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of O'Sullivan Industries - Virginia, Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on December 19, 2003.

                         SIGNATURE                                                   CAPACITY

                 /s/ DANIEL F. O'SULLIVAN                        Chairman of the Board of Directors and Director
                   Daniel F. O'Sullivan

                  /s/ RICHARD D. DAVIDSON                       President and Chief Executive Officer and Director
                                                                          (Principal Executive Officer)
                    Richard D. Davidson

                   /s/ PHILLIP J. PACEY                         Senior Vice President and Chief Financial Officer
                                                                   (Principal Financial and Accounting Officer)
                     Phillip J. Pacey

                  /s/ CHARLES A. CARROLL                                             Director
                    Charles A. Carroll

                   /s/ HAROLD O. ROSSER                                              Director
                     Harold O. Rosser

                                                    SIGNATURES
-------------------------------------------------------------------------------------------------------------------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this
Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lamar, State of Missouri on December 19, 2003.

                                                              O'SULLIVAN INDUSTRIES HOLDINGS, INC.

                                                              By:      /s/ RICHARD D. DAVIDSON
                                                                       Richard D. Davidson
                                                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of Daniel F. O'Sullivan, Charles A. Carroll, Richard D.
Davidson, Harold O. Rosser and Phillip J. Pacey, whose signatures appear below constitute and appoint Phillip J.
Pacey and Rowland H. Geddie, III as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of O'Sullivan Industries Holdings, Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has
been signed by the following persons in the capacities indicated on December   19, 2003.

                         SIGNATURE                                                   CAPACITY

                 /s/ DANIEL F. O'SULLIVAN                        Chairman of the Board of Directors and Director
                   Daniel F. O'Sullivan

                  /s/ RICHARD D. DAVIDSON                       President and Chief Executive Officer and Director
                                                                          (Principal Executive Officer)
                    Richard D. Davidson

                   /s/ PHILLIP J. PACEY                             Senior Vice President and Chief Financial
                                                                               Officer and Director
                                                                   (Principal Financial and Accounting Officer)
                     Phillip J. Pacey

                  /s/ CHARLES A. CARROLL                                             Director
                    Charles A. Carroll

                   /s/ HAROLD O. ROSSER                                              Director
                     Harold O. Rosser

                                                    SIGNATURES
-------------------------------------------------------------------------------------------------------------------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this
Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lamar, State of Missouri on December  19, 2003.

                                                              O'SULLIVAN FURNITURE FACTORY OUTLET, INC.

                                                              By:      /s/ RICHARD D. DAVIDSON
                                                                       Richard D. Davidson
                                                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of Richard D. Davidson, Rowland H. Geddie, III, Thomas M.
O'Sullivan, Jr., Phillip J. Pacey and Tyrone E. Riegel, whose signatures appear below constitute and appoint
Phillip J. Pacey and Rowland H. Geddie, III as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of O'Sullivan Furniture Factory Outlet, Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on December  19, 2003.

                         SIGNATURE                                                   CAPACITY

                  /s/ RICHARD D. DAVIDSON                       President and Chief Executive Officer and Director
                                                                          (Principal Executive Officer)
                    Richard D. Davidson

                   /s/ PHILLIP J. PACEY                         President and Chief Financial Officer and Director
                                                                   (Principal Financial and Accounting Officer)
                     Phillip J. Pacey

                /s/ ROWLAND H. GEDDIE, III                                           Director
                  Rowland H. Geddie, III

               /s/ THOMAS M. O'SULLIVAN, JR.                                         Director
                 Thomas M. O'Sullivan, Jr.

                   /s/ STUART D. SCHOTTE                                             Director
                     Stuart D. Schotte

                                                   EXHIBIT INDEX
-------------------------------------------------------------------------------------------------------------------

1.1*           Purchase Agreement dated as of September 25, 2003 by and among O'Sullivan Industries, Inc.,
               O'Sullivan Industries Holdings, Inc., O'Sullivan Industries - Virginia, Inc., O'Sullivan Furniture
               Factory Outlet, Inc. and Credit Suisse First Boston LLC.
2.1            Amended and Restated Agreement of Merger dated as of October 18, 1999 by and among OSI Acquisition,
               Inc. and O'Sullivan Industries Holdings, Inc. (incorporated by reference to Appendix A to Proxy
               Statement / Prospectus included in Registration Statement on Form S-4 (File No. 333-81631))
3.1            O'Sullivan Industries, Inc. Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to
               Registration Statement on Form S-4 (File No. 333-31282))
3.2            O'Sullivan Industries - Virginia, Inc. Articles of Incorporation (incorporated by reference to
               Exhibit 3.2 to Registration Statement on Form S-4 (File No. 333-31282))
3.3*           O'Sullivan Furniture Factory Outlet, Inc. Articles of Incorporation
3.4            O'Sullivan Industries Holdings, Inc. Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 2.4(a) to Appendix A to Proxy Statement/Prospectus included in Registration
               Statement on Form S-4 (File No. 333-81631))
3.5            By-laws of O'Sullivan Industries, Inc. (incorporated by reference to Exhibit 3.3 to Registration
               Statement on Form S-4 (File No. 333-31282))
3.6            By-laws of O'Sullivan Industries - Virginia, Inc. (incorporated by reference to Exhibit 3.4 to
               Registration Statement on Form S-4 (File No. 333-31282))
3.7*           By-laws of O'Sullivan Furniture Factory Outlet, Inc.
3.8            By-laws of O'Sullivan Industries Holdings, Inc.  (incorporated by reference to Exhibit 3.2 to
               Registration Statement on Form S-1 (File No. 33-72120))
4.1            Indenture dated as of November 30, 1999 by and among O'Sullivan Industries, Inc., O'Sullivan
               Industries - Virginia, Inc. as Guarantor and the Norwest Bank of Minnesota, National Association, as
               Trustee (incorporated by reference to Exhibit 4.4 to Quarterly Report on Form 10-Q of O'Sullivan
               Industries Holdings, Inc. for the quarter ended December 31, 1999 (File No. 0-28493))
4.2            Warrant Agreement dated as of November 30, 1999 between O'Sullivan Industries Holdings, Inc. and
               Norwest Bank Minnesota, National Association, as Warrant Agent, relating to warrants to purchase
               39,273 shares of O'Sullivan Industries Holdings, Inc. Series B junior preferred stock, including form of warrant certificate (incorporated by reference to Exhibit 4.5 to Quarterly Report Form 10-Q of
               O'Sullivan Industries Holdings, Inc. for the quarter ended December 31, 1999 (File No. 0-28493))
4.3            Warrant Agreement dated as of November 30, 1999 between O'Sullivan Industries Holdings, Inc. and
               Norwest Bank Minnesota, National Association, as Warrant Agent, relating to warrants to purchase
               93,273 shares of O'Sullivan Industries Holdings, Inc. common stock, including form of warrant certificate (incorporated by reference to Exhibit 4.6 to Quarterly Report Form 10-Q of O'Sullivan
               Industries Holdings, Inc. for the quarter ended December 31, 1999 (File No. 0-28493))
4.4            Amended and Restated Warrant Agreement dated as of January 31, 2000 between O'Sullivan Industries
               Holdings, Inc. and the holder thereof relating to warrants to purchase 39,273 shares of O'Sullivan
               Industries Holdings', Inc. Series B junior preferred stock, including form of warrant certificate
               (incorporated by reference to Exhibit 4.7 to Quarterly Report Form 10-Q of O'Sullivan Industries
               Holdings, Inc. for the quarter ended December 31, 1999 (File No. 0-28493))
4.5            Amended and Restated Warrant Agreement dated as of January 31, 2000 between O'Sullivan Industries
               Holdings, Inc. and the holder thereof relating to warrants to purchase 93,273 shares of O'Sullivan
               Industries Holdings, Inc. common stock, including form of warrant certificate (incorporated by reference to Exhibit 4.8 to Quarterly Report Form 10-Q of O'Sullivan Industries Holdings, Inc. for
               the quarter ended December 31, 1999 (File No. 0-28493))
4.6            Indenture dated as of September 29, 2003 between O'Sullivan Industries, Inc. and each of the guarantors party thereto and The Bank of New York, as Trustee, including form of Notes (incorporated by reference to Exhibit 4 to Current Report on Form 8-K dated September 29, 2003 (File No. 333-31282))
5.1*           Opinion of Kirkland & Ellis LLP
5.2*           Opinion of Blackwell Sanders Peper Martin LLP
5.3*           Opinion of Hunton & Williams LLP
8.1*           Opinion of Kirkland & Ellis LLP regarding federal tax consequences
10.1           Stockholders Agreement dated November 30, 1999 by and among O'Sullivan Industries Holdings, Inc.,
               Bruckmann, Rosser, Sherrill & Co. II L.P., each of the persons executing and investor or executive signature page thereto and each of the warrant holders executing a warrant holder signature page attached thereto and such other persons acquiring a warrant after the date thereof. (incorporated by reference to Exhibit 10.5 to Quarterly Report Form 10-Q of O'Sullivan Industries Holdings, Inc. for
               the quarter ended December 31, 1999 (File No. 0-028493))
10.2           Credit Agreement dated as of September 29, 2003 by and among O'Sullivan Industries, Inc., O'Sullivan
               Furniture Factory Outlet, Inc. and O'Sullivan Industries - Virginia, Inc., as Borrowers, and the
               other persons party thereto that are designated as credit parties and General Electric Capital
               Corporation, as Agent, L/C Issuer and as a lender, and the other financial institutions party thereto, as lenders (incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K for the
               quarter ended December 31, 1999 (File No. 0-02843))
10.2a          Amendment No. 1 to Credit Agreement dated as of October 29, 2003 (incorporated by reference to
               Exhibit 10.1a to Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File
               No. 0-28493))
10.3           Registration Rights Agreement dated as of September 29, 2003 among O'Sullivan Industries, Inc.,
               O'Sullivan Industries Holdings, Inc., O'Sullivan Industries -Virginia, Inc. and O'Sullivan Furniture
               Factory Outlet, Inc. and Credit Suisse First Boston LLC with respect to the O'Sullivan Industries,
               Inc. 10.63% senior secured notes (incorporated by reference to Exhibit 10.4 to Quarterly Report on
               Form 10-Q for the quarter ended September 30, 2003 (File No. 0-28493))
10.4           Lockbox Account Agreement dated as of October 28, 2003 among Bank of America, N.A., O'Sullivan
               Industries, Inc. and General Electric Capital Corporation (incorporated by reference to Exhibit 10.5 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 0-28493))
10.5           Blocked Account Agreement dated as of October 28, 2003 among Bank of America, N.A., O'Sullivan
               Industries, Inc. and General Electric Capital Corporation (incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 0-28493))
10.6*          Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of November 13,
               2003 from O'Sullivan Industries, Inc. to the trustee named therein for the benefit of The Bank of
               New York, as Trustee
10.7*          Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of November 13,
               2003 from O'Sullivan Industries - Virginia, Inc. to the trustee named therein for the benefit of The
               Bank of New York, as Trustee, and General Electric Capital Corporation
10.8*          Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of November 13,
               2003 from O'Sullivan Industries, Inc. to the trustee named therein for the benefit of General
               Electric Capital Corporation, as Agent
10.9           Security and Pledge Agreement dated as of September 29, 2003 among O'Sullivan Industries, Inc.,
               O'Sullivan Furniture Factory Outlet, Inc., O'Sullivan Industries - Virginia, Inc., O'Sullivan
               Industries Holdings, Inc., as Grantors, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 10.3 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2003
               (File No. 0-28493))
10.10          Security Agreement dated as of September 29, 2003 among O'Sullivan Industries, Inc., O'Sullivan
               Furniture Factory Outlet, Inc. and O'Sullivan Industries - Virginia, Inc., as Grantors, and General
               Electric Capital Corporation, as Agent (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 0-28493))
10.11          Intercompany Subordinated Demand Promissory Note dated as of November 30, 1999 by and among
               O'Sullivan Industries, Inc. and O'Sullivan Industries - Virginia, Inc. (incorporated by reference to
               Exhibit 10.8 to Registration Statement on Form S-4 (File No. 333-31282))
10.12          Early Retirement Agreement dated as of June 25, 2003 between O'Sullivan and Tyrone E. Riegel
               (incorporated by reference to Exhibit 10.7 to Annual Report on Form 10-K for the year ended June 30,
               2003 (File No. 0-28493))
10.13          O'Sullivan Holdings Common Stock Option Plan (incorporated by reference to Exhibit 10.11 to
               Registration Statement on Form S-4 (File No. 333-31282))
10.13a         First Amendment to Common Stock Option Plan (incorporated by reference to Exhibit 10.2 to Quarterly
               Report on Form 10-Q for the quarter ended March 31, 2001 (File No. 0-28493))
10.14          Form of Common Stock Option Agreement (incorporated by reference to Exhibit 10.12 to Annual Report on
               Form 10-K for the year ended June 30, 2000 (File No. 0-28493))
10.15          O'Sullivan Industries Holdings, Inc. Preferred Stock Option Plan (incorporated by reference to
               Exhibit 10.3 to Quarterly Report on Form 10-Q of O'Sullivan Industries Holdings, Inc. for the quarter ended December 31, 1999 (File No. 0-28493))
10.16          Form of Preferred Stock Option Agreement dated November 30, 1999 by and among O'Sullivan Industries
               Holdings, Inc. (incorporated by reference to Exhibit 10.4 to Quarterly Report on Form 10-Q of
               O'Sullivan Industries Holdings, Inc. for the quarter ended December 31, 1999 (File No. 0-28493))
10.17          Registration Rights Agreement dated November 30, 1999 by and among O'Sullivan Industries Holdings,
               Inc., Bruckmann, Rosser, Sherrill & Co. II, L.P. and the individuals who executed executive signature pages or warrant holder signature pages or acquired warrants after execution of the signature pages attached thereto (incorporated by reference to Exhibit 10.6 to Quarterly Report on Form 10-Q of
               O'Sullivan Industries Holdings, Inc. for the quarter ended December 31, 1999 (File No. 0-28493))
10.18          Management Services Agreement dated November 30, 1999 by and among O'Sullivan Industries Holdings
               Inc. and Bruckmann, Rosser, Sherrill & Co. II, L.P. (incorporated by reference to Exhibit 10.2 to
               Quarterly Report on Form 10-Q of O'Sullivan Industries Holdings, Inc. for the quarter ended December
               31, 1999 (File No. 0-28493))
10.19          Form of Amended and Restated Termination Protection Agreement between O'Sullivan Holdings and certain members of management (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for
               the quarter ended March 31, 1996 (File No. 1-12754))
10.20          Form of Termination Protection Agreement between O'Sullivan and certain members of management
               (incorporated by reference to Exhibit 10.3 to Annual Report on Form 10-K for the year ended June 30,
               1999 (File No. 1-12754))
10.21          O'Sullivan Industries Holdings, Inc. Deferred Compensation Plan (the "DCP") (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File
               No. 1-12754))
10.21a         First Amendment to the DCP (incorporated by reference to Exhibit 10.4a to Annual Report on Form 10-K for the year ended June 30, 1997 (File No. 1-12754))
10.21b         Second Amendment to the DCP (incorporated by reference to Exhibit 10.20b to Registration Statement on
               Form S-4 (File No. 333-31282))
10.21c         Third Amendment to the DCP  (incorporated by reference to Exhibit 10.21c to Annual Report on Form 10-K for the year ended June 30, 2000 (File No. 0-28493))
10.22          Amended and Restated  Tax Sharing and Tax  Reimbursement  Agreement  dated as of June 19, 1997 between
               O'Sullivan  Holdings and Tandy  Corporation  and TE  Electronics  Inc.  (incorporated  by reference to
               Exhibit 10.5 to Annual Report on Form 10-K for the year ended June 30, 1997 (File No. 1-12754))
10.22a         Settlement  Agreement between O'Sullivan  Holdings and RadioShack dated May 13,  2002 (incorporated by reference to  Exhibit 10.22a  to Annual  Report on Form 10-K  for the year ended  June 30,  2002 (File
               No. 0-28493))
10.23          Form  of  Indemnity   Agreement  between  O'Sullivan  Holdings  and  certain  directors  and  officers
               (incorporated  by reference to Exhibit 10.7 to Amendment No. 1 to  Registration  Statement on Form S-1
               (File No. 33-72120))
10.24          Retirement and Consulting  Agreement,  Release and Waiver of Claims  between  O'Sullivan  Holdings and
               Daniel F.  O'Sullivan  dated  October 16, 1998  (incorporated  by reference to Exhibit 10 to Quarterly
               Report on Form 10-Q for the quarter ended September 30, 1998 (File No. 1-12754))
10.24a         Amendment to Retirement  Agreement dated as of May 16, 1999 between O'Sullivan  Holdings and Daniel F.
               O'Sullivan  (incorporated  by  reference to Exhibit  10.9a to Annual  Report on Form 10-K for the year ended June 30, 1999 (File No. 1-12754))
10.25          Description of O'Sullivan  Holding's annual incentive  compensation plan (incorporated by reference to
               Exhibit 10.13  to Annual Report on Form 10-K of O'Sullivan  Holdings for the year ended June 30,  1999
               (File No. 1-12754))
10.26*         Schedule of outside director fees
10.27          O'Sullivan  Industries  Holdings,  Inc.  2001  Director  Common  Stock  Option Plan  (incorporated  by reference to  Exhibit 10.2  to Quarterly  Report on Form 10-Q of  O'Sullivan  Holdings for the quarter ended December 31, 2001 (File No. 0-28493))
10.29          Form of Director  Common  Stock  Option  Agreement  (incorporated  by  reference  to  Exhibit 10.3  to
               Quarterly  Report on Form 10-Q of O'Sullivan  Holdings for the quarter ended  December 31,  2001 (File
               No. 0-28493))
12.1*          Statement regarding computation of ratio of earnings to fixed charges
21.1*          Subsidiaries of the Registrant  (incorporated by reference to Exhibit 21 to Annual Report on Form 10-K for the year ended June 30, 2003 (File No. 0-28493))
23.1*          Consent of PricewaterhouseCoopers LLP
23.2*          Consent of Kirkland & Ellis LLP (included in Exhibit 5.1 and 8.1)
23.3*          Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5.2)
23.4*          Consent of Hunton & Williams LLP (included in Exhibit 5.3)
25.1*          Statement of Eligibility of Trustee on Form T-1
99.1*          Form of Letter of Transmittal
99.2*          Form of Letter of Notice of Guaranteed Delivery
99.3*          Form of Tender Instructions
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*        Filed herewith